As filed with the U.S. Securities and Exchange Commission on February 3, 2021

Registration No. 333-233745

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 9

to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Global Internet of People, Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	7389	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Room 208, Building 1, No. 28 Houtun Road

Haidian District, Beijing

People’s Republic of China

+861082967728

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd St 18th Floor

New York, NY 10168
(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Ying Li, Esq. Louis Taubman, Esq. Hunter Taubman Fischer & Li LLC 800 Third Ave., Suite 2800 New York, NY 10022 212-530-2206	Richard I. Anslow, Esq. Jonathan H. Deblinger, Esq. Wei Wang, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, NY 10105 212-370-1300

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standardsϮ provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

 ϮThe term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, par value US$0.0001 per share(1)(2)(3)	6,440,000	$5.00	$32,200,000	$4,179.56
Underwriter warrants(2)(4)	—	—	—	—
Ordinary Shares underlying Underwriter warrants(2)(5)	644,000	$5.75	$3,703,000	$480.65
Total	7,084,000	—	$35,903,000	$4,660.21	(6)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”). There is no current market for the securities or price at which the shares are being offered.
(2)	Pursuant to Rule 416 under the Securities Act, there is also being registered hereby such indeterminate number of additional Ordinary Shares of the Registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.
(3)	Includes the offering price of up to an additional 840,000 additional Ordinary Shares that ViewTrade Securities, Inc. (the “Representative”) and National Securities Corporation (“National,” together with the Representative, the “Underwriters”) have the option to purchase to cover over-allotments, if any.
(4)	No fee required pursuant to Rule 457(g) of the Securities Act.
(5)	We have agreed to issue to the Underwriter warrants to purchase the number of Ordinary Shares (the “Underwriter Warrants”) in the aggregate equal to 10% of the shares sold at closing of the offering and shares sold to cover over-allotments, if any. The Underwriter Warrants will be exercisable at any time, and from time to time within 5 years from the effective date of this registration statement, in whole or in part, but may not be transferred nor may the shares underlying the warrants be sold until 180 days from the effective date of the offering. The exercise price of the Underwriter Warrants is equal to 115% of the public offering price per share in the offering.
(6)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED FEBRUARY 3, 2021

5,600,000 Ordinary Shares

Global Internet of People, Inc.

This is an initial public offering of our ordinary shares. We are offering on a firm commitment engagement basis, 5,600,000 ordinary shares, par value US$0.0001 per share (“Ordinary Shares”). Prior to this offering, there has been no public market for our Ordinary Shares. We expect the initial public offering price will be between US$4.00 and US$5.00 per Ordinary Share. The initial public offering is contingent upon the Registrant receiving authorization to list the Ordinary Shares on a national exchange. We have applied to list our Ordinary Shares on the Nasdaq Capital Market and have reserved the symbol “SDH” for purposes of listing our Ordinary Shares on the Nasdaq Capital Market.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” to read about factors you should consider before buying our Ordinary Shares.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended and as such, we have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings. See “Risk Factors” and “Prospectus Summary—Implications of Our Being an Emerging Growth Company” on pages 7 and 4, respectively.

	Per Share		Total
Initial public offering price	$	[●]	$	[●]
Underwriter’s discounts (1)	$	[●]	$	[●]
Proceeds to our company before expenses(2)	$	[●]	$	[●]

(1)	See “Underwriting” in this prospectus for more information regarding our arrangements with the underwriters.
(2)	The total estimated expenses related to this offering are set forth in the section entitled “Expenses Relating to This Offering.”

We have granted the underwriters an option for a period of 45 days to purchase up to an additional 840,000 shares from us at the public offering price less the underwriting discounts to cover over-allotments.

The underwriters expect to deliver the Ordinary Shares against payment in New York, New York on [●], 2021.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should not assume that the information contained in the registration statement to which this prospectus is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares being registered in that registration statement of which this prospectus forms a part.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this Offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

Prospectus dated [●], 2021

About this Prospectus

We and the underwriters have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is current only as of the date on the front cover page of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Other Pertinent Information

Unless otherwise indicated or the context requires otherwise, references in this registration statement to:

●	“Affiliated Entities” are to GIOP’s subsidiaries, and SDH and its subsidiaries;
●	“APP” are to our mobile application, “Shidonghui APP;”
●	“China” or the “PRC” are to the People’s Republic of China, excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;
●	“Enterprise Service Client” or “Enterprise Service Clients” are to small and medium-sized enterprises that have entered into service agreements with us for customized enterprise services;
●	“Expert” or “Experts” are to individual(s) qualified and certified by us to provide services to Users and Members;
●	“GMB HK” are to “Global Mentor Board Information Technology Limited”, GIOP’s wholly-owned-subsidiary, a Hong Kong corporation.
●	“GMB (Hangzhou)” are to Global Mentor Board (Hangzhou) Technology Co., Ltd., a limited liability company organized under the laws of the PRC, SDH’s wholly owned subsidiary;
●	“GMB (Beijing)” are to Shidong (Beijing) Information Technology Co., Ltd., a limited liability company organized under the laws of the PRC and 51% of its equity interest is owned by SDH;
●	“GMB Culture” are to Shanghai Voice of Seedling Cultural Media Co., Ltd., a limited liability company organized under the laws of the PRC and 51% of its equity interest is owned by SDH;
●	“GMB Consulting” are to Global Mentor Board (Shanghai) Enterprise Management Consulting Co. Ltd., a limited liability company organized under the laws of the PRC and 51% of its equity interest is owned by SDH;
●	“GMB Linking” are to “Linking (Shanghai) Network Technology Co., Ltd., a limited liability company organized under the laws of the PRC and 51% of its equity interest is owned by SDH;
●	“GIOP BJ” or “WFOE” are to GIOP’s wholly foreign owned subsidiary, Beijing Mentor Board Union Information Technology Co, Ltd., a limited liability company organized under the laws of the PRC;
●	“Member” or “Members” are to individual(s) and enterprise(s) who signed up for each of our three annual membership plans: Platinum, Diamond, Protégé;
●	“Mentor” or “Mentors” are to individual(s) invited by us to provide services to Users and Members;
●	“shares,” “Shares,” or “Ordinary Shares” are to the Ordinary Shares of the Company, par value US$0.0001 per share;
●	“SDH” are to Global Mentor Board (Beijing) Information Technology Co., Ltd., a limited liability company organized under the laws of the PRC, which we control via a series of contractual arrangements among WFOE, SDH and shareholders of SDH;
●	“U.S.” are to the United States;
●	“User” or “Users” are to registered users of our APP;
●	“VIE” are to variable interest entity;
●	“we,” “us,” the “Company,” or “GIOP” are to one or more of Global Internet of People, Inc. and its Affiliated Entities, as the case may be; and
●	“Zibo Shidong” are to Zibo Shidong Digital Technology Service Co., Ltd., a limited liability company organized under the laws of the PRC, SDH’s wholly owned subsidiary.

Our business is conducted by SDH, our VIE entity in the PRC, and its subsidiaries, using RMB, the currency of China. Our consolidated financial statements are presented in United States dollars or US$. In this prospectus, we refer to assets, obligations, commitments and liabilities in our consolidated financial statements in United States dollars or US$. These US$ references are based on the exchange rate of RMB to United States dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars which may result in an increase or decrease in the amount of our obligations and the value of our assets, including accounts receivable.

Unless expressly indicated herein to the contrary, all references to share amounts in this prospectus give retroactive effect to share consolidations, the last of which was effected on April 24, 2020.

i

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares, discussed under “Risk Factors,” before deciding whether to buy our Ordinary Shares. This prospectus contains certain estimates and information from an industry report (“Frost & Sullivan Report”) commissioned by us and prepared by Frost & Sullivan Inc. (“Frost & Sullivan”), an independent market research firm, regarding our industries and our market positions in China, which have not been independently verified by us, the underwriters or any of their respective affiliates or advisers. The information in such sources may not be consistent with other information compiled in or outside of China.

Overview

We started our operation as a consulting company providing enterprise services to small and medium-sized enterprises in the PRC in December 2014, and launched our peer-to-peer knowledge sharing and enterprise service platform in May 2016. Since then, we have continued to expand and improve our platform, where knowledge is shared, and services are requested and provided. We operate our platform through our PRC operating entity, SDH and its subsidiaries, both online, via our mobile application “Shidonghui App” (the “APP”), and offline, through local offices directly operated by us in Beijing, Shanghai and Hangzhou, as well as 51 local centers operated by some of our Members in 35 cities and 21 provinces throughout the PRC as of the date of this prospectus. Our mission is to become a worldwide leading knowledge sharing and enterprise service platform.

According to the International Monetary Fund, from 2014 to 2019, the nominal GDP per capita in the PRC rose from $7,701 in 2014 to $10,581 in 2019, representing a compound annual growth rate (“CAGR”) of approximately 6.6%. A growing economy and generally positive market environment in China have created many entrepreneurial and high-growth enterprises, many of which need corporate services such as financial consulting and management training. In line with the trend of nominal GDP, the disposable income of urban residents in the PRC recorded an increase from 2013 to 2019, as there was a rise in overall household spending capabilities due to the booming economy. According to the National Bureau of Statistic of the PRC, the per capita disposable income of urban residents in the PRC increased from $4,305 in 2014 to $6,322 in 2019, representing a CAGR of 8.0%. Previously, our platform focused on providing enterprise services to enterprises and entrepreneurs, but we are actively expanding our service to individuals and families that seek advice and services relating to health, beauty, travel, fashion, housing, etc.

When we launched our platform, our aim was not only to continue providing enterprise services to PRC’s growing business communities, but also create a marketplace where qualified individuals and entities have opportunities to serve as providers, and receive rewards by sharing their knowledge with others on the platform. As of September 30, 2020, our knowledge sharing and enterprise service ecosystem had 550 Mentors, 998 Experts, 1,467 Members, and 5.49 million Users. In addition to serving our Users and Members, we continue to provide enterprise services to small and medium-sized enterprises in China through a dedicated team with seven full-time professional consultants, as well as our Mentors and Experts. Our providers (Mentors, Experts and consultants) are successful entrepreneurs, scientists, investors, and professionals with qualifications and achievements in major industries such as finance, energy, health care, technology, manufacturing and academia. Our core strength is the knowledge brought by our providers, highlighted by their experience, wisdom, industry know-how, and social connections.

Our APP was released to the public in May 2016. The number of Users increased from approximately 800,000 in December 2017 to approximately 5.49 million in September 2020, and the number of Members increased from 139 in May 2016 to 1,467 in September 2020. The services we offer to Users on our APP are (1) Questions and Answers (Q&A) Sessions and (2) streaming of audio and video courses and programs. The offline services we offer to our Members are study tours and forums.

To meet the growing demand of our Users, Members and Enterprise Service Clients for professional services and advice in a rapidly changing business environment, we have been continually expanding and improving our platform and services. In March 2018, we launched our comprehensive tailored service program, a customized enterprise packaged service targeting small business owners; in December 2018, we launched GMB Regional Economic Accelerator, a business initiative designed to help with economic growth of less developed areas in China, by entering into cooperating programs with regional government entities for the purpose of providing services to local businesses; starting in 2019, we began to promote our brands “SDH” and “GMB” and seek opportunities to expand our platform in the United States. We believe these business initiatives will enrich our service offerings and attract more individuals and enterprises to join our platform.

In late 2019, taking advantage of our knowledge of market demand and trends, as well as access to resources afforded to us by our knowledge sharing platform, we started procuring and offering merchandises for sale through our platform to our clients and the general public. The merchandises for sale are obtained through two sources: (1) fee exchange arrangement, through which we receive products in exchange for collection of membership fees and consulting fees earned from our customers at our discretion, and (2) direct purchases from our customers and third parties based on market trend and demand. For the fiscal year ended December 31, 2019, $2,500,481 or 76% of the merchandises for sale were obtained through our fee exchange arrangement with our customers, and $786,791 or 24% were through direct purchases from our customers and third parties. For the six months ended June 30, 2020, $12,333 or 43% of the merchandises for sale were obtained through our fee exchange arrangement with our customers, and $16,055 or 57% were through direct purchases from our customers and third parties.  In both aforementioned periods, direct purchases from third parties were minimal.

We have been profitable since fiscal year 2018, and generated net revenues of $13,538,999, $17,925,476, and $6,506,463 for the fiscal years ended December 31, 2018 and 2019, and six months ended June 30, 2020, respectively. Our revenues were generated from the following:

●

fees generated from Member services, in the amount of $5,280,587, $2,525,084, and $491,806, or 39.00%, 14.09% and 7.56% of the net revenues of fiscal years 2018 and 2019, and six months ended June 30, 2020, respectively;

●	fees generated from enterprise services, in the amount of $8,046,406, $15,210,675, and $4,590,984, or 59.43%, 84.85%, and 70.56% of the net revenues of fiscal years 2018 and 2019, and six months ended June 30, 2020, respectively;

●	fees generated from sale of merchandises, in the amount of nil, $9,568 and $1,219,296, or nil, 0.05%, and 18.74% of the net revenues of fiscal years 2018 and 2019, and six months ended June 30, 2020, respectively;

●	fees generated from online services, in the amount of $8,098, $66,304, and $191,443, or 0.06%, 0.37% and 2.94% of the net revenues of fiscal years 2018 and 2019, and six months ended June 30, 2020, respectively; and

●	fees generated from other services, in the amount of $203,908, $113,845, and $12,934, or 1.51%, 0.64%, and 0.20% of the net revenues of fiscal years 2018 and 2019, and six months ended June 30, 2020, respectively.

For fiscal years 2017 and 2018, our revenues generated from online services were much smaller compared to revenues generated from Member services and enterprise services, primarily due to the fact that we have focused on growing our online knowledge sharing community by providing services for Users to enjoy at low or no charge. We do not require any fee to become a User on our platform, and most of the audio and video courses and programs on our APP were free for our Users to access. Beginning in 2019, to increase our revenues from our online services, we started to charge our Users fees for streaming most of our audio and video courses and programs, although there are still about 1,020, or 10%, out of the approximately 9,880 audio and video courses and programs on our APP available for streaming for no fee, as of the date of this prospectus. As a result, for the fiscal year 2019 and six months ended June 30, 2020, we increased our revenues generated from online services to $66,304, and $191,443, respectively, an increase of more than 700% and 1,446%, compared to the fiscal year 2018 and the six months ended June 30, 2019, respectively. We believe that our online services will greatly contribute to the overall growth and expansion of our knowledge sharing platform if we are able to continually execute our strategy to attract more Users, Mentors, and Experts to join and contribute to our peer-to-peer sharing platform.

Currently, we only operate in mainland China, although some of our APP Users are located in foreign countries including US, Canada, Malaysia, and Sri Lanka. Our plan is to continually expand our services both online and offline, explore new business ventures and initiatives to generate additional revenues, and ultimately become a worldwide leading knowledge sharing and enterprise service platform that offers and creates value for everyone in our ecosystem.

Competitive Advantages

We believe that the following competitive strengths have contributed to our success and differentiated us from our competitors:

●	our founder and CEO, Mr. Haiping Hu, nicknamed “General Hu Haiping on Horseback”, has extensive leadership experience and is a well-known entrepreneur in China;

●	our service providers bring a wealth of knowledge readily accessible to our Users, Members and Enterprise Service Clients;

●	our rich service offering combines both online and offline services; and

●	our platform builds long-term mutually beneficial relationships with our clients, including our Users, Members and Enterprise Service Clients.

Growth Strategies

Our goal is to become a worldwide leading knowledge sharing and enterprise service platform, and our primary strategies to achieve our goal include:

●	to increase the number of our knowledge sharing service providers;

●	to research and develop new online services and improve existing online services to attract more Users;

●	to increase the scope of our Member service offerings; and

●	to promote, build, and grow the influence of our brand.

Risks and Challenges

Our ability to achieve our mission is subject to risks and uncertainties, including but are not limited to:

●	we have a limited operating history and are subject to the risks encountered by development-stage companies;

●	our historical financial results may not be indicative of our future performance;

●	we may not be successful in implementing important new strategic initiatives, which may have an adverse impact on our business and financial results;

●	increasing competition within our industries could have an impact on our business prospects;

●	we may be required to obtain and maintain additional approvals, licenses or permits applicable to our business, including our online business, which could have a material adverse impact on our business, financial conditions and results of operations;

●	if we fail to attract or retain qualified service providers, our business and results of operations could be materially and adversely affected;

●	the PRC government may find that the VIE agreements that establish the structure for operating our businesses in china do not comply with PRC regulations;

●	we rely on contractual arrangements with our variable interest entity and its subsidiaries in china for our business operations;

●	because we are a Cayman island company and all of our business is conducted in the PRC, you may be unable to bring an action against us or our officers and directors or to enforce any judgment you may obtain;

●	we must remit the offering proceeds to China before they may be used to benefit our business in china, and this process may take several months to complete;

●	uncertainties with respect to the PRC legal system could adversely affect us;

●	fluctuations in exchange rates could adversely affect our business and the value of our securities; and

●	the recent global coronavirus covid-19 outbreak.

Corporate Information

Our principal executive offices are located at (1) Room 208, Building 1, No. 28 Houtun Road, Haidian District, Beijing and (2) 25th Floor, YiBai Shanshan Building, No.985 Dongfang Road, Pudong, Shanghai, and our phone number is +86 10-82967728 for the Beijing office and +86 21-68828790 for the Shanghai office. Our registered office in the Cayman Islands is located at Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands, and the phone number of our registered office is +1 345 945 3901. We maintain a corporate website at www.sdh365.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus.

Corporate Structure

The following diagram illustrates our corporate structure as of the date of this prospectus and upon completion of our IPO based on 5,600,000 Ordinary Shares being offered. For more detail on our corporate history please refer to “Business – Corporate History and Structure”.

Implications of Our Being an “Emerging Growth Company”

As a company with less than US$1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, herein referred to as the Securities Act, if we have more than US$1.07 billion in annual revenues, have more than US$700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than US$1 billion in principal amount of non-convertible debt over a three-year period.

Implications of Being a Foreign Private Issuer

We are also considered a “foreign private issuer”. In our capacity as a foreign private issuer, we are exempted from certain rules under the U.S. Securities Exchange Act of 1934, as amended (“Exchange Act”), that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our Ordinary Shares. Moreover, we are not required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission (“SEC”), as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time when more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States.

We have taken advantage of certain reduced reporting and other requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity securities.

THE OFFERING

Ordinary Shares offered by us	5,600,000 Ordinary Shares, or 6,440,000 Ordinary Shares if the underwriters exercise their over-allotment option in full.

Price per Ordinary Share	We currently estimate that the initial public offering price will be between US$4.00 and US$5.00 per Ordinary Share.

Ordinary Shares outstanding prior to completion of this offering	16,800,000 Ordinary Shares

Ordinary Shares outstanding immediately after this offering	22,400,000 Ordinary Shares (or 23,240,000 Ordinary Shares if the underwriters exercise their over-allotment option in full)

Indemnification Escrow	Net proceeds of this offering in the amount of $700,000 shall be used to fund an escrow account for a period of 24 months following the closing date of this offering, which account shall be used in the event we have to indemnify the underwriters pursuant to the terms of an underwriting agreement with the underwriters.

Underwriter Warrants	We have agreed to issue to the Underwriters warrants, exercisable at a price equal to 115% of the public offering price per share of this offering within 5 years from the effective date of this registration statement to purchase the number of Ordinary Shares in the aggregate equal to 10% of the shares sold at closing of the offering.

Listing	We have applied to have our Ordinary Shares listed on Nasdaq Capital Market.

Nasdaq Capital Market symbol	“SDH”

Transfer Agent	Transhare Corporation

Use of proceeds	We intend to use the proceeds from this offering for working capital and general corporate purposes, including the expansion of our business. See “Use of Proceeds” for more information.

Risk factors	The investment in our Ordinary Shares offered hereby involve a high degree of risk. You should read “Risk Factors” for a discussion of factors to consider before deciding to invest in our Ordinary Shares.

Summary Financial Data

The following summary consolidated statement of operations data for the two years ended December 31, 2018 and 2019 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The summary consolidated statements of operations and comprehensive income data for the six months ended June 30, 2019 and 2020, and summary consolidated balance sheets data as of June 30, 2020 have been derived from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. Our historical results do not necessarily indicate results expected for any future periods. You should read the summary consolidated financial data in conjunction with our consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.

The following table presents our summary consolidated statement of comprehensive income for the years ended December 31, 2019, 2018, and for the six months ended June 30, 2020 and 2019.

	For the years ended December 31,		For the six months ended June 30,
	2019	2018	2020	2019
			(Unaudited)	(Unaudited)

REVENUE, NET	$17,925,476	$13,538,999	$6,506,463	$5,799,093

COSTS AND OPERATING EXPENSES
Service costs	2,109,649	1,142,596	634,314	1,024,777
Cost of goods sold	-	-	749,485	-
Selling expenses	1,350,894	1,282,677	475,496	687,282
General and administrative expenses	2,897,079	1,749,209	1,871,146	1,407,761
Research and development expenses	795,540	665,378	434,836	239,384
Total costs and operating expenses	7,153,162	4,839,860	4,165,277	3,359,204

PROFIT (LOSS) FROM OPERATIONS	10,772,314	8,699,139	2,341,186	2,439,889

OTHER INCOME (EXPENSES)
Investment gains (losses)	(23,799)	(20,194)	8,563	(14,336)
Interest income	212,285	142,612	129,549	150,892
Other income (expense), net	9,069	(10,619)	10,777	(1,092)
Total other income, net	197,555	111,799	148,889	135,464

PROFIT (LOSS) BEFORE INCOME TAXES	10,969,869	8,810,938	2,490,075	2,575,353

Income taxes provision (benefits)	1,589,101	1,158,465	271,220	449,598

NET INCOME (LOSS)	9,380,768	7,652,473	2,218,855	2,125,755
Less: net (loss) profit attributable to non-controlling interests	(365,617)	175,407	(73,099)	(120,399)
NET INCOME (LOSS) ATTRIBUTABLE TO CONTROLLING SHAREHOLDERS	$9,746,385	$7,477,066	$2,291,954	$2,246,154

The following table presents our summary consolidated balance sheets data as of June 30, 2020, December 31, 2019, and 2018.

	June 30, 2020	December 31, 2019	December 31, 2018
	(Unaudited)

Current assets	$16,607,493	$19,562,356	$13,703,736
Total assets	25,131,566	26,967,708	14,266,390
Current liabilities	3,071,728	6,866,325	3,605,614
Total liabilities	3,102,791	6,971,110	3,605,614
Total equity	$22,028,775	$19,996,598	$10,660,776

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business

We have a limited operating history and are subject to the risks encountered by development-stage companies.

We have been in business since December 2014 as a consulting company, and our APP was released to the public in 2016. We have only been profitable since the year ended December 31, 2018. As a development-stage company, our business strategies and model are constantly being tested by the market and operating results, and we work to adjust our allocation of resources accordingly. As such, our business may be subject to significant fluctuations in operating results in terms of amounts of revenues and percentages of total with respect to the business segments.

We are, and expect for the foreseeable future to be, subject to all the risks and uncertainties, inherent in a development-stage business. As a result, we must establish many functions necessary to operate a business, including expanding our managerial and administrative structure, assessing and implementing our marketing program, implementing financial systems and controls and personnel recruitment. Accordingly, you should consider our prospects in light of the costs, uncertainties, delays and difficulties frequently encountered by companies with a limited operating history. These risks and challenges are, among other things:

●	we operate in industries that are or may in the future be subject to increasing regulation by various governmental agencies in China;

●	we may require additional capital to develop and expand our operations which may not be available to us when we require it;

●	our marketing and growth strategy may not be successful;

●	our business may be subject to significant fluctuations in operating results; and

●	we may not be able to attract, retain and motivate qualified professionals.

Our future growth will depend substantially on our ability to address these and the other risks described in this prospectus. If we do not successfully address these risks, our business would be significantly harmed.

Our historical financial results may not be indicative of our future performance.

Our business has achieved rapid growth since we launched our knowledge sharing and enterprise service platform in 2016. Our net revenue was $13,538,999 and $17,925,476 for the years ended December 31, 2018 and 2019, respectively. Our net income was $7,652,473 and $9,380,768 for the year ended December 31, 2018 and 2019, respectively. Our net revenue was $5,799,093 and $6,506,463 for the six months ended June 30, 2019 and 2020, respectively. Our net income was $2,125,755 and $2,218,855 for the six months ended June 30, 2019 and 2020, respectively. However, our historical growth rate and the limited history of operation make it difficult to evaluate our future prospects. We may not be able to sustain our historically growth or may not be able to grow our business at all.

If we cannot manage our growth effectively and efficiently, our results of operations or profitability could be adversely affected.

Our revenue for the six months ended June 30, 2020 was $6,506,463, an increase of 12.20% from $5,799,093 for the six months ended June 30, 2019. Our revenue for the year ended December 31, 2019 was $17,925,476, an increase of 32.40% from $13,538,999 for the year ended December 31, 2018. Our revenue for the fiscal year ended December 31, 2018 was $13,538,999, an increase of 491.96% from $2,287,160 in 2017. We intend to continue to expand our services and operations. For example, to complement and expand our existing enterprise services, we launched GMB Regional Economic Accelerator, which is designed to provide enterprise services to small and medium-sized enterprises in 2018. Such expansion has placed, and will continue to place, substantial demands on our managerial, operational, technological and other resources. Our planned expansion will also place significant demands on us to maintain the quality of our services to ensure that our brand does not suffer as a result of any deviations, whether actual or perceived, in the quality of our services. In order to manage and support our growth, we must continue to improve our existing operational and administrative systems and our quality control, and recruit, train and retain additional qualified professionals as well as other administrative and sales and marketing personnel, particularly as we expand into new business ventures and launch new business initiatives. We may not be able to effectively and efficiently manage the growth of our operations, recruit and retain qualified personnel and integrate new expansion into our operations. As a result, our quality of service may deteriorate and our results of operations or profitability could be adversely affected.

We may not be successful in implementing important new strategic initiatives, which may have an adverse impact on our business and financial results.

There is no assurance that we will be able to implement important strategic initiatives in accordance with our expectations, which may result in an adverse impact on our business and financial results. For example, our strategic initiative, GMB Regional Economic Accelerator launched in 2018 to target small and medium-sized enterprise in less-developed Chinese towns and cities, and our various ongoing initiatives to expand our platform to the U.S. market, are designed to create growth, improve our results of operations and drive long-term shareholders value; however, our management may lack required experience, knowledge, insight, or human and capital resources to carry out the effective implementation to expand into new spaces outside of our current focuses. As such, we may not be able to realize our expected growth, and our business and financial results will be adversely impacted.

If we are not successful in selling inventory, we may have to sell the inventory at significantly reduced prices or may not be able to sell the inventory at all.

In late 2019, we started selling merchandises obtained through (1) fee exchange arrangements, through which we receive products in exchange for collection of membership fees and consulting fees earned from our customers, and (2) direct purchases from our customers and third parties based on market trend and demand. Our profitability in sale of merchandises depends on our ability to manage inventory levels and respond to shifts in consumer demand patterns. Overestimating customer demand for merchandises will likely result in the need to record inventory markdowns and sell excess inventory at clearance prices which would negatively impact our gross margins and operating results. Underestimating customer demand for merchandises can lead to inventory shortages, missed sales opportunities and negative customer experiences. Our gross margins could suffer if we are unable to effectively manage our inventory and sell merchandises at a significantly reduced price, which could have a material adverse effect on our results of operations and cash flows.

Increasing competition within our industries could have an impact on our business prospects.

The enterprise service and knowledge sharing are industries where new competitors can easily enter into since there are no significant barriers to entry. We also face many competitors in the knowledge sharing industry where a number of competitors have been in business longer than us. Competing companies may have significantly greater financial and other resources than we have and may offer services that are more attractive to prospective clients; increased competition would have a negative impact on both our revenues and our profit margins.

Interruption or failure of our own information technology and communication systems or those of third-party service providers we rely upon could impair our ability to provide products and services, which could damage our reputation and harm our results of operations.

Our ability to provide products and services, both online and offline, depends on the continuing operation of our information technology and communication systems. Any damage to or failure of our systems could interrupt our services. Service interruptions could reduce our revenue and profit and damage our brand if our systems are perceived to be unreliable. Our systems are vulnerable to damage or interruption as a result of terrorist attacks, wars, earthquakes, floods, fires, power loss, telecommunication failures, undetected errors or “bugs” in our software, computer viruses, interruptions in access to our platform through the use of “denial of service” or similar attacks, hacking or other attempts to harm our systems, and similar events. Some of our systems are not fully redundant, and our disaster recovery planning does not account for all possible scenarios.

Our servers, which are hosted at third-party or our own internet data centers, are vulnerable to break-ins, sabotage and vandalism. The occurrence of natural disasters or closure of an internet data center by a third-party provider without adequate notice could result in lengthy service interruptions. In addition, our domain names are resolved into internet protocol (IP) addresses by systems of third-party domain name registrars and registries. Any interruptions or failures of those service providers’ systems, which are beyond our control, could significantly disrupt our own services. If we experience frequent or persistent system failures on our platform, whether due to interruptions and failures of our own information technology and communications systems or those of third-party service providers that we rely upon, our reputation and brand could be severely harmed. The steps we take to increase the reliability and redundancy of our systems may cause us to incur heavy costs and reduce our operating margin, and may not be successful in reducing the frequency or duration of service interruptions.

We may be required to obtain and maintain additional approvals, licenses or permits applicable to our business, including our online business, which could have a material adverse impact on our business, financial conditions and results of operations.

Our business is subject to governmental supervision and regulation by the relevant PRC governmental authorities, including the Ministry of Commerce, or MOFCOM, the Ministry of Industry and Information Technology, or MIIT, the National Radio and Television Administration or NRTA, and other governmental authorities in charge of the relevant categories of services offered by us. Together, these government authorities promulgate and enforce regulations that cover many aspects of the operation of online services we provide on our APP, including entry into this online service industry, the scope of permissible business activities, licenses and permits for various business activities, and foreign investment.

We currently hold an ICP License (the Administrative Measures on Internet Information Services, or the Internet Measures, promulgated by the State Council requires commercial internet content-related services operators to obtain a VATS (“value added telecommunications service”) License for internet content provision business, or the ICP License), and an Internet Culture Business Operating License. Although we do not currently believe we are required to hold any other licenses, we may be required to obtain additional licenses, permits or approval, given the significant uncertainties of the interpretation and implementation of certain regulatory requirements applicable to our business. See “Regulations— Regulations Related to Online Transmission of Audio-Visual Programs.”

As the internet industry in China is still at a relatively early stage of development, new laws and regulations may be adopted from time to time to address new issues that come to the authorities’ attention. Considerable uncertainties still exist with respect to the interpretation and implementation of existing and future laws and regulations governing our business activities. As of the date of this prospectus, we are not aware of any other approvals, licenses, or permits that are material to our business operations that we have not, but may be required to, obtain; nor have we received any notice of warning or been subject to penalties or other disciplinary action from the relevant governmental authorities for lack of approvals and permits or noncompliance with regulations related to our current licenses. However, we cannot assure you that we will not be subject to any warning, investigations or penalties in the future. If the PRC government deems us as operating without proper approvals, licenses or permits, promulgates new laws and regulations that require additional approvals or licenses or impose additional restrictions on the operation of any part of our business, we may be required to apply for additional approvals, license or permits, or be subject to various penalties, including fines, termination or restrictions of the part of our business or revoking of our business licenses, which may materially and adversely affect our business, financial conditions and results of operations.

The successful operation of our online service depends upon the performance and reliability of the internet infrastructure and fixed telecommunication networks in China.

Our online service depends on the performance and reliability of the internet infrastructure in China. Almost all access to the internet is maintained through state-owned telecommunication operators under the administrative control and regulatory supervision of the MIIT. In addition, the national networks in China are connected to the internet through international gateways controlled by the PRC government. These international gateways are the only channels through which a domestic user can connect to the internet. It is unpredictable whether a more sophisticated internet infrastructure will be developed in China. We may not have access to alternative networks in the event of disruptions, failures or other problems with China’s internet infrastructure. In addition, the internet infrastructure in China may not support the demands associated with continued growth in internet usage.

We rely on China Telecommunications Corporation, or China Telecom, and China United Network Communications Group Company Limited, or China Unicom, to provide us with network services and data center hosting services. We have limited access to alternative services in the event of disruptions, failures or other problems with the fixed telecommunications networks of these companies, or if these companies otherwise fail to provide the services. Any unscheduled service interruption could damage our reputation and result in a decrease in our revenues. Furthermore, we have no control over the costs of the services provided by these telecommunication companies. If the prices that we pay for telecommunications and internet services rise significantly, our gross margins could be adversely affected. In addition, if internet access fees or other charges to internet users increase, our user traffic may decrease, which in turn may harm our revenues.

Security breaches and improper access to or disclosure of our data or user data, or any system failure or compromise of our security, could harm our reputation and adversely affect our business.

Our business is prone to cyber-attacks seeking unauthorized access to our data or user data or to disrupt our ability to provide services. Any failure to prevent or mitigate security breaches and improper access to or disclosure of our data or user data, such as personal information, names, accounts, user IDs and passwords, and payment or transaction related information, could result in the loss or misuse of such data, which could cause a loss or give rise to liabilities to the owners of confidential information, such as our Users, Members, Experts, and Mentors. We also have encountered attempts to create false or undesirable user accounts, or take other actions on our platform for purposes such as spamming, spreading misinformation, or other objectionable ends. Such attacks may cause interruptions to the services we provide, degrade the user experience, cause users to lose confidence and trust in our products and services, impair our internal systems, or result in financial harm to us.

Affected users could initiate legal or regulatory actions against us in connection with any actual or perceived security breaches or improper disclosure of data, which could cause us to incur significant expense and liabilities or result in orders or consent decrees forcing us to modify our business practices. Such incidents or our efforts to remediate such incidents may also result in a decline in our user base or engagement levels. Any of these events could have a material and adverse effect on our business, reputation, or results of operations.

If we fail to hire, train or retain qualified managerial and other employees, our business and results of operations could be materially and adversely affected.

We place substantial reliance on the knowledge sharing and enterprise service industry experience and knowledge of our senior management team as well as their relationships with other industry participants. The loss of the services of one or more members of our senior management could hinder our ability to effectively manage our business and implement our growth strategies. Finding suitable replacements for our current senior management could be difficult, and competition for such personnel of similar experience is intense. If we fail to retain our senior management, our business and results of operations could be materially and adversely affected.

Our personnel are critical to maintaining the quality and consistency of our services, brand and reputation. It is important for us to attract qualified managerial and other employees who have experience in consulting services and are committed to our service approach. There may be a limited supply of such qualified individuals. We must hire and train qualified managerial and other employees on a timely basis to keep pace with our rapid growth while maintaining consistent quality of services across our operations. We must also provide continuous training to our managerial and other employees so that they are equipped with up-to-date knowledge of various aspects of our operations and can meet our demand for high-quality services. If we fail to do so, the quality of our services may decrease, which in turn, may cause a negative perception of our brand and adversely affect our business.

If we fail to attract or retain qualified service providers, our business and results of operations could be materially and adversely affected.

Our core strength is the knowledge brought by our service providers, highlighted by their experiences, wisdom, industry know-how, and social connections. We rely heavily on the expertise of our service providers, including Mentors, Experts, and our consultants to maintain our core competence. As of September 30, 2020, we had 550 Mentors, 998 Experts, and a team of full-time consultants as our knowledge sharing providers. Many of our Mentors are experienced leaders of successful and well-known corporations. Likewise, our Experts are outstanding professionals in their specialized fields, and our team of consultants is professionals with industrial experiences of more than five years. As our business scope increases, we expect to continue to invest significant resources in attracting and retaining service providers. Our ability to sustain our growth will depend on our ability to attract and retain qualified service providers. If we fail to attract or retain qualified service providers, our business and results of operations could be materially and adversely affected.

If we were to lose our certification as a National High Tech Enterprise, we could face higher tax rates than we currently pay for much of our revenues.

In October 2017, SDH was approved as a National High Tech Enterprise, which certificate was renewed in December 2020 and will be valid for three years. This certification entitles SDH to a favorable tax rates of 15%, rather than the unified rate of 25% if it was not so certified. For the year ended December 31, 2019, the total taxes payable by SDH would have increased by $1,001,939 if SDH was not certified as a National High Tech Enterprise. In the event SDH were to lose the benefit of the favorable tax rate in the future, we could see significant increases in the amount of taxes we pay, meaning that our operating results could be materially harmed, even in the absence of a decrease in our operations.

Failure to maintain or enhance our brand or image could have a material and adverse effect on our business and results of operations.

We believe our SDH (“师董会”) brand is associated with a well-recognized knowledge sharing and enterprise services provider in the markets that we operate with online and offline services designed to suit our clients’ needs. Our brand is integral to our sales and marketing efforts. We have obtained trademark registrations for our brand SDH in the PRC. Our continued success in maintaining and enhancing our brand and image depends to a large extent on our ability to satisfy customer needs by further developing and maintaining quality of services across our operations, as well as our ability to respond to competitive pressures. If we are unable to satisfy clients’ needs or if our public image or reputation were otherwise diminished, our business transactions with our clients may decline, which could in turn adversely affect our results of operations.

Any failure to protect our trademarks and other intellectual property rights could have a negative impact on our business.

We believe our key trademark, “师董会,” for which we have obtained trademark protection in China, and 29 computer software copyrights and one artwork copyright, for which we have obtained protection with the Copyright Protection Centre of China (CPCC), and other intellectual property rights are critical to our success. Any unauthorized use of our trademarks or other intellectual property rights could harm our competitive advantages and business. Historically, China has not protected intellectual property rights to the same extent as the United States, and infringement of intellectual property rights continues to pose a serious risk of doing business in China. Monitoring and preventing unauthorized use are difficult. The measures we take to protect our intellectual property rights may not be adequate. Furthermore, the application of laws governing intellectual property rights in China and abroad is uncertain and evolving, and could involve substantial risks to us. If we are unable to adequately protect our brand, trademarks and other intellectual property rights, we may lose these rights and our business may suffer materially.

As internet domain name rights are not rigorously regulated or enforced in China, other companies may incorporate in their domain names elements similar in writing or pronunciation to the “师董会” trademarks or their Chinese equivalents. This may result in confusion between those companies and our company and may lead to the dilution of our brand value, which could adversely affect our business.

Risks Related to Our Corporate Structure

If the PRC government finds that the agreements that establish the structure for operating our businesses in China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

Foreign ownership of certain parts of our businesses including the value-added telecommunications services, or the VATS, is subject to restrictions under current PRC laws and regulations. For example, the ultimate foreign equity ownership in a VATS provider may not exceed 50%. Also, for a foreign investor contemplating to acquire any equity interest in a VATS business in China, it must satisfy a number of stringent performance and operational experience requirements. In addition, to conduct any VATS business in China, foreign investors have to set up foreign-invested enterprises and obtain a relevant telecommunications business operating license. See “Regulations—Regulations Related to Foreign Investment.”

In light of the above restrictions and requirements, we currently operate our knowledge sharing and enterprise service platform through SDH, a VIE entity, through a series of contractual arrangements, as a result of which, under United States generally accepted accounting principles, the assets and liabilities of SDH are treated as our assets and liabilities and the results of operations of SDH are treated in all aspects as if they were the results of our operations. For a description of these contractual arrangements, see “Business—Contractual Arrangements between WFOE, SDH and Its Shareholders” and “Related Party Transactions—Contractual Arrangements with WFOE, SDH and Its Shareholders.”

In the opinion of our PRC legal counsel, GFE Law Office, based on its understandings of the relevant PRC laws and regulations, (i) the ownership structures of SDH in China and WFOE, both currently and immediately after giving effect to this offering, are not in violation of applicable PRC laws and regulations currently in effect; and (ii) each contracts among WFOE, SDH and its shareholders is legal, valid, binding and enforceable in accordance with its terms and applicable PRC laws. However, our PRC legal counsel has also advised us that there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations. Accordingly, the PRC regulatory authorities may ultimately take a view contrary to the opinion of our PRC legal counsel. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. If we or SDH are found to be in violation of any PRC laws or regulations, if the contractual arrangements among WFOE, SDH and its shareholders are determined as illegal or invalid by the PRC court, arbitral tribunal or regulatory authorities, or if we or SDH fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures, including:

●	revoking the business and/or operating licenses of WFOE or SDH;

●	discontinuing or restricting the operations of WFOE or SDH;

●	imposing conditions or requirements with which we, WFOE, or SDH may not be able to comply;

●	requiring us, WFOE, or SDH to restructure the relevant ownership structure or operations which may significantly impair the rights of the holders of our Ordinary Shares in the equity of SDH;

●	restricting or prohibiting our use of the proceeds from our initial public offering to finance our business and operations in China; and

●	imposing fines.

The imposition of any of these penalties would result in a material and adverse effect on our ability to conduct our business. In addition, it is unclear what impact the PRC government actions would have on us and on our ability to consolidate the financial results of SDH in our consolidated financial statements, if the PRC government authorities were to find our legal structure and contractual arrangements to be in violation of PRC laws and regulations. If the imposition of any of these government actions causes us to lose our right to direct the activities of SDH or our right to receive substantially all the economic benefits and residual returns from SDH and we are not able to restructure our ownership structure and operations in a satisfactory manner, we would no longer be able to consolidate the financial results of SDH in our consolidated financial statements. Either of these results, or any other significant penalties that might be imposed on us in this event, would have a material adverse effect on our financial condition and results of operations.

We rely on contractual arrangements with SDH, a VIE entity, and its subsidiaries and shareholders for our China operations, which may not be as effective in providing operational control as direct ownership.

We have relied and expect to continue to rely on contractual arrangements with SDH, its subsidiaries and shareholders to operate our business in China. For a description of these contractual arrangements, see “Business—Contractual Arrangements between WFOE, SDH and Its Shareholders” and “Related Party Transactions— Contractual Arrangements with WFOE, SDH and Its Shareholders.” These contractual arrangements may not be as effective in providing us with control over SDH and its subsidiaries as direct ownership. We have no direct or indirect equity interests in SDH or any of its subsidiaries.

If we had direct ownership of SDH and its subsidiaries, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of SDH and its subsidiaries, which in turn could effect changes, subject to any applicable fiduciary obligations, at the management level. But under the current contractual arrangements, as a legal matter, if SDH or any of its subsidiaries and shareholders fails to perform their obligations under these contractual arrangements, we may have to incur substantial costs and resources to enforce such arrangements and rely on legal remedies under PRC law, including seeking specific performance or injunctive relief and claiming damages, which may not be effective. For example, if the shareholders of SDH were to refuse to transfer their equity interest in SDH to us or our designee when we exercise the call option pursuant to these contractual arrangements, or if they were otherwise to act in bad faith toward us, then we may have to take legal action to compel them to fulfill their contractual obligations.

Many of these contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert effective control over our affiliated entities, and our ability to conduct our business may be negatively affected.

The contractual arrangements we have entered into with SDH and its shareholders, and any other arrangements and transactions among related parties that we currently have or will have in future may be subject to scrutiny by the PRC tax authorities and they may determine that we owe additional taxes, which could substantially reduce our consolidated net income and the value of your investment.

Under applicable PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities within ten years after the taxable year when the transactions are conducted. We could face material and adverse tax consequences if the PRC tax authorities determine that the VIE contractual arrangements were not entered into on an arm’s-length basis in such a way as to result in an impermissible reduction in taxes under applicable PRC laws, rules and regulations, and adjust the income of SDH in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction of expense deductions recorded by SDH for PRC tax purposes, which could in turn increase its tax liabilities without reducing our PRC subsidiary’s tax expenses. In addition, the PRC tax authorities may impose late payment fees and other penalties on SDH for the adjusted but unpaid taxes according to the applicable regulations. Our financial position could be materially and adversely affected if SDH’s tax liabilities increase or if it is required to pay late payment fees and other penalties.

The shareholders of SDH may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

Almost all of our beneficiary owners hold equity interests in SDH respectively. They may have conflicts of interest with us. Conflicts of interest may arise between the dual roles of them who are both shareholders of our Company and shareholders of SDH, our VIE. These shareholders may breach, or cause SDH to breach, or refuse to renew, the existing contractual arrangements we have with them and SDH, which would have a material and adverse effect on our ability to effectively control SDH and receive economic benefits from it. For example, the shareholders may be able to cause our agreements with SDH to be performed in a manner adverse to us by, among other things, failing to remit payments due under the contractual arrangements to us on a timely basis. We cannot assure you that when conflicts of interest arise any or all of these shareholders will act in the best interests of our Company or such conflicts will be resolved in our favor.

Currently, we do not have any arrangements to address potential conflicts of interest between these shareholders and our Company, except that we could exercise our purchase option under the exclusive option agreements with these shareholders to request them to transfer all of their equity interests in SDH to a PRC entity or individual designated by us, to the extent permitted by PRC law. If we cannot resolve any conflicts of interest or disputes between us and those individuals, we would have to rely on legal proceedings, which may materially disrupt our business. There is also substantial uncertainty as to the outcome of any such legal proceeding.

Our executive officers, directors and affiliates own a significant percentage of our shares and will be able to exert significant control over matters subject to shareholder approval.

As of the date of this prospectus, our executive officers, directors and affiliates beneficially own approximately 62.04% of our outstanding Ordinary Shares. Therefore, these stockholders will have the ability to influence us through their ownership positions. Further, our CEO and majority shareholder, Mr. Haiping Hu, has beneficial ownership of 6,820,887 Ordinary Shares. These shares represent ownership of approximately 40.60% of our Ordinary Shares as of the date of this prospectus. These shareholders may be able to determine all matters requiring shareholder approval. For example, these shareholders, acting together, may be able to control elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. This may prevent or discourage unsolicited transaction proposals or offers for our Ordinary Shares that you may believe are in your best interest as one of our shareholders.

We may lose the ability to use and enjoy assets held by SDH that are material to the operation of certain portion of our business if SDH goes bankrupt or become subject to a dissolution or liquidation proceeding.

As part of our contractual arrangements with SDH, SDH and its subsidiaries hold certain assets that are material to the operation of certain portion of our business, including intellectual property and licenses. If SDH goes bankrupt and all or part of its assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. Under the contractual arrangements, SDH may not, in any manner, sell, transfer, mortgage or dispose of their assets or legal or beneficial interests in the business without our prior consent. If SDH undergoes a voluntary or involuntary liquidation proceeding, independent third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

Because we are a Cayman Island company and all of our business is conducted in the PRC, you may be unable to bring an action against us or our officers and directors or to enforce any judgment you may obtain.

We are incorporated in the Cayman Island and conduct our operations primarily in China. Substantially all of our assets are located outside of the United States and the proceeds of this offering will primarily be held in banks outside of the United States. In addition, the majority of our directors and officers reside outside of the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe we have violated your rights, either under United States federal or state securities laws or otherwise, or if you have a claim against us. Even if you are successful in bringing an action of this kind, the laws of the Cayman Island and of China may not permit you to enforce a judgment against our assets or the assets of our directors and officers. See “Enforceability of Civil Liabilities.”

The SEC, the U.S. Department of Justice and other U.S. authorities may also have difficulties in bringing and enforcing actions against us or our directors or executive officers in the PRC. The SEC has stated that there are significant legal and other obstacles to obtaining information needed for investigations or litigation in China. China has recently adopted a revised securities law, and Article 177 of which provides, among other things, that no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without governmental approval in China, no entity or individual in China may provide documents and information relating to securities business activities to overseas regulators when it is under direct investigation or evidence discovery conducted by overseas regulators, which could present significant legal and other obstacles to obtaining information needed for investigations and litigation conducted in China.

Risks Related to Doing Business in China

A severe or prolonged downturn in the global or Chinese economy could materially and adversely affect our business and our financial condition.

Although the Chinese economy expanded well in the last two decades, the rapid growth of the Chinese economy has slowed down since 2012, and there is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the People’s Bank of China and financial authorities of some of the world’s leading economies, including the United States and China. There have been concerns over unrest and terrorist threats in the Middle East, Europe and Africa, which have resulted in volatility in oil and other markets. There have also been concerns on the relationship among China and other Asian countries, which may result in or intensify potential conflicts in relation to territorial disputes. Economic conditions in China are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in China. Any severe or prolonged slowdown in the global or Chinese economy may materially and adversely affect our business, results of operations and financial condition.

We face risks related to health epidemics such as the COVID-19 coronavirus outbreak first identified in Wuhan city at the end of 2019, and other outbreaks, which significantly disrupted our operations and may continue to adversely affect our business, financial condition and results of operations.

Our business has been significantly disrupted and may continue to be materially and adversely affected by health epidemics such as the COVID-19 coronavirus outbreak first identified in Wuhan city at the end of 2019 and other outbreaks affecting the PRC. Our business operations depend on China’s overall economy and demand for our services, which could be disrupted by health epidemics. Since May 2020, the outbreak in China has been generally stabilized, and large-scale offline activities have been permitted by the government as of June 2020, prior to which, due to the government restrictions, we were prevented from arranging offline activities, resulting in cancellations or postponements of study tours, forums and sponsorship advertising events, which adversely impacted the performance of our member services and enterprise services during the lock-down. However, revenues from our online services increased due to our extra efforts in promoting our APP, as well as providing more live video streaming programs during the lock-down. For the six months ended June 30, 2020, the revenues generated from our core businesses (member services, enterprise services and online services) decreased by approximately 8%, compared to the same period of the last year. Nevertheless, the aforementioned negative impact on our business was mitigated when the outbreak became stabilized in China. However, it remains uncertain as to if and when there may be a COVID-19 resurgence in China and to what extent its impact could have on our long-term business outlook.

Changes in the policies of the PRC government could have a significant impact upon our ability to operate profitably in the PRC.

Currently, we conduct all of our operations and all of our revenue is generated in the PRC. Accordingly, economic, political and legal developments in the PRC will significantly affect our business, financial condition, results of operations and prospects. Policies of the PRC government can have significant effects on economic conditions in the PRC and the ability of businesses to operate profitably. Our ability to operate profitably in the PRC may be adversely affected by changes in policies by the PRC government, including changes in laws, regulations or their interpretation that may affect our ability to operate as currently contemplated.

Because our business is dependent upon government policies that encourage a market-based economy, change in the political or economic climate in the PRC may impair our ability to operate profitably, if at all.

Although the PRC government has been pursuing a number of economic reform policies for more than two decades, the PRC government continues to exercise significant control over economic growth in the PRC. Because of the nature of our business, we are dependent upon the PRC government pursuing policies that encourage private ownership of businesses. We cannot assure you that the PRC government will pursue policies favoring a market-oriented economy or that existing policies will not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting political, economic and social life in the PRC.

PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. In fact, the PRC legal system is evolving rapidly, and the interpretations of many laws, regulations and rules may contain inconsistencies and enforcement of these laws, regulations and rules involves uncertainties. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

Because our business is conducted in RMB and the price of our Ordinary Shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments.

Our business is conducted in the PRC, our books and records are maintained in RMB, which is the currency of the PRC, and the financial statements that we file with the SEC and provide to our shareholders are presented in United States dollars. Changes in the exchange rate between the RMB and dollar affect the value of our assets and the results of our operations in United States dollars. The value of the RMB against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions and perceived changes in the economy of the PRC and the United States. Any significant revaluation of the RMB may materially and adversely affect our cash flows, revenue and financial condition. Further, our Ordinary Shares offered by this prospectus are denominated in United States dollars, we will need to convert the net proceeds we receive into RMB in order to use the funds for our business. Changes in the conversion rate between the United States dollar and the RMB will affect that amount of proceeds we will have available for our business.

Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders.

The EIT Law and its implementing rules provide that enterprises established outside of China whose “de facto management bodies” are located in China are considered “resident enterprises” under PRC tax laws. The implementing rules promulgated under the EIT Law define the term “de facto management bodies” as a management body which substantially manages, or has control over the business, personnel, finance and assets of an enterprise. In April 2009, the State Administration of Taxation, or SAT, issued the Circular on Issues Concerning the Identification of Chinese-Controlled Overseas Registered Enterprises as Resident Enterprises in Accordance With the Actual Standards of Organizational Management, known as SAT Circular 82, which has been revised by the Decision of the State Administration of Taxation on Issuing the Lists of Invalid and Abolished Tax Departmental Rules and Taxation Normative Documents on December 29, 2017 and by the Decision of the State Council on Cancellation and Delegation of a Batch of Administrative Examination and Approval Items on November 8, 2013. Circular 82 has provided certain specific criteria for determining whether the “de facto management bodies” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met: (i) the places where senior management and senior management departments that are responsible for daily production, operation and management of the enterprise perform their duties are mainly located within the territory of China; (ii) financial decisions (such as money borrowing, lending, financing and financial risk management) and personnel decisions (such as appointment, dismissal, salary and wages) are made or need to be made by organizations or persons located within the territory of China; (iii) main property, accounting books, corporate seal, the board of directors and files of the minutes of shareholders’ meetings of the enterprise are located or preserved within the territory of China; and (iv) one half (or more) of the directors or senior management staff having the right to vote habitually reside within the territory of China.

We believe that GIOP is not a resident enterprise for PRC tax purpose. GIOP is not controlled by a PRC enterprise or PRC enterprise group and we do not meet some of the conditions outlined in the immediately preceding paragraph. For example, as a holding company, the key assets and records of GIOP, including the resolutions and meeting minutes of our board of directors and the resolutions and meeting minutes of our shareholders, are located and maintained outside the PRC. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body”.

If we are deemed as a PRC “resident enterprise” by PRC tax authorities, we will be subject to PRC enterprise income tax on our worldwide income at a uniform tax rate of 25%, although dividends distributed to us from our existing PRC subsidiary and any other PRC subsidiaries which we may establish from time to time could be exempt from the PRC dividend withholding tax due to our PRC “resident recipient” status. This could have a material and adverse effect on our overall effective tax rate, our income tax expenses and our net income. Furthermore, dividends, if any, paid to our shareholders may be decreased as a result of the decrease in distributable profits. In addition, if we were considered a PRC “resident enterprise”, any dividends we pay to our non-PRC investors, and the gains realized from the transfer of our Ordinary Shares may be considered income derived from sources within the PRC and be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty). It is unclear whether holders of our Ordinary Shares would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. This could have a material and adverse effect on the value of your investment in us and the price of our Ordinary Shares.

There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not qualify to enjoy certain treaty benefits.

Under the EIT Law and its implementation rules, the profits of a foreign invested enterprise generated through operations, which are distributed to its immediate holding company outside the PRC, will be subject to a withholding tax rate of 10%. Pursuant to the Arrangement between the Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, a withholding tax rate of 10% may be lowered to 5% if the PRC enterprise is at least 25% held by a Hong Kong enterprise for at least 12 consecutive months prior to distribution of the dividends and is determined by the relevant PRC tax authority to have satisfied other conditions and requirements under the Double Tax Avoidance Arrangement and other applicable PRC laws.

However, based on the Circular on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties, or the SAT Circular 81, which became effective on February 20, 2009, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment. According to Circular on Several Issues regarding the “Beneficial Owner” in Tax Treaties, which became effective as of April 1, 2018, when determining an applicant’s status as the “beneficial owner” regarding tax treatments in connection with dividends, interests, or royalties in the tax treaties, several factors will be taken into account. Such factors include whether the business operated by the applicant constitutes actual business activities, and whether the counterparty country or region to the tax treaties does not levy any tax, grant tax exemption on relevant incomes, or levy tax at an extremely low rate. This circular further requires any applicant who intends to be proved of being the “beneficial owner” to file relevant documents with the relevant tax authorities. Our PRC subsidiary is wholly owned by our Hong Kong subsidiary, GMB HK. However, we cannot assure you that our determination regarding our qualification to enjoy the preferential tax treatment will not be challenged by the relevant PRC tax authority or we will be able to complete the necessary filings with the relevant PRC tax authority and enjoy the preferential withholding tax rate of 5% under the Double Tax Avoidance Arrangement with respect to dividends to be paid by our PRC subsidiary to our GMB HK, in which case, we would be subject to the higher withdrawing tax rate of 10% on dividends received.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiary and VIE, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We are an offshore holding company conducting our operations in China through our PRC subsidiary, VIE and its subsidiaries. We may make loans to our PRC subsidiary, VIE and its subsidiaries, or we may make additional capital contributions to our PRC subsidiary. Any capital contributions or loans that we, as an offshore entity, make to our PRC subsidiary, including from the proceeds of this offering, are subject to PRC regulations. For example, loans to our PRC subsidiary cannot exceed statutory limits and are subject to foreign exchange loan registrations. Our capital contributions to our PRC subsidiary must be registered with the MOFCOM or its local counterpart. For more details, see “Regulation—Regulations Related to Foreign Debt.” and “Regulation—Regulations Related to Foreign Exchange.”

In light of the various requirements imposed by of PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals or filings on a timely basis, if at all, with respect to future loans by us to our PRC subsidiary or our VIE or with respect to future capital contributions by us to our PRC subsidiary. If we fail to complete such registrations or obtain such approvals on a timely basis or at all, our ability to use the proceeds we expect to receive from this offering and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Government control in currency conversion may adversely affect our financial condition, our ability to remit dividends, and the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in Renminbi. Under our current corporate structure, our Cayman Islands holding company may rely on dividend payments from our PRC subsidiaries to fund any cash and financing requirements we may have.

Under existing PRC foreign exchange regulations, Renminbi cannot be freely converted into any foreign currency, and conversion and remittance of foreign currencies are subject to PRC foreign exchange regulations. It cannot be guaranteed that under a certain exchange rate, we will have sufficient foreign exchange to meet our foreign exchange requirements. Under the current PRC foreign exchange control system, foreign exchange transactions under the current account conducted by us, including the payment of dividends, do not require advance approval from SAFE, but we are required to present documentary evidence of such transactions and conduct such transactions at designated foreign exchange banks within China that have the licenses to carry out foreign exchange business. Foreign exchange transactions under the capital account conducted by us, however, must be approved in advance by SAFE.

Under existing foreign exchange regulations, following the completion of this offering, we will be able to pay dividends in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, we cannot assure you that these foreign exchange policies regarding payment of dividends in foreign currencies will continue in the future.

In fact, in light of the flood of capital outflows of China in 2016 due to the weakening Renminbi, the PRC government has imposed more restrictive foreign exchange policies and stepped up scrutiny of major outbound capital movement including overseas direct investment. More restrictions and substantial vetting process are put in place by SAFE to regulate cross-border transactions falling under the capital account. If any of our shareholders regulated by such policies fails to satisfy the applicable overseas direct investment filing or approval requirement timely or at all, it may be subject to penalties from the relevant PRC authorities. The PRC government may at its discretion further restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of the Ordinary Shares. Our capital expenditure plans and our business, operating results and financial condition may be materially and adversely affected.

If we become directly subject to the scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on us, our business and our stock price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time consuming and distract our management from growing our business. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our stock.

The disclosures in our reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC.

We are regulated by the SEC and our reports and other filings with the SEC are subject to SEC review in accordance with the rules and regulations promulgated by the SEC under the Securities Act and the Exchange Act. Our SEC reports and other disclosures and public pronouncements are not subject to the review or scrutiny of any PRC regulatory authority. For example, the disclosure in our SEC reports and other filings are not subject to the review by the China Securities Regulatory Commission, a PRC regulator that is responsible for oversight of the capital markets in China. Accordingly, you should review our SEC reports, filings and our other public pronouncements with the understanding that no local regulator has done any review of us, our SEC reports, other filings or any of our other public pronouncements.

The failure to comply with PRC regulations relating to mergers and acquisitions of domestic entities by offshore special purpose vehicles may subject us to severe fines or penalties and create other regulatory uncertainties regarding our corporate structure.

On August 8, 2006, MOFCOM, joined by the CSRC, the State-owned Assets Supervision and Administration Commission of the State Council, the SAT, the State Administration for Industry and Commerce (the “SAIC”), and State Administration of Foreign Exchange (“SAFE”), jointly promulgated regulations entitled the Provisions Regarding Mergers and Acquisitions of Domestic Entities by Foreign Investors (the “M&A Rules”), which took effect as of September 8, 2006, and as amended on June 22, 2009. These regulations, among other things, have certain provisions that require offshore special purpose vehicles formed for the purpose of acquiring PRC domestic companies and controlled directly or indirectly by PRC individuals and companies, to obtain the approval of MOFCOM prior to engaging in such acquisitions and to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock market. On September 21, 2006, the CSRC published on its official website a notice specifying the documents and materials that are required to be submitted for obtaining CSRC approval. The application of the M&A Rules with respect to our corporate structure remains unclear, with no current consensus existing among leading PRC law firms regarding the scope and applicability of the M&A Rules.

Our PRC legal counsel, GFE Law Office, has advised us that, based on its understanding of the current PRC laws and regulations, we will not be required to submit an application to the CSRC for the approval of this offering because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offering such as this offering contemplated by our Company are subject to the M&A Rules; (ii) the PRC Subsidiary was incorporated as wholly foreign-owned enterprise by means of direct investment rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are our Company’s beneficial owners; and (iii) there is no provision in the M&A Rules that clearly classifies the contractual arrangements as a kind of merger and acquisition transaction falling under the M&A Rules.

However, our PRC counsel has further advised us that there remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do. If the CSRC, MOFCOM, or another PRC regulatory agency determines that government approval was required for the VIE arrangement between WFOE and SDH, or if prior CSRC approval for overseas financings is required and not obtained, we may face severe regulatory actions or other sanctions from MOFCOM, the CSRC or other PRC regulatory agencies. In such event, these regulatory agencies may impose fines or other penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the repatriation of the proceeds from overseas financings into the PRC, restrict or prohibit payment or remittance of dividends to us or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our Ordinary Shares. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to delay or cancel overseas financings, to restructure our current corporate structure, or to seek regulatory approvals that may be difficult or costly to obtain.

PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiary to liability or penalties, limit our ability to inject capital into our PRC subsidiary, limit our PRC subsidiary’s ability to increase its registered capital or distribute profits to us, or may otherwise adversely affect us.

On July 4, 2014, SAFE issued the Circular on Issues Concerning Foreign Exchange Control over the Overseas Investment and Financing and Round-trip Investment by Domestic Residents via Special Purpose Vehicles, or SAFE Circular 37, which became effective as of July 4, 2014 and has replaced the Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents’ Financing and Roundtrip Investment Through Offshore Special Purpose Vehicles (“SAFE Circular 75”). According to SAFE Circular 37, prior registration with the local SAFE branch is required for PRC residents, including PRC individuals and PRC corporate entities as well as foreign individuals that are deemed as PRC residents for foreign exchange administration purpose, in connection with their direct or indirect contribution of domestic assets or interests to offshore companies, known as SPVs. SAFE Circular 37 further requires amendment to the SAFE registrations in the event of any changes with respect to the basic information of the offshore special purpose vehicle, such as change of a PRC individual shareholder, name and operation term, or any significant changes with respect to the offshore special purpose vehicle, such as increase or decrease of capital contribution, share transfer or exchange, or mergers or divisions. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we make in the future. In February 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13, effective June 2015. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be filed with qualified banks instead of SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of SAFE.

In addition to SAFE Circular 37 and SAFE Notice 13, our ability to conduct foreign exchange activities in China may be subject to the interpretation and enforcement of the Implementation Rules of the Administrative Measures for Individual Foreign Exchange promulgated by SAFE in January 2007 (as amended and supplemented, the “Individual Foreign Exchange Rules”). Under the Individual Foreign Exchange Rules, any PRC individual seeking to make a direct investment overseas or engage in the issuance or trading of negotiable securities or derivatives overseas must make the appropriate registrations in accordance with SAFE provisions, the failure of which may subject such PRC individual to warnings, fines or other liabilities.

All of our shareholders who are subject to the SAFE Circular 37 and Individual Foreign Exchange Rules have completed the initial registrations with the qualified banks as required by the regulations. However, we may not be informed of the identities of all the PRC residents holding direct or indirect interest in our company, and we have no control over any of our beneficial owners. Thus, we cannot provide any assurance that our current or future PRC resident beneficial owners will comply with our request to make or obtain any applicable registrations or continuously comply with all registration procedures set forth in these SAFE regulations. Such failure or inability of our PRC residents beneficial owners to comply with these SAFE regulations may subject us or our PRC residents beneficial owners to fines and legal sanctions, restrict our cross-border investment activities, or limit our PRC subsidiary’s ability to distribute dividends to, or obtain foreign-exchange-dominated loans from, our company, or prevent us from being able to make distributions or pay dividends, as a result of which our business operations and our ability to distribute profits to you could be materially adversely affected.

Our contractual arrangements with SDH are governed by the laws of the PRC and we may have difficulty in enforcing any rights we may have under these contractual arrangements.

As all of our contractual arrangements with SDH are governed by the PRC laws and provide for the resolution of disputes through arbitration in the PRC, they would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. Disputes arising from these contractual arrangements between us and SDH will be resolved through arbitration in China, although these disputes do not include claims arising under the United States federal securities law and thus do not prevent you from pursuing claims under the United States federal securities law. The legal environment in the PRC is not as developed as in the United States. As a result, uncertainties in the PRC legal system could further limit our ability to enforce these contractual arrangements, through arbitration, litigation and other legal proceedings remain in China, which could limit our ability to enforce these contractual arrangements and exert effective control over SDH. Furthermore, these contracts may not be enforceable in China if PRC government authorities or courts take a view that such contracts contravene PRC laws and regulations or are otherwise not enforceable for public policy reasons. In the event we are unable to enforce these contractual arrangements, we may not be able to exert effective control over SDH, and our ability to conduct our business may be materially and adversely affected.

Increases in labor costs in the PRC may adversely affect our business and our profitability.

China’s economy has experienced increases in labor costs in recent years, which is expected to continue to grow. The average wage level for our employees has also increased in recent years. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to pass on these increased labor costs to our customers by increasing prices for our products or services, our profitability and results of operations may be materially and adversely affected.

In addition, we have been subject to stricter regulatory requirements in terms of entering into labor contracts with our employees and paying various statutory employee benefits, including pensions, housing fund, medical insurance, work-related injury insurance, unemployment insurance and childbearing insurance to designated government agencies for the benefits of our employees. Pursuant to the PRC Labor Contract Law, or the Labor Contract Law, that became effective in January 2008 and its implementing rules that became effective in September 2008 and its amendments that became effective in July 2013, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employees’ probation and unilaterally terminating labor contracts. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the Labor Contract Law and its implementation rules may limit our ability to effect those changes in a desirable or cost-effective manner, which could adversely affect our business and results of operations.

As the interpretation and implementation of labor-related laws and regulations are still evolving, we cannot assure you that our employment practice does not and will not violate labor-related laws and regulations in China, which may subject us to labor disputes or government investigations. If we are deemed to have violated relevant labor laws and regulations, we could be required to provide additional compensation to our employees and our business, financial condition and results of operations could be materially and adversely affected.

We may be involved from time to time in legal proceedings and commercial or contractual disputes, which could have a material adverse effect on our business, results of operations and financial condition.

From time to time, we may be involved in legal proceedings and commercial disputes. Such proceedings or disputes are typically claims that arise in the ordinary course of business, including, without limitation, commercial or contractual disputes, and other disputes with customers and suppliers, intellectual property matters, tax matters and employment matters. There can be no assurance that such proceedings and claims, should they arise, will not have a material adverse effect on our business, results of operations and financial condition.

U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in China.

The Securities and Exchange Commission (the “SEC”), the U.S. Department of Justice and other U.S. authorities may also have difficulties in bringing and enforcing actions against us or our directors or executive officers in the PRC. The SEC has stated that there are significant legal and other obstacles to obtaining information needed for investigations or litigation in China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in Hong Kong or other jurisdictions may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, China has recently adopted a revised securities law that became effective on March 1, 2020, Article 177 of which provides, among other things, that no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without governmental approval in China, no entity or individual in China may provide documents and information relating to securities business activities to overseas regulators when it is under direct investigation or evidence discovery conducted by overseas regulators. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, it could present significant legal and other obstacles to obtaining information needed for investigations and litigation conducted outside of China, which may further increase difficulties faced by you in protecting your interests. See also “—You may experience difficulty in effecting service of process, enforcing foreign judgments or bringing actions against our directors and officers.”

Risks Relating to this Offering and the Trading Market

There has been no public market for our Ordinary Shares prior to this offering, and you may not be able to resell our Ordinary Shares at or above the price you pay for them, or at all.

Prior to this offering, there has not been a public market for our Ordinary Shares. The initial public offering is contingent upon receiving authorization to list the Ordinary Shares on a national exchange. We have applied to list our Ordinary Shares on the Nasdaq Capital Market and have reserved the symbol “SDH” for purposes of listing our Ordinary Shares on the Nasdaq Capital Market. We cannot assure you that Nasdaq will approve our application to list our Ordinary Shares on the Nasdaq Capital Market. In that case, we will not be able to consummate the offering and may have to seek other ways to finance our operations. Even if we are approved to list our Ordinary Shares on the Nasdaq Capital Market, an active public market for our Ordinary Shares may not develop or be sustained after the offering, in which case the market price and liquidity of our Ordinary Shares will be materially and adversely affected.

Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and insiders will hold a large portion of the company’s listed securities.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities in Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by the Public Company Accounting Oversight Board (“PCAOB”), an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Our public offering will be relatively small and the insiders of our Company will hold a large portion of the company’s listed securities. Nasdaq might apply the additional and more stringent criteria for our initial and continued listing, which might cause delay or even denial of our listing application.

A recent joint statement by the SEC and the Public Company Accounting Oversight Board (United States), or the “PCAOB,” proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.

On April 21, 2020, SEC and PCAOB released a joint statement highlighting the risks associated with investing in companies based in or having substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply a minimum offering size requirement for companies primarily operating in a “Restrictive Market,” (ii) adopt a new requirement relating to the qualification of management or the board of directors for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditor.

On May 20, 2020, the U.S. Senate passed an act requiring a foreign company to certify it is not owned or manipulated by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditor for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange.

On June 4, 2020, the U.S. President issued a memorandum ordering the President’s working group on financial markets to submit a report to the President within 60 days of the date of the memorandum that should include recommendations for actions that can be taken by the executive branch and by the SEC or PCAOB to enforce U.S. regulatory requirements on Chinese companies listed on U.S. stock exchanges and their audit firms. However, it remains unclear what further actions, if any, the U.S. executive branch, the SEC, and PCAOB will take to address the problem.

The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause investors and potential investors in our Ordinary Shares to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

Our auditor, Friedman LLP, is an independent registered public accounting firm with the PCAOB, and as an auditor of publicly traded companies in the U.S., is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor has been inspected by the PCAOB on a regular basis. However, the above recent developments have added uncertainties to our proposed offering, to which Nasdaq may apply additional and more stringent criteria after considering the effectiveness of our auditor’s audit and quality control procedures, adequacy of personnel and training, sufficiency of resources, geographic reach, and experience as related to our audit.

The initial public offering price for our Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

The initial public offering price for our Ordinary Shares will be determined by negotiations between us and the Representative based on various factors, and does not bear any relationship to our earnings, book value or any other indicia of value. See “Underwriting.” We cannot assure you that the market price of our Ordinary Shares will not decline significantly below the initial public offering price. The financial markets in the United States and other countries have experienced significant price and volume fluctuations in the last few years. Volatility in the price of our Ordinary Shares may be caused by factors outside of our control and may be unrelated or disproportionate to changes in our results of operations.

If we are a passive foreign investment company for United States federal income tax purposes for any taxable year, United States holders of our Ordinary Shares could be subject to adverse United States federal income tax consequences.

A non-United States corporation will be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year if either (i) at least 75% of its gross income for such taxable year is passive income or (ii) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce or are held for the production of passive income. Based on the current and anticipated value of our assets and the composition of our income and assets, we do not expect to be a PFIC for United States federal income tax purposes for our current taxable year or in the foreseeable future. However, the determination of whether or not we are a PFIC according to the PFIC rules is made on an annual basis and will depend on the composition of our income and assets and the value of our assets from time to time. Therefore, changes in the composition of our income or assets or the value of our assets may cause us to become a PFIC. The determination of the value of our assets (including goodwill not reflected on our balance sheet) may be based, in part, on the quarterly market value of our Ordinary Shares, which is subject to change and may be volatile. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our 2020 taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income. We will make this determination following the end of any particular tax year.

Although the U.S. tax law with regards to VIEs is unclear, we are treating SDH as being owned by us for United States federal income tax purposes, not only because we control their management decisions, but also because we are entitled to the economic benefits associated with SDH, and as a result, we are treating SDH as our wholly-owned subsidiary for U.S. federal income tax purposes. For purposes of the PFIC analysis, in general, according to Section 1297(c) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value. Although our Company does not technically own any stock in SDH there are numerous factors that give rise to a strong conclusion that its control of management decisions, the entitlement to economic benefits associated with SDH, and the inclusion of SDH as part of the consolidated group (Under Accounting Standards Codification (ASC) Topic 810, “Consolidation,” VIEs are generally consolidated with other related entities under common control) is so akin to our Company holding a stock interest in SDH that it is reasonable and consistent to consider our Company’s interest in SDH as a deemed stock interest. Therefore, the income and assets of SDH should be included in the determination of whether or not we are a PFIC in any taxable year. It is important to emphasize that there is little to no guidance other than the statute itself (Internal Revenue Code Section 1297(c)) and analogous portions of the code, treasury regulations and other accepted authorities and as such it is possible for the IRS to challenge the argument that the look through rule would apply in this case, especially since the statute explicitly says “stock”.

The classification of certain of our income as active or passive, and certain of our assets as producing active or passive income, and hence whether we are or will become a PFIC, depends on the interpretation of certain United States Treasury Regulations as well as certain IRS guidance relating to the classification of assets as producing active or passive income. Such regulations and guidance are potentially subject to different interpretations. If due to different interpretations of such regulations and guidance the percentage of our passive income or the percentage of our assets treated as producing passive income increases, we may be a PFIC in one or more taxable years.

If we are a PFIC for any taxable year during which a United States person holds Ordinary Shares, certain adverse United States federal income tax consequences could apply to such United States person.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were or are determined to be a PFIC, see “Taxation—U.S. Federal Income Taxation—Passive Foreign Investment Company.”

U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISERS ABOUT THE PFIC RULES, THE POTENTIAL APPLICABILITY OF THESE RULES TO THE COMPANY CURRENTLY AND IN THE FUTURE, AND THEIR FILING OBLIGATIONS IF THE COMPANY IS A PFIC.

You will experience immediate and substantial dilution in the net tangible book value of Ordinary Shares purchased.

The initial public offering price of our Ordinary Shares is substantially higher than the net tangible book value per share of our Ordinary Shares. Consequently, when you purchase our Ordinary Shares in the offering and upon completion of the offering, you will incur immediate dilution, based on an assumed initial public offering price of US$4.50 per share, which is the midpoint of the estimated range of the initial public offering price. See “Dilution.” In addition, you may experience further dilution to the extent that additional ordinary shares are issued upon exercise of outstanding warrants or options we may grant from time to time.

Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Ordinary Shares.

We are an “emerging growth company,” as defined in the JOBS Act, and we intend to take advantage of certain exemptions from disclosure and other requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important. See “Implications of Our Being an Emerging Growth Company”.

Substantial future sales of our Ordinary Shares or the anticipation of future sales of our Ordinary Shares in the public market could cause the price of our Ordinary Shares to decline.

Sales of substantial amounts of our Ordinary Shares in the public market after this offering, or the perception that these sales could occur, could cause the market price of our Ordinary Shares to decline. An aggregate of 16,800,000 Ordinary Shares are outstanding before the consummation of this offering and 22,400,000 Ordinary Shares are expected to be outstanding immediately after the consummation of this offering, assuming the underwriters do not exercise their over-allotment option. Sales of these shares into the market could cause the market price of our Ordinary Shares to decline.

We will incur increased costs as a result of being a public company.

Once we become a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company prior to this offering. In addition, the Sarbanes-Oxley Act as well as new rules subsequently implemented by the SEC and Nasdaq, have required changes in corporate governance practices of public companies. We expect these new rules and regulations to increase our legal, accounting and financial compliance costs and to make certain corporate activities more time-consuming and costly. In addition, we incur ongoing additional costs associated with our public company reporting requirements. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

If we fail to maintain an effective system of internal controls over financial reporting, we may not be able to accurately report our financial results or prevent fraud.

We are subject to reporting obligations under the U.S. securities laws. The SEC, as required by Section 404 of the Sarbanes-Oxley Act, adopted rules requiring every public company to include a management report on such company’s internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of the company’s internal controls over financial reporting. As we are an “emerging growth company,” we are expected to first include a management report on our internal controls over financial reporting in our annual report in the second fiscal year end following the effectiveness of our initial public offering. As such, these requirements are expected to first apply to our annual report on Form 20-F for the fiscal year ending on December 31, 2021. Our management may conclude that our internal controls over our financial reporting are not effective. Moreover, even if our management concludes that our internal controls over financial reporting are effective, our independent registered public accounting firm may still decline to attest to our management’s assessment or may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future.

Prior to this offering, we have been a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. If our management or our independent registered public accounting firm determines that we have any material weaknesses or other control deficiencies, we plan to remediate such material weaknesses and control deficiencies, in time to meet the deadline imposed by Section 404 of the Sarbanes-Oxley Act. If we fail to timely achieve or maintain the adequacy of our internal controls, we may not be able to conclude that we have effective internal controls over financial reporting. Moreover, effective internal controls over financial reporting are necessary for us to produce reliable financial reports and are important to help prevent fraud. As a result, our failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our Ordinary Shares. Furthermore, we anticipate that we will incur considerable costs and devote significant management time and efforts and other resources to comply with Section 404 of the Sarbanes-Oxley Act.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Ordinary Shares if the market price of our Ordinary Shares increases.

If securities or industry analysts do not publish research or reports about our business, or if the publish a negative report regarding our Ordinary Shares, the price of our Ordinary Shares and trading volume could decline.

The trading market for our Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Ordinary Shares and the trading volume to decline.

The market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.

The initial public offering price for our Ordinary Shares will be determined through negotiations between the Underwriters and us and may vary from the market price of our Ordinary Shares following our initial public offering. If you purchase our Ordinary Shares in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Ordinary Shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our initial public offering. The market price of our Ordinary Shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, shareholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

We expect to qualify as a foreign private issuer upon the completion of this offering. As a foreign private issuer, we will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we will not be required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently expect to qualify as a foreign private issuer immediately following the completion of this offering, we may cease to qualify as a foreign private issuer in the future which will increase our compliance costs.

Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

Nasdaq Listing Rule requires listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to, and we may, follow home country practice in lieu of the above requirements, or we may choose to comply with the Nasdaq requirement within one year of listing. The corporate governance practice in our home country, the Cayman Islands, does not require a majority of our board to consist of independent directors. Since a majority of our board of directors may not consist of independent directors, fewer board members may be exercising independent judgment and the level of board oversight on the management of our company may decrease as a result. In addition, the Nasdaq listing rules also require U.S. domestic issuers to have a compensation committee, a nominating/corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members. We, as a foreign private issuer, are not subject to these requirements. The Nasdaq listing rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, certain ordinary share issuances. We intend to comply with the requirements of Nasdaq Listing Rules in determining whether shareholder approval is required on such matters and to appoint a nominating and corporate governance committee. However, we may consider following home country practice in lieu of the requirements under the Nasdaq listing rules with respect to certain corporate governance standards which may afford less protection to investors.

As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, which may limit the information publicly available to our shareholders.

As a foreign private issuer we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and therefore there may be less publicly available information about us than if we were a U.S. domestic issuer. We are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and the selective disclosure rules by issuers of material non-public information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

Anti-takeover provisions in our memorandum and articles of association may discourage, delay or prevent a change in control.

Some provisions in our memorandum and articles of association, may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including, among other things, the following:

●	provisions that permit our board of directors by resolution to issue classes of shares with preferred, deferred or other special rights or restrictions as the board of directors determine in their discretion, without any further vote or action by our shareholders. If issued, the rights, preferences, designations and limitations of any class of preferred shares could operate to the disadvantage of the outstanding ordinary shares the holders of which would not have any pre-emption rights in respect of such an issue of preferred shares. Such terms could include, among others, preferences as to dividends and distributions on liquidation, or could be used to prevent possible corporate takeovers; and

●	provisions that restrict the ability of our shareholders holding in aggregate less than thirty percent (30%) of the outstanding voting shares in the company to call general meetings or annual general meetings and to include matters for consideration at shareholder meetings and the ability of our shareholders holding in aggregate of 10% of the outstanding voting shares to call for special meetings of shareholders.

Our board of directors may decline to register transfers of ordinary shares in certain circumstances.

Our board may decline to recognize any instrument of transfer unless: (a) a fee of such maximum sum as the Designated Stock Exchange may determine to be payable or such lesser sum as the Board may from time to time require is paid to the Company in respect thereof; (b) the instrument of transfer is in respect of only one class of share; (c) the instrument of transfer is lodged at the Office or such other place at which the Register is kept in accordance with the Law or the Registration Office (as the case may be) accompanied by the relevant share certificate(s) and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do); (d) if applicable, the instrument of transfer is duly and properly stamped; and (e) the transfer is not to more than four joint holders.

If our directors refuse to register a transfer they shall, within one month after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq Capital Market, although we are exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We will seek to have our securities approved for listing on the Nasdaq Capital Market before consummation of this offering. The initial public offering is contingent upon receiving authorization to list the Ordinary Shares on a national exchange. However, we cannot assure you that we will be able to meet those initial listing requirements at that time. In that case, we will not be able to consummate the offering and may have to seek other ways to finance our operations. Even if our securities are listed on the Nasdaq Capital Market, we cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market.

In addition, following this offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price and certain corporate governance requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market does not list our securities, or subsequently delists our securities from trading, we could face significant consequences, including:

●	a limited availability for market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our Ordinary Shares are a “penny stock,” which will require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

Our corporate affairs are governed by our memorandum and articles of association, by the Companies Law and by the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law in the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands and from English common law. Decisions of the Privy Council (which is the final Court of Appeal for British overseas territories such as the Cayman Islands) are binding on a court in the Cayman Islands. Decisions of the English courts, and particularly the Supreme Court and the Court of Appeal are generally of persuasive authority but are not binding in the courts of the Cayman Islands. Decisions of courts in other Commonwealth jurisdictions are similarly of persuasive but not binding authority. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws relative to the United States. Therefore, our public shareholders may have more difficulty protecting their interests in the face of actions by our management, directors or controlling shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association and have been provided for in the amended articles and memorandum of association of the Company, subject to the restrictions described therein. Advance notice of at least twenty-one clear days is required for the convening of our annual general shareholders’ meeting and at least 14 clear days’ notice any other general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least one shareholder present or by proxy, representing not less than one-third in nominal value of the total issued voting shares in the Company. To the extent that shareholders hold in aggregate less than thirty percent (30%) of the outstanding voting shares in the Company, they cannot (a) call general meetings or annual general meetings; and (b) Include matters for consideration at shareholder meetings.

Our pre-IPO shareholders will be able to sell their shares after completion of this offering subject to restrictions under the Rule 144.

Our pre-IPO shareholders may be able to sell their Ordinary Shares under Rule 144 after completion of this offering. Because these shareholders have paid a lower price per Ordinary Share than participants in this offering, when they are able to sell their pre-IPO shares under Rule 144, they may be more willing to accept a lower sales price than the IPO price. This fact could impact the trading price of the stock following completion of the offering, to the detriment of participants in this offering. We issued a total of 16,800,000 Ordinary Shares as of the date of this prospectus. Under rule 144, before our pre-IPO shareholders can sell their shares, in addition to meeting other requirements, they must meet the required holding period, as well as the lock-up period required as part of our underwriting agreement with our underwriters. We do not expect any of the Ordinary Shares to be sold pursuant to Rule 144 during the pendency of this offering.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

●	our ability to execute our growth and expansion, including our ability to meet our goals;

●	current and future economic and political conditions;

●	the future growth of the Chinese knowledge sharing and enterprise service industries;

●	our ability to continue to operate through our VIE structure;

●	our capital requirements and our ability to raise any additional funds which we may require;

●	our ability to attract clients and further enhance our brand recognition;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	trends and competition in Chinese enterprise service and knowledge sharing industries;

●	impact of the novel COVID-19 outbreak on our business operations; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

You should read thoroughly this prospectus and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance.

This prospectus contains statistical data that we obtained from various government publications and the Frost & Sullivan Report. We have not independently verified the data in these reports. Statistical data in these publications also may include projections based on a number of assumptions. If any one or more of the assumptions underlying the statistical data turns out to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

TRADEMARKS, SERVICE MARKS AND TRADENAMES

This prospectus contains trademarks, service marks and trade names of others, which are the property of their respective owners. Solely for convenience, the trademarks, service marks, logos and trade names referred to in this prospectus are included without the ® and ™ symbols. All trademarks, service marks and trade names appearing in this prospectus are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies or unrelated parties.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts and the estimated offering expenses payable by us and based upon an assumed initial public offering price of US$4.50 per Ordinary Share, the midpoint of the estimated range of the initial public offering price, of approximately $22,430,921.

Proceeds from this offering in the amount of $700,000 shall be used to fund an escrow account for a period of 24 months following the closing date of this offering, which account shall be used in the event we have to indemnify the underwriters pursuant to the terms of an underwriting agreement with the underwriters.

We plan to use the net proceeds we receive from this offering, excluding the $700,000, which shall be used to fund the escrow account, for the following purposes:

	Use of Proceeds Approximately in US$1,000
Content providing (both in-house and third-party providers) 30%	US$	6,520
Software and hardware upgrade 20%	US$	4,346
Marketing, branding, and sales 20%	US$	4,346
Personnel training and recruitment 5%	US$	1,087
Acquisition of knowledge sharing providers and consulting companies 25%*	US$	5,432

*	We plan to strategically acquire (i) knowledge sharing providers including training and education related service providers to grow our ecosystem and expand our reach to potential Users, and (ii) consulting companies to expand our enterprise services. As of the date of this prospectus, we do not have any specific acquisition target.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this Offering. The net proceeds may be used for corporate purposes that do not increase our operating results or the market value of our Ordinary Shares.

As an offshore holding company, we are permitted under PRC laws and regulations to provide funding to our PRC subsidiary through loans or capital contributions, and to our VIE only through loans, subject to satisfaction of applicable government registrations, approvals and filing requirements. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all. See “Risk Factors—Risks Related to Our Corporate Structure—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiary and VIE, which could materially and adversely affect our liquidity and our ability to fund and expand our business.”

DIVIDEND POLICY

We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our PRC subsidiary. Pursuant to the EIT law and its implementation rules, any dividends paid by PRC subsidiary to GMB HK will be subject to a withholding tax rate of 10% unless otherwise reduced to 5% by relevant tax authorities according to Double Tax Avoidance Arrangement or other applicable laws. See “Risk Factors—Risks Relating to Doing Business in the PRC—There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not qualify to enjoy certain treaty benefits.”

Current PRC regulations permit our PRC subsidiary to pay dividends to GMB HK only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiary and consolidated affiliates in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. These reserve funds, however, may not be distributed as cash dividends.

Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments, and trade and service-related foreign exchange transactions, can be made in foreign currencies, without prior approval of SAFE, by complying with certain procedural requirements. Specifically, without prior approval of SAFE, cash generated from the operations in PRC may be used to pay dividends to our company.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2020:

●	on an actual basis; and

●	on an as adjusted basis to reflect the issuance and sale of the Ordinary Shares by us in this offering, at the assumed initial public offering price at US$4.50 per Ordinary Share, the midpoint of the estimated range of the initial public offering price, after deducting the estimated discounts to the underwriters and the estimated offering expenses payable by us.

You should read this capitalization table in conjunction with “Use of Proceeds,” “Summary Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

The actual and as adjusted information set forth in the table, assuming the Underwriters do not exercise their over-allotment option, and excludes warrants to purchase up to 644,000 Ordinary Shares issuable to the Underwriters in connection with this offering.

	US$ (Actual)	US$ (As adjusted)
Equity
Share capital US$0.0001 par value, 500,000,000 Ordinary Shares authorized, 16,800,000 Ordinary Shares issued and outstanding; 22,400,000 Ordinary Shares issued and outstanding, as adjusted	1,680	2,240
Additional paid-in capital(1)	4,462,177	26,892,538
Statutory reserves	1,636,414	1,636,414
Retained earnings	16,705,050	16,705,050
Accumulated other comprehensive loss	(914,629)	(914,629)
Total shareholders’ equity attributable to controlling shareholders	21,890,692	44,321,613
Non-controlling interests	138,083	138,083
Total equity	22,028,775	44,459,696
Total capitalization	22,028,775	44,459,696

(1)

Pro forma additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting fees, Underwriters’ expense allowance and other expenses. We expect to receive net proceeds of approximately $22,430,921 (offering proceeds of $25,200,000, less underwriting discounts of $1,890,000.00, non-accountable expense of $25,000 and offering expenses of $854,079). The additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting discounts, Underwriters expense allowance and other expenses.

A US$1.00 increase (decrease) in the assumed initial public offering price of $4.50 per Ordinary Share, the midpoint of the estimated range of the initial public offering price, would increase (decrease) each of additional paid-in capital, total shareholders’ equity and total capitalization by US$5,180,000, assuming the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and estimated expenses payable by us.

DILUTION

If you invest in our Ordinary Shares, your interest will be diluted for each Ordinary Share you purchase to the extent of the difference between the initial public offering price per Ordinary Share and our net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the initial public offering price per Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares.

Our net tangible book value as of June 30, 2020 was US$17,262,426, or US$1.03 per Ordinary Share. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the as adjusted net tangible book value per Ordinary Share from the initial public offering price per Ordinary Share and after deducting the estimated discounts to the underwriters and the estimated offering expenses payable by us.

Without taking into account any other changes in net tangible book value after June 30, 2020, other than to give effect to our sale of Ordinary Shares offered in this offering based on the assumed offering price of US$4.50, which is the midpoint of the estimated range of the initial public offering price, after deduction of the estimated discounts to the underwriters and the estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2020 would have been US$39,693,347, or US$1.77 per outstanding Ordinary Share and US$1.77 per Ordinary Share. This represents an immediate increase in net tangible book value of US$0.74 per Ordinary Share to the existing shareholders, and an immediate dilution in net tangible book value of US$2.73 per Ordinary Share to investors purchasing Ordinary Shares in this offering. The as adjusted information discussed above is illustrative only. The following table illustrates such dilution:

	Amount
Assumed initial public offering price per Ordinary Share	US$	4.50
Net tangible book value per Ordinary Share as of June 30, 2020	US$	1.03
As adjusted net tangible book value per Ordinary Share attributable to payments by new investors	US$	1.77
Increase in net tangible book value per Ordinary Share to the existing shareholders	US$	0.74
Amount of dilution in net tangible book value per Ordinary Share to new investors in the offering	US$	2.73

The following table summarizes, on an as adjusted basis as of June 30, 2020, the number of shares of Ordinary Shares purchased from us, the total consideration paid, or to be paid, and the average price per share paid, or to be paid, by existing shareholders and by new investors in the offering at an assumed initial public offering price of $4.50 per share, which is the midpoint of the estimated range of the initial public offering price, before deducting the estimated discounts to the underwriters and the estimated offering expenses payable by us.

	Ordinary Shares purchased		Total consideration			Average price per ordinary
	Number	Percent	Amount		Percent	share

Existing shareholders	16,800,000	75.00%	US$	4,463,857	15.05%	US$	0.27
New investors	5,600,000	25.00%	US$	25,200,000	84.95%	US$	4.50
Total	22,400,000	100.00%	US$	29,663,857	100.00%	US$	1.32

The as adjusted information as discussed above is illustrative only.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection for investors than the United States.

Substantially all of our assets are located in the PRC. In addition, the majority of our directors and officers are nationals or residents of the PRC and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Conyers Dill & Pearman (“Conyers”), our counsel with respect to the laws of Cayman Islands, and GFE Law Office, our counsel with respect to PRC law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Cayman Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Conyers, has further advised us that it is uncertain that Cayman Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Conyers has informed us that there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. Furthermore, there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments. However, a judgment obtained in the United States may be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination on the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) is final; (iii) is not in respect of taxes, a fine or a penalty; and (iv) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy of the Cayman Islands.

GFE Law Office has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. GFE Law Office has advised us further that there are no treaties between China and the United States for the mutual recognition and enforcement of court judgments, thus making the recognition and enforcement of a U.S. court judgment in China difficult.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

We started our operation as a consulting company providing enterprise services to small and medium-sized enterprises in the PRC in December 2014, and launched our peer-to-peer knowledge sharing and enterprise service platform in May 2016. Since then, we have continued to expand and improve our platform, where knowledge is shared and gained, and services are requested and provided. We operate our platform through our PRC operating entity, SDH and its subsidiaries, both on-line, via our mobile application “Shidonghui App” (the “APP”), and off-line, through local offices directly operated by us in Beijing, Shanghai and Hangzhou, as well as 51 local centers operated by some of our Members in 35 cities and 21 provinces throughout the PRC. Our mission is to become a worldwide leading knowledge sharing and enterprise service platform.

Substantially all of our operations are conducted in the PRC and all of our revenues, expenses, cash and cash equivalents are denominated in RMB. Foreign ownership of certain parts of our businesses including the value-added telecommunications services, or the VATS, is subject to restrictions under current PRC laws and regulations. See “Regulations—Regulations Related to Foreign Investment.” The business activities that we engage in are VATS, therefore, we have relied and expect to continue to rely on contractual arrangements with SDH, its subsidiaries and shareholders to operate our business in China. For a description of these contractual arrangements, see “Business—Contractual Arrangements between WFOE, SDH and Its Shareholders.” In the opinion of our PRC legal counsel, GFE Law Office, based on its understandings of the relevant PRC laws and regulations, (i) the ownership structures of SDH in China and WFOE, both currently and immediately after giving effect to this offering, are not in violation of applicable PRC laws and regulations currently in effect; and (ii) each contracts among WFOE, SDH and its shareholders is legal, valid, binding and enforceable in accordance with its terms and applicable PRC laws. However, our PRC legal counsel has also advised us that there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations. See “Risks Related to Our Corporate Structure—If the PRC government finds that the agreements that establish the structure for operating our businesses in China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.”

Through the last two decades, a growing economy and a generally positive market environment have created many entrepreneurial and high-growth enterprises, many of which need corporate services such as financial consulting and management training. Likewise, as a result of China’s economic expansion, the Chinese population saw large increases of personal wealth. Previously, our platform has focused on providing enterprise services to enterprises and entrepreneurs, but we are actively expanding our service to individuals and families that seek advice and services relating to health, beauty, travel, fashion, housing, etc.

When we launched our platform, our aim was not only to continue providing enterprise services to PRC’s growing business communities, but also create a marketplace where qualified entities (individuals and enterprises) have opportunities to serve as providers, and receive rewards by sharing their knowledge with others on the platform. As of September 30, 2020, our knowledge sharing and enterprise service ecosystem had 550 Mentors, 998 Experts, 1,467 Members, and approximately 5.49 million Users. In addition to serving our Users and Members, we continue to provide enterprise services to small and medium-sized enterprises in China, through a dedicated team with seven full-time professional consultants, as well as our Mentors and Experts. Our providers (Mentors, Experts and consultants) are successful entrepreneurs, scientists, investors, and professionals with qualifications and achievements in major industries such as finance, energy, health care, and academia. Our core strength is the knowledge brought by our providers, highlighted by their experiences, knowledge, industry know-how, and social connections.

Key Factors that Affect Operating Results

We believe the following key factors may affect our financial condition and results of operations:

Ability to acquire clients effectively

Our ability to increase our revenue largely depends on our ability to attract and engage potential clients, which include Users, Members, and Enterprise Service Clients. Our sales and marketing efforts include those related to client acquisition and retention, and general marketing. We intend to continue to dedicate significant resources to our sales and marketing efforts, including using a portion of the proceeds from this offering to promote our sales and market efforts. (See “Use of Proceeds”) and constantly seek to improve the effectiveness of these efforts to grow our revenues.

Our client acquisition channels primarily include our sales and marketing campaigns and existing client referrals. In order to acquire clients, we have made significant efforts in building mutually beneficial long-term relationships with local government and local business associations. In addition, we also market our services through the influence of our founder and CEO, Mr. Haiping Hu, who is a well-known entrepreneur in China, and through social media platforms, such as WeChat and Weibo. If any of our current client acquisition channels becomes less effective, or if we are unable to continue to use any of these channels, we may not be able to attract new clients in a cost-effective manner or convert potential clients into active clients and may even lose our existing clients to our competitors. To the extent that our current client acquisition and retention efforts becomes less effective, our service revenue may be significantly impacted, which would have a significant adverse effect on our revenues, financial condition and results of operations.

Ability to attract and retain our qualified service providers

We rely heavily on the expertise of our service providers, including Mentors, Experts, and consultants to maintain our core competence. As of September 30, 2020, we had 550 Mentors, 998 Experts, and a team of professional consultants as our knowledge sharing providers. Many of our Mentors are experienced leaders of successful well-known corporations. Likewise, our Experts are outstanding professionals in their specialized fields, our team of consultants consists of professionals with an average of five years’ industrial experiences. We have been able to achieve significant growth since we launched our knowledge sharing and enterprise service platform in 2016, and as our business scope increases, we expect to continue to invest significant resources in hiring and retaining service providers. Our ability to sustain our growth will depend on our ability to attract and retain qualified service providers.

Transition to public company status

Subsequent to the completion of our initial public offering, our general and administrative expenses are expected to increase materially in connection with meeting our public company reporting obligations and corporate governance requirements. The increased expenses will include legal, accounting and other professional service fees, insurance premiums, auditing fees, investor relations, shareholder meetings, printing and filing fees, share-based compensation expense, as well as employee-related expenses for regulatory compliance and other costs. In addition, our selling and administrative expenses are also expected to increase as we add personnel and incur additional fees and costs related to the growth of our business and our operation as a publicly traded company in the United States. We are a relatively early-stage company with a limited operating history. As a result, our costs associated with being a public company are expected to be of a higher proportion of revenue and net profit as compared to a larger or more mature company.

Impact from COVID-19

In early January of 2020, a novel coronavirus (“COVID-19”) outbreak took place in Wuhan, China. Subsequently, it has spread rapidly to Asia and other parts of the world. The COVID-19 outbreak has resulted in widespread economic disruptions in China, as well as stringent government measures by the Chinese government to contain its transmissions including quarantines, travel restrictions, and temporary closures of non-essential businesses in China and elsewhere. The outbreak in China mainly occurred in the first quarter of 2020, and it gradually stabilized and business activities started to resume under the guidance and support of the government since late second quarter of 2020.

All of our revenues and operations are concentrated in China. Consequently, our results of operations and financial performances were affected for the six months ended June 30, 2020.

Due to the government restrictions, we were prevented from arranging offline activities from late January to May 2020, resulting in cancellations or postponements of study tours, forums and sponsorship advertising events, which adversely impacted the performance of our member services and enterprise services, especially sponsorship advertising services. In addition, due to widespread economic disruptions during the outbreak, demand for our consulting services to small and medium-sized enterprises was also adversely affected. For the six months ended June 30, 2020, our revenue from member services decreased by $0.6 million or 56%, our revenue from sponsorship advertising services decreased by $0.8 million, or 40%, and revenue from consulting services decreased by $0.3 million, or 61% as compared to the same period of 2019.

To mitigate the negative impact of the COVID-19 outbreak on our business, we shifted offline activities to online by using remote video and WeChat meeting sessions since February 2020. Accordingly, we have experienced an increasing demand for our comprehensive tailored services, which were provided to clients through online communications and conferences or video recording. Our online services also grew due to an increasing number of our APP Users. For the six months ended June 30, 2020, our revenue from comprehensive tailored services increased by $1.1 million or 53%, and our revenue from online services increased by $0.2 million, or 1,446%, as compared to the same period of 2019. We also continued to expand our new revenue stream from sale of merchandises and realized revenue of $1.2 million from sale of merchandises, which was nil for the six months ended June 30, 2019.

As of September 30, 2020, the COVID-19 outbreak in China appears to be generally under control and business activities have recovered on the whole. Since June 2020, we have resumed offline activities including study tour and forum with sponsorship advertising and we expect the aforementioned negative impact will be further mitigated since the third quarter of 2020, and gradually further mitigate in the future when the outbreak becomes more stabilized in China and other regions in the world. Nevertheless, due to the uncertainty on future developments, which cannot be predicted with confidence at this time, we are not able to assess the overall or long-term effect the outbreak may have on our financial results and business operations.

A severe or prolonged slowdown in the global or Chinese economy.

The rapid growth of the Chinese economy has slowed down since 2012 and such slowdown may continue in the future. There is considerable uncertainty over the trade conflicts between the United States and China and the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and China; the withdrawal of these expansionary monetary and fiscal policies could lead to a contraction. There continue to be concerns over unrest and terrorist threats in the Middle East, Europe, and Africa, which have resulted in volatility in oil and other markets. There are also concerns about the relationship among China and other Asian countries, which may result in or intensify potential conflicts in relation to territorial disputes. The eruption of armed conflict could adversely affect global or Chinese discretionary spending, either of which could have a material and adverse effect on our business, results of operation in financial condition. Economic conditions in China are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in China. Any severe or prolonged slowdown in the global or Chinese economy would likely materially and adversely affect our business, results of operations and financial condition. In addition, continued turbulence in the international markets may adversely affect our ability to access capital markets to meet liquidity needs.

Results of Operations

Six Months Ended June 30, 2020 and 2019

The following table summarizes the results of our operations during the six months ended June 30, 2020 and 2019, and provides information regarding the dollar and percentage increase or decrease during such periods.

	For the six months ended June 30,		Change in	of %
	2020	2019	Amount	change
	(Unaudited)	(Unaudited)

REVENUE, NET	$6,506,463	$5,799,093	$707,370	12.20%

COSTS AND OPERATING EXPENSES
Service costs	634,314	1,024,777	(390,463)	(38.10)%
Cost of goods sold	749,485	-	749,485	100%
Selling expenses	475,496	687,282	(211,786)	(30.82)%
General and administrative expenses	1,871,146	1,407,761	463,385	32.92%
Research and development expenses	434,836	239,384	195,452	81.65%
Total costs and operating expenses	4,165,277	3,359,204	806,073	24.00%

PROFIT FROM OPERATIONS	2,341,186	2,439,889	(98,703)	(4.05)%

OTHER (EXPENSES) INCOME
Investment gains (losses)	8,563	(14,336)	22,899	(159.73)%
Interest income	129,549	150,892	(21,343)	(14.14)%
Other income (expense), net	10,777	(1,092)	11,869	(1,086.90)%
Total other income, net	148,889	135,464	13,425	9.91%

PROFIT BEFORE INCOME TAXES	2,490,075	2,575,353	(85,278)	(3.31)%

Income taxes provision	271,220	449,598	(178,378)	(39.67)%

NET INCOME	2,218,855	2,125,755	93,100	4.38%
Less: net loss attributable to non-controlling interests	(73,099)	(120,399)	47,300	(39.29)%
NET INCOME ATTRIBUTABLE TO CONTROLLING SHAREHOLDERS	$2,291,954	$2,246,154	45,800	2.04%

Revenue

Our revenues for the six months ended June 30, 2020 and 2019 were derived from the following sources:

	For the six months ended June 30,				Change
	2020	%	2019	%	Amount	%

Member services	$491,806	7.56%	$1,129,232	19.47%	$(637,426)	(56.45)%
Enterprise services
-Comprehensive tailored services	3,190,371	49.03%	2,090,700	36.05%	1,099,671	52.60%
-Sponsorship advertising services	1,201,415	18.47%	2,002,324	34.53%	(800,909)	(40.00)%
-Consulting services	199,198	3.06%	512,525	8.84%	(313,327)	(61.13)%
Online services	191,443	2.94%	12,385	0.21%	179,058	1,445.77%
Sale of merchandises	1,219,296	18.74%	-	-	1,219,296	100.00%
Other services	12,934	0.20%	51,927	0.90%	(38,993)	(75.09)%
Revenues, net	$6,506,463	100.00%	$5,799,093	100.00%	$707,370	12.20%

Our revenues increased by $707,370, or 12.20%, from $5,799,093 for the six months ended June 30, 2019, to $6,506,463 for the six months ended June 30, 2020. Revenues from member services accounted for 7.56% of our net revenues in six months ended June 30, 2020, as compared to 19.47% in six months ended June 30, 2019. Revenue from enterprise services accounted for 70.56% and 79.42% of our net revenues for the six months ended June 30, 2020 and 2019, respectively. Revenue from sale of merchandises accounted for 18.74% and nil of our net revenues for the six months ended June 30, 2020 and 2019, respectively. The increase in our revenues was primarily attributable to the increase in the revenue generated from sale of merchandises, comprehensive tailored services and online services and partially offset by the decrease of revenue from member services, sponsorship advertising services and consulting services.

Revenues from member services

The Company offers three tiers of membership services, Platinum, Diamond and Protégé, which differ in membership fees as well as the level of the services provided. Members pay a fixed fee for exchange of the right to participate in seven activities, including study tours and forums, within a typically one-year membership period.

Revenues from member services decreased by $637,426, or 56.45%, from $1,129,232 for the six months ended June 30, 2019, to $491,806 for the six months ended June 30, 2020, primarily due to the fact that since the fourth quarter of 2018, we have put more efforts on the development of enterprise services and we have paid less attention to retaining existing members and developing new members that resulted in the decrease of the number of members. Revenues from member services were generated from 56 Platinum members, 47 Diamond members and 7 Protégé member for the six months ended June 30, 2020, as compared to 106 Platinum members, 200 Diamond members and 1 Protégé member for the six months ended June 30, 2019. The revenue decrease from member services was also due to the fact we were prevented from arranging offline activities from late January to May 2020 due to COVID-19.

Revenues from comprehensive tailored services

There are four major categories of our comprehensive tailored services. The following table presents the type of tailored services as well as their respective prices:

Type of comprehensive tailored services	Pricing
Conference and salon organization	RMB50,000 (approximately US$7,110)
Booth exhibition services	RMB50,000 (approximately US$7,110)
On-site mentors’ guidance	RMB50,000-100,000 (approximately US$7,110-US$14,220)
Other additional services	RMB10,000-200,000 (approximately US$1,422 -US$28,440)

Revenues from comprehensive tailored services increased by $1,099,671, or 52.60%, from $2,090,700 for the six months ended June 30, 2019, to $3,190,371 for the six months ended June 30, 2020, primarily due to the fact that the demand of comprehensive tailored services among enterprise clients increased, especially mentors’ guidance on coping with challenges from COVID-19 in the six months ended June 30, 2020. As a result, we entered into contracts with a total amount of $3,114,379 in the six months ended June 30, 2020, of which $2,938,093 was recognized as revenue in the six months ended June 30, 2020, while we signed contracts with a total amount of $2,167,886 in the six months ended June 30, 2019, of which $ 1,847,614 was recognized as revenue for in the six months ended June 30, 2019.

Revenues from sponsorship advertising services

Sponsorship advertising is a special form of advertising, generally referring to a publicity strategy adopted by enterprises in order to enhance their corporate and product image, as well as brand awareness and influence. We provide sponsorship advertising services for our enterprise clients at events we hold, such as forums and study tours.

Revenues from sponsorship advertising services decreased by $800,909, or 40.00% from $2,002,324 for the six months ended June 30, 2019, to $1,201,415 for the six months ended June 30, 2020, primarily due to the COVID-19 outbreak in early 2020, which prevented us from offering offline events from late January 2020 to May 2020. There were only two offline events held for sponsorship advertising services in June 2020 for the six months ended June 30, 2020, while there were thirteen activities held for sponsorship advertising services for the six months ended June 30, 2019.

Revenues from consulting services

We provide consulting services to small and medium-sized enterprises to develop strategies and solutions for the following: corporate reorganization, product promotion and marketing, industry supply chain integration, corporate governance, financing and capital structure, etc. Revenues from consulting services decreased by $313,327, or 61.13% from $512,525 for the six months ended June 30, 2019, to $199,198 for the six months ended June 30, 2020, primarily due to the fact that small and medium-sized enterprises’ business were adversely affected by COVID-19 and such enterprises have put in stricter control of their business spending.

Revenues from online services

We provide two types of online services to the Company’s APP Users, which are questions and answers (Q&A) session with chosen Mentors or Experts and online streaming of courses and programs. Top-up credits are paid by Users through the Company’s APP, using which Users can purchase the online services.

For the Q&A session, the Company charges 30% of the Q&A fees as a facilitator of online services. The Company recognizes online service fees as revenue at completion of Q&A sessions on a net basis, as the Company merely provides a platform for its users and is neither the primary obligor of the Q&A session, nor has it have risks and rewards as a principal. Revenues from Q&A online services were $65,641 and $12,385 for the six months ended June 30, 2020 and 2019, respectively, with a significant increase mainly caused by an increase in both the numbers of Users and the number of the Q&A sessions completed on our platform.

For the online streaming of courses and programs, our Users can either: (1) purchase a la carte courses and programs for unlimited streaming, or (2) subscribe as an annual VIP, which grants Users the access right to the Company’s VIP courses and programs over the subscription period. Revenues generated from online streaming were $125,802 and nil for the six months ended June 30, 2020 and 2019, respectively, as this type of online service started in late 2019.

We believe that our knowledge sharing platform is capable of building and maintaining long-term relationships with our Users and we expect to improve User retention and daily activity levels on our APP. However, we do not expect the online services revenue will become a major revenue stream in the near future.

Revenues from sale of merchandises

We started to sell merchandises at the end of 2019. The merchandises are obtained through: (1) fee exchange arrangement, through which we receive products in exchange for our collection of membership fees or consulting fees earned from our customers at our discretion, and (2) direct purchases from our customers based on market trend and demand. Such fee exchange arrangements are made at our discretion, based on a number of factors, including but not limited to, the market demand for such merchandises, the profit margin expected to be realized from the sale of such merchandises, and the credit-worthiness of and our relationship with these customers. For the six months ended June 30, 2020, $12,333 or 43% of the merchandises for sale were obtained through our fee exchange arrangement with our customers, and $16,055 or 57% were through direct purchases from our customers and third parties, of which $3,543 were purchased from third parties.  For the fiscal year ended December 31, 2019, $2,500,481 or 76% of the merchandises for sale were obtained through our fee exchange arrangement with our customers, and $786,791 or 24% were through direct purchases from our customers and third parties, of which $7,222 were purchased from third parties.

We generated revenue from sale of merchandises of $1,219,296 and nil for the six months ended June 30, 2020 and 2019, respectively. For the six months ended June 30, 2020, approximately 19% of our total revenue were generated from sale of merchandises, which we believe has become a supplemental revenue stream that is both profitable and strategically aligned with our other operations.

The fee exchange arrangement is made after the rendering of our member service or consulting service, therefore does not have any impact on our revenues from these services. We may continue to offer certain customers the fee exchange arrangement at our discretion, which practice we believe is a win-win for us and our customers, though it will only serve as a non-routine practice that is supplemental to our business operation.

Revenues from other services

Other services fees are mainly derived from non-member participation of our study tours and forums at the service level of Platinum members. We charge non-members a fixed fee of RMB3,000 (approximately US$434) for each member activity.

Fees are usually collected on site at the date of each activity and revenues are recognized at the completion of such activity. Other services fees decreased by $38,993, or 75.09% as compared to the six months ended June 30, 2019 due to less non-member participation and less availability of our study tours or forums.

Costs and operating expenses

The following table sets forth the breakdown of our costs and operating expenses for the six months ended June 30, 2020 and 2019:

	For the six months ended June 30,				Change
	2020	%	2019	%	Amount	%

Service costs	$634,314	15.23%	$1,024,777	30.51%	$(390,463)	(38.10)%
Cost of goods sold	749,485	17.99%	-	-	749,485	100.00%
Selling expenses	475,496	11.42%	687,282	20.46%	(211,786)	(30.82)%
General and administrative expenses	1,871,146	44.92%	1,407,761	41.91%	463,385	32.92%
Research and development expenses	434,836	10.44%	239,384	7.13%	195,452	81.65%
Total costs and operating expenses	4,165,277	100.00%	3,359,204	100.00%	806,073	24.00%

Service costs

Our service costs primarily include (1) the cost of holding activities, such as venue rental fees, conference equipment fees, (2) professional and consulting fees paid to third parties for our activities; (3) the fees paid to Mentors and Experts; (4) labor costs; and (5) amortization cost of copyright. Service costs decreased by $390,463, or 38.10% for the six months ended June 30, 2020 compared to same period in 2019, mainly due to the decrease of $317,476 in professional and consulting fees paid to third parties for our activities, decrease of $233,750 in labor costs for serving our activities and decrease of $203,408 in cost of holding activities, which was partially offset by the increase in amortization of copyright of course videos of $362,363. Because offline events were not permitted during the outbreak of COVID-19, we cancelled offline activities during the period from late January 2020 until May 2020. Instead we organized Mentors’ knowledge sharing by pre-recorded videos. There were only three offline activities held for the six months ended June 30, 2020, while there were 13 offline activities held for the six months ended June 30, 2019. The amortization of copyright of course videos increased due to the fact that they were acquired in late 2019.

Cost of goods sold

We started to sell merchandises at the end of 2019 and cost of goods sold were $749,485 and nil for the six months ended June 30, 2020 and 2019, respectively. Cost of goods sold consists of cost of inventories obtained through fee exchange arrangements with our clients and purchased from third parties. Cost of goods sold is recognized when revenue from sale of merchandises is recognized.

Selling expenses

Our selling expenses decreased by $211,786 or 30.82% from $687,282 for the six months ended June 30, 2019 to $475,496 for the six months ended June 30, 2020. The decrease in our selling expenses was primarily attributable to a $206,934 decrease in salary and bonus paid to the sales staff for the six months ended June 30, 2020 as compared to the same period in 2019, mainly due to less bonus paid to sales staff as we had significantly less offline activities for the six months ended June 30, 2020 as compared to the same period in 2019.

General and administrative expenses

Our general and administrative expenses increased by $463,385 or 32.92%, from $1,407,761 for the six months ended June 30, 2019 to $1,871,146 for the six months ended June 30, 2020. Such increase was primarily due to an increase in bad debt expenses of $468,815, as we experienced a slow-down in the collection of accounts receivable resulting from impact from COVID-19 for the six months ended June 30, 2020 due to the fact that some of our customers’ businesses were adversely impacted by the outbreak.

Research and development expenses (“R&D expenses”)

Research and development expenses for our mobile application, the APP, increased by $195,452 or 81.65% from $239,384 for the six months ended June 30, 2019 to $434,836 for the six months ended June 30, 2020, primarily due to the fact that we hired more personnel to upgrade the APP to meet our Users’ increasing need especially during the outbreak of COVID-19. We expect research and development expenses to continue to increase in the foreseeable future as we will increase our investment in the research and development of the APP.

Other income, net

Total net other income increased by $13,425 or 9.91% from $135,464 for the six months ended June 30, 2019 to $148,889 for the six months ended June 30, 2020. The increase in total net other income was primarily due to the fact that an investment income of $8,563 was recognized for the six months ended June 30, 2020, while an investment loss of $14,336 was recognized for the six months ended June 30, 2019.

Income taxes provision

GIOP was incorporated in the Cayman Islands and under the current laws of the Cayman Islands, it is not subject to tax on its income or capital gains. In addition, no Cayman Islands withholding tax will be imposed upon the payment of dividends by GIOP to its shareholders.

GMB HK is a company registered in Hong Kong, which is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. From year of assessment of 2018/2019 onwards, Hong Kong profit tax rates are 8.25% on assessable profits up to HK$2,000,000 (approximately US$289,855), and 16.5% on any part of assessable profits over HK$2,000,000. However, GMB HK did not have any assessable profits arising in or derived from Hong Kong for the six months ended June 30, 2020 and 2019, therefore no provision for Hong Kong profits tax was made in these periods.

Our subsidiaries in the PRC are subject to the PRC Enterprise Income Tax Laws (“EIT Laws”) with the statutory income tax rate of 25%. SDH obtained its “National High Tech Enterprise” (“NHTE”) certificate on October 25, 2017 and was eligible to enjoy a preferential tax rate of 15% from 2017 to 2019 to the extent it has taxable income under the EIT Laws. The NHTE certificate was renewed December 2020 and will be valid for three years. In 2019, our PRC subsidiary and VIE’s subsidiaries other than SDH and GMB (Hangzhou) are qualified as small-scale and low-profit enterprises, whose annual taxable income is less than RMB1,000,000 (approximately US$144,928), they were qualified to enjoy a favorable income tax rate of 5%. We expected all of our PRC subsidiaries except SDH and GMB (Hangzhou) will be qualified as small-scale and low-profit enterprises in 2020, since GMB(Beijing), GMB Culture, GMB Consulting, GMB Linking and GMB Technology had accumulated operating loss as of June 30, 2020. GMB (Hangzhou) is not qualified as small-scale and low-profit enterprises thus is subject to standard income tax rate of 25%.

Our income taxes provision decreased by $178,378 when comparing six months ended June 30, 2020 to 2019, primarily due to decreased taxable income for the six months ended June 30, 2020.

Net income

As a result of the foregoing, we reported a net income of $2,218,855 for the six months ended June 30, 2020, as compared to a net income of $2,125,755 for the six months ended June 30, 2019.

Net loss attributable to non-controlling interest

Non-controlling interests are recognized to reflect the portion of minority shareholders’ equity that is not attributable, directly or indirectly, to the Company as the controlling shareholder. For the Company’s consolidated subsidiaries, VIE and VIE’ s subsidiaries, non-controlling interests represent a minority shareholder’s 49% ownership interest in GMB (Beijing), GMB Culture, which has a majority-owned subsidiary called GMB Technology, GMB Consulting, GMB Linking as of June 30, 2020. Net loss attributable to non-controlling interest was $73,099 and $120,399 for the six months ended June 30, 2020 and 2019, respectively.

Net income attributable to the Company

Net income attributable to the Company increased by $45,800, or 2.04% from $2,246,154 for the six months ended June 30, 2019 to net income $2,291,954 for the six months ended June 30, 2020.

Years Ended December 31, 2019 and 2018

The following table summarizes the results of our operations during the years ended December 31, 2019 and 2018, respectively, and provides information regarding the dollar and percentage increase or decrease during such periods.

	For the years ended December 31,		Change in	of %
	2019	2018	Amount	change

REVENUE, NET	$17,925,476	$13,538,999	$4,386,477	32.40%

COSTS AND OPERATING EXPENSES
Service costs	2,109,649	1,142,596	967,053	84.64%
Selling expenses	1,350,894	1,282,677	68,217	5.32%
General and administrative expenses	2,897,079	1,749,209	1,147,870	65.62%
Research and development expenses (“R&D expenses”)	795,540	665,378	130,162	19.56%
Total costs and operating expenses	7,153,162	4,839,860	2,313,302	47.80%

PROFIT FROM OPERATIONS	10,772,314	8,699,139	2,073,175	23.83%

OTHER (EXPENSES) INCOME
Investment losses	(23,799)	(20,194)	(3,605)	17.85%
Interest income (expense)	212,285	142,612	69,673	48.85%
Other income (expenses), net	9,069	(10,619)	19,688	(185.40)%
Total other (expense) income, net	197,555	111,799	85,756	76.71%

PROFIT BEFORE INCOME TAXES	10,969,869	8,810,938	2,158,931	24.50%

Income taxes provision	1,589,101	1,158,465	430,636	37.17%

NET INCOME	9,380,768	7,652,473	1,728,295	22.58%
Less: net (loss) attributable to non-controlling interests	(365,617)	175,407	(541,024)	(308.44)%
NET INCOME ATTRIBUTABLE TO CONTROLLING SHAREHOLDERS	$9,746,385	$7,477,066	$2,269,319	30.35%

Revenue

Our revenues for the years ended December 31, 2019 and 2018 were derived from the following sources:

	For the years ended December 31,				Change
	2019	%	2018	%	Amount	%

Member services	$2,525,084	14.09%	$5,280,587	39.00%	$(2,755,503)	(52.18)%
Enterprise service
-Comprehensive tailored services	5,733,342	31.98%	4,732,980	34.96%	1,000,362	21.14%
-Sponsorship advertising services	8,288,164	46.24%	2,520,026	18.61%	5,768,138	228.89%
-Consulting services	1,189,169	6.63%	793,400	5.86%	395,769	49.88%
Online services	66,304	0.37%	8,098	0.06%	58,206	718.77%
Other services	123,413	0.69%	203,908	1.51%	(80,495)	(39.48)%
Revenues, net	$17,925,476	100.00%	$13,538,999	100.00%	$4,386,477	32.40%

Our revenues increased by $4,386,477, or 32.40%, from $13,538,999 for the year ended December 31, 2018, to $17,925,476 for the year ended December 31, 2019. Revenues from Member services accounted for 14.09% of our net revenues for the year ended December 31, 2019, as compared to 39.00% for the year ended December 31, 2018. Revenue from enterprise services accounted for 84.85% and 59.43% of our net revenues for the year ended December 31, 2019 and 2018, respectively. We put in more efforts to promote our enterprise services in the fiscal year 2019 than 2018, as a result, our revenues generated from sponsorship advertising services, consulting services and comprehensive tailored services all increased in the fiscal year 2019 as compared to the decrease of revenue from member services.

Revenues from member services

The Company offers three tiers of member services, Platinum, Diamond and Protégé, which differ in membership fees as well as the level of the services provided. Members pay a fixed fee for exchange of the right to participate in seven activities, including study tours and forums, within a typically one-year membership period.

Revenues from Member services decreased by $2,755,503, or 52.18%, from $5,280,587 for the year ended December 31, 2018, to $2,525,084 for the year ended December 31, 2019, primarily due to the fact that we put in more efforts on the development of enterprise services from the fourth quarter of 2018 that resulted in the decrease of the number of new members. Decrease in the renewal of existing membership also contributed to the decrease in revenues from Member services. Revenues were generated from 228 Diamond members, 144 Platinum members and 7 Protégé member for the year ended December 31, 2019, as compared to 444 Diamond members, 263 Platinum members and 12 Protégé members for the year ended December 31, 2018.

Revenues from comprehensive tailored services

There are four major categories of our comprehensive tailored services. The following table presents the type of tailored services as well as their respective prices:

Type of comprehensive tailored services	Pricing
Conference and salon organization -	RMB50,000 (approximately US$7,248)
Booth exhibition services	RMB50,000 (approximately US$7,248)
On-site mentors’ guidance	RMB50,000-100,000 (approximately US$7,248-US$14,496)
Other additional services	RMB10,000-200,000 (approximately US$1,450-US$ 28,992)

Revenues from comprehensive tailored services increased by $1,000,362, or 21.14%, from $4,732,980 for the year ended December 31, 2018, to $ 5,733,342 for the year ended December 31, 2019, primarily due to the fact that (a) the demand of comprehensive tailored services among enterprise clients increased; (b) we put more efforts into comprehensive tailored services to meet clients’ needs, such as organizing large-scale conferences of hot topics and inviting Mentors and Experts with relevant experiences from specific industries. As a result, we entered into 82 contracts with a total amount of $4,511,690 in the fiscal year 2018, of which $3,844,498 was recognized as revenue for in the fiscal year 2018, while we signed 93 contracts with a total amount of $6,152,554 in the fiscal year 2019, of which $5,060,069 was recognized as revenue in the fiscal year 2019.

Revenues from sponsorship advertising services

Sponsorship advertising is a special form of advertising, generally referring to a publicity strategy adopted by enterprises in order to enhance their corporate and product image, as well as brand awareness and influence. We provide sponsorship advertising services for our enterprise clients at events we hold, such as forums and study tours.

Revenues from sponsorship advertising services increased by $5,768,138, or 228.89% from $2,520,026 for the year ended December 31, 2018, to $ 8,288,164 for the year ended December 31, 2019, primarily due to the fact that a) we started the sponsorship advertising services from the second half of 2018; and b) the demand of sponsorship advertising services among enterprise clients increased; and c) we put more efforts to organizing more sponsorship advertising services activities to meet clients’ needs. As a result, we were able to organize more activities, including large-scale forums, which we use as venues for our sponsorship advertising services. We had 44 sponsorship advertising services activities in fiscal year 2019 and 18 sponsorship advertising services activities in fiscal year 2018.

Revenues from consulting services

We provide consulting services to small and medium-sized enterprise to develop strategies and solutions for the following: corporate reorganization, product promotion and marketing, industry supply chain integration, corporate governance, financing and capital structure, etc.

Revenues from consulting services increased by $395,769, or 49.88%, from $793,400 for the year ended December 31, 2018, to $1,189,169 for the year ended December 31, 2019, primarily due to the fact that: a) the demand of consulting services among enterprise clients increased; and b) we put more efforts into hiring consultants with specific consulting experiences to meet clients’ needs.

Revenues from online services

We provide two types of online services to the Company’s APP Users, which are questions and answers (Q&A) session with chosen Mentors or Experts and online streaming of courses and programs. Top-up credits are paid by Users through the Company’s APP, using which Users can purchase the online services.

For the Q&A session, fees are paid by Users through the Company’s APP platform, on which Users can raise questions to chosen Mentors or Experts for each Q&A dialogue with fixed fees. Chosen Mentors or Experts set their own fees for Q&A sessions. The chosen Mentors or Experts would then be automatically engaged by the Users with private 1-to-1 Q&A dialogues. If the response is delayed or unsatisfactory to the User, he or she may notify our customer service representatives who will contact the provider to follow up with the User.

The Company charges 30% of the Q&A fees as a facilitator of online services. The Q&A fees are allocated to the Company and chosen Mentors or Experts automatically by the APP on a 30%/70% split upon completion of Q&A sessions. The Company recognizes online service fees as revenue at completion of Q&A sessions on a net basis, i.e., in the amount of 30% of allocated Q&A fees, as the Company merely provides a platform for its users and is not the primary obligor of the Q&A session, neither has risks and rewards as principal. Revenues from Q&A online services were $15,196 and $8,098 for the years ended December 31, 2019 and 2018, respectively, with a significant increase mainly caused by an increase in the numbers of Users.

For the online streaming of courses and programs, our Users can either: (1) purchase a la carte courses and programs at a rate ranging from RMB 9.9 to 299, which translates to approximately US$3 to US$43, per course or program by top-up credits through the Company’s APP platform, for unlimited streaming, or (2) subscribe as an annual VIP at a rate of RMB299 per year, approximately US$43, which grants Users the access right to the Company’s VIP courses and programs over the subscription period. Revenues generated from online streaming were $51,108 and $nil for the years ended December 31, 2019 and 2018, respectively.

To continually grow our online business, we have expanded the catalogue of our video and audio courses and programs, improved services on our APP, invested resources to attract and retain content and service providers since 2019. In addition, our APP developing team keeps improving the usability of our APP to offer better User experiences. We believe that our knowledge sharing platform is capable of building and maintaining long-term relationships with our Users and we expect to improve User retention and daily activity levels on our APP. However, we do not expect the online services revenue will become a major revenue stream in the near future.

Other Revenues

Other revenues mainly consist of revenues from rendering of other services and sale of merchandises, decreased by $80,495 or 39.48% as compared to the year ended December 31, 2018.

Other services fees are mainly derived from non-member participation of our study tours and forums at the service level of Platinum members. We charge non-members a fixed fee of RMB3,000 for each member activity. Other services fees decreased by $90,048, or 44.16% as compared to the year ended December 31, 2018 due to less non-member participation of our study tours or forums.

The Company started sale of merchandises at the end of 2019 and realized revenue of $9,553.

Costs and operating expenses

The following table sets forth the breakdown of our costs and operating expenses for the years ended December 31, 2019 and 2018:

	For the years ended December 31,				Change
	2019	%	2018	%	Amount	%

Service costs	$2,109,649	29.49%	$1,142,596	23.61%	$967,053	84.64%
Selling expenses	1,350,894	18.89%	1,282,677	26.50%	68,217	5.32%
General and administrative expenses	2,897,079	40.50%	1,749,209	36.14%	1,147,870	65.62%
Research and development expenses	795,540	11.12%	665,378	13.75%	130,162	19.56%
Total costs and operating expenses	7,153,162	100.00%	4,839,860	100.00%	2,313,302	47.80%

Service costs

Our service costs primarily include (1) the cost of organizing activities, such as venue rental fees, conference equipment fees, (2) professional and consulting fees paid to third parties for our activities; (3) the fees paid to Mentors and Experts for on-site consulting and in-person lectures in our activities; and (4) labor costs. Service costs increased by $967,053, or 84.64% for the year ended December 31, 2019 compared to the same period in 2018, mainly due to the increase of $775,619 in professional and consulting fees paid to third parties for our member services and enterprise services activities, and an incremental amortization expense of intangible assets, the online course videos, of $123,123.

Selling expenses

Our selling expenses increased by $68,217 or 5.32 % from $1,282,677 for the year ended December 31, 2018 to $1,350,894 for the year ended December 31, 2019. The increase in our selling expenses was primarily attributable to a $63,598 increase in conference fee in line with the increase in the number of activities we organized in fiscal year 2019 compared to fiscal year 2018.

General and administrative expenses

Our general and administrative expenses increased by $1,147,870 or 65.62%, from $1,749,209 for the year ended December 31, 2018 to $ 2,897,079 for the year ended December 31, 2019. Such increase was primarily due to an increase in office lease expenses of $160,394 for a larger office space leased to meet our business expansion needs, an increase in salary expenses of $280,447, an increase in professional fee of $158,022 incurred for the preparation of our IPO and an increase in allowance of $151,239 in line with the increase of account receivables balance, and an increase in miscellaneous service fee of $238,433, including training and general consulting services to improve our client service capacity and capability. We expect to continue to hire more employees and engage legal, accounting and other professional service providers to meet our public company reporting and corporate governance requirements as we become a public company upon the completion of this offering.

R&D expenses

Research and development expenses for our mobile application, the APP, increased by $130,162 or 19.56%, from $665,378 for the year ended December 31, 2018 to $795,540 for the year ended December 31, 2019, primarily due to the fact that we hired more personnel to upgrade the APP to meet our Users’ need. We expect R&D expenses to continue to increase in the foreseeable future as we will increase the research and development of the APP.

Other (expenses) income

Total net other income increased by $85,756 or 76.71% from $111,799 for the year ended December 31, 2018 to $197,555 for the year ended December 31, 2019, primarily due to an increase in interest income of $69,673.

Income taxes provision

GIOP was incorporated in the Cayman Islands and under the current laws of the Cayman Islands, GIOP is not subject to tax on its income or capital gains. In addition, no Cayman Islands withholding tax will be imposed upon the payment of dividends by the Company to its shareholders.

GMB HK is a company registered in Hong Kong, which is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. From year of assessment of 2018/2019 onwards, Hong Kong profit tax rates are 8.25% on assessable profits up to HK$2,000,000, (approximately US$ 289,855), and 16.5% on any part of assessable profits over HK$2,000,000. However, the Company did not have any assessable profits arising in or derived from Hong Kong for the year ended December 31, 2019 and 2018, therefore no provision for Hong Kong profits tax was made in these periods.

In 2018, our other PRC subsidiary and VIE’s subsidiaries are qualified as small-scale and low-profit enterprises, whose annual taxable income is less than RMB1,000,000 (approximately US$ 144,928), their income is reduced by 50% to the taxable income, and enterprise income tax is paid at 20% tax rate, which is essentially resulting in a favorable income tax rate of 10%. On January 17, 2019, the State Taxation Administration issued new preferential policies on small-scale and low-profit corporate income tax, which further reduced the favorable income tax rate to 5% for enterprises whose annual taxable income is less than RMB1,000,000, approximately US$144,928. We expected all of our PRC subsidiaries except SDH and GMB (Hangzhou) will be qualified as small-scale and low-profit enterprises. Since GMB(Beijing), GMB Culture, GMB Linking and GMB Technology had accumulated operating loss as of December 31, 2019, only GMB Consulting will enjoy the preferential tax rate of 5% for the tax year of 2019. SDH obtained its “National High Tech Enterprise” certificate on October 25, 2017 and was eligible to enjoy a preferential tax rate of 15% from 2017 to 2020 to the extent it has taxable income under the EIT Law. SDH renewed the NHTE certificate in December 2020. GMB (Hangzhou) is no longer qualified as small-scale and low-profit enterprises thus is subject to standard income tax rate of 25% due to its increasing taxable income.

Our income tax provision increased by $430,636 when comparing year ended December 31, 2019 to 2018, primarily due to increased taxable income for the year ended December 31, 2019.

Net income

As a result of the foregoing, we reported a net income of $9,380,768 for the year ended December 31, 2019, compared to a net income of $7,652,473 for the year ended December 31, 2018.

Net profit attributable to non-controlling interest

Non-controlling interests are recognized to reflect the portion of their equity that is not attributable, directly or indirectly, to the Company as the controlling shareholder. For the Company’s consolidated subsidiaries, VIE and VIE’ s subsidiaries, non-controlling interests represent a minority shareholder’s 49% ownership interest in GMB (Beijing), GMB Culture, which has a majority-owned subsidiary called GMB Technology, GMB Consulting, GMB Linking as of December 31, 2019. Net loss attributable to non-controlling interest was $365,617 for the year ended December 31, 2019, which was derived from GMB(Beijing) of $82,246, GMB Culture of $178,180, GMB Technology of $124,989 and GMB Linking of $4,096, offset by net income attributable to non-controlling interest of GMB Consulting of $23,895, while net income attributable to non-controlling interest was $175,407 for the year ended December 31, 2018.

Net income attributable to the Company

Net income attributable to the Company increased by $2,269,319, or 30.35% from $7,477,066 for the year ended December 31, 2018 to $9,746,385 for the year ended December 31, 2019.

Liquidity and Capital Resources

To date, we have financed our operations primarily through cash flows from operations and additional capital contributions from shareholders. We received an aggregate capital injection by our shareholders of $119,996 and $238,128 for the six months ended June 30, 2020 and the year ended December 31, 2019, respectively. We plan to support our future operations primarily from cash generated from our operations and cash on hand.

As of June 30, 2020, our cash and cash equivalents amounted to $5,748,044 as compared to $9,439,106 as of December 31, 2019. The accounts receivable from third parties amounted to $7,352,432 as of June 30, 2020, out of which, $1,473,268 was subsequently collected as of August 31, 2020. Our deferred revenue amounted to $422,865 as of June 30, 2020, which is mainly derived from member services and comprehensive tailored services, and will be recognized as revenue as our services were gradually provided, and enhance our working capital.

As of June 30, 2020 and December 31, 2019, our working capital was $13,535,765 and $12,696,031, respectively. Our working capital requirements are influenced by the level of operations, the numerical volume of our sales contracts, and the progress of execution of our services.

We believe that our working capital is at a positive position and sufficient to meet our operation requirement in the next 12 months from the interim financial statements issuance date. It is mainly contributed from, (1) our current position of cash and cash equivalents, and (2) cash flows provided by operating activities.

If we experience an adverse operating environment or incurred unanticipated capital expenditure requirements, or if we accelerate our growth, then additional financing may be required. No assurance can be given, however, that additional financing, if required, would be on favorable terms or available at all. Such financing may include the use of additional debt or the sale of additional equity securities. Any financing which involves the sale of equity securities or instruments that are convertible into equity securities could result in immediate and possibly significant dilutions to our existing shareholders.

Substantially all of our operations are conducted in the PRC and all of our revenues and the vast majority of our expenses, cash and cash equivalents are denominated in RMB. As of June 30, 2020, 99.05% of our cash and cash equivalents were held in China, and held by our VIE and VIE’s subsidiaries and denominated in Renminbi, while 0.95% of our cash and cash equivalents were held in Hong Kong, and held by GIOP and GMB HK and denominated in US dollars. Although we consolidate the results of our VIE and its subsidiaries, we only have access to the assets or earnings of our VIE and their subsidiaries through our contractual arrangements with our VIE and its shareholders. See “Business — Contractual Arrangements between WFOE, SDH and Its Shareholders.”

In utilizing the proceeds we expect to receive from this offering, we may make additional capital contributions to our PRC subsidiary, or make loans to our PRC subsidiary. However, most of these uses are subject to PRC regulations.

See “Risk Factors—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiary and VIE, which could materially and adversely affect our liquidity and our ability to fund and expand our business.” and “Use of Proceeds.”

A majority of our future revenues are likely to continue to be in the form of Renminbi. Under existing PRC foreign exchange regulations, Renminbi may be converted into foreign exchange for current account items, including profit distributions, interest payments and trade-and service-related foreign exchange transactions, can be made in foreign currencies without prior SAFE approval as long as certain routine procedural requirements are fulfilled. Therefore, our PRC subsidiaries are allowed to pay dividends in foreign currencies to us without prior SAFE approval by following certain routine procedural requirements. However, approval from or registration with competent government authorities is required where the Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future.

As of June 30, 2020, the following were outstanding balances of our cash and cash equivalents and short-term investments in each jurisdiction:

	Cash and cash equivalents	Short-term investments	Total
PRC	$5,693,174	$-	$5,693,174
Hong Kong	54,870	-	54,870
Cayman Islands	-	-	-
Total	$5,748,044	$-	$5,748,044

Cash Flows

Six Months Ended June 30, 2020 and 2019

The following table sets forth a summary of our cash flows for the periods indicated:

	For the six months ended June 30,
	2020	2019
Net cash provided by operating activities	$353,027	$1,299,778
Net cash (used in) provided by investing activities	(4,076,428)	270,189
Net cash provided by financing activities	119,996	135,841
Effect of foreign exchange rate on cash and cash equivalents	(87,657)	(28,417)
Net (decrease) increase in cash and cash equivalents	$(3,691,062)	$1,677,391

Operating Activities

Net cash provided by operating activities amounted to $353,027 for the six months ended June 30, 2020. It was primarily due to a) a net income of $2,218,855, mainly adjusted by depreciation and amortization of $397,234, deferred tax assets variation of $135,772, bad debt expense of $579,440 and amortization of operating lease right-of-use asset of $158,030; b) decrease in prepaid expenses and other current assets of $589,053 mainly due to utilization of prepaid VAT; c) decrease in inventories of $755,754; and partially offset by a) increase in accounts receivable of $2,893,180 due to a slow-down in the collection of accounts receivables resulting from COVID-19; b) decrease in income tax payable of $218,999 due to income tax for the fiscal year 2019 paid in the six months ended June 30, 2020; c) decrease in operating lease liabilities of $139,814; and d) decrease in accrued expenses and other current liabilities of $ 648,908.

Net cash provided by operating activities amounted to $1,299,778 for the six months ended June 30, 2019. It was primarily due to a) a net income of $2,125,755, adjusted by depreciation and amortization of $16,255, investment losses of $14,336, deferred tax assets of $83,531, bad debt expense of $117,402 and amortization of operating lease right-of-use asset of $246,192; b) decrease in amounts due from related parties of $730,002 due to the repayment of loans to related parties for the six months ended June 30, 2019; c) increase in operating lease liabilities of $246,404; d) increase in income taxes payable of $287,269 due to our increased taxable income for the six months ended June 30, 2019; e) decrease in accounts receivable of $179,707 due to the collection in accounts receivable for the six months ended June 30, 2019; and partially offset by a) increase in prepaid expenses and other current assets of $844,402 because of our IPO efforts and the expansion of our business for the six months ended June 30, 2019; b) decrease in deferred revenue of $1,075,563 because we received services fees in the fiscal year 2018 from customers for member services and comprehensive tailored services and other services have been rendered in the six months ended June 30, 2019.

Investing Activities

Net cash used in investing activities amounted to $4,076,428 for the six months ended June 30, 2020. It was primarily due to purchase of office space for $1,581,414 and purchase of intangible asset of $2,549,031.

Net cash provided by investing activities amounted to $270,189 for the six months ended June 30, 2019. It was primarily due to the redemption of financial products from financial institution of $294,950, and partially offset by purchase of property and equipment of $24,761.

Financing Activities

Net cash provided by financing activities amounted to $119,996 for the six months ended June 30, 2020, representing capital contributions from the shareholders.

Net cash provided by financing activities amounted to $135,841 for the six months ended June 30, 2019, representing capital contributions from the non-controlling shareholders.

Years Ended December 31, 2019 and 2018

The following table sets forth a summary of our cash flows for the periods indicated:

	For the years ended December 31,
	2019	2018
Net cash provided by operating activities	$1,236,071	$5,763,893
Net cash used in investing activities	(3,525,061)	(363,530)
Net cash provided by financing activities	238,128	340,647
Effect of foreign exchange rate on cash and cash equivalents	(168,316)	(513,164)
Net (decrease) increase in cash and cash equivalents	$(2,219,178)	$5,227,846

Operating Activities

Net cash provided by operating activities amounted to $1,236,071 for the year ended December 31, 2019. It was primarily due to a) a net income of $9,380,768, adjusted by depreciation and amortization of $167,876, investment losses of $23,799, bad debt expense of $151,246 and amortization of operating lease right-of-use asset of $328,289; b) increase in income taxes payable of $1,233,231 due to our increased taxable income for the year ended December 31, 2019; c) decrease in due from related parties of $708,988; d) increase in accrued expenses and other current liabilities of $669,873 because of our IPO efforts and the expansion of our business for the year ended December 31, 2019, and partially offset by a) increase in accounts receivable of $7,392,412 because of the expansion of our business in the fiscal year 2019; b) decrease in deferred revenue of $1,554,399 because we received services fees in the fiscal year 2018 from customers for member services and comprehensive tailored services and other services have been rendered in the year ended December 31, 2019; c) increase in prepaid expenses and other current assets of $1,051,597; d) increase in inventories of $823,817 due to purchase from third parties; e) net decrease in operating lease liabilities of $409,739.

Net cash provided by operating activities amounted to $5,763,893 for the year ended December 31, 2018. It was primarily due to a) a net income of $7,652,473, adjusted by net deferred tax provision of $165,321, depreciation and amortization of $20,882, investment losses of $20,194; b) an increase in income taxes payable of $674,036 due to our increased taxable income in the fiscal year 2018; c) an increase in accrued expenses and other current liabilities of $542,423 due to the increase in accrued payroll of $95,923 and the increase in value added tax payable of $367,411 in the fiscal year 2018; and partially offset by a) an increase in accounts receivable of $614,389 because of the expansion of our business in the fiscal year 2018; and b) a decrease in deferred revenue of $2,278,629 because we received services fees in the fiscal year 2017 from customers for member services and comprehensive tailored services and other services have been rendered in the fiscal year 2018.

Investing Activities

Net cash used in investing activities amounted to $3,525,061 for the year ended December 31, 2019. It was primarily due to prepayments for property of $1,204,094, purchase of intangible asset of $2,188,061, and purchase of long-term investments of $184,098, and partially offset by the redemption of short-term investments of $289,918.

Net cash used in investing activities amounted to $363,530 for the fiscal year ended December 31, 2018 which includes purchases of property and equipment of $49,962, purchase of long-term investments of $11,334, and purchase of short-term investments of $302,234.

Financing Activities

Net cash provided by financing activities amounted to $238,128 for the year ended December 31, 2019, representing capital contributions from the non-controlling shareholders.

Net cash provided by financing activities amounted to $340,647 for the year ended December 31, 2018, which consists of capital contributions of $213,518 from the controlling shareholders and capital contributions of $127,129 from the non-controlling shareholders.

Trend Information

Other than as disclosed elsewhere in this prospectus, we are not aware of any trends, uncertainties, demands, commitments or events that are reasonably likely to have a material effect on our net revenues, incomes from operations, profitability, liquidity or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements as of June 30, 2020.

Contingencies

The Company may be involved in various legal proceedings, claims and other disputes arising from the commercial operations, projects, employees and other matters which, in general, are subject to uncertainties and in which the outcomes are not predictable. The Company determines whether an estimated loss from a contingency should be accrued by assessing whether a loss is deemed probable and can be reasonably estimated. Although the outcomes of these legal proceedings cannot be predicted, the Company does not believe these actions, in the aggregate, will have a material adverse impact on its financial position, results of operations or liquidity. As of June 30, 2020, the Company was not aware of any litigations or lawsuits against it.

Contractual Obligations

As of June 30, 2020, except for operating lease obligations, we have no other contractual obligations.

The Company’s known contractual obligations as of June 30, 2020 were as follows:

	Payments due by period
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Contractual Obligations
Operating Lease Obligations	$171,912	140,342	31,570	-	-

Inflation

Inflation does not materially affect our business or the results of our operations.

Seasonality

The nature of our business does not appear to be affected by seasonal variations.

Critical Accounting Policies and Management Estimates

We prepare our condensed consolidated financial statements in accordance with U.S. GAAP. These accounting principles require us to make judgments, estimates and assumptions on the reported amounts of assets and liabilities at the end of each fiscal period, and the reported amounts of revenues and expenses during each fiscal period. We continually evaluate these judgments and estimates based on our own historical experience, knowledge and assessment of current business and other conditions, our expectations regarding the future based on available information and assumptions that we believe to be reasonable.

The selection of critical accounting policies, the judgments and other uncertainties affecting application of those policies and the sensitivity of reported results to changes in conditions and assumptions are factors that should be considered when reviewing our financial statements. We believe the following accounting policies involve the most significant judgments and estimates used in the preparation of our condensed consolidated financial statements.

Use of estimates

The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Significant estimates required to be made by management, include, but are not limited to, the assessment of the allowance for doubtful accounts, depreciable lives of property and equipment, and realization of deferred tax assets. Actual results could differ from those estimates.

Foreign currency translation

The Company’s principal country of operations is the PRC. The financial position and results of its operations are determined using RMB, the local currency, as the functional currency. The Company’s consolidated financial statements are reported using the U.S. Dollars (“US$” or “$”). The results of operations and the consolidated statements of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income (loss) included in consolidated statements of changes in shareholders’ equity. Gains and losses from foreign currency transactions are included in the Company’s unaudited condensed consolidated statements of operations and comprehensive income.

The value of RMB against US$ and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. Any significant revaluation of RMB may materially affect the Company’s financial condition in terms of US$ reporting. The following table outlines the currency exchange rates that were used in preparing the consolidated financial statements:

	December 31, 2019	December 31, 2018	June 30, 2020	June 30, 2019
Year/Period-end spot rate	US$1= RMB 6.9762	US$1= RMB 6.8632	US$1= RMB 7.0795	US$1= RMB 6.8747
Average rate	US$1= RMB 6.8985	US$1= RMB 6.6174	US$1= RMB 7.0319	US$1= RMB 6.7808

Fair value measurements

The Company follows the provisions of ASC 820, Fair Value Measurements and Disclosures. ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2 - Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3 - Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, accounts receivable, due from related parties, short-term investments, prepaid expenses and other current assets, deferred revenue, income taxes payable, accounts payable, due to related parties, accrued expenses and other current liabilities approximate their fair value based on the short-term maturity of these instruments. The Company reports short-term investments at fair value and discloses the fair value of these investments based on level 2.

The Company’s non-financial assets, such as property and equipment would be measured at fair value only if they were determined to be impaired.

Inventories

The inventories as of June 30, 2020 and December 31, 2019 consist of health service gift cards, learning course gift cards, Chinese tea, latex pillows and health care products, all of which are products available for sale, and are recorded at cost or net realizable value, whichever is lower.

Part of the Company’s inventories are obtained through fee exchange arrangements with its customers, which are entered into at the Company’s discretion to receive inventory in exchange of collection of account receivables due from the customers. The Company accounts for these nonmonetary exchanges based on the fair values of the assets involved. The cost of inventories acquired in exchange is initially measured at the fair value of the account receivables the Company surrendered to obtain them.

A valuation allowance is recorded to write down the cost of inventories to the estimated net realizable value, if lower, due to slow-moving or damaged products, which is dependent upon factors such as historical and forecasted consumer demand, market condition, and promotional environment. Net realizable value is determined by the estimated selling prices offset by estimated additional cost of goods sold, selling expenses and business taxes. There were no valuation allowance provided for the inventories for the six months ended June 30, 2020 and for the year ended December 31, 2019.

Lease

On January 1, 2019 the Company adopted Accounting Standards Update (“ASU”) 2016-02 (FASB ASC Topic 842). The adoption of Topic 842 resulted in the presentation of operating lease right-of-use assets and operating lease liabilities on the consolidated balance sheet. See Note 10 for additional information.

At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is or contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange of a consideration. To assess whether a contract is or contains a lease, the Company assess whether the contract involves the use of an identified asset, whether it has the right to obtain substantially all the economic benefits from the use of the asset and whether it has the right to control the use of the asset.

The right-of-use assets and related lease liabilities are recognized at the lease commencement date. The Company recognizes operating lease expenses on a straight-line basis over the lease term.

Operating lease right-of-use of assets

The right-of-use of asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and less any lease incentive received.

Operating lease liabilities

Lease liability is initially measured at the present value of the outstanding lease payments at the commencement date, discounted using the Company incremental borrowing rate. Lease payments included in the measurement of the lease liability comprise fixed lease payments, variable lease payments that depend on an index or a rate, amounts expected to be payable under a residual value guarantee and any exercise price under a purchase option that the Company is reasonably certain to exercise.

Lease liability is measured at amortized cost using the effective interest rate method. It is remeasured when there is a change in future lease payments, if there is a change in the estimate of the amount expected to be payable under a residual value guarantee, or if there is any change in the Company assessment of option purchases, contract extensions or termination options.

Short-term leases and leases of low value assets

The Company has elected to not recognize right-of-use assets and lease liabilities for short-term leases that have a lease term of 12 months or less and leases of low value assets. Lease payments associated with these leases are expensed as incurred.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation. Depreciation of property and equipment is provided using the straight-line method over their expected useful lives, as follows:

Electronic equipment	3 years
Furniture, fixtures and equipment	3 years
Vehicle	3 years
Office buildings	30 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of Operation and Comprehensive Income in other income or expenses.

Intangible assets, net

The Company’s intangible assets represent the copyright of course videos purchased from a third party, including but not limited to course videos which cover subjects such as entrepreneurship development, financial service, corporate governance, team management, marketing strategy, etc. Intangible assets are stated at cost less accumulated amortization and amortized on a straight-line basis over their estimated useful lives. The estimated useful lives of intangible assets are determined to be 5 to 10 years in accordance with the period the Company estimates to generate economic benefits from such copyright.

Revenue recognition

The Company early adopted the new revenue standard Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, starting January 1, 2017 using the modified retrospective method for contracts that were not completed as of January 1, 2017. The adoption of this ASC 606 did not have a material impact on the Company’s consolidated financial statements.

The core principle of the new revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation

The Company mainly offers and generates revenue from four kinds of services to its clients in China, member services, enterprise services, online services and other services. Enterprise services include comprehensive tailored services, sponsorship advertising services, and consulting services.

Revenue recognition policies for each type of the Company’s services are discussed as follows:

Member services

The Company offers three tiers of member services, Platinum, Diamond and Protégé, which differ in membership fees as well as the level of the services provided. Members pay a fixed fee for exchange of the right to participate in organized activities offered by the Company, such as study tours and forums, typically within one-year membership period. Any non-participating activities will expire and not be refunded beyond the agreed-upon period. Each Member is entitled to choose from same activities offered by the Company for a total of seven times but different level of membership will receive different level of privileges at each activity, such as seating arrangement or private consultation opportunity etc.. The activities for Platinum Members are also open to non-members, who pay a pre-set fee for participating in a single activity, while the Company does not offer Diamond and Protégé services to non-members separately.

Each activity represents a separate performance obligation, which is typically 5 days or less. The Company uses an expected cost plus margin approach to estimate the standalone selling prices of each activity. As Members can benefit from each activity on their own in the same way and there is no material difference in the Company’s delivering costs, such as number of staffs involved and size of each activity. Therefore, membership fees are equally allocated to seven performance obligations when the Company determines transaction price of each performance obligation.

The Company recognizes membership fees as revenue upon completion of each activity as the duration of each activity is short. Membership fees from non-participating activity will be recognized when the agreed-upon period has expired. Membership fees collected in advance are recorded as deferred revenue on the consolidated balance sheets.

Enterprise services

The Company charges its clients service fees for providing enterprise services, which mainly include comprehensive tailored services, sponsorship advertising services and consulting services.

Comprehensive tailored services

The comprehensive tailored services provide tailored packaged services to small and medium business, including conference and salon organization, booth exhibition services, on-site Mentors’ guidance, and other value-added services. The Company typically signs one-year framework agreements and a tailored services contract with the clients, which list the types of tailored services as ordered by the clients to fit their specific needs. Each tailored service is a separate performance obligation under ASC 606, as these performance obligations are distinct, the clients can benefit from each service on their own and the Company’s promises to deliver the services are separately identifiable from each other in the services contract. The performance of each tailored service is usually on a specific date designated by the clients.

The Company establishes a uniform list for the unit price of each type of tailored services with reference to quoted market prices. If no quoted market price is available, the price will be estimated by using an expected cost plus a margin approach.

The Company recognizes the price for each tailored service as revenue when the service has been provided on a specific date designated and the receipt of each tailored services is confirmed by the clients. If a client does not request certain items of the tailored services included in the services contract during the agreed-upon period, the Company will not refund the service fees and the revenue will be recognized upon expiration of service contracts. The tailored services fees collected before providing services are recorded as deferred revenue on the consolidated balance sheets.

Sponsorship advertising service

The Company provides sponsorship advertising service for its clients at certain activities it held, i.e. study tours and forums. The sponsorship advertising services are mainly to display banners with the clients’ information and distribute clients’ brochures through the activities, so that the clients can enhance their corporate and product image.

The fee the Company charges for sponsorship advertising service is depending on multiple specific factors, including number of event participants, location, public interest, etc. The Company considers all factors and determines pricing for each contract separately. The sponsorship advertising fees are recognized as revenue when services have been provided on a specific date designated and receipt of sponsorship advertising services are confirmed by clients. Sponsorship advertising fees collected before providing services are recorded as deferred revenue on the consolidated balance sheets.

Consulting services

The Company provides consulting services to small and medium-sized enterprises by helping them to develop strategies and solutions including: corporate reorganization, product promotion and marketing, industry supply chain integration, corporate governance, financing and capital structure, etc. The consulting services are tailored to meet each client’s specific needs and requirements.

Consulting fees are based on the specifics of the services provided, for instance, time and efforts required, relationship between the Company and the client, etc. The Company considers comprehensive factors and determines prices with reference to quoted market prices. If no quoted market price is available, price will be estimated by using an expected cost plus a margin approach.

Consulting fees are recognized as revenue when services have been provided and receipt of consulting services is confirmed by clients as the duration of services is short, typically one month or less. Consulting fees collected before providing any service are presented as deferred revenue on the consolidated balance sheets.

Online services

The Company provides two types of online services to the Company’s APP Users, which are questions and answers (Q&A) session with chosen Mentors and online streaming of courses and programs. Top-up credits are paid by Users through the Company’s APP platform, using which Users can purchase the online services.

Users can raise questions to chosen Mentors or Experts with a fixed fee per Q&A session preset by Mentors or Experts. The Q&A session is usually provided by chosen Mentors or Experts within a course of a 72-hour period. The Company charges 30% of the Q&A fees as a facilitator of online services. The Q&A fees are allocated to the Company and chosen Mentors or Experts automatically by the APP on a 30%/70% split upon completion of Q&A sessions. The Company recognizes this online service fees as revenue at completion of Q&A sessions on a net basis, i.e., in the amount of 30% of allocated Q&A fees, as the Company merely provides a platform for its Users and is not the primary obligor of the Q&A session, neither has risks and rewards as principal.

Prior to 2019, most of our online content were free for our User to enjoy because we mainly focused on growing our online knowledge sharing community. In November 2019, we started to implement a new fee structure for our online content, which grants Users the access to view various online courses and programs. Users can subscribe an annual VIP at a rate of RMB299. The VIP grants Users the access right to the Company’s VIP courses and programs over the subscription period. The Company recognizes the VIP annual subscription fees as revenue on a straight-line basis over VIP subscription period. Users can also purchase a-lar-cart courses and programs at a rate from RMB 9.9 to 299 per course or program by top-up credits through the Company’s APP platform. The payment for a-lar-cart course and program is not refundable. After the payment is collected by the Company, the Users obtain unlimited access to the courses and programs they purchased for without limitation. The Company recognizes the fees a-lar-cart courses and programs as revenue at the point of time that Users obtain the access to the courses and programs.

Sale of merchandises

The Company started to sell merchandises at the end of 2019. The merchandises are obtained through fee exchange arrangements with its customers, which are entered into at the Company’s discretion to receive inventory in exchange of collection of account receivables due from the customers or purchased from our customers and third parties. The revenue from sale of merchandises are recognized at the amount to which it expects to be entitled on a gross basis at the point of time when clients obtain the control of the merchandises.

Other services

Other services fees are mainly derived from non-member participation of study tours and forums at the service level of Platinum Members. The Company charges non-members a fixed fee for each Member activity and the price for non-members is determined based on our allocated Member pricing for each activity. Fees are usually collected on site at the date of each activity and revenues are recognized at the completion of such activity.

Service costs

Service costs primarily include (1) the cost of holding activity, such as venue rental fees, conference equipment fees, (2) professional and consulting fees paid to third parties for our activity; (3) the fees paid to Mentors and Experts; (4) labor costs; and (5) amortization cost of copyright. Service costs were $634,314 and $1,024,777 for the six months ended June 30, 2020 and 2019, and service costs were $2,109,649 and $1,142,596 for the years ended December 31, 2019 and 2018.

Income taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

The Company believes there were no uncertain tax positions at June 30, 2020 and December 31, 2019. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months. The Company is not currently under examination by an income tax authority, nor has been notified that an examination is contemplated.

Currency risk

A majority of the Company’s expense transactions are denominated in RMB and a significant portion of the Company’s assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other Company foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

The Company maintains certain bank accounts in the PRC. On May 1, 2015, China’s new Deposit Insurance Regulation came into effect, pursuant to which banking financial institutions, such as commercial banks, established in the PRC are required to purchase deposit insurance for deposits in RMB and in foreign currency placed with them. Such Deposit Insurance Regulation would not be effective in providing complete protection for the Company’s accounts, as its aggregate deposits are much higher than the compensation limit, which is RMB 500,000 for one bank. However, the Company believes that the risk of failure of any of these Chinese banks is remote. Bank failure is uncommon in the PRC and the Company believes that those Chinese banks that hold the Company’s cash and cash equivalents and short-term investments are financially sound based on public available information.

Other than the deposit insurance mechanism in the PRC mentioned above, the Company’s bank accounts are not insured by Federal Deposit Insurance Corporation insurance or other insurance.

Recently issued accounting pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued.

In December 2019, the FASB issued ASU No. 2019-12 “Income Taxes (Topic 740)”. The amendments in this Update simplify the accounting for income taxes by removing certain exceptions, providing updated requirements and specifications in certain areas and by making minor codification improvements. The amendments in this Update are effective for public business entities for fiscal years beginning after December 15, 2020, including interim periods within that fiscal year. Early adoption is permitted. The Company does not believe the adoption of this guidance may have a material impact on its financial statements.

INDUSTRY

All the information and data presented in this section have been derived from Frost & Sullivan’s industry report in October 2020, entitled “The PRC Knowledge Sharing and Enterprise Service Industry Independent Market Research,” unless otherwise noted. Frost & Sullivan (Beijing) Inc., Shanghai Branch Co. has advised us that the statistical and graphical information contained herein is drawn from its database and other sources. The following discussion projections for future growth, which may not occur at the rates that are projected or at all.

OVERVIEW OF ENTERPRISE SERVICE MARKET IN THE PRC

Enterprise service refers to consulting and training services provided to clients with the aim of helping clients develop business strategies and solutions. From 2014 to 2019, revenue of enterprise service market in the PRC experienced a steady growth from RMB141.3 billion (approximately US$20.5 billion) in 2014 to RMB211.0 billion (approximately US$30.6 billion) in 2019, representing a Compound Annual Growth Rate (“CAGR”) of approximately 8.4%. Supported by the further integration with knowledge sharing market and rapid development of knowledge sharing platform, revenue of enterprise service market participants is projected to rise at a CAGR of approximately 8.5%, attaining RMB301.8 billion (approximately US$43.7 billion) by the end of 2024.

Market Size Analysis

Source: Frost & Sullivan Report

Market Drivers and Trend

Customized services. During the past five years, the demand for business consulting and advisory service has been increasing significantly as enterprises are seeking help to boost their strategic growth. In particular, recent years have witnessed an increasing trend of customized services. Consulting service providers are required to possess deep and comprehensive knowledge of the industry and an understanding of the clients’ specific requirements and needs based on the circumstances of the clients.

Training services for small and medium enterprises (SMEs). With the rapid growth in the PRC economy, the number of SMEs in the PRC has increased significantly, which has contributed to the employment market and economic development in the PRC. However, most SMEs are facing the problem of lacking of or access to professional knowledge, industry information and experienced staff, which has created business opportunities for enterprise training services including technical training, vocational training, entrepreneurship training, management training, etc.

Expansion of online services. With the rising adoption and application of the internet, an increasing number of traditional enterprise service providers are expanding their online service offering by developing their own online platforms or cooperating with online service providers such as knowledge sharing service providers in order to grow their businesses. Knowledge sharing platforms provide a professional team of experts to help expand the marketing and distribution channels of these enterprise service providers. Therefore, the expansion of online services and cooperation with knowledge sharing platforms is likely to become a trend in the next few years.

Competitive Landscape

The enterprise service market in the PRC is considered as a highly competitive and fragmented market. By the end of 2019, there are around 0.9 million enterprise platforms. As the economy in the PRC continues to expand, more and more enterprise in the PRC require enterprise services to boost their business growth rate. It is expected that those enterprise services providers with competitive strategies, well-established business relationships, high-quality and customized services and access to industry professionals will expand market share and become leading market participants in the enterprise services market in the PRC.

Main Competitors

Market Participants	Year of Establishment	Country	Description
ATIF Holdings Limited (Nasdaq: ATIF)	2015	The PRC	A financial consulting company providing consulting and training services for enterprises. In 2019, the company went public on Nasdaq.
Dark Horse Venture (Beijing) Technology Co. Ltd (SZSE: 300688)	2008	The PRC	A company focusing on providing consulting and training services of entrepreneurship and innovation to entrepreneurs and enterprises.

OVERVIEW OF THE KNOWLEDGE SHARING SERVICE MARKET IN THE PRC

Definition and Categorization

Sharing economy is an economic concept based on the idea that people can leverage and share their resources such as vehicles, houses, knowledge and skills with others, and receive monetary reward as a result. It is a business model facilitated by a community built on on-line and off-line platforms. In the PRC, sharing economy is usually categorized into seven categories, namely knowledge sharing, vehicle sharing, house sharing, service sharing, healthcare sharing, office sharing and production capacity sharing.

Knowledge sharing, being the key category of the sharing economy in the PRC, refers to the exchange of knowledge including information, advice, expertise, industry know-how, insights, etc. It represents the monetization of knowledge and opinions of key opinion leaders (“KOLs”), industry experts, scholars, mentors, etc. Major products include lectures, Questions and Answers (Q&A) sessions, video and audio courses, books, Intellectual Property (IP), study tours, forums, trainings and seminars, one-to-one talks, consulting service, investment service, enterprise incubation service, financing service, trading service, etc. Online and offline knowledge sharing platforms will facilitate the communications between content providers (e.g. experts, KOLs, scholars and mentors) and consumers. Content providers and consumers can also build and develop their own online and offline communities through the knowledge sharing platform. All participants can offer products and services with focus on a certain group of end-users or a certain industry. For example, some knowledge sharing service market participants are mainly providing knowledge sharing products and services for enterprises, entrepreneurs and individuals who are interested in this area. Currently, there are several well-known knowledge sharing platforms including Quora, Zhihu, and Ximalaya.

Knowledge sharing can be further categorized based on the content providers, namely users, professionals and professional users. User-generated content (UGC) refers to contents posted and shared by unpaid contributors or users. Professionally-generated content (PGC) is produced to satisfy the demand of users by professionals such as professional production company, which is more specialized and high-quality. Professionally curated user-generated content (PUGC) is a combination of UGC and PGC where selected industry experts and KOLs produce contents with a full production team.

Service Offerings

Source: Frost & Sullivan Report

There are various types of services provided by a knowledge sharing platform through online and offline channels:

Online and Offline Services. Online services include Q&A session, audio and video streaming, lectures and courses, and others, which are created on the online platforms for users to access and learn. The knowledge sharing platforms would charge commissions as service fee from both content creators and users.

Community Development. Through online and offline knowledge sharing activities, users, consumers and content creators including experts, KOLs and mentors can build their own online and offline communities or groups with common interests where they can exchange and share insights, ideas, opinions, opportunities, etc. Meanwhile, consumers experience including communications with users, members and experts and participations in activities in such communities will help increase consumers stickiness to the knowledge sharing platforms. Knowledge sharing service providers will assist and participant in the development of such communities and help manage their organization and operation.

Value Chain Analysis

Source: Frost & Sullivan Report

The knowledge sharing service market in the PRC consists of upstream knowledge providers, midstream knowledge sharing platforms, and the downstream consumers.

The content providers are the individuals who provide various contents to the sharing platforms. In general, the content providers are experts or professionals from their respective fields or industries, such as scholars, industry leaders, entrepreneurs, as well as KOLs, which could provide qualified contents to the platforms. In addition, the content providers are usually invited by the sharing platforms to provide exclusive contents on the platforms.

The knowledge sharing platforms act as the medium to handle contracting and payments, and facilitate the exchange of knowledge on behalf of their content providers and consumers. And the platforms also provide eligibility checks and certifications on the qualifications of the content providers to ensure the quality of the contents. The subscription-base model allows the consumers paying a certain fee at regular intervals to access the contents on the platform. On the other hand, the platform allows consumers to share their knowledge on the platform with other consumers. As such, consumers can also become content providers on the platform as “prosumers”. As the communications among the content providers and consumers are multi-dimensional, all consumers can benefit from the knowledge sharing platforms.

Market Size Analysis

Source: State Information Center, Frost & Sullivan Report

Note: Trading volume of knowledge sharing market includes revenue of knowledge sharing platforms, income of content creators, and other monetization income that is generated through knowledge sharing.

Driven by the increasing demand for high-quality knowledge products and services, rising education levels of consumers, from 2014 to 2019, total trading value of knowledge sharing market in the PRC grew dramatically from RMB9.6 billion (approximately US$1.4 billion) in 2014 to RMB306.3 billion (approximately US$44.4 billion) in 2019, representing a CAGR of approximately 99.7% during the period. Looking forward, supported by growth of disposable income and decentralization of content production, knowledge sharing market in the PRC is expected to record RMB1,636.2 billion (approximately US$237.2 billion) by the end of 2024, with a CAGR of approximately 40.3% from 2020.

Market Drivers

Favorable macroeconomic environment driving the growth of knowledge sharing platform. The overall economic environment and the rising household income have demonstrated a stable growth over the past few years and such growth is expected to sustain in the next few years. It is the opinion of our management that the trend will improve people’s living standards and also guarantees a growing consumption demand and people’s demand for information and knowledge that would continue brings improvement to their current living standards. The above factors are likely to further drive the growth of knowledge sharing service in China.

Technology innovation and data availability. The advancement in technology is one of the essential success factors that drove the rapid development of the knowledge sharing service market. With the help of new technologies, the knowledge sharing platforms are able to target audience effectively and efficiently, monitor data traffic constantly and adjust the contents instantly to stay competitive in the current market. This would be one of the key driving forces of the market development of knowledge sharing service in the future.

Exploitation of big data. Due to the increasing volume of internet data traffic, the ability to analyze data to obtain valuable insights has become increasingly important for knowledge sharing platforms to compete and survive in today’s market. It is the opinion of our management that with the aid of big data, knowledge sharing platforms are able to obtain various valuable user insights and accurately feed useful information to different users. This in turn generates various business opportunities for the knowledge sharing platforms.

Future Trends

Horizontal integration of competitors. As competition of the market intensifies, it is crucial for scaled and resourceful knowledge sharing platforms to maintain their market share as well as further expand their businesses. It is expected that the trend upon horizontal integration of small and medium sized knowledge sharing platforms will continue in the future as this will not only enable them to diversify their product portfolio, but will also bring improvements upon their technology capability and capacity, enabling them to further consolidate the market concentration and attract a bigger user base.

Enrichment, diversification and personalized knowledge offerings. It is the opinion of our management that, in order to retain current customers and attain more customers, it is important for knowledge sharing platforms to meet their constantly changing preferences. The enrichment and diversification of contents will be one of the most critical factors in attracting customer base, hence for the knowledge sharing platforms to excel in the market. Personalized content is also one of the future trends, tailoring contents that are suitable for an individual customer and bringing more efficiency to the customers when browsing for contents.

Mature collaboration between content creators and the knowledge sharing platforms. Accumulating from business experiences, content providers and knowledge sharing platforms are becoming more familiar with the operation models of knowledge sharing economy. With respect to the business arrangement between content providers and platforms to ensure inflow of contents to the platform, there are an increasing number of consumers who prefer to pay a fix amount of monthly or annual fee to subscribe to the contents offered. In addition, the advancement in technology allows the platforms to have more control and monitor of contents on platforms, which helps match the needs and demands of different consumers.

Constraints and Challenges

High operating costs. Attributed to the growing popularity of the concept of sharing economy and its relative low barrier to entry, inevitably the knowledge sharing platforms will face fierce competition from the better-established companies who own extensive resources and sophisticated data capacity. Companies who do not own a clear business model may waste resources in exploring the market and opportunities, placing pressure on their cost of operation.

Competitive Landscape

The knowledge sharing market in the PRC is considered as a highly competitive and fragmented market. By the end of 2019, there are over 100 notable knowledge sharing market participants in the PRC. It is expected the integrated and unique market participants targeting at certain industries or consumer groups are likely to enjoy a large room of development.

Main Competitors

Market Participants	Year of Establishment	Country	Description
IGet	2012	The PRC	A Beijing-based mobile application operator, originally a talk-show producing company named Luogic Talk Show, engaging in providing a knowledge sharing platform with a wide range of contents such as business administration, visual arts, sociology, humanity and practical skills.
ZaiHang	2015	The PRC	A Beijing-based mobile application operator providing a matchup platform to allow “one-to-one” conversations between industry experts and users.
Zhihu	2010	The PRC	A Beijing-based company providing a website where questions are created, answered, edited, and organized by its community of users. Live stream Q&A session service is also provided as a fee-charging service.
Ximalaya FM	2012	The PRC	The largest online UGC audio service provider in the PRC, enabling users to share their expertise and experience in specific areas through audio. Currently, it has around 50 million users.

BUSINESS

Overview

We started our operation as a consulting company providing enterprise services to small and medium-sized enterprises in the PRC in December 2014, and launched our peer-to-peer knowledge sharing and enterprise service platform in May 2016. Since then, we have continued to expand and improve our platform, where knowledge is shared, and services are requested and provided. We operate our platform through our PRC operating entity, SDH and its subsidiaries, both online, via our mobile application “Shidonghui App” (the “APP”), and offline, through local offices directly operated by us in Beijing, Shanghai and Hangzhou, as well as 51 local centers operated by some of our Members in 35 cities and 21 provinces throughout the PRC as of the date of this prospectus. Our mission is to become a worldwide leading knowledge sharing and enterprise service platform.

According to the International Monetary Fund, from 2014 to 2018, the nominal GDP per capita in the PRC rose from $7,701 in 2014 to $10,581 in 2018, representing a CAGR of approximately 6.6%. A growing economy and generally positive market environment have created many entrepreneurial and high-growth enterprises, many of which need corporate services such as financial consulting and management training. In line with the trend of nominal GDP, the disposable income of urban residents in the PRC recorded an increase from 2013 to 2019, as there was a rise in overall household spending capabilities due the blooming economy. According to the National Bureau of Statistic of the PRC, the per capita disposable income of urban residents in the PRC increased from $4,305 in 2014 to $6,322 in 2019, representing a CAGR of 8.0%. Previously, our platform focused on providing enterprise services to enterprises and entrepreneurs, but we are actively expanding our service to individuals and families that seek advice and services relating to health, beauty, travel, fashion, housing, etc.

When we launched our platform, our aim was not only to continue providing enterprise services to PRC’s growing business communities, but also create a marketplace where qualified entities (individuals and enterprises) have opportunities to serve as providers, and receive rewards by sharing their knowledge with others on the platform. As of September 2020, our knowledge sharing and enterprise service ecosystem had 550 Mentors, 998 Experts, 1,467 Members, and 5.49 million Users. In addition to serving our Users and Members, we continue to provide enterprise services to small and medium-sized enterprises in China through a dedicated team with seven full-time professional consultants, as well as our Mentors and Experts. Our providers (Mentors, Experts and consultants) are successful entrepreneurs, scientists, investors, and professionals with qualifications and achievements in major industries such as finance, energy, health care, technology, manufacturing and academia. Our core strength is the knowledge brought by our providers, highlighted by their experiences, wisdom, industry know-how, and social connections.

We offer online services to our Users on our APP, which was released to the public in May 2016, and offline services to our Members. The number of Users, measured as the total of unique individuals who downloaded and registered to use our APP on their mobile devices, has increased from approximately 800,000 in December 2017 to approximately 5.49 million in September 2020. The number of our Members, measured as the total number of active subscribers of our three annual memberships (platinum, diamond and protégé), has increased from 139 in May 2016 to 1,467 in September 2020. “Active subscribers” are those who signed on and made full payment to receive our yearly Member services that were in effect (within the year period) at the time of measurement.

All of our Members are encouraged to become Users by downloading and registering on the APP to enjoy free online services, some Users also become Members in order to have access to our offline services. The services we currently offer to Users are (1) Questions and Answers (Q &A) Sessions and (2) streaming of audio and video courses and programs. The offline services we offer to our Members are study tours and forums.

To meet the growing demand of our Users, Members and Enterprise Service Clients for professional services and advice in a rapidly changing business environment, we have been continually expanding and improving our platform and services. In March 2018, we launched our Comprehensive Tailored Service program, a customized enterprise packaged service targeting small business owners; in December 2018, we launched GMB Regional Economic Accelerator, a business initiative designed to help with economic growth of less developed areas in China, by entering into cooperating programs with regional government entities for the purpose of providing services to local businesses; starting in 2019, we began to promote our brands “SDH” and “GMB” and seek opportunities to expand our platform in the United States. We believe these business initiatives will enrich our service offerings and attract more individuals and enterprises to join our platform.

In late 2019, taking advantage of our knowledge of market demand and trends, as well as access to resources afforded to us by our knowledge sharing platform, we started procuring and offering merchandises for sale through our platform to our clients and the general public. The merchandises are obtained through: (1) fee exchange arrangement, through which we receive products in exchange for collection of membership fees and consulting fees earned from our customers at our discretion, and (2) direct purchases from our customers and third parties based on market trend and demand. For the fiscal year ended December 31, 2019, $2,500,481 or 76% of the merchandises for sale were obtained through our fee exchange arrangement with our customers, and $786,791 or 24% were through direct purchases from our customers. For the six months ended June 30, 2020, $12,333 or 43% of the merchandises for sale were obtained through our fee exchange arrangement with our customers, and $16,055 or 57% were through direct purchases from our customers and third parties.  In both aforementioned periods, direct purchases from third parties were minimal. The practice of the fee exchange arrangement is non-routine and we expect to collect the majority of such fees in cash in future periods. We have achieved a significant growth in sale of merchandises, which generated $1,219,296 for the six months ended June 30, 2020, compared to $9,568 for the year ended December 31, 2019.

We have been profitable since fiscal year 2018, and generated net revenues of $13,538,999, $17,925,476, and $6,506,463 for the fiscal years ended December 31, 2018 and 2019, and six months ended June 30, 2020, respectively. Our revenues were generated from the following:

●

fees generated from Member services, in the amount of $5,280,587, $2,525,084, and $491,806, or 39.00%, 14.09% and 7.56% of the net revenues of fiscal years 2018 and 2019, and six months ended June 30, 2020, respectively;

●

fees generated from enterprise services, in the amount of $8,046,406, $15,210,675, and $4,590,984, or 59.43%, 84.85%, and 70.56% of the net revenues of fiscal years 2018 and 2019, and six months ended June 30, 2020, respectively;

●	fees generated from sale of merchandises, in the amount of nil, $9,568 and $1,219,296, or nil, 0.05%, and 18.74% of the net revenues of fiscal years 2018 and 2019, and six months ended June 30, 2020, respectively;

●	fees generated from online services, in the amount of $8,098, $66,304, and $191,443, or 0.06%, 0.37% and 2.94% of the net revenues of fiscal years 2018 and 2019, and six months ended June 30, 2020, respectively; and

●	fees generated from other services, in the amount of $203,908, $113,845, and $12,934, or 1.51%,0.64%, and 0.20% of the net revenues of fiscal years 2018 and 2019, and six months ended June 30, 2020, respectively.

For fiscal years 2017 and 2018, our revenues generated from online services were much smaller compared to revenues generated from Member services and enterprise services, primarily due to the fact that we have focused on growing our online knowledge sharing community by providing services for Users to enjoy at low or no charge. We do not require any fee to become a User on our platform, and most of the audio and video courses and programs on our APP were free for our Users to experience. Beginning in 2019, to increase our revenues from our online services, we started to charge our Users fees for streaming most of our audio and video courses and programs, although there are still about 1020, or 10%, out of the approximately 9,880 audio and video courses and programs on our APP, available for streaming for no fee, as of the date of the prospectus. As a result, for the fiscal year 2019 and six months ended June 30, 2020, we increased our revenues generated from online services to $66,304, and $191,443, more than 700% or 1,446% compared to the fiscal year 2018 and the six months ended June 30, 2019. We believe our platform has the potential of becoming a major knowledge sharing marketplace in the PRC and that our online services will greatly contribute to the overall growth and expansion of our knowledge sharing platform if we are able to continually execute our strategy to attract more Users, Mentors, and Experts to join and contribute to our peer-to-peer sharing platform.

Currently, we only operate in mainland China, although approximately 100 of our APP Users are located in North America. We also have 10 Mentors in the United States as of the date of this prospectus. Our plan is to continually expand our services both online and offline, explore new business ventures and initiatives both domestic and abroad to generate additional revenues, and ultimately become a leading knowledge sharing and enterprise service platform that offers and creates value for everyone in our ecosystem.

Corporate History and Structure

On February 22, 2019, we established a holding company, GIOP, under the laws of the Cayman Islands. GIOP owns 100% of GMB HK, a Hong Kong company incorporated on March 22, 2019.

On June 3, 2019, GIOP BJ, or WFOE, was incorporated pursuant to PRC laws as a wholly foreign owned enterprise. GMB HK holds 100% of the equity interest in WFOE.

We operate through our VIE, or SDH, and its subsidiaries in the PRC, which we control via a series of contractual arrangements between WFOE and SDH. SDH (formerly known as Beijing Huatai Yihe Co., Ltd.) was established in 2014 as a limited company pursuant to PRC laws for the purpose of providing corporate consulting services.

SDH established a wholly owned subsidiary, GMB Hangzhou, on November 1, 2017 pursuant to PRC laws.

In 2017 and 2018, SDH also established four subsidiaries pursuant to PRC laws, which were GMB (Beijing), GMB Culture, GMB Consulting, and GMB Linking. SDH owns 51% of the equity interest of each of these four subsidiaries. Additionally, GMB Culture has a subsidiary Mentor Board Voice of Seeding (Shanghai) Cultural Technology Co., Ltd., and owns 60% of its equity interest.

On October 16, 2020, SDH established another wholly owned subsidiary, Zibo Shidong, pursuant to PRC laws.

Pursuant to PRC laws, each entity formed under PRC law shall have certain business scopes as submitted to the Administration of Industry and Commerce or its local counterpart. Pursuant to specific business scopes, approval by the relevant competent regulatory agencies may be required prior to commencement of business operations. As such, WFOE’s business scope is to primarily engage in: technology development, technology promotion, technology transfer, technical consultation, technical services; sales of self-developed products; business management consulting; corporate planning; conference services, organization of cultural and artistic exchange activities (excluding commercial performances); economic and trade consulting. Since the sole business of WFOE is to provide SDH with technical support, consulting services and other management services relating to its day-to-day business operations and management in exchange for a service fee approximately equal to SDH’s earnings before corporate income tax, i.e., SDH’s revenue after deduction of operating costs, expenses and other taxes, subject to adjustment based on services rendered and SDH’s operation needs, such business scope is necessary and appropriate under PRC laws. SDH, on the other hand, is also able to, pursuant to its business scope, provide a platform for our Members to obtain practical corporate guidance, financing sources, resource joining, assistance with corporate emergencies, support with public listings and other mutual assistance services.

We control SDH through contractual arrangements, which are described under “Business — Contractual Arrangements between WFOE, SDH and Its Shareholders.” GIOP is a holdings company with no business operation other than holding the shares in GMB HK, which is also a pass-through entity with no business operation.

The following diagram illustrates our corporate structure, including WFOE, VIE and its principal subsidiaries, as of the date of the prospectus and upon completion of our IPO based on 5,600,000 Ordinary Shares being offered:

Contractual Arrangements among WFOE, SDH and Its Shareholders

Neither we nor our subsidiaries own any equity interest in SDH. Instead, we control and receive the economic benefits of SDH’s business operation through a series of contractual arrangements. WFOE, SDH and its shareholders entered into a series of contractual arrangements, also known as VIE Agreements, in June 2019. The VIE agreements are designed to provide WFOE with the power, rights and obligations equivalent in all material respects to those it would possess as the sole equity holder of SDH, including absolute control rights and the rights to the assets, property and revenue of SDH.

Each of the VIE Agreements is described in detail below:

Exclusive Technical and Consulting Services Agreement

Pursuant to the Exclusive Technical and Consulting Services Agreement between SDH and WFOE (the “Exclusive Service Agreement”), WFOE provides SDH with technical support, consulting services, business support and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, human resources, and information. For services rendered to SDH by WFOE under the Exclusive Service Agreement, WFOE is entitled to collect a service fee approximately equal to SDH’s earnings before corporate income tax, i.e., SDH’s revenue after deduction of operating costs, expenses and other taxes, subject to adjustment based on services rendered and SDH’s operation needs.

This agreement became effective on June 10, 2019 and will remain effective unless otherwise terminated as required by laws or regulations, or by relevant governmental or regulatory authorities. Nevertheless, this agreement shall be terminated after all the equity interest in SDH held by its shareholders and/or all the assets of SDH have been legally transferred to WFOE and/or its designee in accordance with the Exclusive Option Agreement.

The CEO of WFOE, Mr. Haiping Hu, is currently managing SDH pursuant to the terms of the Exclusive Service Agreement. The Exclusive Service Agreement does not prohibit related party transactions. Upon the establishment of the audit committee at the consummation of this offering, the Company’s audit committee will be required to review and approve in advance any related party transactions, including transactions involving WFOE or SDH.

Equity Pledge Agreement

Under the Equity Pledge Agreement between WFOE, and shareholders of SDH, together holding 100% of the shares of SDH (“SDH Shareholders”), the SDH Shareholders pledged all of their equity interests in SDH to WFOE to guarantee the performance of SDH’s obligations under the Exclusive Service Agreement. Under the terms of the Equity Pledge Agreement, in the event that SDH or the SDH Shareholders breach their respective contractual obligations under the Exclusive Service Agreement, WFOE, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends generated by the pledged equity interests. The SDH Shareholders also agreed that upon occurrence of any event of default, as set forth in the Equity Pledge Agreement, WFOE is entitled to dispose of the pledged equity interests in accordance with applicable PRC laws. The SDH Shareholders further agreed not to dispose of the pledged equity interests or take any actions that would prejudice WFOE’s interests without the prior written consent of WFOE.

The Equity Pledge Agreement is effective until: (1) the secured debt in the scope of pledge is cleared off; and (2) Pledgers transfer all the pledged equity interests to Pledgees according to the Exclusive Option Agreement, or other entity or individual designated by it.

The purposes of the Equity Pledge Agreement are to (1) guarantee the performance of SDH’s obligations under the Exclusive Service Agreement; (2) make sure the SDH Shareholders do not transfer or assign the pledged equity interests, or create or allow any encumbrance that would prejudice WFOE’s interests without WFOE’s prior written consent. In the event SDH breaches its contractual obligations under the Exclusive Service Agreement, WFOE will be entitled to dispose of the pledged equity interests.

Exclusive Option Agreement

Under the Exclusive Option Agreement, the SDH Shareholders irrevocably granted WFOE (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, part or all of their equity interests in SDH or the assets of SDH. The option price to be paid by WFOE to each shareholder of SDH is RMB10 (approximately US$1.47) or the minimum amount to the extent permitted under PRC law at the time when such transfer occurs.

Under the Exclusive Option Agreement, WFOE may at any time under any circumstances, purchase, or have its designee purchase, at its discretion, to the extent permitted under PRC law, all or part of the SDH Shareholders’ equity interests in SDH or the assets of SDH. The Exclusive Option Agreement, together with the Equity Pledge Agreement, the Exclusive Service Agreement, and Powers of Attorney, enable WFOE to exercise effective control over SDH.

The Exclusive Option Agreement remains effective until all the equity or assets of SDH is legally transferred under the name of WFOE and/or other entity or individual designated by it, or unilaterally terminated by WFOE with a 30-day written notice.

Powers of Attorney

Under each of the Powers of Attorney, the SDH Shareholders authorized WFOE to act on their behalf as their exclusive agent and attorney with respect to all rights as shareholders, including, but not limited to: (a) attending shareholders’ meetings; (b) exercising all the shareholder’s rights, including voting, that shareholders are entitled to under the laws of China and the Articles of Association, including, but not limited to, the sale or transfer or pledge or disposition of shares in part or in whole; and (c) designating and appointing on behalf of shareholders the legal representative, the executive director, supervisor, the chief executive officer, and other senior management members of SDH.

The Powers of Attorney are irrevocable and continuously valid from the date of execution of the Powers of Attorney, so long as the SDH Shareholders own the equity interests of SDH.

Spousal Consent

Pursuant to the Spousal Consent, each spouse of the individual shareholders of SDH irrevocably agreed that the equity interest in SDH held by their respective spouses would be disposed of pursuant to the Equity Pledge Agreement, the Exclusive Option Agreement, and the Powers of Attorney. Each spouse of the shareholders agreed not to assert any rights over the equity interest in SDH held by their respective spouses. In addition, in the event that any spouse obtains any equity interest in SDH through the respective shareholder for any reason, he or she agreed to be bound by the contractual arrangements.

Our Knowledge Sharing and Enterprise Service Platform Ecosystem

Our Members and Users

Our Members

Our Members can choose from three annual membership plans: Platinum, Diamond, and Protégé. Members enjoy services included in their respective membership plans. The following table presents the annual membership fees and the number of Members for each of the membership tiers, as of September 30, 2020:

Membership Tiers	Annual Membership Fee	Number of Members
Platinum	RMB 16,800 (approximately US$2,435)	860
Diamond	RMB 98,000 (approximately US$14,203)	579
Protégé	RMB 500,000 (approximately US$72,464)	28

Our Users

Our APP is available in the PRC and elsewhere in the world where potential Users can access on the internet the http hyper-link we provide for our APP download/installation on their mobile devices; anyone over the age of 18, with a mobile phone (IOS or Android) can download our APP and complete an online registration process to become a User. Currently, although we do not charge any fee to register for our APP, we do require our Users to obtain a verification code via their mobile devices to register. Additionally, Users must agree to our Terms of Use in the form of a user agreement, which can be completed and submitted to us on our APP.

Since the inception of our APP in May 2016, the number of our Users has increased steadily from year to year. As of September 30, 2020, we had approximately 5.49 million Users, an increase of 5.30 million from 0.19 million in September 30, 2019, representing a compound annual growth rate of 206.86%.

Our Mentors and Experts

Our Mentors

Our Mentors are leaders in their respective professional fields, all of them enjoy strong social influence due to their professional achievements and social status in China. The majority of our Mentors are successful well-known entrepreneurs, executive officers of public companies, PE/VC partners, doctors, and artists, in a wide range of industries including academia, health care, financial service, energy, technology, manufacturing, etc. As of September 30, 2020, we had 550 Mentors, and all of them were hand-picked and invited by our management to join our platform.

Below are some of our representative Mentors (not in any particular order):

Name	Specialty	Credentials
Yang Wang, CEO of Cybernaut Investment Group	Finance and Business Management	Mr. Wang was former global Vice President and General Manager of China Development Center of IBM, responsible for big data, cloud computing and artificial intelligence. Currently, Mr. Wang is the CEO of Cybernaut, a company with 100 billion assets worldwide and is committed to investing in international technological innovation, industrial innovation, regional innovation and entrepreneurship, transformation and upgrading, and new business models.

Weigang Wang, Chairman of Board, Nuode Investment Co., Ltd.	Innovation and Entrepreneurship	Mr. Wang is the chairman of the board of Nuode Investment Co., Ltd. Mr. Wang enjoys the PRC State Council special allowance, a government subsidy granted to highly skilled professional and technical personnel who made outstanding contributions. Previously, Mr. Wang served as the dean of Sinosteel Anshan Thermo-Energy Research Institute, and was a professor at Beijing University of Science and Technology, Liaoning University of Science and Technology, and Anhui University of Technology.

Zhengming Feng, Managing Director of Softbank China Capital	Financial Services	Mr. Feng has been Managing Director of Softbank China Capital since December 2009, and was CEO of China Environmental Protection Technology Group (listed in Singapore) from September 2008 to December 2009. He was also Executive Director, Executive Deputy General Manager, and CFO of Tsinghua Tongfang Environment from January 2004 to September 2008.

Baozhong Li, Chairman of Shanghai Xiangzhong Investment Co., Ltd. and China Internet Insurance (Ningbo) Industrial Fund	Finance	Mr. Li currently serves as a director at Shanghai Xiangzhong Investment Co., Ltd. and Ningbo Zhonghu Technology Co., Ltd. Previously, Mr. Li served as the CEO of Haier Capital. Mr. Li earned a Master’s degree in Management of Agricultural Economy from Zhejiang University and an EMBA degree in Finance from Shanghai Advanced Institute of Finance.

Yanshi Jin, President of Beijing Xinxing Eaton Technology Service Co., Ltd.	Finance and Economics	Mr. Jin is the President of Beijing Xinxing Eaton Technology Service Co., Ltd., Chairman of the Board of Directors of the United Nations Blockchain Foundation, Director of the Fundamental Theory Research Center of the Capital University of China University of Political Science and Law, Director of the Financial Program of Peking University HSBC Business School; and Chief Economics of Xinhua Index Company Family. He was also elected as 2009 CCTV Annual Economic Persons Selection Committee Member, elected by China Securities Market as the “Most Influential People Award” for 20 years, and won the “First Financial Economics” Financial figures of the year in 2010.

Dr. Dexter Y Sun, Clinical Associate Professor of Neurology at the Cornell University School	Medicine	Dr. Sun is a clinical professor of Neurology, Weill Cornell Medical, the Chief Physician of New York Presbyterian Hospital-Weill Cornell Medicine and a visiting professor of Zhejian University School of Medicine. He is the former President of the Society of Chinese American Physician Entrepreneurs and Co-Chairman of Medical Advisory Board of Republican National Committee. He also serves as Member of Zhejiang University Alumni Association and Vice President of Zhejiang University School of Medicine Branch.

Our Experts

Our Experts are skilled and qualified in their specialized fields to provide advice and guidance to our Users. Persons can become Experts through a certification process either on our APP or in-person at our local offices and centers. Our certification process consists of three steps: (1) an applicant is required to demonstrate his or her expertise and qualifications by submitting an application along with supporting documents such as resume, publications, and school transcripts; (2) our team reviews and verifies the applicant’s qualifications and background information, based on which we make a determination on whether to approve the application; and (3) we enter into a service agreement with the approved applicant. As of September 30, 2020, we had 998 Experts.

Below are some of our Experts:

Name	Specialty	Credentials
Baijun Song, President of Zhonghui Innovation (Beijing) International Institute of Information Technology	Innovation and Entrepreneurship	Mr. Song has engaged in technological innovation and patent planning and development for more than 20 years. He has served as the chief of technical innovation and patent strategy for a number of public companies in China. He has assisted a number of institutions in obtain more than 1,000 patents in China, which generated more than several hundred million RMB in terms of economic value.

Dr. Jiesong, Shi, CEO, Beijing Shijiesong Marketing Management Co., LTD.	Marketing	Mr. Shi is the founder and CEO of Beijing Shijiesong Marketing Management Consulting Co., LTD. He also serves as a professor at the Human Marketing College, a consultant at Jilin Province Agricultural Development Co., Ltd., and a mentor at TusStar.com, a startup incubator. Mr. Shi earned a Doctor’s degree in Marketing Strategy Management from China Agricultural University. Previously, Mr. Shi served as a marketing manager at Lenovo and Nokia.

Dianshuai Li, General Manager of Xi’an Hejun Enterprise Management Consulting Co., Ltd.	Branding Strategy	Mr. Li is partner of Xi’an Hejun Management Consulting Co., Ltd. He is the chief customer resource management expert for the Western China Think Tank Co. Ltd., and has worked as a consultant for Alliance PKU Management Consultants Ltd. He has many years of experiences providing consultation in marketing planning and branding strategies.

Jiazheng Wang, Founding Partner of Beijing Yutaisike Technology Co., Ltd.	Project Evaluation and Investment Incubation	Mr. Jiazheng Wang graduated from Beijing Normal University. Mr. Wang is one of the four founding partners of Beijing Yutaisike Technology Co., Ltd., which provides consulting services related to angel investment analysis and management.

Service Agreements with Our Mentors and Experts

Each of our Mentors and Experts, as a service provider on our platform, must enter into a service agreement with us that governs the rights and obligations of each party. The term of the service agreement is open and can be terminated by either party without any cause, and the services they provide to our Users and Members must be given exclusively on our platform, either online or offline, for which the fees generated are shared between us and the providers, usually at a 30/70 split, that is, we receive 30% and providers receive 70% of the fees. Under certain circumstances where providers generate additional fees such as registering new members, the providers will be entitled to a larger percentage of the fees generated, as decided between the parties on a case by case basis.

Our Local Centers

In order to better assist and service our Members as well as promote our business, we have established a number of local centers in major cities in China, predominant in the provinces in the Southern and Eastern China, where there are more economic activities. Our local centers are used for business development and communications where our local Members gather to share information, promote businesses, and organize events such as product promotions and lectures. Our local centers are operated under our supervision by Diamond and Protégé Members, who must have access to office spaces of at least twenty square meters, and whose qualifications must be pre-approved by our management. We also enter into a service agreement with each of our local center operators. Currently, we do not pay any fees to the Members who operate local centers. As of September 30, 2020, we had 51 local centers located in 35 cities and 21 provinces.

Our Enterprise Service Consultants

We have a professional consulting team with seven full-time employees, who have at least five years of experience in their respective fields of professions, including finance, capital markets, marketing, public relations, sales, etc. The majority of our team previously worked in the technology or finance industries. See “Consulting” below.

Our Enterprise Service Clients

The majority of our Enterprise Service Clients are small and medium-sized enterprises located in the following provinces: Zhejiang, Shanxi, Guangdong, Shandong and Liaoning, as well as Shanghai City. For the fiscal years ended December 31, 2018, or 2019, or six months ended June 30, 2020, none of our clients accounted for more than 10% of our revenues.

Our Services

Member Service

We started our Member service in November 2015, and the chart below summarizes the services Members receive:

Membership Tier	Service
Platinum	seven SDH organized activities (study tours and forums) per year
Diamond	seven SDH organized activities (study tours and forum) per year, during which Member may enjoy special seating assigned only to Diamond Members, and make presentations and sales pitches of his or her business, products and services
Protégé	seven SDH organized activities (study tours and forum) per year, during which Member may enjoy special seating assigned only to Protégé Members, make presentations and sales pitches of his or her business, products and services, and communicate with Mentors and Experts in person at such activities

During each of our study tours and forums, a number of our Mentors and Experts, along with other business leaders, are invited to attend, give speeches and host discussion sessions at these activities. We compensate the attending Mentors and Experts with fees ranging from RMB5,000 (approximately US$725) to RMB20,000 (approximately US$2,899) depending on factors such as the size of the audience, the location of the activity and qualifications of the attending Mentors and Experts.

Our Member activities are open to non-members, who pay RMB3,000 (approximately US$427) for each activity. For the fiscal years 2018 and 2019, we generated fees from non-members in the amount of $203,908, and $113,845 respectively. For the six months ended June 30, 2020 and 2019, we generated fees from non-members in the amount of $12,934 and $51,927, respectively.

Study Tours

Beginning in 2016, we started organizing study tours for our Members, and offered five, seven, ten, 13, and two study tours in 2016, 2017, 2018, 2019, and the first half of 2020, respectively. Our study tours are designed to provide trainings on real world business skills for entrepreneurs and executives. Each study tour generally lasts two days, in which a day and a half are dedicated to classroom style lecturing and discussions, while the remaining half day is spent on visiting the headquarters or facilities of successful enterprises. All participants are responsible for their own food, traveling and living accommodations throughout the study tours.

Below are some of our study tours given in the past:

Dates	Location (City)	Enterprise Visited
July 20 -21, 2019	Liaocheng	Dong-E-E-Jiao Co Ltd
June 22-24, 2019	Hangzhou	Wahaha Group
May25-27,2019	Guangzhou	Xuesong Group
August 24 – 26, 2018	Quanzhou	361 Degrees International Limited
July 13 – 15, 2018	Taiyuan	Fenjiu Group
May 25 – 27, 2018	Ningbo	Sunny Optical Technology (Group) Co., Ltd. and Ningbo Shanshan Co., Ltd.
December 9 – 11, 2017	Guangzhou	Changlu Group
October 27 – 29, 2017	Hangzhou	Zhejiang Panshi Information Technology Co., Ltd. and Zhejiang Xizihangkong Industry Co., Ltd.
November 26 – 27, 2016	Shanghai	Ningbo Shanshan Co., Ltd.
July 31 – August 1, 2016	Zunyi	Kweichow Moutai Group

Forums

We organize large-scale forums (with more than 1,000 attendees) that last two to three days. The purpose of our forums is to share business intelligence with small and medium-sized enterprises and help them develop business plans and strategies. The themes of our forums are usually related to interpretation of newly published governmental policies, sharing of industry opportunities and perspectives on corporate transformation and growth. We held one large-scale forum per year in 2016 and 2017, three large-scale forums in 2018, and two in 2019.

“China’s Private Economy Summit”, another large-scale forum, was held on April 22-23, 2018 in Beijing. Participants in this event had the opportunity to discuss and share insights on the following topics: “Investment Opportunities under the Trend of Intelligent Manufacturing Industry”; “The Direction of Tax Reform and Corporate Response Measures”; “The Current Economic Situation in China and Its Prospects”; “How to judge the feasibility of the proposed project from the perspective of capital”; “knowledge Sharing and Practical Mutual Assistance in the Age of Human Internet”; “Overseas Listing Raiders”; “Using United Nations Channel Resources to Promote the Strategic Innovation Practice of Chinese Enterprises”; “Prospects for the Development of Commercial Aerospace Industry”; and “Traditional Industry Transformation and Sharing Economy”.

We held another large-scale forum, “Industry China knowledge Sharing Economy Wisdom Summit”, on June 12-13, 2019 in Beijing. Participants had the opportunity to discuss and share insights on topics relating to sharing economy in China and were attended by the following business leaders: Mr. Haiping Hu, founder of GIOP; Mr. Jianjun Yu, founder of Himalaya; Mr. Mingyue Zhu, founder of Zhubajie Net; Mr. Rubo Lian, founder of Douying; Mr. Kai Qu, founder of ZhangJin; Mr. Kia Wong, founder of Uncle Wong’s Stories; Mr. Junxiu Zhu, founder of Kanliao; Mr. Yang Yu, founder of Yiguanshuju; Mr. Deng Pan, founder of Pandeng Reading Club; Mr. Chunjian Bao, founder of Xiaoertong; Mr. Baochen Wang, founder of ChianKetie; and Mr. Zhou Ke, founder of BijiXia.

Enterprise Service

In addition to providing services to our Users and Members, we have been providing customized enterprise service to small and medium-sized enterprises in the PRC since our inception in 2014. Enterprise service is an integral part of our platform, and a number of our Enterprise Service Clients are also our Members and Users.

Below are the three main enterprise services we provide:

Our Comprehensive Tailored Services

In May 2017, we launched our Comprehensive Tailored Service, geared towards small and medium-sized businesses, to provide tailored packaged services including conference and salon organizations, booth exhibition services, guidance by Mentors and Experts, and other value-added services, for the purpose of promoting and growing their businesses. Clients are required to enter into service agreements with us, which are individually negotiated based on the services and resources we provide. For the year ended on December 31, 2018, our comprehensive enterprise service generated revenue in the amount of US$4,732,980 from 126 clients. For the year ended December 31, 2019, our comprehensive enterprise service generated revenue in the amount of US$5,733,342 from 89 clients. For the six months ended June 30, 2020, our comprehensive enterprise service generated revenue in the amount of US$3,190,371 from 36 clients.

Consulting

Our team of professional consultants provides enterprise consulting services and develops strategies and solutions for corporate reorganization, product promotion and marketing, industry supply chain integration, corporate governance, financing and capital structure, etc. Our consulting services are customized to meet each client’s specific needs and requirements. Our fees and payment structures are based on the specifics of the services we provide, such as the time and efforts required, the duration of the service, and are usually in the range of RMB20,000 (approximately US$2,898) to RMB80,000 (approximately US$11,594) for a one-time service charge, or monthly fees in the amounts of RMB10,000 (approximately US$1,449) to RMB20,000 (approximately US$2,898) for continued services. Below are some of the consulting projects we have completed:

●	We assisted a Beijing based investment and development company to: (1) allocate and develop customer resources; and (2) provide expert support for a strategic development and research project regarding the development of a shopping mall.

●	We assisted a company based in Jiangsu province to formulate a customized financing plan based on their specific financing needs for business development and we successfully obtained the required funds for our client.

●	We assisted an energy company based in Jiangsu province with a comprehensive evaluation of its business model and development plan.

Sponsorship Advertising

Sponsorship advertising is a special form of advertising, generally referring to a publicity strategy adopted by enterprises in order to enhance their corporate and product image, as well as brand awareness and influence. We provide sponsorship advertising services for our enterprise clients at events we hold, such as forums and study tours, in the following forms:

●	We display the names and logos of the sponsor enterprises on the background and display boards at our events.

●	The representatives of the sponsor enterprises are assigned to the VIP seating areas with name tags displaying their company names and logos.

●	The sponsor enterprises enjoy a certain number of tickets for an event, which can be used for sale or as gifts to their customers.

●	The names and logos of the sponsor company are displayed in the related advertisements and promotional materials for an event.

●	We use products exclusively provided by the sponsor enterprise for an event.

●	The names and logos of the sponsor enterprise may also be displayed in programs and videos we produce such as “Haiping’s Meeting Room.”

The fees we charge for sponsorship advertising is in the range of RMB500,000 (approximately US$72,463) to RMB2,000,000 (approximately US$289,855) per engagement, depending on several specific factors, such as the number of the participants, the location, and popularity of an event.

Sale of Merchandises

In late 2019, we started procuring and offering merchandises for sale through our platform to our clients and the general public. Our merchandises include Chinese tea, red wine, wellness products, gift cards, and others. Most of our merchandises for sale are obtained from our Members and enterprise service clients through exchange for collection of membership fees and consulting fees. Such exchanges are non-routine and made at our discretion, based on a number of factors, including but not limited to, the market trend and demand for such merchandises, the profit margin expected to be realized from the sale of such merchandises, and the credit-worthiness of and our relationship with these clients. Our other merchandises are sourced and purchased from our customers directly at preferred prices or from third parties, based on our knowledge of current market trend and demand generated from our platform. Taking advantage of our management’s knowledge of market demand and trend, as well as access to resources afforded to us by our knowledge sharing platform, we have achieved a significant growth in sale of merchandises. For the six months ended June 30, 2020, we generated $1,219,296, or approximately 19%, of our total revenue from sale of merchandises, which we believe has become a supplemental revenue stream that is both profitable and strategically aligned with our other operations. We expect to continue to offer certain customers the option to exchange merchandises in lieu of membership fees and consulting fees at our discretion, which practice we believe is a win-win for us and our clients, though it will only serve as a non-routine practice that is supplemental to our business operation.

Online Service

We provide our Users two services on the APP: (1) Question and Answer (Q&A) Sessions and (2) Online Streaming of Courses and Programs. In addition, our APP has a community building function that facilitates relationship building on our platform. For example, our APP allows Users to share their “moments,” such as pictures and videos of their life experiences, via instant messaging, with other Users on the APP. Users may also “like” and/or comment on other User’s “moments.” In addition, Users may establish their own communities by creating and inviting other Users to join his or her group.

Our APP

Our APP was launched in May 2016, and runs on both IOS and Android devices. We strive to provide our Users superb experiences on our APP and have established an in-house Information Technology team of eight employees dedicated to the development and support of our system. To date, we have registered 29 computer software copyrights with the Copyright Protection Centre of China (CPCC), in connection with the development of our APP. In October 2017, as a result of our efforts, SDH was certified by the State Intellectual Property Office (“SIPO”) as a national high-tech enterprise, which affords SDH a favorable tax rate of 15%, rather than the unified rate of 25% for the duration of the certification. The certification lasts for three years, and is subject to renewal in October 2020. The Company has submitted an application for renewal and expects to receive the approval in November 2020. As of September 30, 2020, our APP has been downloaded by approximately 5.49 million Users, compared to 800,000 as of December 2017. The number of average monthly active Users was approximately 73,400 for the twelve months of 2019 and approximately 88,400 for the first nine months of 2020.

Questions and Answers (Q &A) Session

Our Mentors and Experts, as providers, are available to answer questions and share valuable personalized guidance and advice in a wide range of fields, including business management, health care, beauty, financial services, education, etc. Through a Q&A session, a User can submit questions on our APP to a chosen provider, who are listed on the APP under their specializing sectors, and receive a response within 72-hours. When a User submits a question on our APP, our customer service representatives and the chosen provider receive a text notification from our system immediately. Upon receipt of the text notification, our provider is required to respond within 72-hours, although most of the time the responses are provided in a much shorter time frame. If the response is delayed or unsatisfactory to the User, he or she may notify our customer service representatives who will contact the provider to follow-up with the User.

Users must purchase top-up credits on our APP to pay for Q&A sessions. Providers set their own fees for Q&A sessions. At present, the average fee for a Q&A session is RMB31 (approximately US$4.38), which translates to 31 APP top-up credits. After each session concludes, credits are automatically awarded to the provider’s APP account and can be used for services on our APP or converted to RMB and paid out to the provider’s bank account linked with our APP. When submitting a question in a Q&A session, a User can also choose to share the Q&A session on the APP for a fee of one to five credits and earn credits when other Users access the shared Q&A session. The credits earned from the shared Q&A sessions are to be split 50/50 between the Users and us.

As of September 30, 2020, our APP completed a total of 9,425 Q&A sessions, and had about 1,194 daily accesses to shared Q&A sessions. Our top-earning providers generate about an average of RMB1,761 (approximately US$250) from answering questions in the Q&A sessions per month for the 24 months ended September 30, 2020.

Online Streaming of Video & Audio Courses and Programs

We provide video and audio courses and programs on our APP for on-demand and live streaming. At present, our APP has approximately 5,144 audio and 4,736 video courses and programs available for streaming. The majority of the courses and programs are business-oriented, which cover subjects such as entrepreneurship development, financial service, corporate governance, team management, marketing strategy, etc. We also provide some focused courses and programs that target special audience groups, such as parent-child education for new parents, and business school selection programs for graduate students. The majority of our online courses are sourced from third party content providers including professional content production companies and individuals.

Below are some of our popular online courses and programs:

Name (release date)	Presenter	Theme of Course	Number of Streams* as of September 30, 2020
Large Micromarketing Trends (04/06/2017)	Dongming Liu (Founding Partner of Chain Board, a media company)	Enterprises need to use the same internet tools that users are using to market to them. The battlefield is where the users are, and micromarketing is currently the best marketing weapon.	735,411
The Metamorphosis of Growth (04/06/2017)	Hao Chen (Founder of Shanxi Jindao Shengshi, a media company)	Before a person desires a type of lifestyle, he or she should first think clearly about his or her goals and setting up a goal worthy of pursuing for life.	218,491
Principal Hong’s Investment Course (05/03/2017)	Hong Rong (financial expert on SINA Finance’s “The Big V’s of Financial Affairs”)	Principal Hong utilizes the experience of multiple people to provide 20 years of systematically researched stock exchange trading experience.	309,386
Leadership and Training Systems (05/09/2017)	Zhigang Qiu (Vice President of Guolian Group, Distinguished Lecturer of China Tao Xingzhi Research Association)	As a leader, how do you establish your own charisma and how do you manage your employees from the perspective of energy?	295,450
Duplicable Leadership Ability (05/12/2017)	Junshu Zhou (consultant of the Institute of Psychology of the Chinese Academy of Sciences, author of “Three Dimensional Leadership Coach”)	A team is made up of a wide variety of people. To truly lead others, we must understand them so as to achieve true empowerment.	410,934
Negotiation Strategies (03/01/2018)	Ligang Li (Sohu Internet Sales consultant)	The course covers the the layout of negotiation strategy, mastering, and deal closing skills including how to collect information and take the initiative in the negotiation in negotiations.	622,735
Secret for Achieving Enterprise Multiple Growth (04/03/2018)	Wen Zhang (Chairman of Beijing Times Group)	This course teaches practical skills on how to start a business, what a new business needs, and how to expand the growth of a business.	593,978
Business Model by Tao Jin - First Season (03/25/2019)	Tao Jin (Chairman of Futuristic Enterprise Management Co., Ltd.)	How to: grow multiple sources of income from one income; recognize three major indicators of value investment; create two paths from industry to capital.	687,851

*	Number of Streams is measured as the aggregate of each time the content is accessed by a User, which may include multiple accesses by such User.

At present, we release an average of 100 to 200 online courses and programs each month and have 5,000 to 15,000 online streaming sessions every week. As of September 30, 2020, approximately 34.57% of the courses and programs were produced and owned by our two subsidiaries, GMB Culture and GMB Linking. We produce in-house video and audio courses and programs for streaming on our APP and several other internet content providers in China, such as Tencent, iQiyi, Youku, and Himalaya FM. For example, we produce “Haiping’s Meeting Room”, a video program debuted in June 2017, hosted by our CEO, Mr. Haiping Hu, which focuses on sharing practical business knowledge through one-on-one or roundtable interviews with well-known entrepreneurs and executives, with new episodes being released once or twice every month. We have received favorable responses from our clients, as each episode of “Haiping’s Meeting Room” received 7 to 14 million visits.

The other content on our APP were produced by third party content providers, including (1) approximately 43.24% by Beijing Winning at the Frontlines Cultural Exchange Co., Ltd. (“Beijing Winning”), (2) approximately 8.9% by individual content providers, such as our Mentors and Experts, and (3) the remaining 13.29% by other third party production companies including Beijing Binbin Youli Network Technology Co., Ltd., Shanghai Maokong Information Technology Co., Ltd., Beijing Friendship Culture Communication Co., Ltd., Asia United Education Technology Co., Ltd., Xiameng Xingfujia Co., Ltd., and Wuxi Ruijian Times Co., Ltd.

All content on our APP is copyrighted. We enter into licensing agreements with the third party content providers and have full rights to use and distribute the content on our APP. On May 30, 2016, we entered into a strategic cooperation agreement and a copyright authorization agreement, both for a term of five-years, with our main third party content provider, Beijing Winning. Pursuant to the agreements, we had non-exclusive right to use and distribute Beijing Winning’s productions on our platform without paying any upfront fee, and Beijing Winning had the right to all derivative profits, including consulting and speaking fees generated from engagements made with our Users. On November 2, 2019, we entered into an intangible assets purchase agreement with Beijing Winning to acquire 3,104 episodes of “Big Lecture Hall of Winner business management TV program” owned by Beijing Winning for a total price of RMB36,000,000 (approximately US$5,097,345). We agreed to pay the purchase price to Beijing Winning in seven installments from November 19, 2019 to February 2, 2020, and the full ownership of the purchased assets was transferred to us on November 19, 2019.

Our agreements with the other third party content providers, including both individuals and professional production companies, grant us non-exclusive right to use and distribute the third party content in exchange for a specified percentage of profits generated by such content on our platform.

Prior to 2019, most of our online content were free for our Users to enjoy because we mainly focused on growing our online knowledge sharing community. In November 2019, we started to implement a new fee structure for our online content. As of the date of this prospectus, approximately 90%, or 8,860 online courses and programs require fees to access; while the remaining 1,020, or 10%, are still available for our Users to enjoy without any fees. Under the new fee structure, there are two paid content categories: (1) a la carte: Users are charged from RMB 9.9 to 299 per course or program; and (2) VIP annual subscription: Users are charged a yearly access fee of RMB299 for all of the VIP courses and programs. As of the date of the prospectus, there are approximately 5,100 a la carte courses and programs, and 3,750 VIP courses and programs. As of September 30, 2020, 2,252 Users purchased a la carte content and 6,133Users had VIP annual subscriptions.

Other Services

Our Member activities, including study tours and forums, are also open to non-members, who pays a fixed fee of RMB3,000 (approximately US$427) for each activity. Fees are usually collected on site on the date of each activity.

Our New Business Initiatives

We have always been focused on finding business opportunities and creating new strategic plans and initiatives in order to improve and expand our platform. Below are our initiatives launched since 2018:

GMB Regional Economic Accelerator

Economic growth in China in the last two decades has been uneven in terms of geographical regions. In particular, many third and fourth tiered cities in central and western China have lagged behind, mainly due to lack of resources such as human talent, capital, and technology. Recognizing the needs of these regions for better economic growth, we reach out to regional government entities for the purpose of offering and our online and offline services and resources to the local businesses. In December 2018, we launched GMB Regional Economic Accelerator, an initiative that partners us with regional government entities to help transform and reinvent local businesses in order to compete more effectively.

On January 25, 2019, we entered into a five-year strategic cooperation agreement with the City Government of Ruzhou, a county-level city in the west-central part of Henan province. Based on the agreement, we helped the City Government of Ruzhou establish a local business center, which was officially opened on March 22, 2019, and have since been used by many local enterprises for business development purposes such as product display and promotion, enterprise training and seminars, new product launching events, etc. We also held a forum with the Ministry of Industry and Information Technology Development Center for small and medium-sized enterprises in Ruzhou in March 2019, to promote local businesses and accelerate economic growth in the City of Ruzhou. In return, the City government of Ruzhou committed to promoting our platform to its local business communities and recruiting a certain number of Members from the Ruzhou city. As the date of this prospectus, we have registered 8 platinum and 26 diamond Members in connection with the strategic cooperation agreement with the City Government of Ruzhou.

United States Market Initiatives

Beginning in 2019, we started to promote our brands (“SDH” and “GMB”) and took additional initiatives to expand our enterprise consulting services in the United States market. Our goal is to provide consulting services to small and medium-sized U.S. enterprises looking for investment and business opportunities in China.

●	In October 2019, we entered into a business cooperating agreement with the American Chinese CEO Society (“ACCS”), with the aim to promote each other in the United States and China. Founded in 2005, ACCS is a non-profit organization for business executives and entrepreneurs; its mission is to foster investment and business opportunities between the United States and China. As of the date of this prospectus, ACCS has approximately 4,500 and 1,200 members in the United States and China, respectively.

●

In March 2020, we entered into a strategic cooperation agreement with F50, which is a venture capital platform based in Silicon Valley with a mission to identify innovative companies and products in North America and connect them with corporate partners and investors throughout the world. Our cooperation seeks to establish a long-term comprehensive strategic partnership for the purpose of mutual resource sharing and business development. We participated as a co-sponsor at F50’s “Global Capital Summit” event, with the theme “Elevating HealthTech Innovation”, on June 16-17, 2020. This event was broadcasted on F50’s YouTube and Zoom channels and watched by investors and entrepreneurs through F50’s global network covering North America, Europe, Australia, India, South America and China. We believe it provided a good opportunity for us to introduce our company and services to potential investors and clients in the United States and other regions.

●	As of the date of the prospectus, our APP has 98 registered Users in North America and 10 Mentors in the United States. We plan to promote our APP in the Chinese-speaking communities in the United States to recruit more Users and Mentors to join our platform by participating in events organized by our strategic partners including ACCS and F50.

Although none of these initiatives have generated any revenue as of the date of this prospectus, we plan to actively pursue our strategies and look for opportunities to continue expanding our platform in the United States.

Growth Strategy

Since we launched our platform in 2016, our revenues have continued to grow rapidly, and the number of the registered Users of our APP has grown to approximately 5.49 million as of September 30, 2020. Our goal is to become a leading knowledge sharing and enterprise service platform and we believe that the following strategies help us achieve our goal.

Increase the number of our knowledge sharing providers

As of September 30, 2020, our knowledge sharing providers included 550 Mentors and 998 Experts, who are the main contributors to provide services on our platform. Currently the majority of our providers are from backgrounds related to business development due to the fact that we have focused on providing services to enterprise clients. In the future, we intend to add more qualified Mentors and Experts from more diversified backgrounds, particularly in the fields that tend to attract larger numbers of targeted audiences, such as beauty, health, fashion, and parenting, to expand our reach to potential clients interested in seeking information and advices related to these fields. In the next five years, we hope to increase the number of our providers to more than 5,000 through aggressive recruiting and networking.

Research and develop new online services and improve existing online services to attract more Users

We continue to improve our services based on the needs of our Users and providers. For example, we are constantly expanding the catalogue of our video and audio courses and programs for streaming on our APP, as such, the number of our online courses and programs has increased from 780 in 2016 to 9,880 in September 2020. Based on market research and feedbacks from our Users, we are currently developing new services on our APP, such as “Wisdom Shop” and “Live video Q&A”, both are designed to assist Users gain knowledge through interactions with Mentors, Experts and other Users. We hope these new offerings will attract more Users to join our platform. In addition, our team of APP developers are continually improving the usability of our APP to offer better User experiences.

Increase the scope of our service offerings

Previously, we have mainly focused on providing services to small business owners and enterprise clients, hence our marketing strategies were devised to directly target these groups. However, in China, governmental entities at various levels are major contributors to economic development. Our new business initiative, GMB Regional Economic Accelerator, was launched in December 2018 to target regional government entities as our strategic partners in recruiting local enterprises to join our platform. On January 25, 2019, we entered into a strategic cooperation agreement with the City Government of Ruzhou, a county-level city in the west-central part of Henan province. Beginning in 2019, we started a number of initiatives to promote our brands and expand our services in the United States.

Promote, build, and grow the influence of our brand

We believe a strong brand name brings many benefits to a business, such as customer recognition and loyalty, credibility, and value building. We plan to build our brand through large-scale offline activities such as forums and seminars where we regularly invite celebrities, well-known entrepreneurs and business leaders, who tend to attract media attention that bring us more exposure to the general public. We also strive to build and strengthen our brand by providing excellent customer services, as well as bring value and results to everyone on our platform.

Marketing and Brand Promotion

As of the date of this prospectus, our sales and marketing department has 32 employees, including 7 employees of our brand promotion center, who are responsible for developing and executing marketing strategies and plans. We utilize a variety of marketing and promotion methods to attract potential clients, and enhance our “SDH” brand recognition.

We recruit new Users, Members and Enterprise Service Clients mainly through the following: sales calls and events conducted by our sales professionals, recommendations by existing Users, Members, Mentors, Experts, and Enterprise Service Clients; promotional events at our forums and other activities; online promotional advertisements (Baidu, Headlines, WeChat Moments and advertisements on other social media websites).

We use the following methods to promote our “SDH” brand: organize and co-host large-scale forums and events; have our Mentors and Experts participate as guest speakers or moderators at cultural conferences and industry association meetings; distribute informational brochures, posters, and flyers at various conferences, exhibitions and trade shows; advertisement arrangements with media outlets, including newspapers, magazines, industry publications and advertisement on metro stations’ display boards.

We also believe the best method for marketing and brand promotion is through building and maintaining long-term relationships with existing Users, Members, Mentors, Experts, and Enterprise Service Clients by striving to provide service that consistently meet or exceed their expectations. As such, many of our clients joined our platform as a result of referrals from existing clients.

Competition

We compete in both the enterprise service and knowledge sharing markets in the PRC, and both markets are considered as highly competitive and fragmented.

According to the Frost & Sullivan Report by the end of 2019, there are around 0.9 million enterprise service providers. As the economy in the PRC continues to expand, a rising number of enterprises in the PRC require enterprise services to boost their business growth rate. It is expected that those enterprise services provider with competitive strategies, well-established business relationships, high-quality and customized services and access to industry professionals will expand market share and become leading market participants in the enterprise services market in the PRC. Currently, our main competitors are ATIF Holdings Limited, a Shenzhen-based financial consulting company providing consulting and training services for enterprises; and Dark Horse Venture (Beijing) Technology Co. Ltd, a Beijing-based company focusing on consulting and training services of entrepreneurship and innovation.

Attributed to the growing popularity of the concept of sharing economy and its relative low barrier to entry, the knowledge sharing platforms will inevitably face fierce competition from more established companies who own extensive resources and sophisticated data capacity. Companies who do not own a clear business model may waste resources in exploring the market and opportunities, placing pressure on their cost of operation. According to the Frost & Sullivan report, a number of competitors entered into the knowledge sharing market in the PRC, and there were over 100 notable knowledge sharing market participants by the end of 2019. It is expected that the integrated and unique market participants targeting certain industries or user groups are likely to enjoy a large room of development. Our main competitors are: IGet, a Beijing-based mobile application operator, originally a talk-show producing company named Luogic Talk Show, providing a knowledge sharing platform with a wide range of content such as business administration, visual arts, sociology, humanity and practical skills; ZaiHang, another Beijing-based mobile application operator providing a matching platform to allow “one-to-one” conversations between industry experts and users; and Zhihu, also a Beijing-based company providing a website where questions are created, answered, edited, and organized by its community of users.

Although some of our competitors are bigger and have more resources than us, we believe we are uniquely positioned to compete effectively in the enterprise service and knowledge sharing markets because our platform is capable of offering clients integrated and personalized services both online and offline. We also have recruited a number of successful entrepreneurs and executives to join our platform as service providers (see Business – Our Knowledge Sharing and Enterprise Service Platform Ecosystem – Our Mentors and Experts), whose experiences, wisdom, industry expertise, and social connections have helped attract approximately 5.49 million Users to join our platform since its inception in May 2016.

Our Competitive Strengths

We believe that the following strengths enable us to capture business opportunities and differentiate us from our competitors:

Our founder and CEO, Mr. Haiping Hu, nicknamed “General Hu Haiping on Horseback”, has extensive leadership experience and is a very well-known entrepreneur in China.

Mr. Haiping Hu, our CEO, is a well-known entrepreneur in China. Nicknamed “General Haiping Hu on Horseback,” Mr. Hu has more than twenty years of experience as a founder and executive. He was voted as “China’s Top Ten Outstanding CEOs” by CHINA CEO FORUM in 2010, and was on the cover of Fortune Magazine and Business Watch Magazine in 2016. From 1996 to 2016, he led Shanshan Group, and transformed the company from a traditional clothing manufacturer into an energy company ranked within the top 500 largest companies in China since 2002. In addition to overseeing every aspect of the Company’s operation, Mr. Hu hosts several learning programs for streaming on our APP.

Our service providers bring a wealth of knowledge readily accessible to our Users, Members and Enterprise Service Clients.

As of September 30, 2020, we had 550 Mentors, 998 Experts, and a team of ten professional consultants as our knowledge sharing providers. Many of our Mentors are experienced leaders of successful well-known corporations, including: Mr. Ning Li, who is named as China’s “Prince of Gymnastics” after winning six medals in the 1984 Summer Olympic, and later became a successful entrepreneur by founding and serving as Chairman of Viva China Holdings Limited; Mr. Nanchun Jiang, Chairman of Focus Media; and Mr. Yang Wang, president of the Cybernaut investment Group. Likewise, our Experts are outstanding professionals in their specialized fields. We are proud of the wealth of knowledge brought by our Mentors and Experts, which are readily available to be shared with and accessed by our Users, Members and Enterprise Service Clients. Finally, our team of consultants are professionals with more than five years of industrial experience.

Our Rich Service Offering Combines Both Online and Offline Services.

Our knowledge sharing and enterprise service platform offers a rich combination of online and offline services to our Users, Members, and Enterprise Service Clients. Our APP allows Users access to Mentors and Experts through dedicated Q&A Sessions online. Members can also participate in many offline activities and events that afford them opportunities to connect, learn and share with Mentors, Experts, and other Members. While we believe our platform provides good value for our Users, Members, Mentors and Experts, we strive to continually improve and expand our services in order to instill customer loyalty and attract more individuals and enterprises to join our platform.

Our Platform Builds Long Term Mutually Beneficial Relationship with Our Clients.

We believe our platform was established and built upon the common interest of its people to share and gain knowledge. Therefore, it is capable of cultivating and maintaining a long-term mutually beneficial relationship with everyone on our platform, including our Users, Members, Mentors, and Experts. We have also been successful in offering customized enterprise services to our existing Members and Users. Between January 1, 2019 and December 31, 2019, we generated total revenue in the amount of RMB5,850,000 (approximately US$848,010) from enterprise services provided to our Members. In addition, 0.79 million new Users joined our platform through referral of existing Members and Users, between January 1, 2019 and December 31, 2019. Between January 1, 2020 and June 30, 2020, we generated total revenue in the amount of RMB2,544,630 (approximately US$361,869.58) from enterprise services provided to our Members. In addition, 9,742 new Users joined our platform through referral of existing Members and Users, between January 1, 2020 and June 30, 2020.

Employees

We had a total of 85, 106 and 134 full-time employees as of December 31, 2017, 2018 and 2019, respectively.  As of the date of the prospectus, we have 105 full-time employees. The following table sets forth the numbers of our employees by area of business:

Department	Number of Employees	% of Total
Senior Management	7	6.67
Human Resources & Administration	13	12.38
Sales & Marketing	32	30.48
Business & Consulting	6	5.71
Customer Service	8	7.62
Information Technology	7	6.67
Research & Development	22	20.95
Finance	10	9.52
Total	105	100%

Generally, we enter into standard employment contracts with our officers, managers, and other employees. According to these contracts, all of our employees are prohibited from engaging in any other employment during the period of their employment with us. None of our employees is a member of a labor union and we consider our relationship with our employees to be good. See “Executive Compensation — Agreements with Named Executive Officers.”

Seasonality

We currently do not experience seasonality in our operations.

Facilities

We currently maintain our headquarters in Beijing and Shanghai in the PRC. Our total office space is 2,806 square meters including both leased and owned properties. We lease 2,168 square meters of office space under non-cancelable operating lease agreements with expiration dates in 2020 or 2022. Operating lease expense amounted to $379,355 and $215,138 for the years ended December 31, 2019 and 2018, respectively. In December 2019, the Company signed property purchase agreements to acquire four properties in Beijing with approximately an aggregate of 638 square meters of office space for a total consideration of US$2,637,539. The Company has paid US$1,204,094 as a prepayment as of December 31, 2019. The Company paid the rest of the consideration of US$1,433,445 and acquired the ownership of the properties in May 2020.

Future minimum lease payments under non-cancellable operating leases were as follows as of December 31, 2019:

Year ending December 31,
2020	$277,250
2021	107,078
Total	$384,328

We believe our facilities are sufficient for our business operation.

Intellectual Property

We use a combination of trade secret, copyright, trademark, and other rights to protect our intellectual property and our brand. We own 29 computer software copyrights and one artwork copyright in China.

As the date of this prospectus, we have completed registration of 90 trademarks, with the Trademark Office of the State Administration for Industry & Commerce of the PRC. Our trademarks will expire at various dates between December 2026 and June 2030.

The Company owns the internet domain names “www.sdh365.com”, “huatayihe.com”, “师董会.com”, “Shidhui.com”, “shidonghui.cn”,“gmbip.com”, “globalmentorboard.com”, “51xuedian.com”, “17xuedian.com” and “v-seedling.com”.

Legal Proceedings

We are not currently a party to any litigation the outcome of which, if determined adversely to us, would individually or in the aggregate be reasonably expected to have a material adverse effect on our business, operating results, cash flows or financial condition.

REGULATIONS

This section set forth a summary of the principal PRC laws and regulations relevant to our business and operations in China.

Regulations Related to Internet Information Services

Among all of the applicable laws and regulations, the Telecommunications Regulations of the PRC, or the Telecom Regulations, promulgated by the PRC State Council on September 25, 2000 and most recently amended on February 6, 2016, is the primary governing law, which sets out the general framework for the provision of telecommunications services by domestic PRC companies. Under the Telecom Regulations, telecommunications service providers are required to procure operating licenses prior to their commencement of operations. The Telecom Regulations distinguish “basic telecommunications services” from VATS. VATS are defined as telecommunications and information services provided through public networks. The Telecom Catalogue was issued as an attachment to the Telecom Regulations to categorize telecommunications services as either basic or value-added. In February 2003, December 2015, and June 2019, the Telecom Catalogue was updated respectively, categorizing information services provided via fixed network, mobile network among others, as VATS.

The Administrative Measures on Telecommunications Business Operating Licenses was promulgated by the Ministry of Industry and Information Technology on March 1, 2009 and most recently amended on July 3, 2017, which set forth more specific provisions regarding the types of licenses required to operate VATS, the qualifications and procedures for obtaining such licenses and the administration and supervision of such licenses. Under these regulations, a commercial operator of VATS must first obtain a VATS License, from the MIIT or its provincial level counterparts, otherwise such operator might be subject to sanctions including corrective orders and warnings from the competent administration authority, fines and confiscation of illegal gains and, in the case of significant infringements, the websites may be ordered to close.

In September 2000, the State Council promulgated the Administrative Measures on Internet Information Services, or the Internet Measures, which was most recently amended on January 8, 2011. Under the Internet Measures, commercial internet content-related services operators shall obtain a VATS License for internet content provision business, or the ICP License, from the relevant government authorities before engaging in any commercial internet content-related services operations within China.

Our VIE obtained the ICP License on July 2, 2019, which will remain effective for 5 years.

Regulations Related to Foreign Investment

Guidance Catalogue of Industries for Foreign Investment

Investment activities in the PRC by foreign investors are principally governed by the Guidance Catalogue of Industries for Foreign Investment, or the Guidance Catalog, which was promulgated and is amended from time to time by Ministry of Commerce, or MOFCOM, and the National Development and Reform Commission, or NDRC. The Guidance Catalog lays out the basic framework for foreign investment in China, classifying businesses into three categories with regard to foreign investment: “encourage,” “restricted” and “prohibited.” Industries not listed in the catalog are generally deemed as falling into a fourth category “permitted” unless specifically restricted by other PRC laws.

In addition, in June 2018 the MOFCOM and the NDRC promulgated the Special Management Measures (Negative List) for the Access of Foreign Investment, or the Negative List, which became effective on July 28, 2018 and was further updated on June 30, 2019 and June 23, 2020. The value-added telecommunications services (except for e-commerce, domestic conferencing, store-and-forward, and call center services), or the VATS, fall within the Negative List.

Pursuant to the Provisions on Administration of Foreign-Invested Telecommunications Enterprises promulgated by the State Council in December 2001 and most recently amended in February 2016, or the FITE Regulations, the ultimate foreign equity ownership in a VATS provider may not exceed 50%. Moreover, for a foreign investor contemplating to acquire any equity interest in a VATS business in China, it must satisfy a number of stringent performance and operational experience requirements, including demonstrating good track records and experience in operating VATS business overseas.

In July 2006, Ministry of Information Industry, or the MII (the predecessor of the MIIT), released the Notice on Strengthening the Administration of Foreign Investment in and the Operation of Value-added Telecommunications Business, or the MII Notice, which requires foreign investors to set up foreign-invested enterprises and obtain a relevant telecommunications business operating license, to conduct any VATS business in China. Furthermore, under the MII Notice, domestic telecommunication enterprises may not rent, transfer or sell a telecommunications business operating license to foreign investors in any form, nor may they provide any resources, premises, facilities and other assistance in any form to foreign investors for their illegal operation of any telecommunications business in China. In addition, under the MII Notice, the relevant trademarks and domain names used by a foreign-invested VATS operator shall be legally owned by that operator (or its shareholders).

The Company engages in business activities that are VATS, and in light of the above restrictions and requirements, the Company relies on contractual arrangements between the WFOE and VIE to operate its business in China.

Foreign Investment Law

On March 15, 2019, the National People’s Congress approved the Foreign Investment Law of the PRC, or the Foreign Investment Law, which came into effect on January 1, 2020 and replaced the trio of existing laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law of the PRC and the Wholly Foreign-invested Enterprise Law of the PRC, together with their implementation rules and ancillary regulations. The organization form, organization and activities of foreign-invested enterprises shall be governed, among others, by the PRC Company Law and the PRC Partnership Enterprise Law. Foreign-invested enterprises established before the implementation of the Foreign Investment Law may retain the original business organization and so on within five years after the implementation of this Law.

The Foreign Investment Law is formulated to further expand opening-up, vigorously promote foreign investment and protect the legitimate rights and interests of foreign investors. According to the Foreign Investment Law, foreign investments are entitled to pre-entry national treatment and are subject to negative list management system. The pre-entry national treatment means that the treatment given to foreign investors and their investments at the stage of investment access shall not be less favorable than that of domestic investors and their investments. The negative list management system means that the state implements special administrative measures for access of foreign investment in specific fields. The Foreign Investment Law does not mention the relevant concept and regulatory regime of VIE structures. However, since it is relatively new, uncertainties still exist in relation to its interpretation and implementation. See “Risk Factors—Risks Related to Our Corporate Structure—Uncertainties exist with respect to the interpretation and implementation of the newly enacted PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.”

Foreign investors’ investment, earnings and other legitimate rights and interests within the territory of China shall be protected in accordance with the law, and all national policies on supporting the development of enterprises shall equally apply to foreign-invested enterprises. Among others, the state guarantees that foreign-invested enterprises participate in the formulation of standards in an equal manner and that foreign-invested enterprises participate in government procurement activities through fair competition in accordance with the law. Further, the state shall not expropriate any foreign investment except under special circumstances. In special circumstances, the state may levy or expropriate the investment of foreign investors in accordance with the law for the needs of the public interest. The expropriation and requisition shall be conducted in accordance with legal procedures and timely and reasonable compensation shall be given. In carrying out business activities, foreign-invested enterprises shall comply with relevant provisions on labor protection.

Regulations Related to Mobile Internet Applications Information Services

In addition to the telecommunications regulations and other regulations above, mobile Internet applications and application stores are specifically regulated by the Administrative Provisions on Mobile Internet Applications Information Services, or the App Provisions, which were promulgated by the Cyberspace Administration of China, or the CAC, on June 28, 2016, and became effective on August 1, 2016. Pursuant to the App Provisions, application information service providers shall obtain the relevant qualifications prescribed by laws and regulations, strictly implement their information security management responsibilities and carry out certain duties, including establishing and completing user information security protection mechanism and information content inspection and management mechanisms, protect users’ right to know and to choose in the process of usage, and to record and preserve users’ daily usage information for at least 60 days. Furthermore, internet application store service providers and internet application information service providers shall sign service agreements to determinate both sides’ rights and obligations.

In addition, on December 16, 2016, the MIIT promulgated the Interim Measures on the Administration of Pre-Installation and Distribution of Applications for Mobile Smart Terminals, or the App Interim Measures, which took effect on July 1, 2017. The App Interim Measures requires, among others, that internet information service providers must ensure that a mobile application, as well as its ancillary resource files, configuration files and user data can be uninstalled by a user on a convenient basis, unless it is a basic function software, which refers to a software that supports the normal functioning of hardware and operating system of a mobile smart device.

Neither the App Provisions nor the App Interim Measures, however, has further clarified the scope of “information services,” neither do they specify what “relevant qualification(s)” that an app owner/operator must obtain. In practice, operational activities of a company conducted through an app is currently subject to the supervisions of local departments of the Information Communications Administration, and often, the local departments differentiate the operational activities conducted through websites and through apps.

To comply with these laws and regulations, our VIE obtained the ICP License on July 2, 2019, which will remain effective for 5 years, we have also adopted and implemented strict information security policies and measures to protect our cyber security systems and customer information.

Regulations Related to Online Transmission of Audio-Visual Programs

On April 13, 2005, the State Council promulgated the Certain Decisions on the Entry of the Non-state-owned Capital into the Cultural Industry. On July 6, 2005, five PRC governmental authorities, including the Ministry of Culture, or the MOC, the State Administration of Radio, Film and Television, or the SARFT (the predecessor of the National Radio and Television Administration, or NRTA), the General Administration of Press and Publication, or the GAPP, the China Securities Regulatory Commission, or the CSRC and the MOFCOM, jointly adopted the Several Opinions on Canvassing Foreign Investment into the Cultural Sector. Under these provisions, non-state owned capital and foreign investors are prohibited from engaging in the business of distributing audio-visual programs through information networks.

To further regulate the provision of audio-visual program services to the public via the internet, including through mobile networks, within the territory of the PRC, the SARFT and the MIIT jointly promulgated the Administrative Provisions on Internet Audio-Visual Program Service, or the Audio-Visual Program Provisions, on December 20, 2007, which took effect on January 31, 2008 and subsequently amended on August 28, 2015. Pursuant to the Audio-Visual Program Provisions, Internet audio-visual program services refer to activities of making, redacting and integrating audio-visual programs, providing them to the general public via the Internet, and providing platforms for uploading and spreading audio-visual programs. Providers of internet audio-visual program services are required to obtain the Audio-Visual License issued by SARFT, or complete certain registration procedures with SARFT. In general, providers of internet audio-visual program services must be either state-owned or state-controlled entities, and the business to be carried out by such providers must satisfy the overall planning and guidance catalog for internet audio-visual program service determined by SARFT. Our VIE is neither state-owned nor state-controlled, therefore it is unlikely that it will be able to obtain the Audio-Visual License if required to do so. Whoever engages in Internet audio-visual program service without the license or registration, the competent authorities shall give it/him an admonition and order it/him to correct, and may impose a fine of not more than RMB30,000 (approximately US$4,348); if the circumstances are serious, a punishment shall be imposed in accordance with the provision of Article 47 of the Radio and Television Administration Regulation.

On May 21, 2008, SARFT issued a Notice on Relevant Issues Concerning Application and Approval of License for the Online Transmission of Audio-Visual Programs, as amended on August 28, 2015, which further set out detailed provisions concerning the application and approval process regarding the Audio-Visual License. Further, on March 31, 2009, SARFT promulgated the Notice on Strengthening the Administration of the Content of Internet Audio-Visual Programs, which reiterates the pre-approval requirements for the audio-visual programs transmitted via the internet, including through mobile networks, where applicable, and prohibits certain types of internet audio-visual programs containing violence, pornography, gambling, terrorism, superstition or other similarly prohibited elements.

On March 17, 2010, the SARFT issued the Internet Audio-visual Program Services Categories (Provisional), or the Provisional Categories, as amended on March 10, 2017. According to the Provisional Categories, there are four categories of internet audio-visual program services which are further divided into seventeen sub-categories. The third sub-category to the second category covers the making and editing of certain specialized audio-visual programs concerning, among other things, finance and educational content, and broadcasting such content to the general public online. However, there are still significant uncertainties relating to the interpretation and implementation of the Audio-Visual Program Provisions, in particular, the scope of “internet audio-visual programs”.

In addition, the Notice concerning Strengthening the Administration of the Streaming Service of Online Audio-Visual Programs promulgated by the State Administration of Press and Publication Radio, Film and Television, or the SAPPRFT (the predecessor of NRTA) on September 2, 2016 emphasizes that, unless a specific license is granted, audio-visual programs service provider is forbidden from engaging in live streaming on major political, military, economic, social, cultural and sports events. On November 4, 2016, the State Internet Information Office promulgated the Administrative Provisions on Internet Live-Streaming Services, or Internet Live-Streaming Services Provisions, which came into effect on December 1, 2016. According to the Internet Live-Streaming Services Provisions, an internet live-streaming service provider shall (a) establish a live-streaming content review platform; (b) conduct authentication registration of internet live-streaming issuers based on their identity certificates, business licenses and organization code certificates; and (c) enter into a service agreement with internet live-streaming services user to specify both parties’ rights and obligations.

On March 16, 2018, the SAPPRFT issued the Notice on Further Regulating the Transmission Order of Internet Audio-Visual Programs, which requires that, among others, audio-visual platforms shall: (i) not produce or transmit programs intended to parody or denigrate classic works, (ii) not re-edit, re-dub, re-caption or otherwise

On July 22, 2019, in the Beijing Municipal Radio and Television Bureau’s Q&A section of its official website, the Bureau responded to an inquiry submitted by an online education service provider, and confirmed that the offering of online audio and video courses or programs on websites or mobile applications for the purpose of improving the professional qualifications/skills of target audiences, does not fall into the activities regulated by the PRC Administrative Provisions on Internet Audio-Visual Program Services; therefore, the service provider is not required to obtain an Audio-Visual License. Currently, all of our online content on our APP are educational and training video and audio courses targeting specific groups of audiences, such as small and medium enterprise owners and graduate students, who use our online courses and programs to improve their professional qualifications and skills. Accordingly, based on the Bureau’s published interpretation, we believe we are not required to obtain an Audio-Visual License. However, given the significant uncertainties of the interpretation and implementation of Internet related regulations in the PRC, we cannot assure you that the competent PRC authorities will not ultimately take a view contrary to our opinion. See “Risk Factors—Risks Related to Our Business— We may be required to obtain and maintain additional approvals, licenses or permits applicable to our business, including our online business, which could have a material adverse impact on our business, financial conditions and results of operations.”

Regulations Related to Information Security

Internet content in China is regulated and restricted from a state security standpoint. The Standing Committee of the National People’s Congress, or the SCNPC, enacted the Decisions on the Maintenance of Internet Security on December 28, 2000, which was amended on August 27, 2009, that may subject persons to criminal liabilities in China for any attempt to: (i) gain improper entry to a computer or system of strategic importance; (ii) disseminate politically disruptive information; (iii) leak state secrets; (iv) spread false commercial information or (v) infringe upon intellectual property rights. In 1997, Ministry of Public Security, or the MPS, issued the Administration Measures on the Security Protection of Computer Information Network with International Connections, which were amended by the State Council on January 8, 2011 and prohibit using the Internet in ways which, among others, result in a leakage of state secrets or a spread of socially destabilizing content. The MPS has supervision and inspection powers in this regard, and relevant local security bureaus may also have jurisdiction. On December 13, 2005, the MPS promulgated Regulations on Technological Measures for Internet Security Protection, or the Internet Protection Measures, which took effect on March 1, 2006 and requires internet service providers to take proper measures including anti-virus, data back-up and other related measures, to keep records of certain information about its users (including user registration information, log-in and log-out time, IP address, content and time of posts by users) for at least 60 days, and to detect illegal information, stop transmission of such information, and keep relevant records. If an ICP License holder violates these measures, the PRC government may revoke its ICP License and shut down its websites.

In November 2016, the SCNPC promulgated the Cyber Security Law of the PRC, or the Cyber Security Law, which became effective on June 1, 2017 and requires network operators to perform certain functions related to cyber security protection and the strengthening of network information management. For instance, under the Cyber Security Law, network operators of key information infrastructure shall store within the territory of the PRC all the personal information and important data collected and produced within the territory of PRC and their purchase of network products and services that may affect national securities shall be subject to national cybersecurity review. On April 13, 2020, the CAC and other 11 Commissions, Ministries and Administrations, jointly issued the Measures for Cybersecurity Review, which took effect on June 1, 2020, to provide for more detailed rules regarding cybersecurity review requirements.

To comply with these laws and regulations, we have adopted security policies and measures to protect our cyber system and customer information.

Regulations Related to Internet Privacy Protection

Pursuant to the Internet Protection Measures, Internet services providers are prohibited from unauthorized disclosure of users’ information to any third parties unless such disclosure is required by the laws and regulations. They are further required to establish management systems and take technological measures to safeguard the freedom and secrecy of the users’ correspondences.

On December 28, 2012, the SCNPC promulgated the Decision on Strengthening Network Information Protection, which took into effect on the same date, to enhance the legal protection of information security and privacy on the internet. On July 16, 2013, the MIIT promulgated the Provisions on Protection of Personal Information of Telecommunication and Internet Users, which took into effect on September 1, 2013, to regulate the collection and use of users’ personal information in the provision of telecommunication services and internet information services in China and the personal information includes a user’s name, birth date, identification card number, address, phone number, account name, password and other information that can be used independently or in combination with other information for identifying a user.

On December 29, 2011, the MIIT promulgated the Several Provisions on Regulation of the Order of Internet Information Service Market, which took into effect on March 15, 2012. The Provisions stipulate that without the consent of users, internet information service providers shall not collect information relevant to the users that can lead to the recognition of the identity of the users independently or in combination with other information, nor shall they provide the information to others, unless otherwise provided by laws and administrative regulations.

On May 8, 2017, the Supreme People’s Court and the Supreme People’s Procuratorate released the Interpretations of the Supreme People’s Court and the Supreme People’s Procuratorate on Several Issues Concerning the Application of Law in the Handling of Criminal Cases Involving Infringement of Citizens’ Personal Information, or the Interpretations, which took into effect on June 1, 2017. The Interpretations clarify several concepts regarding the crime of “infringement of citizens’ personal information” stipulated by Article 253A of the Criminal Law of the PRC, including “citizen’s personal information”, “provision”, and “unlawful acquisition”. Also, the Interpretations specify the standards for determining “serious circumstances” and “particularly serious circumstances” of this crime.

To comply with these laws and regulations, we have required our customers to consent to our collecting and using of their personal information in order to receive our services, and established information security systems to protect customers’ privacy.

Regulations Related to Internet Culture Activities

On February 17, 2011, the MOC promulgated the Interim Administrative Provisions on Internet Culture, or the Internet Culture Provisions, which became effective on April1, 2011 and was amended on December 15, 2017. The Internet Culture Provisions require ICP services providers engaging in commercial “internet culture activities” to obtain an Internet Culture Business Operating License from the MOC. “Internet cultural activity” is defined in the Internet Culture Provisions as an act of provision of internet cultural products and related services, which includes (i) the production, duplication, importation, and broadcasting of the internet cultural products; (ii) the online dissemination whereby cultural products are posted on the internet or transmitted via the internet to end-users, such as computers, fixed-line telephones, mobile phones, television sets and games machines, for online users’ browsing, use or downloading; and (iii) the exhibition and comparison of the internet cultural products. In addition, “internet cultural products” is defined in the Internet Culture Provisions as cultural products produced, broadcast and disseminated via the internet, which mainly include internet cultural products specially produced for the internet, such as online music entertainment, online games, online shows and plays (programs), online performances, online works of art and online cartoons, and internet cultural products produced from cultural products such as music entertainment, games, shows and plays (programs), performances, works of art, and cartoons through certain techniques and duplicating those to internet for dissemination.

Our VIE obtained an Internet Culture Business Operating License on February 3, 2019, which was updated on July 17, 2020 to cover the operation of online performances and will remain effective until February 2, 2022.

Regulations Related to Consumer Rights Protection

The Consumer Rights and Interests Protection Law of the PRC, or the Consumer Protection Law, promulgated by the SCNPC on October 31, 1993 and most recently amended on October 25, 2013 (effective as of March 15, 2014), and the Online Trading Measures issued by the State Administration for Industry and Commerce on January 26, 2014 (effective as of March 15, 2014), set out the obligations of business operators and the rights and interests of the customers. For example, business operators must guarantee the quality, function, usage, term of validity, personal or property safety requirement of the goods and services and provide customers with authentic information about the goods and services. Consumer whose legitimate rights and interests are harmed in the purchase of goods or receipt of services rendered through an online trading platform may seek compensation from the seller or the service provider.

Additionally, Internet information service providers, under the Tort Liability Law of the PRC, which became effective on July 1, 2010, shall bear tortious liabilities in the event they infringe upon other person’s rights and interests due to providing wrong or inaccurate content through the internet. Where an internet service provider conducts tortious acts through internet services, the infringed person has the right to request the internet service provider take necessary actions such as deleting contents, screening and de-linking. Failing to take necessary actions after being informed, the internet service provider will be subject to its liabilities with regard to the additional damages incurred. Where an internet service provider knows that an internet user is infringing upon other persons’ rights and interests through its internet service but fails to take necessary actions, it is jointly and severally liable with the internet user.

Regulations Related to Intellectual Property Rights

Copyright

The Copyright Law of the PRC, or the Copyright Law, which took effect on June 1, 1991 and was amended in 2001 and in 2010, and its implementing regulations adopted in 2002 and amended in 2011 and 2013, provide that Chinese citizens, legal persons, or other organizations will, whether published or not, enjoy copyright provides that Chinese citizens, legal persons, or other organizations shall, whether published or not, own copyright in their copyrightable works, which include, among others, works of literature, art, natural science, social science, engineering technology and computer software. Copyright owners enjoy certain legal rights, including right of publication, right of authorship and right of reproduction. The Copyright Law extends copyright protection to Internet activities, products disseminated over the Internet and software products. In addition, the Copyright Law provides for a voluntary registration system administered by the China Copyright Protection Center, or the CPCC. According to the Copyright Law, an infringer of the copyrights shall be subject to various civil liabilities, which include ceasing infringement activities, apologizing to the copyright owners and compensating the loss of copyright owner. Infringers of copyright may also subject to fines and/or administrative or criminal liabilities in severe situations.

Pursuant to the Computer Software Copyright Protection Regulations promulgated by the State Council in 1991 and amended in 2001, 2011 and 2013 respectively, Chinese citizens, legal persons and other organizations shall enjoy copyright on software they develop, regardless of whether the software is released publicly. Software copyright commences from the date on which the development of the software is completed. The protection period for software copyright of a legal person or other organizations shall be 50 years, concluding on December 31 of the 50th year after the software’s initial release. The software copyright owner may go through the registration formalities with a software registration authority recognized by the State Council’s copyright administrative department. The software copyright owner may authorize others to exercise that copyright, and is entitled to receive remuneration.

Trademark

Trademarks are protected by the Trademark Law of the PRC, which was adopted in 1982 and subsequently amended in 1993, 2001, 2013 and 2019 as well as by the Implementation Regulations of the PRC Trademark Law adopted by the State Council in 1983 and as most recently amended on April 29, 2014. The Trademark Office under the State Administration for Industry and Commerce handles trademark registrations. The Trademark Office grants a 10-year term to registered trademarks and the term may be renewed for another 10-year period upon request by the trademark owner. A trademark registrant may license its registered trademarks to another party by entering into trademark license agreements, which must be filed with the Trademark Office for its record. As with patents, the Trademark Law has adopted a first-to-file principle with respect to trademark registration. If a trademark applied for is identical or similar to another trademark which has already been registered or subject to a preliminary examination and approval for use on the same or similar kinds of products or services, such trademark application may be rejected. Any person applying for the registration of a trademark may not injure existing trademark rights first obtained by others, nor may any person register in advance a trademark that has already been used by another party and has already gained a “sufficient degree of reputation” through such party’s use.

Domain name

The domain names are protected under the Administrative Measures on the Internet Domain Names, or the Domain Name Measures, which was promulgated by the MIIT and became effective in November 2017. The MIIT is the major regulatory body responsible for the administration of the PRC internet domain names, under supervision of which China Internet Network Information Center, or the CNNIC, is responsible for the daily administration of CN domain names and PRC domain names. The CNNIC promulgated the Implementation Rules of Registration of Domain Name, or the CNNIC Rules, effective in May 2012. Pursuant to the Domain Name Measures and the CNNIC Rules, the registration of domain names adopts the “first to file” principle and the registrant shall complete the registration via the domain name registration service institutions. In the event of a domain name dispute, the disputed parties may lodge a complaint to the designated domain name dispute resolution institution to trigger the domain name dispute resolution procedure in accordance with the CNNIC Measures on Resolution of the Domain Name Disputes, file a suit to the People’s Court, or initiate an arbitration procedure.

Regulations Related to Foreign Exchange

The principal regulations governing foreign currency exchange in China are the Foreign Exchange Administration Regulations, promulgated by the State Council in 1996 and most recently amended in 2008. Under the PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from State Administration of Foreign Exchange or SAFE by complying with certain procedural requirements. By contrast, approval from or registration with appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of foreign currency-denominated loans.

In November 2012, SAFE promulgated the Circular of Further Improving and Adjusting Foreign Exchange Administration Policies on Foreign Direct Investment, or SAFE Circular 59, which was most recently amended in 2015 and substantially amends and simplifies the current foreign exchange procedures. Pursuant to SAFE Circular 59, the opening of various special purpose foreign exchange accounts, such as pre-establishment expenses accounts, foreign exchange capital accounts, and guarantee accounts, the reinvestment of Renminbi proceeds derived by foreign investors in China, and remittance of foreign exchange profits and dividends by a foreign-invested enterprise to its foreign shareholders no longer require the approval or verification of SAFE, and multiple capital accounts for the same entity may be opened in different provinces, which was not possible previously.

In February 2015, SAFE promulgated the Notice on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment, or SAFE Circular 13, pursuant to which, instead of applying for approval regarding foreign exchange registrations of foreign direct investment and overseas direct investment from SAFE, entities and individuals may apply for such foreign exchange registrations from qualified banks. The qualified banks, under the supervision of SAFE, may directly review the applications and conduct the registration.

In March 2015, SAFE issued the Circular of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises, or SAFE Circular 19. Pursuant to SAFE Circular 19, a foreign-invested enterprise may, according to its actual business needs, settle with a bank the portion of the foreign exchange capital in its capital account for which the relevant foreign exchange administration has confirmed monetary capital contribution rights and interests (or for which the bank has registered the injection of the monetary capital contribution into the account). In addition, for the time being, foreign-invested enterprises are allowed to settle 100% of their foreign exchange capital on a discretionary basis. A foreign-invested enterprise shall truthfully use its capital for its own operational purposes within the scope of business. Where an ordinary foreign-invested enterprise makes domestic equity investment with the amount of foreign exchanges settled, the invested enterprise must first go through domestic re-investment registration and open a corresponding account for foreign exchange settlement pending payment with the foreign exchange administration or the bank at the place where it is registered.

In June 2016, SAFE promulgated Circular on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts, or SAFE Circular 16, pursuant to which, in addition to foreign currency capital, enterprises registered in China may also convert their foreign debts, as well as repatriated fund raised through overseas listing, from foreign currency to Renminbi on a discretional basis. SAFE Circular 16 also reiterates that the use of capital so converted shall follow “the principle of authenticity and self-use” within the business scope of the enterprise. According to SAFE Circular 16, the Renminbi funds so converted shall not be used for the purposes of, whether directly or indirectly, (i) paying expenditures beyond the business scope of the enterprises or prohibited by laws and regulations; (ii) making securities investment or other investments (except for banks’ principal-secured products); (iii) granting loans to non-affiliated enterprises, except as expressly permitted in the business license; and (iv) purchasing non-self-used real estate (except for the foreign-invested real estate enterprises).

In January 2017, SAFE promulgated the Circular on Further Improving Reform of Foreign Exchange Administration and Optimizing Genuineness and Compliance Verification, or SAFE Circular 3, which stipulates several capital control measures with respect to the outbound remittance of profit from domestic entities to offshore entities, including (i) under the principle of genuine transaction, banks shall check board resolutions regarding profit distribution, the original version of tax filing records, and audited financial statements; and (ii) domestic entities shall hold income to account for previous years’ losses before remitting the profits. Further, pursuant to SAFE Circular 3, domestic entities shall make detailed explanations of the sources of capital and utilization arrangements, and provide board resolutions, contracts and other proof when completing the registration procedures in connection with an outbound investment.

Regulations Related to Dividend Distribution

The principal regulations governing the distribution of dividends paid by WFOEs include the Company Law of PRC promulgated in 1993 and most recently amended in 2018, Wholly Foreign-Owned Enterprise Law promulgated in 1986 and most recently amended in 2016, and the Implementation Regulations on the Wholly Foreign-Owned Enterprise Law issued in 1990 and most recently amended in 2014. Under these regulations, WFOEs in China may pay dividends only out of their accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations. In addition, a WFOE in China is required to set aside at least 10% of its after-tax profits based on PRC accounting standards each year to its general reserves until its cumulative total reserve funds reaches 50% of its registered capital. These reserve funds, however, may not be distributed as cash dividends.

Regulations Related to Foreign Exchange Registration of Offshore Investment by PRC Residents

In July 2014, SAFE issued the Circular of the State Administration of Foreign Exchange on Issues concerning Foreign Exchange Administration over the Overseas Investment and Financing and Round-trip Investment by Domestic Residents via Special Purpose Vehicles, or SAFE Circular 37 which was most recently amended on June 15, 2018 and has replaced the Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents’ Financing and Roundtrip Investment Through Offshore Special Purpose Vehicles (known as Circular 75). SAFE Circular 37 regulates foreign exchange matters in relation to the use of special purpose vehicles, or “SPVs,” by PRC residents or entities to seek offshore investment and financing or conduct round trip investment in China. Under SAFE Circular 37, an SPV refers to an offshore entity established or controlled, directly or indirectly, by PRC residents or entities for the purpose of seeking offshore financing or making offshore investment, using legitimate domestic or offshore assets or interests, while “round trip investment” refers to the direct investment in China by PRC residents or entities through SPVs, namely, establishing foreign-invested enterprises to obtain the ownership, control rights and management rights. Circular 37 requires that, before making contribution into an SPV, PRC residents or entities are required to complete foreign exchange registration with SAFE or its local branch.

In February 2015, SAFE promulgated the SAFE Circular 13. SAFE Circular 13 has amended SAFE Circular 37 by requiring PRC residents or entities to register with qualified banks instead of SAFE or its local branch in connection with their establishment of an SPV.

In addition, pursuant to SAFE Circular 37, an amendment to registration or subsequent filing with qualified banks by such PRC resident is also required if there is a material change with respect to the capital of the offshore company, such as any change of basic information (including change of such PRC residents, change of name and operation term of the SPV), increases or decreases in investment amount, transfers or exchanges of shares, or mergers or divisions. Failure to comply with the registration requirements as set forth in SAFE Circular 37 and SAFE Circular 13, misrepresent on or failure to disclose controllers of foreign-invested enterprises that are established by round-trip investment may result in bans on the foreign exchange activities of the relevant onshore company, including the payment of dividends and other distributions to its offshore parent or affiliates, and may also subject relevant PRC residents to penalties under the Foreign Exchange Administration Regulations of the PRC.

All of our shareholders who are subject to the SAFE Circular 37 have completed the initial registrations with the local SAFE branch or qualified banks as required by SAFE Circular 37.

Regulations Related to Foreign Debt

As an offshore holding company, we may make additional capital contributions to WFOE subject to approval from the local department of commerce and the SAFE, with no limitation on the amount of capital contributions. We may also make loans to WFOE subject to the approval from SAFE or its local office and the limitation on the amount of loans.

By means of making loans, WFOE is subject to the relevant PRC laws and regulation relating to foreign debts. On January 8, 2003, the State Development Planning Commission, SAFE, and Ministry of Finance, or MOF, jointly promulgated the Circular on the Interim Provisions on the Management of Foreign Debts, or the Foreign Debts Provisions, which became effective on March 1, 2003, and was partially abolished on May 10, 2015. Pursuant to Foreign Debts Provisions, the total amount of foreign loans received by a foreign-invested company shall not exceed the difference between the total investment in projects as approved by the MOFCOM or its local counterpart and the amount of registered capital of such foreign-invested company. In addition, on January 12, 2017, the People’s Bank of China, or PBOC, issued the Circular on Full-Coverage Macro-Prudent Management of Cross-Border Financing, or the PBOC Circular 9, which sets out the statutory upper limit on the foreign debts for PRC non-financial entities, including both foreign-invested companies and domestic-invested companies, and the macro-prudential adjustment parameter is 1. Pursuant to the PBOC Circular 9, the foreign debt upper limit for both foreign-invested companies and domestic-invested companies is calculated as twice the net asset of such companies. As to net assets, the companies shall take the net assets value stated in their latest audited financial statement. On March 11, 2020, the PBOC and SAFE promulgated the Circular of the People’s Bank of China and the State Administration of Foreign Exchange on Adjusting the Macro-prudential Regulation Parameter for Full-covered Cross-border Financing, which provides that based on the current macro economy and international balance of payments, the macro-prudential regulation parameter as set forth in the PBOC Circular 9 is updated from 1 to 1.25.

The PBOC Circular 9 does not supersede the Foreign Debts Provisions. It provides a one-year transitional period from January 11, 2017, for foreign-invested companies, during which foreign-invested companies, such as WFOE, could adopt their calculation method of foreign debt upper limit based on either the Foreign Debts Provisions or the PBOC Circular 9. The transitional period ended on January 11, 2018. Upon its expiry, pursuant to the PBOC Circular 9, PBOC and SAFE shall reevaluate the calculation method for foreign-invested companies and determine what the applicable calculation method would be. As of the date of this prospectus, neither the PBOC nor SAFE has promulgated and made public any further rules, regulations, notices, or circulars in this regard.

Regulations Related to Tax

Enterprise Income Tax

On March 16, 2007, the SCNPC promulgated the EIT Law, which was recently amended on December 29, 2018. On December 6, 2007, the State Council enacted the Regulations for the Implementation of the Enterprise Income Tax Law. Under the EIT Law and relevant implementation regulations, both resident enterprises and non-resident enterprises are subject to the enterprise income tax so long as their income is generated within the territory of PRC. “Resident enterprises” are defined as enterprises that are established in China in accordance with PRC laws, or that are established in accordance with the laws of foreign countries but are actually or in effect controlled from within the PRC. “Non-resident enterprises” are defined as enterprises that are organized under the laws of foreign countries and whose actual management is conducted outside the PRC, but have established institutions or premises in the PRC, or have no such established institutions or premises but have income generated from inside the PRC. Under the EIT Law and relevant implementing regulations, a uniform corporate income tax rate of 25% is applied. If non-resident enterprises have not formed permanent establishments or premises in the PRC, or if they have formed permanent establishment or premises in the PRC but there is no actual relationship between the relevant income derived in the PRC and the established institutions or premises set up by them, however, enterprise income tax is set at the rate of 10% with respect to their income sourced from inside the PRC.

The EIT Law and its implementation rules permit certain “high and new technology enterprises strongly supported by the state” that independently own core intellectual property and meet statutory criteria, to enjoy a reduced 15% enterprise income tax rate.

According to the Administrative Rules for the Certification of High Tech Enterprises, effective on January 1, 2008 and amended on January 29, 2016 (effective as of January 1, 2016), for each entity accredited as High Tech Enterprise, such status is valid for three years if it meets the qualifications for High Tech Enterprise on a continuing basis during such period. Our VIE, SDH, was certified as a High Tech Enterprise on October 25, 2017, and received the renewal of the certificate in December 2020. Such certification will remain valid for three years.

Value-Added Tax (“VAT”)

The Provisional Regulations of the PRC on Value-added Tax was promulgated by the State Council on December 13, 1993, and most recently amended on November 19, 2017. The Detailed Rules for the Implementation of the Provisional Regulations of the PRC on Value-added Tax (Revised in 2011) were promulgated by the MOF on December 25, 1993, and were recently amended on October 28, 2011 (collectively with the VAT Regulations, the VAT Law). On April 4, 2018, MOF and SAT jointly promulgated the Circular on Adjustment of Value-Added Tax Rates, or MOF and SAT Circular 32. On March 20, 2019, MOF, SAT and General Administration of Customs, or GAC, jointly issued a Circular on Relevant Polices for Deepening Value-added Tax Reform, or MOF, SAT and GAC Circular 39, which became effective from April 1, 2019. According to the abovementioned laws and circulars, all enterprises and individuals engaged in the sale of goods, the provision of processing, repair and replacement services, sales of services, intangible assets, real property and the importation of goods within the territory of the PRC are the taxpayers of VAT. The VAT tax rates generally applicable are simplified as 13%, 9%, 6% and 0%, and the VAT tax rate applicable to the small-scale taxpayers is 3%.

Withholding Tax

The Enterprise Income Tax Law of the PRC provides that since January 1, 2008, an income tax rate of 10% will normally be applicable to dividends declared to non-PRC resident investors which do not have an establishment or place of business in the PRC, or which have such establishment or place of business but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends are derived from sources within the PRC.

Pursuant to an Arrangement Between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Incomes, or the Double Tax Avoidance Arrangement, and other applicable PRC laws, if a Hong Kong resident enterprise is determined by the competent PRC tax authority to have satisfied the relevant conditions and requirements under such Double Tax Avoidance Arrangement and other applicable laws, the 10% withholding tax on the dividends the Hong Kong resident enterprise receives from a PRC resident enterprise may be reduced to 5%. Based on the Circular on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties, or the SAT Circular 81, issued on February 20, 2009, by the SAT, however, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment. According to the Circular on Several Questions regarding the “Beneficial Owner” in Tax Treaties, which was issued on February 3, 2018, by the SAT and took effect on April 1, 2018, when determining the applicant’s status of the “beneficial owner” regarding tax treatments in connection with dividends, interests or royalties in the tax treaties, several factors, including without limitation, whether the applicant is obligated to pay more than 50% of his or her income in 12 months to residents in third country or region, whether the business operated by the applicant constitutes the actual business activities, and whether the counterparty country or region to the tax treaties does not levy any tax or grant tax exemption on relevant incomes or levy tax at an extremely low rate, will be taken into account, and it will be analyzed according to the actual circumstances of the specific cases. This circular further provides that applicants who intend to prove his or her status of the “beneficial owner” shall submit the relevant documents to the relevant tax bureau according to the Announcement on Issuing the Measures for the Administration of Non-Resident Taxpayers’ Enjoyment of the Treatment under Tax Agreements.

Tax on Indirect Transfer

On February 3, 2015, the SAT issued the Circular on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises, or SAT Circular 7. Pursuant to SAT Circular 7, an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises, may be re-characterized and treated as a direct transfer of PRC taxable assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. When determining whether there is a “reasonable commercial purpose” of the transaction arrangement, features to be taken into consideration include, inter alia, whether the main value of the equity interest of the relevant offshore enterprise derives directly or indirectly from PRC taxable assets; whether the assets of the relevant offshore enterprise mainly consist of direct or indirect investment in China or if its income is mainly derived from China; and whether the offshore enterprise and its subsidiaries directly or indirectly holding PRC taxable assets have real commercial nature which is evidenced by their actual function and risk exposure. According to SAT Circular 7, where the transferee fails to withhold any or sufficient tax, the transferor shall declare and pay such tax to the tax authority by itself within the statutory time limit. Late payment of applicable tax will subject the transferor to default interest. SAT Circular 7 does not apply to transactions of sale of shares by investors through a public stock exchange where such shares were acquired on a public stock exchange. On October 17, 2017, the SAT issued the Circular on Issues of Tax Withholding regarding Non-PRC Resident Enterprise Income Tax, or SAT Circular 37, which further elaborates the relevant implemental rules regarding the calculation, reporting and payment obligations of the withholding tax by the non-resident enterprises. Nonetheless, there remain uncertainties as to the interpretation and application of SAT Circular 7. SAT Circular 7 may be determined by the tax authorities to be applicable to our offshore transactions or sale of our shares or those of our offshore subsidiaries where non-resident enterprises, being the transferors, were involved.

Regulations Related to Employment and Social Welfare

Employment

The Labor Law of the PRC, which was promulgated on July 5, 1994, effective since January 1, 1995, and most recently amended on December 29, 2018, the Labor Contract Law of the PRC, which was promulgated on June 29, 2007, and amended on December 28, 2012, and the Implementation Regulations of the Labor Contract Law of the PRC, which was promulgated on September 18, 2008, are the principal regulations that govern employment and labor matters in the PRC. Under the above regulations, labor contracts shall be concluded in writing if labor relationships are to be or have been established between employers and the employees. Employers are prohibited from forcing employees to work above certain time limit and employers shall pay employees for overtime work in accordance to national regulations. In addition, wages may not be lower than the local minimum wage. Employers must establish a system for labor safety and sanitation, strictly abide by state standards, and provide relevant education to its employees. Employees are also required to work in safe and sanitary conditions.

Social Insurance and Housing Fund

Under the Social Insurance Law of the PRC that was promulgated by the SCNPC on October 28, 2010, and came into force as of July 1, 2011, and was most recently amended on December 29, 2018 (also the effective date), together with other laws and regulations, employers are required to pay basic pension insurance, unemployment insurance, basic medical insurance, employment injury insurance, maternity insurance, and other social insurance for its employees at specified percentages of the salaries of the employees, up to a maximum amount specified by the local government regulations from time to time. When an employer fails to fully pay social insurance premiums, relevant social insurance collection agency shall order it to make up for any shortfall within a prescribed time limit, and may impose a late payment fee at the rate of 0.05% per day of the outstanding amount from the due date. If such employer still fails to make up for the shortfalls within the prescribed time limit, the relevant administrative authorities shall impose a fine of one to three times the outstanding amount upon such employer.

In accordance with the Regulations on the Management of Housing Fund which was promulgated by the State Council in 1999 and most recently amended in March 2019 (which became effective as of March 24th 2019), employers must register at the designated administrative centers and open bank accounts for depositing employees’ housing funds. Employer and employee are also required to pay and deposit housing funds, with an amount no less than 5% of the monthly average salary of the employee in the preceding year in full and on time.

Prior to July 2019, the Company failed to deposit adequate contributions to the housing funds for some of its employees, but has since remediated such non-compliance. As of the date of this prospectus, the Company has complied with the laws and regulations on Social Insurance and Housing Fund, and has not received any notice of warning or been subject to penalties or other disciplinary action from the relevant governmental authorities for non-compliance on labor-related laws and regulations.

Regulations Related to Mergers and Acquisitions and Overseas Listings

On August 8, 2006, six PRC governmental and regulatory agencies, including MOFCOM and the China Securities Regulatory Commission, or the CSRC, promulgated the Rules on Acquisition of Domestic Enterprises by Foreign Investors, or the M&A Rules, governing the mergers and acquisitions of domestic enterprises by foreign investors that became effective on September 8, 2006, and was amended on June 22, 2009. The M&A Rules, among other things, requires that offshore SPVs that are controlled by PRC companies or individuals and that have been formed for overseas listing purposes through acquisitions of PRC domestic interest held by such PRC companies or individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange.

Our PRC counsel, GFE Law Office, has advised us that, based on its understanding of current PRC laws, rules and regulations, and the M&A Rules, the CSRC approval is not required in the context of this offering because: (i) our PRC subsidiary was established by means of direct investment rather than by a merger with or an acquisition of any PRC domestic companies as defined under the M&A Rules, and were not PRC domestic companies as defined under the M&A Rules, and (ii) no explicit provision in the M&A Rules classifies the respective contractual arrangements among our PRC subsidiary, our consolidated VIE and its shareholders as a type of acquisition transaction falling under the M&A Rules. Notwithstanding the above opinion, our PRC counsel has further advised us that uncertainties still exist as to how the M&A Rules will be interpreted and implemented and its opinions summarized above are subject to any new laws, rules, and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. If the CSRC or other PRC regulatory agencies subsequently determine that prior CSRC approval was required, we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies.

MANAGEMENT

Set forth below is information concerning our directors, director nominees, and executive officers as of the date of this prospectus. Pursuant to our articles of association, the minimum number of directors is one. Unless removed or re-appointed, each director shall be appointed for a term expiring at the next-following annual general meeting, if any is held. At any annual general meeting held, our directors will be elected by a majority vote of shareholders eligible to vote at that meeting. At each annual general meeting, each director so elected shall hold office for a one-year term and until the election of their respective successors in office or removed. All of our executive officers are appointed by and serve at the discretion of our board of directors.

Name	Age	Position(s)
Haiping Hu	52	Chief Executive Officer (“CEO”), Chairman of the Board of Director
Chao Liu	39	Chief Financial Officer (“CFO”)
Chenming Qi	49	Chief Operating Officer (“COO”)
Haiwei Zuo	37	Director
Ligang Lu*	51	Independent Director Nominee
John G. Nossiff*	58	Independent Director Nominee
Allen J. Morrison*	62	Independent Director Nominee

*	This individual has indicated his consent to occupy such position upon closing of this offering.

Mr. Haiping Hu has been our CEO and Chairman since February 2019, and he has served as CEO and Chairman of SDH since December 2014. From August 2004 to January 2018, he was CEO and Vice Chairman of Shanshan Holdings Co., Ltd, which is mainly engaged in the production of lithium-ion battery parts, such as lithium-ion capacitors, battery pack, and charging pile, and providing new energy services such as new energy vehicle operation and energy management services, etc. From January 1996 to July 2004, he served as Vice President of Shanshan Group Co., Ltd. Since 2002, Shanshan Holdings Co., Ltd. has ranked among the top 500 Chinese companies in successive years. Mr. Hu holds a bachelor’s degree in Chemical Automation and a master’s degree in Chemical Engineering from Zhejiang University. Nicknamed “General Hu Haiping on Horseback,” Mr. Hu has more than 20 years of experience as founder and executive, and is a well-known entrepreneur in China.

Ms. Chao Liu has served as our CFO since February 2019, and as the CFO of SDH since January 2016. From June 2012 to June 2015, she was the head of the accounting department of Beijing Meanfang Institute of Physics and Technology, which is engaged in manufacturing gas instruments that are widely used in petrochemical, cement, chemical fertilizer, agriculture, military, medical, environmental protection, scientific research and other fields, Beijing Meanfang Spectrum Technology Co., Ltd., which is engaged in manufacturing and selling spectrum instruments, and Beijing Zhongchuang Technology Co., Ltd., which is engaged in providing interactive marketing technology solutions for brand customers and advertising agents. From May 2008 to December 2015, she was the comptroller of Beijing Hongri Dongsheng Decoration Co., Ltd., which provides decoration services to customers and Beijing Sunshine Season Network Technology Company, which provides network maintenance services to its customers. From November 2003 to November 2014, she served as supervisor of the accounting department of Beijing Haixinyuan Food Co., Ltd. which is engaged in the manufacture and sale of cold candies, pastries and cold drinks and Beijing Haixinyuan Guest House Co., Ltd., which provides hoteling services to its customers. Ms. Liu studied finance at Beijing Language and Culture University and graduated in January 2016. She has a strong understanding of international accounting and tax policies.

Mr. Chenming Qi has served as our COO since February 2019, and as the COO and director of SDH since July 2017. From May 2014 to June 2017, Mr. Qi served as the Vice President of the sales division of 360 Enterprise Security Group, which specializes in providing enterprise-level network security technologies, products and services to government, enterprises, education, finance and other institutions and organizations. He co-founded Netgod Information Technology (Beijing) Co., Ltd, which is engaged in enterprise-level network security technologies, products and services in 2006, and served as a vice president of operations from June 2006 to May 2017. He served as the deputy general manager of Lenovo Information Security Division from April 2004 to June 2006. From March 2002 to March 2004, he was the sales director of Hampoo (China) Management Consulting Company, which is engaged in management consulting, IT planning, information implementation, etc. Mr. Qi graduated from Tianjin University with a master’s degree in Precision Instrument Engineering in March 1996. We believe that Mr. Qi, with over twenty years of experience in team building and enterprise management, is qualified to serve as our COO.

Mr. Haiwei Zuo has served as our director since February 2019, and as Vice Chairman of SDH since December 2014. From September 2013 to December 2014, he served as the Dean of Beijing Huatai Weiye Management Science and Technology Research Institute. From March 2009 to September 2013, he served as the CEO of Beijing Naked in Frontier Cultural Exchange Co., Ltd., which is engaged in producing TV program content that is in category of business and financial management. He studied business administration at the China Agricultural University and graduated in July 2019.

Mr. John G. Nossiff will be appointed as our director upon closing of this offering. Mr. John G. Nossiff is a corporate attorney with more than 25 years of experience advising leadership teams of small to middle market, growth-stage organizations. His specialties include general counsel, mergers& acquisitions, corporate development, restructuring and turnaround advisory, corporate governance, private and public financing, Nasdaq listings & compliance, complex dispute resolution, and SEC enforcement, compliance and reporting. Mr. Nossiff founded the Nossiff Law Firm LLP and has served as the firm’s managing partner since March 2007. Prior to that, Mr. Nossiff was an equity partner at Brown Rudnick LLP’s Corporate and Securities Practice Group from January 1993 to February 2007, and an associate at Rich May’s Corporate and Securities Practice Group from March1990 to December 1992. Mr. Nossiff graduated Magna Cum Laude from Boston University School of Law, where he earned the highest academic honors awarded by the school: Tauro Distinguished Scholar, Hennessey Distinguished Scholar, and Liacos Distinguished Scholar. Mr. Nossiff earned his undergraduate degree from the University of New Hampshire, Summa Cum Laude with a bachelor’s degree in Economics, with concentrations in government, accounting and finance.

Dr. Allen J. Morrison will be appointed as our director upon closing of this offering.  Dr. Morrison has served as a professor of global management at the Thunderbird School at Arizona State University, in Phoenix, AZ, since January 1, 2015. While at Thunderbird, Dr. Morrison served as the school’s CEO and Director General until June 30, 2018. Prior to his position at Thunderbird, Dr. Morrison was a professor at the International Institute for Management Development (IMD) in Lausanne, Switzerland from July 2012 to December 2014.  While at IMD, he served as the Kristian Gerhard Jebsen Chair of Responsible Leadership and Director of the IMD Global CEO Center.  In addition, Dr. Morrison served as professor at a number of business schools, including INSEAD in Singapore and the U.S.A. from July 2008 to July 2012, IMD in Lausanne, Switzerland from July 2004 to June 2008, the Richard Ivey School of Business in London, Ontario from July 1998 to June 2004, and as a visiting professor at the University of California, Los Angeles (UCLA) in 1998 and the China European International Business School in Shanghai, China in 1998.  Dr. Morrison has held additional administrative positions including Director of Executive Development at INSEAD (North America), and Associate Dean at the Ivey Business School.  Dr. Morrison graduated with a Doctor of Philosophy degree from the University of South Carolina, in 1989, a Master of Business Administration (MBA) degree from the Richard Ivey Business School, University of Western Ontario, London, Ontario in 1985, and a Bachelor of Arts, Cum Laude (International Relations), from Brigham Young University, Utah in 1983.  Dr. Morrison is the author/co-author of 12 business management and corporate governance books published from 1990 to 2020.  He is also a frequent contributor of business management articles to journals such as Harvard Business Review, Strategic Management Journal, Asia Pacific Business Review, and Sloan Management Review.

Mr. Ligang Lu will be appointed as our director upon closing of this offering. Since January 2011, Mr. Lu has been the auditor director and group supervisor of Shanshan Holdings Co. Ltd. which is mainly engaged in the production of lithium-ion battery parts, such as lithium-ion capacitors, battery pack, and charging pile, and providing new energy services such as new energy vehicle operation and energy management services, etc. From January 2003 to January 2011, he held several positions at Hebei Hualong Riqing Noodle Industry Group Co., Ltd., which is mainly engaged in noodle manufacturing, including audit manage and chief financial officer. From September 1990 to January 2003, he was the audit office director of Sinosteel Xingji Group, which is engaged in steel productions, sales, distributions related services. Mr. Lu holds a bachelor’s degree in Financial Auditing and Accounting from Hebei University of Economics and Business (formerly Hebei University of Finance and Economics). In May 2001, Mr. Lu was certified as senior auditor and accountant by China Human Resources Bureau of Hebei Province, and became a Certified Internal Auditor (“CIA”) by International Registered Institute of Internal Auditors (USA).

For additional information see “Description of Share Capital — Directors”.

Family Relationships

None of our directors, director nominees or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors, director nominees or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board of Directors

Our board of directors will consist of five directors upon closing of this offering, three of which shall be independent directors as disclosed “Management” section of this prospectus.

Unless otherwise determined by the Company in general meeting, the number of directors shall not be less than two (2). There shall be no maximum number of directors unless otherwise determined from time to time by the shareholders of the Company in general meeting.

Duties of Directors

Under Cayman Islands law, all of our directors owe three types of duties to us: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Law (2018 Revision), as amended, of the Cayman Islands imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties: (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our amended articles of association, as amended and restated from time to time. We have the right to seek damages if a duty owed by any of our directors is breached.

Qualification

There is currently no shareholding qualification for directors, although a shareholding qualification for directors may be fixed by our shareholders by ordinary resolution.

Corporate Governance

Director Independence

Our Board of Directors has determined that Mr. Ligang Lu, Mr. John G. Nossiff and Mr. Allen J. Morrison are independent, as determined in accordance with the rules of the Nasdaq Capital Market. In making such independence determination, our Board of Directors considered the relationships that each such non-employee director has with us and all other facts and circumstances that the board of directors deemed relevant in determining their independence, including the beneficial ownership of our share capital by each non-employee director and the transactions involving them described in the section titled “Related Party Transactions.” Upon the closing of this offering, we expect that the composition and functioning of our Board of Directors and each of our committees will comply with all applicable requirements of the Nasdaq Capital Market and the rules and regulations of the SEC.

Board’s Role in Risk Oversight

Our Board of Directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board of Directors performs this oversight role by using several different levels of review. In connection with its reviews of our operations and corporate functions, our Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with our business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

Each of our board committees also oversees the management of our risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our Chief Financial Officer reports to the audit committee and is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our audit committee meets privately with representatives from our independent registered public accounting firm and our Chief Financial Officer. The audit committee oversees the operation of our risk management program, including the identification of the primary risks associated with our business and periodic updates to such risks, and reports to our Board of Directors regarding these activities.

Committees of the Board of Directors

We will establish three committees under the board of directors immediately upon closing of this offering: an audit committee, a compensation committee and a nominating and corporate governance committee. We will adopt a charter for each of the three committees upon their formations. Each committee’s members and functions are described below.

Audit Committee. Our audit committee will consist of Mr. Ligang Lu, Mr. John G. Nossiff and Mr. Allen J. Morrison. Mr. Ligang Lu will be the chairman of our audit committee. Our board also has determined that Mr. Ligang Lu qualifies as an audit committee financial expert within the meaning of the SEC rules or possesses financial sophistication within the meaning of the Nasdaq Listing Rules. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee. Our compensation committee will consist of Mr. John G. Nossiff, Mr. Ligang Lu and Mr. Allen J. Morrison. Mr. Ligang Lu will be the chairman of our compensation committee. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee will be responsible for, among other things:

●	reviewing and approving to the board with respect to the total compensation package for our most senior executive officers;

●	approving and overseeing the total compensation package for our executives other than the most senior executive officers;

●	reviewing and recommending to the board with respect to the compensation of our directors;

●	reviewing periodically and approving any long-term incentive compensation or equity plans;

●	selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

●	reviewing programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee will consist of Mr. John G. Nossiff, Mr. Allen J. Morrison and Mr. Ligang Lu. Mr. John G. Nossiff will be the chairperson of our nominating and corporate governance committee. The nominating and corporate governance committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

●	identifying and recommending nominees for election or re-election to our board of directors or for appointment to fill any vacancy;

●	reviewing annually with our board of directors its current composition in light of the characteristics of independence, age, skills, experience and availability of service to us;

●	identifying and recommending to our board the directors to serve as members of committees;

●	advising the board periodically with respect to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to our board of directors on all matters of corporate governance and on any corrective action to be taken; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Code of Ethics

Our board of directors has adopted a code of business conduct and ethics, which is applicable to all of our directors, officers and employees. We will make our code of business conduct and ethics publicly available on our website prior to the closing of this offering.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information with respect to compensation for the years ended December 31, 2020, earned by or paid to our chief executive officer and principal executive officer, our principal financial officer, and our other most highly compensated executive officers whose total compensation exceeded US$100,000 (the “named executive officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Non-Equity Incentive Plan Compensation	Deferred Compensation Earnings	Other	Total (US$)

Haiping Hu	2020	35,010							35,010
CEO of the Company and SDH

Chao Liu	2020	29,980							29,980
CFO of the Company and SDH

Chenming Qi	2020	24,915							24,915
COO of the Company and SDH

For the year ended December 31, 2020, Mr. Haiping Hu received compensation from his position as CEO of SDH; Mr. Chenming Qi received compensation from his positions as COO of SDH; Ms. Chao Liu received compensation from her positions as CFO of SDH.

Agreements with Named Executive Officers

On February 22, 2019, we entered into employment agreements with our executive officers, which was amended on September 30, 2019. Pursuant to employment agreements, the form of which is filed as Exhibit 10.1 to this Registration Statement, we will agree to employ each of our executive officers for a specified time period, which will be renewed upon both parties’ agreement thirty days before the end of the current employment term. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, including but not limited to the commitments of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offense, willful disobedience of a lawful and reasonable order, fraud or dishonesty, receipt of bribery, or severe neglect of his or her duties. An executive officer may terminate his or her employment at any time with a two-month prior written notice. Each executive officer has agreed to hold, both during and after the employment agreement expires, in strict confidence and not to use or disclose to any person, corporation or other entity without written consent, any confidential information.

Our employment agreement with Haiping Hu, our CEO, provides for a term of three years beginning on February 22, 2019, with an annual salary of RMB300,000 (approximately US$42,850), the payment of which commences when the Company becomes a public reporting company in the US.

Our employment agreement with Chao Liu, our CFO, provides for a term of three years beginning on February 22, 2019, with an annual salary of RMB204,000 (approximately US$29,140), the payment of which commences when the Company becomes a public reporting company in the US.

Our employment agreement with Chenming Qi, our COO, provides for a term of three years beginning on February 22, 2019, with an annual salary of RMB216,000 (approximately US$30,850), the payment of which commences when the Company becomes a public reporting company in the US.

Compensation of Directors

For the fiscal year ended December 31, 2020, we did not compensate our directors for their services other than to reimburse them for out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Ordinary Shares as of the date of this prospectus, and as adjusted to reflect the sale of the Ordinary Shares offered in this offering for:

●	each of our directors, director nominees and executive officers who beneficially own our Ordinary Shares;

●	all of our directors, director nominees and executive officers as a group; and

●	each person known to us to own beneficially 5.0% or more of our Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Ordinary Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this offering is based on 16,800,000 Ordinary Shares issued and outstanding as of the date of this prospectus.

The number and percentage of Ordinary Shares beneficially owned after the offering are based on 22,400,000 Ordinary Shares outstanding following the sale of 5,600,000 Ordinary Shares, assuming the underwriters do not exercise their over-allotment option. Information with respect to beneficial ownership has been furnished by each director, director nominee, officer or beneficial owner of 5% or more of our Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person.

As of the date of this prospectus, we have 6 shareholders of record, none of which are located in the United States. We will be required to have at least 300 round lot shareholders at closing in order to satisfy the Nasdaq listing standards.

Name and Address of Beneficial Owner*	Ordinary Shares Beneficially Owned Prior to this Offering		Ordinary Shares Beneficially Owned After this Offering
	Number	%	Number	%
Directors, Director Nominees and Executive Officers:
Haiping Hu (1)	6,820,887	40.60%	6,820,887	30.45%
Chao Liu	0	0%	0	0%
Chenming Qi (3)	2,517,481	14.98%	2,517,481	11.24%
Haiwei Zuo (4)	1,085,282	6.46%	1,085,282	4.85%
Ligang Lu	0	0%	0	0%
John G. Nossiff	0	0%	0	0%
Allen J. Morrison	0	0%	0	0%
Directors, Director Nominees and Executive Officers as a group (7 persons)	10,423,650	62.04%	10,423,650	46.53%
5% Beneficial Owners**
GMB Wisdom Sharing Platform Co., Ltd. (1)	6,820,887	40.60%	6,820,887	30.45%
GMB Information Technology Co., Ltd. (4)	1,085,282	6.46%	1,085,282	4.85%
GMB Culture Communication Co., Ltd. (2)	2,712,883	16.15%	2,712,883	12.11%
GMB Resource Services Co., Ltd (3)	2,517,481	14.98%	2,517,481	11.24%

*	Unless otherwise indicated, the business address of each of the individuals is Room 208, Building 1, No. 28 Houtun Road, Haidian District, Beijing, The PRC.

**	The principal office of each of the 5% beneficial owners are located at Start Chambers, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands.

(1)	Haiping Hu, our CEO and chairman of the Board, beneficially owns 6,820,887 Ordinary Shares through his 100% ownership of GMB Wisdom Sharing Platform Co., LTD, which owns 40.60% of the Company’s Ordinary Shares.

(2)	Representing 2,712,883 Ordinary Shares held by GMB Culture Communication Co., Ltd, a British Virgin Islands company. Ertao Zhao, Yidong Zhang, Xiaoli Chen serve as the directors of GMB Culture Communication Co., Ltd. and share the dispositive and voting power of the shares held by GMB Culture.

(3)	Representing 2,517,481 Ordinary Shares Held by GMB Resource Services Co., Ltd., a British Virgin Islands company. Our COO Chenming Qi and Cunyou Li, Jinhai Ying, Gesheng Fei, each of whom serves as a director of GMB Resource Services Co., share the dispositive and voting power of the shares held by GMB Resources.

(4)	Haiwei Zuo, our director, beneficially owns 1,085,282 Ordinary Shares through his 100% ownership of GMB Information Technology Co., Ltd., a British Virgin Islands company, which owns 6.46% of the Company’s Ordinary Shares.

History of Share Capital

We were incorporated in the Cayman Islands as an exempted company with limited liability on February 22, 2019. On the date of our incorporation and on an actual basis without effecting the Reorganization, we issued 1,000,000 Ordinary Shares to certain founders. On August 8, 2019, we issued an additional 27,000,000 Ordinary Shares to our existing shareholders. On April 3, 2020, we effected a one to 0.88 stock split that reduced the number of our outstanding Ordinary Shares to 24,640,000. On April 24, 2020, we effected another stock split at a one to 0.68 ratio that reduced the number of our outstanding Ordinary Shares to 16,800,000.

As of the date of this prospectus, our authorized share capital consists of $50,000 divided into 5,000,000,000 Ordinary Shares, par value $0.0001 per share. As of the date of this prospectus, 16,800,000 shares were issued and outstanding. Holders of Ordinary Shares are entitled to one vote per share. We will authorize and issue Ordinary Shares in this offering.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

RELATED PARTY TRANSACTIONS

Upon completion of this offering, the beneficial owners (owners of 5% or more of the Company’s Ordinary Shares) will hold 58.65% of the combined total of our outstanding Ordinary Shares.

Contractual Arrangements with WFOE, SDH and Its Shareholders

We conduct our consulting related business through SDH, a VIE entity that we control through a series of contractual arrangements between our PRC subsidiary WFOE, SDH, and its shareholders including but not limited to our principal shareholders, Haiping Hu, Chao Liu, Chenming Qi, and Haiwei Zuo. Such contractual arrangements provide us (i) the power to control SDH, (ii) the exposure or rights to variable returns from our involvement with SDH, and (iii) the ability to affect those returns through use of our power over SDH to affect the amount of our returns. Therefore, we control SDH. For a description of these contractual arrangements, see “Business — Corporate History and Structure.”

Material Transactions with Related Parties

On February 22, 2019, the Company issued an aggregate of 1,000,000 Ordinary Shares to ten BVI companies, each owned by shareholders of SDH, including some of our executive officers and directors, in connection with entering into the VIE contractual arrangements, in a private transaction under the Cayman Islands laws, with 406,005 Ordinary Shares issued to GMB Wisdom Sharing Platform Co., Ltd, all of which are beneficially owned by Haiping Hu; 161,500 Ordinary Shares issued to GMB Culture Communication Co., Ltd, 5,258 Ordinary Shares of which are beneficially owned by Chao Liu; 149,800 Ordinary Shares issued to GMB Resource Services Co., Ltd., 45,500 of which are beneficially owned by Chenming Qi; 64,600 Ordinary Shares issued to GMB Information Technology Co., Ltd., beneficially owned by Haiwei Zuo.

On August 8, 2019, the Company issued an additional 27,000,000 Ordinary Shares to its existing shareholders, in connection with the proposed initial public offering, in a private transaction under the Cayman Islands laws, with 10,962,135 Ordinary Shares issued to GMB Wisdom Sharing Platform Co., Ltd, all of which are beneficially owned by Haiping Hu; 4,359,987 Ordinary Shares issued to GMB Culture Communication Co., Ltd, 141,966 Ordinary Shares of which are beneficially owned by Chao Liu; 4,045,950 Ordinary Shares issued to GMB Resource Services Co., Ltd., 1,228,500 of which are beneficially owned by Chenming Qi; 1,744,200 Ordinary Shares issued to GMB Information Technology Co., Ltd., beneficially owned by Haiwei Zuo.

Loans to Related Parties

Mr. Haiping Hu, the Company’s CEO and Chairman of the board of director, entered into three loan agreements with the Company for non-secured and non-interesting bearing loans as the following: on July 13, 2016 in the amount of RMB500,000 (approximately US$73,529); on September 13, 2017 in the amount of RMB640,000 (approximately US$94,117); and on September 28, 2017 in the amount of RMB680,000 (approximately US$100,000). On June 30, 2017, RMB20,000 (approximately US$2,914) was repaid. Other loans were due on June 30, 2019. As of December 31, 2018, the outstanding balance of the loans was US$262,269. On June 19, 2019, Mr. Hu paid the balance of the loans to the Company.

On August 25, 2017, Mr. Chenming Qi, the Company’s COO, entered into a loan agreement with the Company for a non-secured and non-interest bearing loan in the amount of RMB700,000 (approximately US$101,933), which was due on June 30, 2019. As of December 31, 2018, the outstanding balance of the loans was US$101,993. On April 24, 2019, Mr. Qi paid the balance of the loan to the Company.

On December 22, 2017, Mr. Haiwei Zuo, the Company’s director, entered into a loan agreement with the Company for a non-secured and non-interest bearing loan in the amount of RMB300,000 (approximately US$43,711), which was due on June 30, 2019. As of December 31, 2018, the outstanding balance of the loans was RMB300,000 (approximately US$43,711). On June 20, 2019, Mr. Zuo paid the balance of the loan to the Company.

On January 25, 2018, Ms. Hui Qi, an immediate family member of Mr. Chenming Qi, entered into a loan agreement with the Company for a non-secured and non-interest bearing loan in the amount of RMB2,000,000 (approximately US$291,409), which was due on June 30, 2019. As of December 31, 2018, the outstanding balance of the loans was RMB2,000,000 (approximately US$291,409). On April 25, 2019, Ms. Qi paid the balance of the loan to the Company.

On November 27, 2019, the Company paid the audit fee and other professional fee of Bally Corp (“Bally”), a company controlled by Mr. Haiping Hu, of $12,250 on behalf of Bally in the form of a non-secured and non-interest bearing loan, which is due on June 30, 2020. As of December 31, 2019, the outstanding balance of the loan was $12,250. On May 6, 2020, Bally paid the balance of the loan to the Company. On February 24, 2020, the Company paid the audit fee and other professional fee of Bally of $5,168 on behalf of Bally in the form of a non-secured and non-interest bearing loan, which is due on December 31, 2020. As of June 30, 2020, the outstanding balance of the loan was $5,168.

On March 23, 2020, the Company transferred $15,182, $15,182 and $15,181 to GMB Wisdom Sharing Platform Co., Ltd. (“GMB Wisdom”), GMB Culture Communication Co., Ltd. (“GMB Culture”) and GMB Resource Services Co., Ltd. (“GMB Resource”), respectively, which are shareholders of GIOP, to meet the minimum deposit required by banks. The loans to GMB Wisdom, GMB Culture and GMB Resource are non-secured and non-interest bearing, and are due on December 31, 2020. As of June 30, 2020, the outstanding balance of the loans was $15,182, $15,182 and $15,181, respectively. On September 28, 2020, GMB Wisdom, GMB Culture and GMB Resource paid the balance of the loans to the Company.

Loans from Related Parties

On June 19, 2018, Beijing Yihe Business Technology Co., Ltd. (“Yihe Beijing”), a non-controlling shareholder of GMB (Beijing), paid the rental fee of $49,442 on behalf of GMB (Beijing) in the form of a non-secured and non-interest bearing loan, which is due on June 30, 2019. As of December 31, 2018, the outstanding balance of the loan was RMB 339,335 (approximately US$49,442). On June 26, 2019, the Company paid the balance of the loan to Yihe Beijing.

Sales to Related Parties

The Company provided comprehensive tailored services to Zhifang (Shanghai) Marketing Management Co., Ltd. (“Zhifang Marketing”), a non-controlling shareholder of GMB Consulting. On August 10, 2017, GMB BJ and Zhifang Marketing entered into a comprehensive tailored services agreement, pursuant to which, from September 15, 2017 to March 15, 2018, SDH organized five marketing events in Shanghai for Zhifang Marketing to help promote Zhifang’s business, in exchange for fees in the amount of RMB690,000 (approximately US$101,470). On January 23, 2018, GMB Consulting entered into a service agreement with Zhifang Marketing, pursuant to which, from January 23 to September 23, 2018, SDH Consulting provided consulting services to help improve Zhifang Marketing’s business model in exchange for fees in the amount of RMB 256,762 (approximately US$37,760).

On July 1, 2019, GMB Consulting entered into another service agreement with Zhifang Marketing, pursuant to which, from July 1 to September 30, 2019, SDH Consulting provided consulting services to help improve Zhifang Marketing’s business model in exchange for fees in the amount of RMB656,604 (approximately US$95,181). For the years end December 31, 2019, 2018, and 2017, the above time-applicable services generated pre-tax revenues in the amount of RMB656,604 (approximately US$95,181), RMB610,153 (approximately US$92,204), and RMB283,019 (approximately US$41, 917), respectively.

Purchase from Related Parties

Ningbo Zhuhai Investment Co., Ltd. (“Zhuhai Investment”) is a company controlled by Mr. Haiping Hu. For the six months ended June 30, 2020, and for the years end December 31, 2019 and 2018, the Company leased office space from Zhuhai Investment for a fee of RMB258,725 (approximately US$36,793), RMB517,450 (approximately US$75,009) and RMB126,413 (approximately US$18,420), respectively. As of December 31, 2018, the outstanding balance of the rent was RMB126,413 (approximately US$18,420). On June 25, 2019, the Company paid the balance of the rent to Zhuhai Investment. As of December 31, 2019, the prepaid expense of the rent to Zhuhai Investment was RMB13,086 (approximately US$ 1,876). As of June 30, 2020, the outstanding balance of the rent was RMB320,493 (approximately US$45,271). On July 22, 2020, the Company paid the balance of the rent to Zhuhai Investment.

The Company also purchased professional services from Zhifang Marketing, Taiyuan Ruihaojia Enterprise Management Consulting Co., Ltd. (“Taiyuan Ruihaojia”) and Yihe Beijing. The Company’s former director Mr. Xiaoli Chen owns 33% share of Taiyuan Ruihaojia. For the years end December 31, 2019 and 2018, the Company paid Zhifang Marketing $291,533 and $1,939, respectively, and paid Taiyuan Ruihaojia $90,150 and $111,798, respectively. For the six months ended June 30, 2020, the Company purchased professional services from Yihe Beijing for a fee of $22,611. As of June 30, 2020, the prepaid expense of professional services purchased from Zhifang Marketing and Yihe Beijing was $26,485 and $44,918, respectively. The balance will be recognized as service costs when the Company accepts the services from Zhifang Marketing and Yihe Beijing.

Employment Agreements

See “Management — Employment Agreements.”

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our amended and restated memorandum and articles of association are summaries and do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association, which will become effective upon completion of this offering, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

We were incorporated as an exempted company with limited liability under the Companies Law (2020 Revision), as amended, of the Cayman Islands, or the “Cayman Companies Law,” on February 22, 2019. A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

Ordinary Shares

All of our issued and outstanding Ordinary Shares are fully paid and non-assessable. Our Ordinary Shares are issued in registered form, and are issued when registered in our register of members. Unless the Board of Directors determine otherwise, each holder of our Ordinary Shares will not receive a certificate in respect of such Ordinary Shares. Our shareholders may freely hold and vote their Ordinary Shares. We may not issue shares or warrants to bearer.

Our authorized share capital is US$50,000 divided into 500,000,000 Ordinary Shares, par value US$0.0001 per share. Subject to the provisions of the Cayman Companies Law and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to Ordinary Shares. No share may be issued at a discount except in accordance with the provisions of the Cayman Companies Law. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

At the completion of this offering, there will be 22,400,000 Ordinary Shares issued and outstanding (assuming the underwriters do not exercise their over-allotment option), held by at least 300 round lot shareholders and beneficial owners which is the minimum requirement by Nasdaq Capital Market. The underwriters expect to deliver Ordinary Shares against payment in New York, New York, on [●], 2021.

Listing

We have applied to list the Ordinary Shares on the Nasdaq Capital Market under the symbol “SDH.”

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is Transhare Corporation.

Dividends

Subject to the provisions of the Cayman Companies Law and any rights attaching to any class or classes of shares under and in accordance with the Articles:

(a) the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

(b) the Company’s shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Subject to the requirements of the Cayman Companies Law regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights

Subject to any rights or restrictions as to voting attached to any shares, unless any share carries special voting rights, on a show of hands every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote. On a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each share of which he or the person represented by proxy is the holder. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Variation of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Alteration of share capital

Subject to the Cayman Companies Law, our shareholders may, by ordinary resolution:

(a) increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b) consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c) divide its shares into several classes and without prejudice to any special rights previously conferred on the holders of existing shares attach thereto respectively any preferential, deferred, qualified or special rights, privileges, conditions or such restrictions which in the absence of any such determination by the Company in general meeting, as the directors may determine provided always that, for the avoidance of doubt, where a class of shares has been authorized by the Company no resolution of the Company in general meeting is required for the issuance of shares of that class and the directors may issue shares of that class and determine such rights, privileges, conditions or restrictions attaching thereto as aforesaid, and further provided that where the Company issues shares which do not carry voting rights, the words “non voting” shall appear in the designation of such shares and where the equity capital includes shares with different voting rights, the designation of each class of shares, other than those with the most favourable voting rights, must include the words “restricted voting” or “limited voting”.

(d) sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(e) cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Cayman Companies Law and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce its share capital in any way.

Calls on shares and forfeiture

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The directors may, at their discretion, waive payment of the interest wholly or in part.

Unclaimed dividend

A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the company.

Forfeiture or surrender of shares

If a shareholder fails to pay any call the directors may give to such shareholder not less than 14 clear days’ notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeit, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment, but his liability shall cease if and when we receive payment in full of the unpaid amount.

A declaration, whether statutory or under oath, made by a director or the secretary shall be conclusive evidence that the person making the declaration is a director or secretary of us and that the particular shares have been forfeited or surrendered on a particular date.

Subject to the execution of an instrument of transfer, if necessary, the declaration shall constitute good title to the shares.

Share premium account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Cayman Companies Law.

Redemption and purchase of own shares

Subject to the Cayman Companies Law and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by our directors:

(a)	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner its directors determine before the issue of those shares;

(b)	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

(c)	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Cayman Companies Law, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Transfer of Shares

Subject to the restrictions contained in our articles, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in any usual or common form or any other form approved by our board of directors, executed by or on behalf of the transferor (and, if in respect of a nil or partly paid up share, or if so required by our directors, by or on behalf of the transferee) and shall be accompanied by the certificate (if any) of the shares to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer.

Our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of any Ordinary Share unless:

(a)	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

(b)	the instrument of transfer is in respect of only one class of Ordinary Shares;

(c)	the instrument of transfer is properly stamped, if required;

(d)	the Ordinary Share transferred is fully paid and free of any lien in favor of us;

(e)	any fee related to the transfer has been paid to us; and

(f)	the transfer is not to more than four joint holders.

If our directors refuse to register a transfer, they are required, within three months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 calendar days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our board of directors may from time to time determine. However, the registration of transfers may not be suspended, and the register may not be closed, for more than 30 calendar days in any year.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under the Cayman Companies Law to inspect or obtain copies of our register of members or our corporate records.

General Meetings

As a Cayman Islands exempted company, we are not obligated by the Cayman Companies Law to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than ten percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than 21 clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least 14 days’ notice of an extraordinary general meeting and 21 days’ notice of an annual general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors and our auditors.

Subject to the Cayman Companies Law and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days or to such other time or place as is determined by the directors.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for seven days or more, notice of the adjourned meeting shall be given in accordance with the articles.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before, or on, the declaration of the result of the show of hands) demanded by the chairman of the meeting or by at least two shareholders having the right to vote on the resolutions or one or more shareholders present who together hold not less than ten percent of the voting rights of all those who are entitled to vote on the resolution. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

Directors

We may by ordinary resolution, from time to time, fix the maximum and minimum number of directors to be appointed. Under the Articles, we are required to have a minimum of two director and the maximum number of Directors shall be unlimited.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

The remuneration of the directors shall be determined by the shareholders by ordinary resolution, except that the directors shall be entitled to such remuneration as the directors may determine.

The shareholding qualification for directors may be fixed by our shareholders by ordinary resolution and unless and until so fixed no share qualification shall be required.

Unless removed or re-appointed, each director shall be appointed for a term expiring at the next-following annual general meeting, if one is held. At any annual general meeting held, our directors will be elected by an ordinary resolution of our shareholders. At each annual general meeting, each director so elected shall hold office for a one-year term and until the election of their respective successors in office or removed.

A director may be removed by ordinary resolution.

A director may at any time resign or retire from office by giving us notice in writing. Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is delivered to us.

The office of a director shall be vacated if the director:

(a)	resigns his office by notice in writing delivered to the Company at the registered office or tendered at a meeting of the board of directors;

(b)	becomes of unsound mind or dies;

(c)	without special leave of absence from the board of directors, is absent from meetings of the board of directors for six (6) consecutive months and the board of directors resolves that his office be vacated;

(d)	becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors;

(e)	is prohibited by law from being a director; or

(f)	ceases to be a director by virtue of any provision of the Cayman Islands Companies Law is removed from office pursuant to these Articles.

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq Listing Rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq Listing Rules and will meet the criteria for independence set forth in Rule 10A-3 of the Exchange Act.

Powers and duties of directors

Subject to the provisions of the Cayman Companies Law, our memorandum and articles, our business shall be managed by the directors, who may exercise all our powers. No prior act of the directors shall be invalidated by any subsequent alteration of our memorandum or articles. However, to the extent allowed by the Cayman Companies Law, shareholders may by special resolution validate any prior or future act of the directors which would otherwise be in breach of their duties.

The directors may delegate any of their powers to any committee consisting of one or more persons who need not be shareholders and may include non-directors so long as the majority of those persons are directors; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors. Upon the initial closing of this offering, our board of directors will have established an audit committee, compensation committee, and nomination and corporate governance committee.

The board of directors may establish any local or divisional board of directors or agency and delegate to it its powers and authorities (with power to sub-delegate) for managing any of our affairs whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional board of directors, or to be managers or agents, and may fix their remuneration.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, either generally or in respect of any specific matter, to be our agent with or without authority for that person to delegate all or any of that person’s powers.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, whether nominated directly or indirectly by the directors, to be our attorney or our authorized signatory and for such period and subject to such conditions as they may think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the directors under the articles.

The board of directors may remove any person so appointed and may revoke or vary the delegation.

The directors may exercise all of our powers to borrow money and to mortgage or charge its undertaking, property and assets both present and future and uncalled capital or any part thereof, to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of ours or our parent undertaking (if any) or any subsidiary undertaking of us or of any third party.

A director shall not, as a director, vote in respect of any contract, transaction, arrangement or proposal in which he has an interest which (together with any interest of any person connected with him) is a material interest (otherwise then by virtue of his interests, direct or indirect, in shares or debentures or other securities of, or otherwise in or through, us) and if he shall do so his vote shall not be counted, nor in relation thereto shall he be counted in the quorum present at the meeting, but (in the absence of some other material interest than is mentioned below) none of these prohibitions shall apply to:

(a)	the giving of any security, guarantee or indemnity in respect of:

(i)	money lent or obligations incurred by him or by any other person for our benefit or any of our subsidiaries; or

(ii)	a debt or obligation of ours or any of our subsidiaries for which the director himself has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(b)	where we or any of our subsidiaries is offering securities in which offer the director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which the director is to or may participate;

(c)	any contract, transaction, arrangement or proposal affecting any other body corporate in which he is interested, directly or indirectly and whether as an officer, shareholder, creditor or otherwise howsoever, provided that he (together with persons connected with him) does not to his knowledge hold an interest representing one percent or more of any class of the equity share capital of such body corporate (or of any third body corporate through which his interest is derived) or of the voting rights available to shareholders of the relevant body corporate;

(d)	any act or thing done or to be done in respect of any arrangement for the benefit of the employees of us or any of our subsidiaries under which he is not accorded as a director any privilege or advantage not generally accorded to the employees to whom such arrangement relates; or

(e)	any matter connected with the purchase or maintenance for any director of insurance against any liability or (to the extent permitted by the Cayman Companies Law) indemnities in favor of directors, the funding of expenditure by one or more directors in defending proceedings against him or them or the doing of anything to enable such director or directors to avoid incurring such expenditure.

A director may, as a director, vote (and be counted in the quorum) in respect of any contract, transaction, arrangement or proposal in which he has an interest which is not a material interest or as described above.

Capitalization of profits

The directors may resolve to capitalize:

(a)	any part of our profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or

(b)	any sum standing to the credit of our share premium account or capital redemption reserve, if any.

The amount resolved to be capitalized must be appropriated to the shareholders who would have been entitled to it had it been distributed by way of dividend and in the same proportions.

Liquidation Rights

If we are wound up, the shareholders may, subject to the articles and any other sanction required by the Cayman Companies Law, pass a special resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b)	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Register of Members

Under the Cayman Companies Law, we must keep a register of members and there should be entered therein:

●	the names and addresses of our shareholders, a statement of the shares held by each shareholder, and of the amount paid or agreed to be considered as paid, on the shares of each shareholder;

●	the date on which the name of any person was entered on the register as a shareholder; and

●	the date on which any person ceased to be a shareholder.

Under the Cayman Companies Law, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Companies Law to have legal title to the shares as set against its name in the register of members. Upon the completion of this offering, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Cayman Companies Law is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Companies Law and the current Companies Act of England. In addition, the Cayman Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Law applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

Mergers and Similar Arrangements

The Cayman Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares if they follow the required procedures under the Cayman Companies Law subject to certain exemptions. The fair value of the shares will be determined by the Cayman Islands court if it cannot be agreed among the parties. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

(a)	the statutory provisions as to the required majority vote have been met;

(b)	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c)	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d)	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Law.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

(a)	an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

(b)	an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and

(c)	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our articles provide to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former secretary’s or officer’s duties, powers, authorities or discretions; and

(b)	without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former secretary or any of our officers in respect of any matter identified in above on condition that the secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the secretary or that officer for those legal costs.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our articles.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in Our Articles

Some provisions of our articles may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders.

Under the Cayman Companies Law, our directors may only exercise the rights and powers granted to them under our articles for what they believe in good faith to be in the best interests of our company and for a proper purpose.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director owe three types of duties to the company: (a) statutory duties, (b) fiduciary duties, and (iii) common law duties. The Cayman Companies Law imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our amended articles of association, as amended and restated from time to time. We have the right to seek damages if a duty owed by any of our directors is breached.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Companies Law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles provide that general meetings shall be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than ten percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than twenty-one clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of twenty-one clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us. Our articles provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings. However, our corporate governance guidelines require us to call such meetings every year.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the Cayman Companies Law, our articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Subject to the provisions of our articles (which include the removal of a director by ordinary resolution), the office of a director may be terminated forthwith if (a) he is prohibited by the laws of the Cayman Islands from acting as a director, (b) he is made bankrupt or makes an arrangement or composition with his creditors generally, (c) he resigns his office by notice to us, (d) he only held office as a director for a fixed term and such term expires, (e) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director, (f) he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director), (g) he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise, or (h) without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Cayman Companies Law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although the Cayman Companies Law does not regulate transactions between a company and its significant shareholders, under Cayman Islands law such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under the Cayman Companies Law and our articles, the Company may be wound up by a special resolution of our shareholders, or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Cayman Companies Law and our articles, if our share capital is divided into more than one class of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Cayman Companies Law, our articles may only be amended by special resolution of our shareholders.

Anti-money Laundering—Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we may be required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Law (2019 Revision) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Law (2019 Revision), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Law (2017 Revision) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Law (2017 Revision), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Underwriter Warrants

Please see “Underwriting” below for a full description of the warrants (and shares underlying such warrants) that we are issuing to the underwriters in connection with this offering.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has not been a public market for our Ordinary Shares. We are in the process of applying to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “SDH”. Future sales of substantial amounts of Ordinary Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Ordinary Shares to fall or impair our ability to raise equity capital in the future. Upon completion of this offering, we will have 22,400,000 Ordinary Shares outstanding, excluding any issuance of additional Ordinary Shares that could occur in connection with the exercise of underwriters’ over-allotment option and warrants.

All of the Ordinary Shares sold in this offering will be freely transferable by persons other than our affiliates without restriction or further registration under the Securities Act.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. Generally, subject to certain limitations, holders of our restricted shares who are not our affiliates or who are our affiliates solely by virtue of their status as an officer or director of us may, under Regulation S, resell their restricted shares in an “offshore transaction” if none of the seller, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States and, in the case of a sale of our restricted shares by an officer or director who is an affiliate of us solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Additional restrictions are applicable to a holder of our restricted shares who will be an affiliate of us other than by virtue of his or her status as an officer or director of us.

Rule 144

All of our Ordinary Shares outstanding prior to this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

●	1% of the number of Ordinary Shares then outstanding, in the form of Ordinary Shares or otherwise, which will equal approximately 224,000 shares immediately after this offering; or

●	the average weekly trading volume of the Ordinary Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. In addition, in each case, these shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Lock-up Agreements

We and our executive officers, directors and 5% shareholders have agreed not to offer, sell, dispose of or hedge any shares of our Ordinary Shares, subject to specified limited exceptions and extensions described elsewhere in this prospectus, during the period continuing through the date that is 12 months (subject to extension) after the date of this prospectus.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our ordinary shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such ordinary shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, these shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

TAXATION

The following summary of certain Cayman Islands, PRC and U.S. federal income tax consequences of the acquisition, ownership and disposition of our Ordinary Shares is based on laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. Please note that this summary should not be considered a comprehensive description of all the tax considerations that may be relevant to the decision to purchase our Ordinary Shares, such as tax considerations under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands, the People’s Republic of China and the United States. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Conyers Dill & Pearman, our Cayman Islands counsel. To the extent that the discussion relates to matters of PRC tax law, it represents the opinion of GFE Law Office, our PRC counsel. To the extent that the discussion relates to matters of U.S. Federal Income Taxation, it represents the opinion of Hunter Taubman Fischer & Li LLC, our U.S. counsel.

People’s Republic of China Taxation

Enterprise Income Tax and Withholding Tax

We are a holding company incorporated in the Cayman Islands and we gain substantial income by way of dividends paid to us from our PRC subsidiary. The EIT Law and its implementation rules provide that China-sourced income of foreign enterprises, such as dividends paid by a PRC subsidiary to its equity holders that are non-resident enterprises, will normally be subject to PRC withholding tax at a rate of 10%, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a preferential tax rate or a tax exemption.

Under the EIT Law, an enterprise established outside of China with a “de facto management body” within China is considered a “resident enterprise,” which means that it is treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. Although the implementation rules of the EIT Law define “de facto management body” as a managing body that actually, comprehensively manage and control the production and operation, staff, accounting, property and other aspects of an enterprise, the only official guidance for this definition currently available is set forth in SAT Circular 82, which provides guidance on the determination of the tax residence status of a Chinese-controlled offshore incorporated enterprise. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises.

According to SAT Circular 82 (the Circular on Issues Concerning the Identification of Chinese-Controlled Overseas Registered Enterprises as Resident Enterprises in Accordance With the Actual Standards of Organizational Management), a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met: (i) the places where senior management and senior management departments that are responsible for daily production, operation and management of the enterprise perform their duties are mainly located within the territory of China; (ii) financial decisions (such as money borrowing, lending, financing and financial risk management) and personnel decisions (such as appointment, dismissal and salary and wages) are made or need to be made by organizations or persons located within the territory of China; (iii) main property, accounting books, corporate seal, the board of directors and files of the minutes of shareholders’ meetings of the enterprise are located or preserved within the territory of China; and (iv) half (or more) of the directors or senior management staff having the right to vote habitually reside within the territory of China.

We believe that GIOP is not a resident enterprise for PRC tax purpose. GIOP is not controlled by a PRC enterprise or PRC enterprise group and we do not meet some of the conditions outlined in the immediately preceding paragraph. For example, as a holding company, the key assets and records of GIOP, including the resolutions and meeting minutes of our board of directors and the resolutions and meeting minutes of our shareholders, are located and maintained outside the PRC. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, we will continue to monitor our tax status.

If the PRC tax authorities determine that GIOP is a PRC resident enterprise for enterprise income tax purposes, we would be subject to PRC enterprise income on our worldwide income at the rate of 25%. Furthermore, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders may be subject to a 10% PRC withholding tax on gains realized on the sale or other disposition of our ordinary shares, if such income is treated as sourced from within the PRC. It is unclear whether our non-PRC individual shareholders would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to dividends or gains realized by non-PRC individuals, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether non-PRC shareholders of the Company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that GIOP is treated as a PRC resident enterprise.

See “Risk Factors — Risks Related to Doing Business in China — Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders.”

Value-added Tax

According to the VAT Laws, MOF and SAT Circular 32 (the Circular of the Ministry of Finance and the State Administration of Taxation on Adjustment of Value-Added Tax Rates), and MOF, SAT and GAC Circular 39 (the Announcement on Policies for Deepening the VAT Reform), all enterprises and individuals engaged in the sale of goods, the provision of processing, repair and replacement services, sales of services, intangible assets, real property and the importation of goods within the territory of the PRC are the taxpayers of VAT. The VAT tax rates generally applicable are simplified as 13%, 9%, 6% and 0%, and the VAT tax rate of 3% is applicable to small-scale taxpayers. The VAT tax rates applicable to our PRC subsidiary and consolidated affiliates are as follows: 6% on services for SDH, GMB (Hangzhou) and Mentor Board Voice of Seeding (Shanghai) Cultural Technology Co., Ltd.; 3% for small-scale taxpayers including GMB (Beijing), GMB Culture, GMB Consulting and GMB Linking and GIOP BJ.

The disclosure included in “Taxation—People’s Republic of China Taxation” represents the opinion of GFE Law Office, our PRC counsel, on the PRC tax consequences of investing in the Company. In addition, GFE Law Office has confirmed rendering the tax opinion relating the PRC taxation contained in this section in part of its legal opinion attached herein as Exhibit 8.1.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by the Company. The Cayman Islands is not a party to any double tax treaties that are applicable to any payments made to us by the Company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, as the case may be, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

As an exempted company, the Company has received a tax exemption certificate from the Financial Secretary of the Cayman Islands pursuant to the Tax Concessions Law (Revised) of the Cayman Islands, containing an undertaking that in the event of any change to the foregoing, the Company, for a period of twenty years from the date of the grant of the undertaking, will not be chargeable to tax in the Cayman Islands on its income or its capital gains arising in the Cayman Islands or elsewhere.

The disclosure included in “Taxation—Cayman Islands Taxation” represents the opinion of Conyers Dill & Pearman, our Cayman Islands counsel, on the Cayman Islands tax consequences of investing in the Company. In addition, Conyers Dill & Pearman has confirmed rendering the tax opinion relating the Cayman Islands taxation contained in this section in part of its legal opinion attached herein as Exhibit 5.1.

United States Federal Income Taxation

WE URGE POTENTIAL PURCHASERS OF OUR ORDINARY SHARES TO CONSULT THEIR OWN TAXADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR ORDINARY SHARES.

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

●	banks;

●	financial institutions;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	persons that elect to mark their securities to market;

●	U.S. expatriates or former long-term residents of the U.S.;

●	governments or agencies or instrumentalities thereof;

●	tax-exempt entities;

●	persons liable for alternative minimum tax;

●	persons holding our Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

●	persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Ordinary Shares);

●	persons who acquired our Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

●	persons holding our Ordinary Shares through partnerships or other pass-through entities;

●	beneficiaries of a Trust holding our Ordinary Shares; or

●	persons holding our Ordinary Shares through a Trust.

The discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to ownership and disposition of our Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws.

The following brief description applies only to U.S. Holders (defined below) that hold Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Ordinary Share and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entities treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Ordinary Shares are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

An individual is considered a resident of the U.S. for Federal Income Tax purposes if they meet either the “Green Card Test” or the “Substantial Presence Test” described as follows:

The Green Card Test: You are a lawful permanent resident of the United States, at any time, if you have been given the privilege, according to the immigration laws of the United States, of residing permanently in the United States as an immiegrant. You generally have this status if the U.S. Citizenship and Immigration Services (USCIS) issued you an alien registration card, Form I-551, also known as a “green card.”

The Substantial Presence Test:

If an alien is present in the United States on at least 31 days of the current calendar year, he/she will (absent an applicable exception) be classified as a resident alien if the sum of the following equals 183 days or more (See §7701(b)(3)(A) of the Internal Revenue Code and related Treasury Regulations):

1.	The actual days in the United States in the current year; plus

2.	One-third of his/her days in the United States in the immediately preceding year; plus

3.	One-sixth of his/her days in the United States in the second preceding year.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on the Nasdaq Capital Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Passive Foreign Investment Company

A non-U.S. corporation is considered a PFIC for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”)

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. However, we must make a separate determination each year as to whether we are a PFIC, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we are treating SDH as being owned by us for United States federal income tax purposes, not only because we control their management decisions, but also because we are entitled to the economic benefits associated with SDH, and as a result, we are treating SDH as our wholly-owned subsidiary for U.S. federal income tax purposes.  If we are not treated as owning SDH for United States federal income tax purposes, we would likely be treated as a PFIC. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Ordinary Shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the first taxable year which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of such taxable year over your adjusted basis in such Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq Capital Market. If the Ordinary Shares are regularly traded on the Nasdaq Capital Market and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares, including regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding at a current rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares. Failure to report such information could result in substantial penalties. You should consult your own tax advisor regarding your obligation to file a Form 8938.

The disclosure included in “Taxation—United States Federal Income Taxation” represents the opinion of Hunter Taubman Fischer & Li LLC, our U.S. counsel, on the U.S. federal income tax consequences of investing in the Company. In addition, Hunter Taubman Fischer & Li LLC has confirmed rendering the tax opinion relating the U.S. federal income taxation contained in this section in part of its legal opinion attached herein as Exhibit 8.2.

Underwriting

Under the terms and subject to the conditions of an underwriting agreement dated the date of this prospectus, the underwriters named below, for whom ViewTrade Securities, Inc, who also acts as the Representative of the Underwriters, and National Securities Corporation, have severally agreed to purchase, and we have agreed to sell to them, the number of shares indicated below (excluding the shares underlying the over-allotment option and warrants):

Name	Number of shares
ViewTrade Securities, Inc.	[ ]
National Securities Corporation	[ ]
Total	5,600,000

The underwriters are offering the shares subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares offered by this prospectus if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ over-allotment option described below.

We have agreed to pay the underwriters a cash fee equal to seven and one-half percent (7.5%) of the aggregate gross proceeds raised in this offering. We have also agreed to issue to the Representative a warrant to purchase that number of shares equal to an aggregate of ten percent (10%) of the shares sold in the offering, including the additional shares that the underwriters may purchase at their option. Such warrant will be immediately exercisable subject to a lock-up for 180 days following the effective date of the registration statement of which this prospectus forms a part, shall have an exercise price equal to 115% of the public offering price, will provide for cashless exercise in certain circumstances and shall terminate five years after the effective date of the registration statement of which this prospectus forms a part. Such warrant will not be callable by the Company. If the cashless exercise provision of the Representative’s warrants is unavailable, for a period of five years after the effective date of the registration statement of which this prospectus forms a part, we will provide for unlimited “piggyback” registration rights with respect to the underlying shares. Such warrant will be subject to FINRA Rule 5110(e)(1) in that, except as otherwise permitted by FINRA Rule 5110(e)(2), for a period of 180 days following the effective date of the registration statement of which this prospectus forms a part, the warrant shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person.

We have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus supplement, to purchase up to an additional 840,000 shares at the public offering price listed on the cover page of this prospectus, less underwriting discounts. The option may be exercised in whole or in part, and may be exercised more than once, during the 45-day option period. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase the same percentage of the additional shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares listed next to the names of all underwriters in the preceding table.

The Representative has advised us that it proposes to offer the shares to the public at the public offering price set forth on the cover page of this prospectus. The offering price has been negotiated between the Representative and our management. In determining the offering price of the ordinary shares, the following factors were considered: prevailing market conditions; our historical performance and capital structure; estimates of our business potential and earnings prospects; an overall assessment of our management; and the consideration of these factors in relation to market valuation of companies in related businesses. After this offering, the public offering price and concession to dealers may be reduced by the Representative. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The securities are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

The following table shows the price per share and total public offering price, underwriting discounts, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	Total
	Per Share	No Exercise	Full Exercise
Assumed public offering price	$4.50	$25,200,000	$28,980,000
Underwriting discounts to be paid by us:	$0.338	$1,890,000	$2,173,500
Proceeds, before expenses, to us	$4.163	$23,310,000	$26,806,500

We will also pay to the Representative by deduction from the net proceeds of the offering contemplated herein, a non-accountable expense allowance equal to $25,000.

We have agreed to reimburse the Representative up to a maximum of $183,000 for out-of-pocket accountable expenses (including the legal fees and other disbursements as disclosed below). We have paid expense deposits of $30,000 to the Representative for its anticipated out-of-pocket expenses; any expense deposits will be returned to us to the extent the Representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We have agreed to pay expenses relating to the offering, including but not limited to (i) all filing fees and communication expenses relating to the registration of the shares to be sold in this offering with the SEC and the filing of the offering materials with FINRA; (ii) all fees and expenses relating to the listing of the shares on the Nasdaq Capital Market; (iii) fees, expenses and disbursements relating to travel expenses for diligence purposes, translation costs, and background checks of the Company’s officers and directors; (iv) all fees, expenses and disbursements relating to the registration or qualification of such Shares under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of Representative’s counsel); (v) the costs of all mailing and printing of the underwriting documents, registration statements, prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final prospectuses as the Representative may reasonably deem necessary; (vi) the costs of preparing, printing and delivering certificates representing the shares and the fees and expenses of the transfer agent for such shares; (vii) stock transfer taxes, if any, payable upon the transfer of securities from us to the Representative; (viii) the fees and expenses of our accountants and the fees and expenses of the our legal counsel and other agents and representatives; (ix) costs and expenses related to road show meetings; and (x) the costs associated with commemorative lucite tombstones in such quantities as the Representative may reasonably request, not to exceed $8,000.

We estimate that the total expenses of the offering payable by us, excluding the total underwriting discounts and expense allowance will be approximately $854,079, including a maximum aggregate reimbursement of $183,000 of Representative’s accountable expenses (including the lucite tombstones).

For a period of one year from the effective date of this prospectus, the Representative shall have the right to send a representative to observe each meeting of our Board of Directors; provided, that (i) such representative shall sign a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representative and its counsel; (ii) upon written notice to the Representative, we may exclude such representative from meetings where, upon the written opinion of our counsel, such representative’s presence would compromise an attorney-client privilege.

We have agreed not to negotiate with any other broker-dealer or other person relating to a possible private and/or public offering of securities without the written consent of the Representative, provided that the Representative remains in good standing with FINRA and NASDAQ. In the event we do not complete this offering and enter into discussions regarding a letter of intent, or similar agreement, and/or effectuate a private and/or public offering of securities with another broker-dealer or any other person without the written permission of the Representative, prior to March 25, 2021, we shall be liable to the Representative for its actual accountable out-of-pocket expenses plus $175,000; provided, however, that such fees shall not apply if and to the extent the Representative has advised us of the Representative’s inability or unwillingness to proceed with this offering or if Representative’s engagement has been terminated for cause.

As a condition to the Representative’s participation in this offering, we have agreed to indemnify the representative in accordance with the indemnification provisions set forth in the underwriting agreement. At the closing of this offering, an amount equal to seven hundred thousand dollars ($700,000) from the offering proceeds shall be placed into an account in the United States of America for indemnification purposes for a period of twenty-four months (24) months from the closing of this offering.

We, all of our executive officers and directors, and certain affiliates have entered into lock-up agreements with the underwriters. Under these agreements, we and each of these persons may not, without the prior written approval of the Representative, offer, sell, contract to sell or otherwise dispose of or hedge shares or securities convertible into or exchangeable for shares, subject to certain exceptions. These restrictions will be in effect for a period of up to twelve (12) months after the date of the closing of this offering.

The Representative has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lockup agreements, the Representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

In addition, during the lock-up period, we will not be permitted, subject to certain exceptions, to file any registration statement relating to, and each of our executive officers, directors and the aforementioned shareholders have agreed not to make any demand for, or exercise any right relating to, the registration of any shares or any securities convertible into or exercisable or exchangeable for shares, without the prior written consent of the Representative.

Upon the declaration of effectiveness of the registration statement of which this prospectus is a part, we will enter into an underwriting agreement with the Representative. The terms of the underwriting agreement provide that the obligations of the underwriters are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of certain certificates, opinions and letters from us, our counsel and our auditors.

In order to facilitate the offering of the shares, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our shares. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the over-allotment option. The underwriters may also sell shares in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our shares in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares in the open market to stabilize the price of our shares. These activities may raise or maintain the market price of our shares above independent market levels or prevent or retard a decline in the market price of our shares. The underwriters are not required to engage in these activities and may end any of these activities at any time.

The underwriting agreement provides for indemnification between the underwriters and us against specified liabilities, including liabilities under the Securities Act, and for contribution by us and the underwriters to payments that may be required to be made with respect to those liabilities. We have been advised that, in the opinion of the Commission, indemnification liabilities under the Securities Act is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

A prospectus in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The Representative may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the Representative to underwriters that may make Internet distributions on the same basis as other allocations.

The underwriters and their affiliates may from time to time perform investment banking and advisory services for us and our affiliates in the ordinary course of business for which they may in the future receive customary fees and expenses.

The address of ViewTrade Securities, Inc. is Suite 310, 7280 W Palmetto Park Road, Boca Raton, FL 33433.

The address of National Securities Corporation is 200 Vesey Street, 25th Floor, New York, NY 10281.

Selling Restrictions

Foreign Regulatory Restrictions on Purchase of Shares Generally

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the shares or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the shares may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with the shares may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

In addition to the public offering of the shares in the United States, the underwriters may, subject to the applicable foreign laws, also offer the shares to certain institutions or accredited persons in certain countries.

Notice to Prospective Investors in Hong Kong

The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in the People’s Republic of China

This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts and expenses, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the FINRA filing fee, and the Nasdaq listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$4,660

Nasdaq Capital Market Listing Fee	$75,000

FINRA	$6,170

Legal Fees and Expenses	$400,893

Accounting Fees and Expenses	$149,561

Printing and Engraving Expenses	$34,795

Miscellaneous Expenses	$183,000

Total Expenses	$854,079

These expenses will be borne by us. Underwriting discounts and expenses will be borne by us in proportion to the numbers of Ordinary Shares sold in the offering.

LEGAL MATTERS

The validity of the Ordinary Shares being offered by this prospectus and other legal matters concerning this Offering relating to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Certain legal matters in connection with this Offering with respect to the United States federal securities law and New York law will be passed upon for us by Hunter Taubman Fischer & Li LLC, New York, New York. Certain legal matters in connection with the Offering with respect to the PRC law will be passed upon for us by GFE Law Office. Ellenoff Grossman & Schole LLP is acting as U.S. counsel for the underwriters with respect to this offering.

EXPERTS

The consolidated financial statements as of December 31, 2019 and 2018, included in this prospectus have been so included in reliance on the report of Friedman LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Friedman LLP is located at 165 Broadway, 21st Floor, New York, NY 10006.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

GLOBAL INTERNET OF PEOPLE, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Condensed Consolidated Financial Statements

Unaudited Condensed Consolidated Balance Sheets as of June 30, 2020 and December 31, 2019	F-29

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income for the Six Months Ended June 30, 2020 and 2019	F-30

Unaudited Condensed Consolidated Statements of Changes in Equity for the Six Months Ended June 30, 2020 and 2019	F-31

Unaudited Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2020 and 2019	F-32

Notes to Consolidated Financial Statements	F-33

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Global Internet of People, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Global Internet of People, Inc. and its subsidiaries (collectively, the “Company”) as of December 31, 2019 and 2018, and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity, and cash flows for each of the two years in the period ended December 31, 2019, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Friedman LLP

New York, New York

May 8, 2020

We have served as the Company’s auditor since 2018.

GLOBAL INTERNET OF PEOPLE, INC.

CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2019	2018

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$9,439,106	$11,658,284
Accounts receivable, net	5,279,266	603,542
Inventories, net	3,287,272	-
Short-term investments	-	291,409
Due from related parties	12,250	721,238
Prepaid expenses and other current assets	1,544,462	429,263
TOTAL CURRENT ASSETS	19,562,356	13,703,736

NON-CURRENT ASSETS
Property and equipment, net	168,949	75,828
Prepayments for property acquisition	1,204,094	-
Intangible assets, net	4,746,552	-
Long-term investments	582,080	430,757
Operating lease right-of-use assets	449,124	-
Deferred tax assets	254,553	56,069
TOTAL NON-CURRENT ASSETS	7,405,352	562,654

TOTAL ASSETS	26,967,708	14,266,390

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	2,814,662	38,018
Deferred revenue	583,520	2,155,521
Income taxes payable	1,866,274	657,427
Due to related parties	-	67,862
Operating lease liabilities, current	263,796	-
Accrued expenses and other current liabilities	1,338,073	686,786
TOTAL CURRENT LIABILITIES	6,866,325	3,605,614

NON-CURRENT LIABILITIES
Operating lease liabilities, non-current	104,785	-
TOTAL NON-CURRENT LIABILITIES	104,785	-

TOTAL LIABILITES	6,971,110	3,605,614

SHAREHOLDERS’ EQUITY
Ordinary shares, 500,000,000 shares authorized; $0.0001 par value, 16,800,000 shares issued and outstanding as of December 31, 2019 and 2018, respectively *	1,680	1,680
Additional paid in capital	4,342,181	4,342,181
Statutory reserves	1,636,414	633,247
Retained earnings	14,413,096	5,669,878
Accumulated other comprehensive loss	(599,786)	(317,487)
Total shareholders’ equity attributable to controlling shareholders	19,793,585	10,329,499
Non-controlling interests	203,013	331,277
TOTAL SHAREHOLDERS’ EQUITY	19,996,598	10,660,776

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$26,967,708	$14,266,390

*	Retrospectively restated for effect of stock reverse splits, see Note 16 for additional information.

The accompanying notes are an integral part of these consolidated financial statements.

GLOBAL INTERNET OF PEOPLE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	For the years ended December 31,
	2019	2018

REVENUE, NET	$17,925,476	$13,538,999

COSTS AND OPERATING EXPENSES
Service costs	2,109,649	1,142,596
Selling expenses	1,350,894	1,282,677
General and administrative expenses	2,897,079	1,749,209
Research and development expenses	795,540	665,378
Total costs and operating expenses	7,153,162	4,839,860

PROFIT FROM OPERATIONS	10,772,314	8,699,139

OTHER INCOME (EXPENSES)
Investment losses	(23,799)	(20,194)
Interest income	212,285	142,612
Other income (expense), net	9,069	(10,619)
Total other income	197,555	111,799

PROFIT BEFORE INCOME TAXES	10,969,869	8,810,938

Income taxes provision	1,589,101	1,158,465

NET INCOME	9,380,768	7,652,473
Less: net (loss) profit attributable to non-controlling interests	(365,617)	175,407
NET INCOME ATTRIBUTABLE TO CONTROLLING SHAREHOLDERS	$9,746,385	$7,477,066

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment	(283,074)	(434,264)
TOTAL COMPREHENSIVE INCOME	9,097,694	7,218,209
Less: comprehensive (loss) income attributable to non-controlling interest	(366,392)	160,414
COMPREHENSIVE INCOME ATTRIBUTABLE TO CONTROLLING SHAREHOLDERS	$9,464,086	$7,057,795

EARNINGS PER SHARE
Basic and diluted	$0.58	$0.45

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
Basic and diluted *	16,800,000	16,800,000

*	Retrospectively restated for effect of stock reverse splits, see Note 16 for additional information.

The accompanying notes are an integral part of these consolidated financial statements.

GLOBAL INTERNET OF PEOPLE, INC.

CONSOLIDATION STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Ordinary shares		Additional paid-in	Statutory	Retained earnings (Accumulated	Accumulated other comprehensive	Total equity attributable to controlling	Non-controlling	Total Shareholders’
	Shares*	Amount	Capital	reserves	deficit)	income (loss)	shareholders	interests	equity
Balance at December 31, 2017	16,800,000	$1,680	$4,128,663	$3,129	$(1,177,070)	$101,784	$3,058,186	$43,734	$3,101,920
Capital contributions from shareholders	-	-	213,518	-	-	-	213,518	127,129	340,647
Net income	-	-	-	-	7,477,066	-	7,477,066	175,407	7,652,473
Statutory reserves	-	-	-	630,118	(630,118)	-	-	-	-
Foreign currency translation adjustment	-	-	-	-	-	(419,271)	(419,271)	(14,993)	(434,264)
Balance at December 31, 2018	16,800,000	$1,680	$4,342,181	$633,247	$5,669,878	$(317,487)	$10,329,499	$331,277	$10,660,776
Capital contributions from shareholders	-	-	-	-	-	-	-	238,128	238,128
Net income	-	-	-	-	9,746,385	-	9,746,385	(365,617)	9,380,768
Statutory reserves	-	-	-	1,003,167	(1,003,167)	-	-	-	-
Foreign currency translation adjustment	-	-	-	-	-	(282,299)	(282,299)	(775)	(283,074)
Balance at December 31, 2019	16,800,000	$1,680	$4,342,181	$1,636,414	$14,413,096	$(599,786)	$19,793,585	$203,013	$19,996,598

*	Retrospectively restated for effect of stock reverse splits, see Note 16 for additional information.

The accompanying notes are an integral part of these consolidated financial statements

GLOBAL INTERNET OF PEOPLE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended December 31,
	2019	2018

Cash flows from operating activities
Net income	$9,380,768	$7,652,473
Adjusted to reconcile net income to cash provided by operating activities
Depreciation and amortization	167,876	20,882
Deferred tax (benefits) expenses	(201,638)	165,321
Investment losses	23,799	20,194
Bad debt expense	151,246	277
Amortization of right-of-use asset	328,289	-
Changes in operating assets and liabilities:
Accounts receivable, net	(7,392,412)	(614,666)
Due from related parties	708,988	(302,234)
Operating lease liabilities	(409,739)	-
Inventories	(823,817)	-
Prepaid expenses and other current assets	(1,051,597)	(139,545)
Accounts payable	73,465	25,947
Income taxes payable	1,233,231	674,036
Deferred revenue	(1,554,399)	(2,278,629)
Deferred revenue-related parties	-	(72,968)
Due to related parties	(67,862)	70,382
Accrued expenses and other current liabilities	669,873	542,423
Net cash provided by operating activities	1,236,071	5,763,893

Cash flows from investing activities
Purchase of property and equipment	(156,718)	(49,962)
Disposal of property and equipment	260	-
Prepayment for property acquisition	(1,204,094)	-
Purchase of intangible assets	(2,188,061)	-
Loans to third parties	(82,268)	-
Purchase of long-term investments	(184,098)	(11,334)
Purchase of short-term investments	-	(302,234)
Redemption of short-term investments	289,918	-
Net cash used in investing activities	(3,525,061)	(363,530)

Cash flows from financing activities
Proceeds from capital contributions by controlling shareholders	-	213,518
Proceeds from capital contributions by non-controlling shareholders	238,128	127,129
Net cash provided by financing activities	238,128	340,647

Effect of foreign exchange rate on cash and cash equivalents	(168,316)	(513,164)
Net (decrease) increase in cash and cash equivalents	(2,219,178)	5,227,846
Cash and cash equivalents, beginning of year	11,658,284	6,430,438
Cash and cash equivalents, end of year	$9,439,106	$11,658,284

Supplemental disclosure of cash flow information
Cash paid for interest expense	$-	$-
Cash paid for income tax	$557,538	$312,698
Supplemental non cash transactions
Operating lease right-of-use assets obtained in exchange of operating lease liabilities	$302,416	$-
Inventories obtained in exchange for accounts receivable	$2,500,481	$-

The accompanying notes are an integral part of these consolidated financial statements.

GLOBAL INTERNET OF PEOPLE, INC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND BUSINESS DESCRIPTION

Global Internet of People, Inc. (“GIOP”) is a limited liability company established under the laws of the Cayman Islands on February 22, 2019. It is a holding company with no business operation.

On March 22, 2019, GIOP incorporated Global Mentor Board Information Technology Limited (“GMB HK”), a limited liability company formed in accordance with laws and regulations of Hong Kong. GMB HK is currently not engaging in any active business and merely acting as a holding company of Beijing Mentor Board Union Information Technology Co, Ltd. (“GIOP BJ” or “WFOE”). GIOP BJ or WFOE was incorporated by GMB HK as a Foreign Enterprise in China on June 3, 2019.

Global Mentor Board (Beijing) Information Technology Co., Ltd. (“SDH”) is a limited liability company incorporated on December 5, 2014 under the laws of China. In 2017 and 2018, SDH established several subsidiaries in China, including Global Mentor Board (Hangzhou) Technology Co., Ltd. (“GMB (Hangzhou)”), Global Mentor Board (Shanghai) Enterprise Management Consulting Co., Ltd. (“GMB Consulting”), Linking (Shanghai) Network Technology Co., Ltd. (“GMB Linking”), Shanghai Voice of Seedling Cultural Media Co., Ltd. (“GMB Culture”), which has a majority owned subsidiary Mentor Board Voice of Seedling(Shanghai) Cultural Technology Co., Ltd. (“GMB Technology”), and Shidong (Beijing) Information Technology Co., Ltd. (“GMB (Beijing)”). SDH and its subsidiaries are primarily engaged in providing peer-to-peer knowledge sharing and enterprise services to clients in the PRC.

As described below, GIOP, through a restructuring which is accounted for as a reorganization of entities under common control (the “Reorganization”), became the ultimate parent entity of its subsidiaries and its variable interest entity (“VIE”), SDH. Accordingly, GIOP consolidates SDH’s operations, assets and liabilities. GIOP, its subsidiaries, VIE and VIE’s subsidiaries, are collectively hereinafter referred as the “Company”.

Reorganization

In anticipation of an initial public offering (“IPO”) of its equity securities, GIOP undertook the following Reorganization:

On June 10, 2019, GIOP BJ or WFOE entered into a series of contractual arrangements with the owners of SDH. These agreements include an Exclusive Technical and Consulting Service Agreement, an Exclusive Service Agreement, an Exclusive Option Agreement and Powers of Attorney (collectively “VIE Agreements”). Pursuant to the above VIE Agreements, WFOE has the exclusive right to provide SDH with comprehensive technical support, consulting services and other services in relation to the Principal Business during the term of this Agreement. All the above contractual arrangements obligate WFOE to absorb a majority of the risk of loss from business activities of SDH and entitle WFOE to receive a majority of their residual returns. In essence, WFOE has gained effective control over SDH. Therefore, SDH should be considered as a VIE under the Statement of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810 “Consolidation”.

GIOP together with its wholly-owned subsidiary GMB HK and WFOE and its VIE and VIE’s subsidiaries were effectively controlled by the same shareholders before and after the reorganization and therefore the Reorganization is considered under common control. The consolidation of the Company has been accounted for at historical cost and prepared on the basis as if the Reorganization had become effective as of the beginning of the first period presented in the consolidated financial statements.

The consolidated financial statements reflect the activities of GIOP and each of the following entities:

Name	Date of Incorporation	Place of incorporation	Percentage of effective ownership	Principal Activities

Wholly owned subsidiaries
Global Mentor Board Information Technology Limited (“GMB HK”)	March 22, 2019	HK	100%	Holding company of WFOE
Beijing Mentor Board Union Information Technology Co, Ltd. (“GIOP BJ” or “WFOE”)	June 3, 2019.	PRC	100%	Holding company
Variable Interest Entity (“VIE”) and subsidiaries of VIE
Global Mentor Board (Beijing) Information Technology Co., Ltd. (“SDH” or “VIE”)	December 5, 2014	PRC	VIE	peer-to-peer knowledge sharing and enterprise service platform provider
Global Mentor Board (Hangzhou) Technology Co., Ltd. (“GMB (Hangzhou)”)	November 1, 2017	PRC	100%	Consulting, training and tailored services provider
Global Mentor Board (Shanghai) Enterprise Management Consulting Co., Ltd. (“GMB Consulting”)	June 30, 2017	PRC	51%	Consulting services provider
Linking (Shanghai) Network Technology Co., Ltd. (“Linking”)	December 29, 2017	PRC	51%	network technology development services and technical consulting services provider
Shanghai Voice of Seedling Cultural Media Co., Ltd. (“GMB Culture”)	June 22, 2017	PRC	51%	cultural and artistic exchanges and planning, conference services provider
Shidong(Beijing)Information Technology Co., LTD. (“GMB (Beijing)”)	June 19, 2018	PRC	51%	information technology services provider
Mentor Board Voice of Seeding (Shanghai) Cultural Technology Co., Ltd. (“GMB Technology”)	August 29, 2018	PRC	51%	Technical services provider

The VIE contractual arrangements

Neither the Company nor the Company’s subsidiaries own any equity interest in SDH. Instead, The Company controls and receives the economic benefits of SDH’s business operation through a series of contractual arrangements. WFOE, SDH and its shareholders entered into a series of contractual arrangements, also known as VIE Agreements, in June 2019. The VIE agreements are designed to provide WFOE with the power, rights and obligations equivalent in all material respects to those it would possess as the sole equity holder of SDH, including absolute control rights and the rights to the assets, property and revenue of SDH.

Each of the VIE Agreements is described in detail below:

Exclusive Technical and Consulting Services Agreement

Pursuant to the Exclusive Technical and Consulting Services Agreement between SDH and WFOE (the “Exclusive Service Agreement”), WFOE provides SDH with technical support, consulting services, business support and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, human resources, and information. For services rendered to SDH by WFOE under the Exclusive Service Agreement, WFOE is entitled to collect a service fee approximately equal to SDH’s earnings before corporate income tax, i.e., SDH’s revenue after deduction of operating costs, expenses and other taxes, subject to adjustment based on services rendered and SDH’s operation needs.

This agreement became effective on June 10, 2019 and will remain effective unless otherwise terminated as required by laws or regulations, or by relevant governmental or regulatory authorities otherwise terminated earlier in accordance with the provisions of this agreement or relevant agreements separately executed between the parties. Nevertheless, this agreement shall be terminated after all the equity interest in SDH held by its shareholders and/or all the assets of SDH have been legally transferred to WFOE and/or its designee in accordance with the Exclusive Option Agreement.

The CEO of WFOE, Mr. Haiping Hu, is currently managing SDH pursuant to the terms of the Exclusive Service Agreement. The Exclusive Service Agreement does not prohibit related party transactions. Upon the establishment of the audit committee at the consummation of this offering, the Company’s audit committee will be required to review and approve in advance any related party transactions, including transactions involving WFOE or SDH.

Equity Pledge Agreement

Under the Equity Pledge Agreement between WFOE, and shareholders of SDH, together holding 100% of the shares of SDH (“SDH Shareholders”), the SDH Shareholders pledged all of their equity interests in SDH to WFOE to guarantee the performance of SDH’s obligations under the Exclusive Service Agreement. Under the terms of the Equity Pledge Agreement, in the event that SDH or the SDH Shareholders breach their respective contractual obligations under the Exclusive Service Agreement, WFOE, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends generated by the pledged equity interests. The SDH Shareholders also agreed that upon occurrence of any event of default, as set forth in the Equity Pledge Agreement, WFOE is entitled to dispose of the pledged equity interests in accordance with applicable PRC laws. The SDH Shareholders further agreed not to dispose of the pledged equity interests or take any actions that would prejudice WFOE’s interests without the prior written consent of WFOE.

The Equity Pledge Agreement is effective until: (1) the secured debt in the scope of pledge is cleared off; and (2) Pledgers transfer all the pledged equity interests to Pledgees according to the Equity Pledge Agreement, or other entity or individual designated by it.

The purposes of the Equity Pledge Agreement are to (1) guarantee the performance of SDH’s obligations under the Exclusive Service Agreement; (2) make sure the SDH Shareholders do not transfer or assign the pledged equity interests, or create or allow any encumbrance that would prejudice WFOE’s interests without WFOE’s prior written consent. In the event SDH breaches its contractual obligations under the Exclusive Service Agreement, WFOE will be entitled to dispose of the pledged equity interests.

Exclusive Option Agreement

Under the Exclusive Option Agreement, the SDH Shareholders irrevocably granted WFOE (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, part or all of their equity interests in SDH or the assets of SDH. The option price to be paid by WFOE to each shareholder of SDH is RMB10 (approximately US$1.45) or the minimum amount to the extent permitted under PRC law at the time when such transfer occurs.

Under the Exclusive Option Agreement, WFOE may at any time under any circumstances, purchase, or have its designee purchase, at its discretion, to the extent permitted under PRC law, all or part of the SDH Shareholders’ equity interests in SDH or the assets of SDH. The Equity Pledge Agreement, together with the Equity Pledge Agreement, the Exclusive Service Agreement, and Powers of Attorney, enable WFOE to exercise effective control over SDH.

The Exclusive Option Agreement remains effective until all the equity or assets of SDH is legally transferred under the name of WFOE and/or other entity or individual designated by it, or unilaterally terminated by WFOE within 30-day prior written notice.

Powers of Attorney

Under each of the Powers of Attorney, the SDH Shareholders authorized WFOE to act on their behalf as their exclusive agent and attorney with respect to all rights as shareholders, including, but not limited to: (a) attending shareholders’ meetings; (b) exercising all the shareholder’s rights, including voting, that shareholders are entitled to under the laws of China and the Articles of Association, including, but not limited to, the sale or transfer or pledge or disposition of shares in part or in whole; and (c) designating and appointing on behalf of shareholders the legal representative, the executive director, supervisor, the chief executive officer, and other senior management members of SDH.

The Powers of Attorney are irrevocable and continuously valid from the date of execution of the Powers of Attorney, so long as the SDH Shareholders own the equity interests of SDH.

Spousal Consent

Pursuant to the Spousal Consent, each spouse of the individual shareholders of SDH irrevocably agreed that the equity interest in SDH held by their respective spouses would be disposed of pursuant to the Equity Interest Pledge Agreement, the Exclusive Option Agreement, and the Powers of Attorney. Each spouse of the shareholders agreed not to assert any rights over the equity interest in SDH held by their respective spouses. In addition, in the event that any spouse obtains any equity interest in SDH through the respective shareholder for any reason, he or she agreed to be bound by the contractual arrangements.

Risks in relation to the VIE structure

GIOP believes that the contractual arrangements with its VIE and their respective shareholders are in compliance with PRC laws and regulations and are legally enforceable. However, uncertainties in the PRC legal system could limit the GIOP’s ability to enforce the contractual arrangements. If the legal structure and contractual arrangements were found to be in violation of PRC laws and regulations, the PRC government could:

●	revoke the business and operating licenses of the Company’s PRC subsidiary and VIE;

●	discontinue or restrict the operations of any related-party transactions between the Company’s PRC subsidiary and VIE;

●	limit the Company’s business expansion in China by way of entering into contractual arrangements;

●	impose fines or other requirements with which the Company’s PRC subsidiary and VIE may not be able to comply;

●	require the Company or the Company’s PRC subsidiary and VIE to restructure the relevant ownership structure or operations; or

●	restrict or prohibit the Company’s use of the proceeds of the additional public offering to finance.

GIOP’s ability to conduct its wisdom sharing and enterprise consulting business may be negatively affected if the PRC government were to carry out any of the aforementioned actions. As a result, GIOP may not be able to consolidate its VIE in its consolidated financial statements as it may lose the ability to exert effective control over the VIE and their respective shareholders and it may lose the ability to receive economic benefits from the VIE. GIOP, however, does not believe such actions would result in the liquidation or dissolution of the Company, its PRC subsidiary and VIE.

Total assets and liabilities presented on the Company’s consolidated balance sheets and revenue, expense, net income presented on consolidated statement of operations and comprehensive income as well as the cash flow from operating, investing and financing activities presented on the consolidated statement of cash flows are substantially the financial position, operation and cash flow of the GIOP’s VIE and VIE’s subsidiaries. GIOP has not provided any financial support to SDH for the years ended December 31, 2019 and 2018. The following financial statements of the VIE and VIE’s subsidiaries were included in the consolidated financial statements as of December 31, 2019 and 2018 and for the year ended December 31, 2019 and 2018:

	As of December 31,
	2019	2018

Cash and cash equivalents	$9,417,214	$11,658,284
Accounts receivable, net	5,279,266	603,542
Inventories	3,287,272	-
Short-term investments	-	291,409
Due from related parties	-	721,238
Prepaid expenses and other current assets	1,593,796	429,263
Total current assets	19,577,548	13,703,736

Property and equipment, net	168,949	75,828
Prepayments for property	1,204,094	-
Intangible assets, net	4,746,552	-
Long-term investments	582,080	430,757
Operating lease right-of-use assets	449,124	-
Deferred tax assets	254,553	56,069
Total non-current assets	7,405,352	562,654

Total assets	26,982,900	14,266,390

Accounts payable	2,814,662	38,018
Deferred revenue	583,520	2,155,521
Income taxes payable	1,866,274	657,427
Due to related parties	-	67,862
Operating lease liabilities, current	263,796	-
Accrued expenses and other current liabilities	1,338,073	686,786
Total current liabilities	6,866,325	3,605,614

Operating lease liabilities, non-current	104,785	-
Non-current liabilities	104,785	-
Total liabilities	$6,971,110	$3,605,614

	For the years ended December, 31
	2019	2018

Total net revenue	$17,925,476	$13,538,999
Net income	$9,396,130	$7,652,473

	For the years ended December, 31
	2019	2018

Net cash provided by operating activities	$1,213,794	$5,763,893
Net cash used in investing activities	$(3,525,061)	$(363,530)
Net cash provided by financing activities	$238,128	$340,647

Under the Contractual Arrangements with the consolidated VIE, GIOP has the power to direct activities of the consolidated VIE and VIE’s subsidiaries through the WFOE, and can have assets transferred freely out of the consolidated VIE and VIE’ subsidiaries without restrictions. Therefore, the Company considers that there is no asset of the consolidated VIE and VIE’ subsidiaries that can only be used to settle obligations of the respective VIE and VIE’ subsidiaries except for registered capital of VIE and VIE’ subsidiaries amounting to $4,343,861 and $4,343,861 as of December 31, 2019 and 2018, respectively, as well as statutory reserves amounting to $ 1,636,414 and $633,247, as of December 31, 2019 and 2018, respectively. Since the consolidated VIE and VIE’ subsidiaries are incorporated as limited liability companies under the PRC Law, the creditors of the consolidated VIE and VIE’ subsidiaries do not have recourse to the general credit of GIOP.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and have been consistently applied.

Principles of consolidation

The consolidated financial statements include the financial statements of the Company, its subsidiaries, VIE and VIE’s subsidiaries for which the Company is the ultimate primary beneficiary.

A subsidiary is an entity in which the Company, directly or indirectly, controls more than one half of the voting power, has the power to appoint or remove the majority of the members of the board of directors, to cast a majority of votes at the meeting of the board of directors or to govern the financial and operating policies of the investee under a statute or agreement among the shareholders or equity holders.

All transactions and balances between the Company, its subsidiaries, VIE and VIE’s subsidiaries have been eliminated upon consolidation.

Non-controlling interests

Non-controlling interests are recognized to reflect the portion of their equity that is not attributable, directly or indirectly, to the Company as the controlling shareholder. For the Company’s consolidated subsidiaries, VIE and VIE’ s subsidiaries, non-controlling interests represent a minority shareholder’s 49% ownership interest in GMB (Beijing), GMB Culture, which has a subsidiary called GMB Technology, GMB Consulting, GMB Linking as of December 31, 2019 and 2018.

Non-controlling interests are presented as a separate line item in the equity section of the Company’s Consolidated Balance Sheets and have been separately disclosed in the Company’s Consolidated Statements of Operations and Comprehensive Income to distinguish the interests from that of the Company.

Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances.  Significant estimates required to be made by management, include, but are not limited to, the assessment of the allowance for doubtful accounts, depreciable lives of property and equipment, and realization of deferred tax assets. Actual results could differ from those estimates.

Foreign currency translation

The Company’s principal country of operations is the PRC. The financial position and results of its operations are determined using RMB, the local currency, as the functional currency. The Company’s consolidated financial statements are reported using the U.S. Dollars (“US$” or “$”). The results of operations and the consolidated statements of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income (loss) included in consolidated statements of changes in shareholders’ equity. Gains and losses from foreign currency transactions are included in the Company’s Consolidated Statements of Operations and Comprehensive Income.

The value of RMB against US$ and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. Any significant revaluation of RMB may materially affect the Company’s financial condition in terms of US$ reporting. The following table outlines the currency exchange rates that were used in preparing the consolidated financial statements:

	December 31, 2019	December 31, 2018
Year-end spot rate	US$1= RMB 6.9762	US$1= RMB 6.8632
Average rate	US$1= RMB 6.8985	US$1= RMB 6.6174

Fair value measurements

The Company follows the provisions of ASC 820, Fair Value Measurements and Disclosures. ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2 - Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3 - Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, accounts receivable, due from related parties, short-term investments, prepaid expenses and other current assets, deferred revenue, income taxes payable, accounts payable, due to related parties, accrued expenses and other current liabilities approximate their fair value based on the short-term maturity of these instruments. The Company reports short-term investments at fair value and discloses the fair value of these investments based on level 2.

The Company’s non-financial assets, such as property and equipment would be measured at fair value only if they were determined to be impaired.

Cash and cash equivalents

Cash and cash equivalents include cash on hand and demand deposits in accounts maintained with commercial banks, as well as highly liquid investments which are unrestricted as to withdrawal or use and are readily convertible to known amounts of cash. The interest incomes of highly liquid investments are reported in the Company’s Consolidated Statements of Operations and Comprehensive Income. The Company maintains the bank accounts in Mainland China and Hong Kong. Cash balances in bank accounts in Mainland China and Hong Kong are not insured by the Federal Deposit Insurance Corporation or other programs.

Accounts receivable, net

Accounts receivable mainly represent amounts due from clients in the ordinary course of business and are recorded net of allowance for doubtful accounts.

The Company mitigates the associated risks by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is established and recorded based on management’s assessment of historical bad debts, creditworthiness and financial conditions of the clients, current economic trends and changes in client payment patterns. Past due accounts are generally written off against the allowance for bad debts only after all collection attempts have been exhausted and the potential for recovery is considered remote. The allowance was $194,375 and $43,129 as of December 31, 2019 and 2018, respectively.

Inventories

The inventories as of December 31, 2019 consisted of health service gift cards, learning course gift cards, Chinese tea, latex pillows and health care products, all of which are products available for sale, and are stated at the lower of cost and net realizable value.

Part of the Company’s inventories are obtained through fee exchange arrangements with its customers, which are entered into at the Company’s discretion to receive inventory in exchange of collection of account receivables due from the customers. The Company accounts for these nonmonetary exchanges based on the fair values of the assets involved. The cost of inventories acquired in exchange is initially measured at the fair value of the accounts receivable the Company surrendered to obtain them.

A valuation allowance is recorded to write down the cost of inventories to the estimated net realizable value, if lower, due to slow-moving or damaged products, which is dependent upon factors such as historical and forecasted consumer demand, and promotional environment. Net realizable value is determined by the estimated selling prices offset by estimated additional cost of sale, selling expenses and business taxes. There was no valuation allowance provided for the inventory for the years ended December 31, 2019 and 2018.

Lease

On January 1, 2019 the Company adopted Accounting Standards Update (“ASU”) 2016-02 (FASB ASC Topic 842). The adoption of Topic 842 resulted in the presentation of operating lease right-of-use assets and operating lease liabilities on the consolidated balance sheet. See Note 10 for additional information.

At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is or contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange of a consideration. To assess whether a contract is or contains a lease, the Company assess whether the contract involves the use of an identified asset, whether it has the right to obtain substantially all the economic benefits from the use of the asset and whether it has the right to control the use of the asset.

The right-of-use assets and related lease liabilities are recognized at the lease commencement date. The Company recognizes operating lease expenses on a straight-line basis over the lease term.

Operating lease right-of-use of assets

The right-of-use of asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and less any lease incentive received.

Operating lease liabilities

Lease liability is initially measured at the present value of the outstanding lease payments at the commencement date, discounted using the Company incremental borrowing rate. Lease payments included in the measurement of the lease liability comprise fixed lease payments, variable lease payments that depend on an index or a rate, amounts expected to be payable under a residual value guarantee and any exercise price under a purchase option that the Company is reasonably certain to exercise.

Lease liability is measured at amortized cost using the effective interest rate method. It is remeasured when there is a change in future lease payments, if there is a change in the estimate of the amount expected to be payable under a residual value guarantee, or if there is any change in the Company assessment of option purchases, contract extensions or termination options.

Short-term leases and leases of low value assets

The Company has elected to not recognize right-of-use assets and lease liabilities for short-term leases that have a lease term of 12 months or less and leases of low value assets. Lease payments associated with these leases are expensed as incurred.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation. Depreciation of property and equipment is provided using the straight-line method over their expected useful lives, as follows:

Electronic equipment	3 years
Furniture, fixtures and equipment	3 years
Vehicle	3 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of Operation and Comprehensive Income in other income or expenses.

Intangible assets, net

The Company’s intangible assets represent the copyright of course videos purchased from a third party, including but not limited to course videos which cover subjects such as entrepreneurship development, financial service, corporate governance, team management, marketing strategy, etc. Intangible assets are stated at cost less accumulated amortization and amortized on a straight-line basis over their estimated useful lives. The estimated useful lives of intangible assets are determined to be 5 to 10 years in accordance with the period the Company estimates to generate economic benefits from such copyright.

Long-term investments

Investment in equity investees represents the Company’s investments in privately held companies, over which it has significant influence but does not own a majority equity interest or otherwise control. The Company applies the equity method to account for an equity investment, in common stock or in-substance common stock, according to ASC 323 “Investment — Equity Method and Joint Ventures”.

An investment in in-substance common stock is an investment in an entity that has risk and reward characteristics that are substantially similar to that entity’s common stock. The Company considers subordination, risks and rewards of ownership and obligation to transfer value when determining whether an investment in an entity is substantially similar to an investment in that entity’s common stock.

Under the equity method, the Company’s share of the post-acquisition profits or losses of the equity investee is recognized in the consolidated income statements and its share of post-acquisition movements in accumulated other comprehensive income is recognized in shareholders’ equity. When the Company’s share of losses in the equity investee equals or exceeds its interest in the equity investee, the Company does not recognize further losses, unless the Company has incurred obligations or made payments or guarantees on behalf of the equity investee. Investment losses of $23,799 and $20,194 were recorded in the Company’s Consolidated Statements of Operations and Comprehensive Income for the years ended December 31, 2019 and 2018, respectively.

For other equity investments that do not have readily determinable fair values and over which the Company has neither significant influence nor control through investments in common stock or in-substance common stock, the Company accounts for these investments at cost minus any impairment, if necessary.

The Company continually reviews its investments in equity investees to determine whether a decline in fair value below the carrying value is other than temporary. The primary factors the Company considers in its determination are the length of time that the fair value of the investment is below the Company’s carrying value; the financial condition, operating performance and the prospects of the equity investee. If the decline in fair value is deemed to be other than temporary, the carrying value of the equity investee is written down to fair value. No impairment charges were recorded in investment losses in the Company’s Consolidated Statements of Operations and Comprehensive Income for the years ended December 31, 2019 and 2018.

Impairment of long-lived assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows. No impairments of long-lived assets were recognized as of December 31, 2019 and 2018.

Revenue recognition

The Company early adopted the new revenue standard Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, starting January 1, 2017 using the modified retrospective method for contracts that were not completed as of January 1, 2017. The adoption of this ASC 606 did not have a material impact on the Company’s consolidated financial statements.

The core principle of the new revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation

The Company mainly offers and generates revenue from four kinds of services to its clients in China, member services, enterprise services, online services and other services. Enterprise services include comprehensive tailored services, sponsorship advertising services, and consulting services.

Revenue recognition policies for each type of the Company’s services are discussed as follows:

Member services

The Company offers three tiers of member services, Platinum, Diamond and Protégé, which differ in membership fees as well as the level of the services provided. Members pay a fixed fee for exchange of the right to participate in organized activities offered by the Company, such as study tours and forums, typically within one-year membership period. Any non-participating activities will expire and not be refunded beyond the agreed-upon period. Each member is entitled to choose from same activities offered by the Company for a total of seven times but different level of membership will receive different level of privileges at each activity, such as seating arrangement or private consultation opportunity etc. The activities for Platinum Members are also open to non-members, who pay a pre-set fee for participating in a single activity, while the Company does not offer Diamond and Protégé services to non-members separately.

Each activity represents a separate performance obligation, which is typically 5 days or less. The Company uses an expected cost plus margin approach to estimate the standalone selling prices of each activity. As Members can benefit from each activity on their own in the same way and there is no material difference in the Company’s delivering costs, such as number of staffs involved and size of each activity. Therefore, membership fees are equally allocated to seven performance obligations when the Company determines transaction price of each performance obligation.

The Company recognizes membership fees as revenue upon completion of each activity as the duration of each activity is short. Membership fees from non-participating activity will be recognized when the agreed-upon period has expired. Membership fees collected in advance are recorded as deferred revenue on the consolidated balance sheets.

Enterprise services

The Company charges its clients service fees for providing enterprise services, which mainly include comprehensive tailored services, sponsorship advertising services and consulting services.

Comprehensive tailored services

The comprehensive tailored services provide tailored packaged services to small and medium business, including conference and salon organization, booth exhibition services, on-site Mentors’ guidance, and other value-added services. The Company typically signs one-year framework agreements and a tailored services contract with the clients, which list the types of tailored services as ordered by the clients to fit their specific needs. Each tailored service is a separate performance obligation under ASC 606, as these performance obligations are distinct, the clients can benefit from each service on their own and the Company’s promises to deliver the services are separately identifiable from each other in the services contract. The performance of each tailored service is usually on a specific date designated by the clients.

The Company establishes a uniform list for the unit price of each type of tailored services with reference to quoted market prices. If no quoted market price is available, the price will be estimated by using an expected cost plus a margin approach.

The Company recognizes the price for each tailored service as revenue when the service has been provided on a specific date designated and the receipt of each tailored services is confirmed by the clients. If a client does not request certain items of the tailored services included in the services contract during the agreed-upon period, the Company will not refund the service fees and the revenue will be recognized upon expiration of service contracts. The tailored services fees collected before providing services are recorded as deferred revenue on the consolidated balance sheets.

Sponsorship advertising service

The Company provides sponsorship advertising service for its clients at certain activities it held, i.e. study tours and forums. The sponsorship advertising services are mainly to display banners with the clients’ information and distribute clients’ brochures through the activities, so that the clients can enhance their corporate and product image.

The fee the Company charges for sponsorship advertising service is depending on multiple specific factors, including number of event participants, location, public interest, etc. The Company considers all factors and determines pricing for each contract separately. The sponsorship advertising fees are recognized as revenue when services have been provided on a specific date designated and receipt of sponsorship advertising services are confirmed by clients. Sponsorship advertising fees collected before providing services are recorded as deferred revenue on the consolidated balance sheets.

Consulting services

The Company provides consulting services to small and medium-sized enterprises by helping them to develop strategies and solutions including: corporate reorganization, product promotion and marketing, industry supply chain integration, corporate governance, financing and capital structure, etc. The consulting services are tailored to meet each client’s specific needs and requirements.

Consulting fees are based on the specifics of the services provided, for instance, time and efforts required, etc. The Company considers comprehensive factors and determines prices with reference to quoted market prices. If no quoted market price is available, price will be estimated by using an expected cost plus a margin approach.

Consulting fees are recognized as revenue when services have been provided and receipt of consulting services is confirmed by clients as the duration of services is short, typically one month or less. Consulting fees collected before providing any service are presented as deferred revenue on the consolidated balance sheets.

Online services

The Company provides two types of online services to the Company’s APP Users, which are questions and answers (Q&A) session with chosen Mentors and online streaming of courses and programs. Top-up credits are paid by Users through the Company’s APP platform, using which Users can purchase the online services.

Users can raise questions to chosen Mentors or Experts with a fixed fee per Q&A session preset by Mentors or Experts. The Q&A session is usually provided by chosen Mentors or Experts within a course of a 72-hour period. The Company charges 30% of the Q&A fees as a facilitator of online services. The Q&A fees are allocated to the Company and chosen Mentors or Experts automatically by the APP on a 30%/70% split upon completion of Q&A sessions. The Company recognizes this online service fees as revenue at completion of Q&A sessions on a net basis, i.e., in the amount of 30% of allocated Q&A fees, as the Company merely provides a platform for its Users and is not the primary obligor of the Q&A session, neither has risks and rewards as principal.

Prior to 2019, most of our online content were free for our User to enjoy because we mainly focused on growing our online knowledge sharing community. In November 2019, we started to implement a new fee structure for our online content., which grants Users the access to view various online courses and programs. Users can subscribe an annual VIP at a rate of RMB299. The VIP grants Users the access right to the Company’s VIP courses and programs over the subscription period. The Company recognizes the VIP annual subscription fees as revenue on a straight-line basis over VIP subscription period. Users can also purchase a-lar-cart courses and programs at a rate from RMB 9.9 to 299 per course or program by top-up credits through the Company’s APP platform. The payment for a-lar-cart course and program is not refundable. After the payment is collected by the Company, the Users obtain unlimited access to the courses and programs they purchased for without limitation. The Company recognizes the fees a-lar-cart courses and programs as revenue at the point of time that Users obtain the access to the courses and programs.

Other revenues

Other revenues are mainly generated from rendering of other services and sale of merchandises.

The Company sells merchandises and recognizes the revenue at the amount to which it expects to be entitled on a gross basis at the point of time when clients obtain the control of the merchandises.

Other services fees are mainly derived from non-member participation of study tours and forums at the service level of Platinum Members. The Company charges non-members a fixed fee for each Member activity and the price for non-members is determined based on our allocated Member pricing for each activity. Fees are usually collected on site at the date of each activity and revenues are recognized at the completion of such activity.

Service costs

Service costs primarily include (1) the cost of holding activity, such as venue rental fees, conference equipment fees, (2) professional and consulting fees paid to third parties for our activity; (3) the fees paid to Mentors and Experts; and (4) labor costs. Service costs were $2,109,649 and $1,142,596 for the years ended December 31, 2019 and 2018, respectively.

Income taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

The Company believes there were no uncertain tax positions at December 31, 2019 and 2018, respectively. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months. The Company is not currently under examination by an income tax authority, nor has been notified that an examination is contemplated.

Earnings Per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS are computed by dividing income available to ordinary shareholders of the Company by the weighted average ordinary shares outstanding during the period. Diluted EPS takes into account the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and converted into ordinary shares. As of December 31, 2019 and 2018, there were no dilutive shares.

Comprehensive income

Comprehensive income consists of two components, net income and other comprehensive loss. Other comprehensive loss refers to revenue, expenses, gains and losses that under U.S. GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive loss consists of foreign currency translation adjustment resulting from the Company translating its financial statements from functional currency into reporting currency.

Significant Risks

Currency risk

A majority of the Company’s expense transactions are denominated in RMB and a significant portion of the Company and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other Company foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

The Company maintains certain bank accounts in the PRC. On May 1, 2015, China’s new Deposit Insurance Regulation came into effect, pursuant to which banking financial institutions, such as commercial banks, established in the PRC are required to purchase deposit insurance for deposits in RMB and in foreign currency placed with them. Such Deposit Insurance Regulation would not be effective in providing complete protection for the Company’s accounts, as its aggregate deposits are much higher than the compensation limit, which is RMB 500,000 for one bank. However, the Company believes that the risk of failure of any of these Chinese banks is remote. Bank failure is uncommon in the PRC and the Company believes that those Chinese banks that hold the Company’s cash and cash equivalents and short-term investments are financially sound based on public available information.

Other than the deposit insurance mechanism in the PRC mentioned above, the Company’s bank accounts are not insured by Federal Deposit Insurance Corporation insurance or other insurance.

Concentration and credit risk

Financial instruments that potentially subject the Company to the concentration of credit risks consist of cash and short-term investments. The maximum exposures of such assets to credit risk are their carrying amounts as of the balance sheet dates. The Company deposits its cash and short-term investments with financial institutions located in jurisdictions where the subsidiaries are located. The Company believes that no significant credit risk exists as these financial institutions have high credit quality.

The Company’s also exposure to credit risk associated with its trading and other activities is measured on an individual counterparty basis, as well as by group of counterparties that share similar attributes. There was no revenue from clients which individually represented greater than 10% of the total revenues for the year ended December 31, 2019 and 2018, respectively. Concentrations of credit risk can be affected by changes in political, industry, or economic factors. To reduce the potential for risk concentration, The Company generally requires advanced payment before delivery of the services but may extend unsecured credit to its clients in the ordinary course of business. Credit limits are established and exposure is monitored in light of changing counterparty and market conditions. The Company did not have any material concentrations of credit risk outside the ordinary course of business as of December 31, 2019 and 2018.

Interest rate risk

Fluctuations in market interest rates may negatively affect our financial condition and results of operations. The Company is exposed to floating interest rate risk on cash deposit and floating rate borrowings, and the risks due to changes in interest rates is not material. The Company has not used any derivative financial instruments to manage our interest risk exposure.

Other uncertainty risk

The Company’s major operations are conducted in the PRC. Accordingly, the political, economic, and legal environments in the PRC, as well as the general state of the PRC’s economy may influence the Company’s business, financial condition, and results of operations.

The Company’s major operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic, and legal environment. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, and rates and methods of taxation, among other things. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note 1, this may not be indicative of future results.

Recently issued accounting pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued.

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 requires companies to measure credit losses utilizing a methodology that reflects expected credit losses and requires a consideration of a broader range of reasonable and supportable information to inform credit loss estimates. ASU 2016-13 is effective for fiscal years beginning after December 15, 2019, including those interim periods within those fiscal years. The Company is currently assessing the impact of adopting this standard, but based on a preliminary assessment, does not expect the adoption of this guidance to have a material impact on its condensed consolidated financial statements.

In August 2018, the FASB Accounting Standards Board issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 modifies the disclosure requirements on fair value measurements. ASU 2018-13 is effective for public entities for fiscal years beginning after December 15, 2019, with early adoption permitted for any removed or modified disclosures. The removed and modified disclosures will be adopted on a retrospective basis and the new disclosures will be adopted on a prospective basis. The Company does not believe the adoption of this guidance may have a material impact on its financial statements.

NOTE 3 – ACCOUNTS RECEIVABLE, NET

Accounts receivable consisted of the following:

	As of December 31,
	2019	2018

Accounts receivable	$5,473,641	$646,671
Less: allowance for doubtful accounts	(194,375)	(43,129)
Accounts receivable, net	$5,279,266	$603,542

The movement of allowance of doubtful accounts is as follows:

	As of December 31,
	2019	2018

Balance at beginning of the year	$(43,129)	$(42,852)
Current year addition	(151,246)	(277)
Balance at end of the year	$(194,375)	$(43,129)

NOTE 4 – INVENTORIES, NET

Other than cash purchase, a portion of the Company’s inventories are obtained through fee exchange arrangements with its customers, which are entered into at the Company’s discretion to receive inventory in exchange for collection of accounts receivable due from the customers. These inventories are all commodities available for sale.

Inventories as of December 31, 2019 and 2018 consist of the following:

	As of December 31,
	2019	2018

Healthcare service gift cards	$1,146,756	$-
Chinese tea	798,069	-
Learning course gift cards	716,723	-
Latex pillows	380,561	-
Healthcare products	220,819	-
Others	24,344	-
Total	$3,287,272	$-

No inventory valuation allowance was recorded for the fiscal years ended December 31, 2019 and 2018.

NOTE 5 – SHORT- TERM INVESTMENTS

The Company purchased one financial product from a Chinese commercial bank with fixed annual interest rates of 3.95% on October 16, 2018. The product’s maturity was 182 days and fully collected with principal and interest on the maturity date of April 16, 2019. The interest income recognized for short-term investments for years ended December 31, 2019 and 2018 were $3,326 and $2,518, respectively.

NOTE 6 – PREPAID EXPENSES AND OTHER CURRENT ASSETS

	As of December 31,
	2019	2018

Prepaid VAT	$320,739	$6,197
Interest receivable	297,191	213,174
Loans to third parties	82,268	-
Other receivables	418,364	267,935
Deposits for operating lease	44,587	30,522
Prepaid expenses	159,569	57,140
Deferred offering cost	365,089	-
Subtotal	1,687,807	574,968
Less: allowance for other receivables	(143,345)	(145,705)
	$1,544,462	$429,263

Note 7 – PROPERTY AND EQUIPMENT, NET AND PREPAYMENT FOR PROPERTY ACQUISITION

Property and equipment, stated at cost less accumulated depreciation, consisted of the following:

	As of December 31,
	2019	2018

Electronic equipment	$85,612	$62,271
Furniture, fixtures and equipment	65,823	47,038
Vehicles	97,119	-
Subtotal	248,554	109,309
Less: Accumulated depreciation	79,605	33,481
Property and equipment, net	$168,949	$75,828

Depreciation expense was $46,124 and $20,882 for the fiscal years ended December 31, 2019 and 2018, respectively.

In December 2019, the Company signed property purchase agreements with third parties to acquire several properties for office space with a total consideration of $2,637,539. The Company has paid $1,204,094 as a prepayment as of December 31, 2019. The Company expects to acquire the ownership of the properties in May 2020 and the remaining $1,433,445 will be paid in May 2020.

NOTE 8 – INTANGIBLE ASSETS, NET

Intangible assets, stated at cost less accumulated amortization, consisted of the following:

	As of December 31,
	2019	2018

Copyrights of course videos	$4,868,304	$-
Less: accumulated amortization	121,752	-
Intangible assets, net	$4,746,552	$-

For the years ended December 31, 2019 and 2018, amortization expense amounted to $121,752 and $nil, respectively. The following is a schedule of future amortization of intangible asset as of December 31, 2019:

2020	$730,804
2021	730,804
2022	730,804
2023	730,804
Thereafter	1,823,336
Total	$4,746,552

NOTE 9 – LONG-TERM INVESTMENTS

The Company’s long-term investments consist of the following:

	As of December 31,
	2019	2018

Equity method investments:
Shidong (Suzhou) Investment Co., Ltd. (“Suzhou Investment”)	$78,941	$104,378
Equity investments without readily determinable fair value:
Shanghai Zhongren Yinzhirun Investment Management Partnership (“Yinzhirun”)	286,689	291,409
Beijing Yunshang E-commerce Co., Ltd. (“Yunshang E-commerce”)	21,502	21,856
Dongguan Zhiduocheng Car Service Co., Ltd. (“Car Service”)	12,901	13,114
Shidong Funeng(Ruzhou) Industry Development Co., Ltd.( “Funeng”)	38,703	-
Chengdu Zhongfuze Management LLP(“Zhongfuze”)	71,672	-
Shanghai Outu Home Furnishings Co., Ltd. (“Outu”)	71,672	-
Total	$582,080	$430,757

Equity method investments

Investment in Suzhou Investment

In December 2017, the Company acquired 17% of shareholding of Suzhou Investment with cash consideration of RMB 850,000. As Suzhou Investment’s director is the Company’s high management and the Company can exercise significant influence on Suzhou Investment’s business operation, the Company therefore accounted for this investment under equity methods from December 2017 and share the profit or loss of Suzhou Investment accordingly. For the year ended December 31, 2019 and 2018, the Company recognized investment losses of $24,014 and $20,194, respectively, according to its share of the post-acquisition losses of Suzhou Investment.

Equity investments without readily determinable fair value

Investment in Yinzhirun

In December 2016, the Company acquired 0.45% of shareholding of Yinzhirun with cash consideration of RMB 2,000,000. The Company does not have significant influence or control over Yinzhirun, and the equity investment does not have readily determinable market value, and therefore accounted for the investment of Yinzhirun at cost minus impairments and plus or minus observable changes in prices.

Investment in Yunshang E-commerce

In March 2017, the Company acquired 1.25% of shareholding interest of Yunshang E-commerce with cash consideration of RMB 150,000. The Company does not have significant influence or control over Yunshang E-commerce, and the equity investment does not have readily determinable market value, and therefore accounted for the investment of Yunshang E-commerce at cost minus impairments and plus or minus observable changes in prices.

Investment in Car Service

In November 2017, the Company acquired 1.5 % of shareholding interest of Car Service with cash consideration of RMB90,000. In May 2019, the shareholding interest the Company held was diluted to 0.98% after Car Service received capital from a new shareholder. The Company does not have significant influence or control over Car Service, and the equity investment does not have readily determinable market value, and therefore accounted for the investment of Car Service at cost minus impairments and plus or minus observable changes in prices.

Investment in Funeng

In August 2019, the Company subscribed capital with cash consideration of RMB 570,000 and acquired 19% of shareholding interest of Funeng. The Company does not have significant influence or control over Funeng, and the equity investment does not have readily determinable market value, and therefore accounted for the investment of Funeng at cost minus impairments and plus or minus observable changes in prices. The Company has paid RMB 270,000 as of December 31, 2019.

Investment in Zhongfuze

In September 2019, the Company acquired 11.11% of partnership share of Zhongfuze with cash consideration of RMB 500,000. The Company does not have significant influence or control over Zhongfuze, and the partnership share investment does not have readily determinable market value, and therefore accounted for the investment of Zhongfuze at cost minus impairments and plus or minus observable changes in prices. The Company has fully paid RMB 500,000 as of December 31, 2019.

Investment in Outu

In December 2019, the Company acquired 15% of shareholding interest of Outu with cash consideration of RMB3,000,000. The Company does not have significant influence or control over Outu, and the equity investment does not have readily determinable market value, and therefore accounted for the investment of Outu at cost minus impairments and plus or minus observable changes in prices. The Company has paid RMB 500,000 as of December 31, 2019.

NOTE 10 – LEASES

The Company’s VIE and VIE’s subsidiaries lease office space under non-cancelable operating lease agreements with expiration dates in 2020 or 2022. The lease terms may include options to extend or terminate the lease when it is reasonably certain the Company will exercise that option. Certain of the arrangements have free rent periods or escalating rent payment provisions. Leases with an initial term of twelve months or less are not recorded on the consolidated balance sheets. The Company recognizes rental expense on a straight-line basis over the lease term.

As of December 31, 2019, the Company’s operating leases had a weighted average remaining lease term of 1.07 years and a weighted average discount rate of 4.75%.

The components of lease expense for the year ended December 31, 2019 were as follows:

	Statement of Income Location	For the year ended December 31, 2019

Lease Costs
Operating lease expense	General and administrative expenses	$379,355
Total lease expenses		$379,355

Maturity of lease liabilities under the non-cancelable operating leases as of December 31, 2019 were as follows:

Operating

2020	$277,250
2021	107,078
Total lease payments	384,328
Less: interest	15,747
Present value of lease liabilities	$368,581

NOTE 11 – ACCOUNTS PAYABLE

Components of accounts payable are as follows:

	As of December 31,
	2019	2018

Payable for purchase of intangible assets	$2,704,614	$-
Payable for service costs	110,048	38,018
Total	$2,814,662	$38,018

NOTE 12 – DEFERRED REVENUE

The details of deferred revenue are as follows:

	As of December 31,
	2019	2018

Advance from member services	$579,935	$1,110,093
Advance from enterprise services	3,585	1,045,428
Total	$583,520	$2,155,521

NOTE 13 – ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Components of accrued expenses and other current liabilities are as follows:

	As of December 31,
	2019	2018

VAT payable	$866,121	$374,182
Accrued payroll and welfare	78,409	223,692
Refundable deposits	289,556	-
Accrued expenses	24,259	-
Others	79,728	88,912
Total	$1,338,073	$686,786

NOTE 14 – TAXES

a. Value-Added Tax (“VAT”)

The Company is subject to VAT and related surcharges in China for providing member services and other in-depth services. The applicable VAT rate is 6% for general taxpayers and 3% for small-scale taxpayer. The amount of VAT liability is determined by applying the applicable tax rate to the invoiced amount of services provided (output VAT) less VAT paid on purchases made with the relevant supporting invoices (input VAT). VAT liability is recorded in the line item of accrued expenses and other current liabilities on the consolidated balance sheets. Under the commercial practice of the PRC, the Company pays VAT based on tax invoices issued.

All of the tax returns of the Company have been and remain subject to examination by the PRC tax authorities for five years from the date of filing.

b. Income tax

Cayman Islands

Under the current tax laws of the Cayman Islands, the Company is not subject to tax on its income or capital gains. In addition, no Cayman Islands withholding tax will be imposed upon the payment of dividends by the Company to its shareholders.

Hong Kong

In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. From year of assessment of 2018/2019 onwards, Hong Kong profit tax rates are 8.25% on assessable profits up to HK$2,000,000, and 16.5% on any part of assessable profits over HK$2,000,000. However, the Company’s HK subsidiary did not generate any assessable profits arising in or derived from Hong Kong for the fiscal years ended December 31, 2019 and 2018, and accordingly no provision for Hong Kong profits tax has been made in these periods.

China

The Company’s subsidiaries are incorporated in the PRC, and are subject to the PRC Enterprise Income Tax Laws (“EIT Laws”) with the statutory income tax rate of 25% with the following exceptions.

In accordance with the implementation rules of EIT Laws, a qualified “High and New Technology Enterprise” (“HNTE”) is eligible for a preferential tax rate of 15%. The HNTE certificate is effective for a period of three years. An entity could re-apply for the HNTE certificate when the prior certificate expires. SDH obtained its HNTE certificate on October 25, 2017. Therefore, SDH is eligible to enjoy a preferential tax rate of 15% from 2017 to 2019 to the extent it has taxable income under the EIT Law. SDH is in the process of renewing the NHTE certificate and expects to obtain the renewal in the second half of 2020.

In accordance with the notice on the scope of small-scale and low-profit corporate income tax preferential policies of the Ministry of Finance and the State Administration of Taxation, [2018] No. 77, for small-scale and low-profit enterprises whose annual taxable income is less than RMB1,000,000 (including RMB 1,000,000), approximately US$ 144,928, their income is reduced by 50% to the taxable income, and enterprise income tax is paid at 20% tax rate, which is essentially resulting in a favorable income tax rate of 10%. The qualifications of small-scale and low-profit enterprises were examined annually by the Tax Bureau. All subsidiaries except SDH are eligible to enjoy a preferential tax rate of 10% during the fiscal year 2018.

On January 17, 2019, the State Taxation Administration issues the notice on the scope of small-scale and low-profit corporate income tax preferential policies of the Ministry of Finance and the State Administration of Taxation, [2019] No. 13 for small-scale and low-profit enterprises whose annual taxable income is less than RMB1,000,000 (including RMB 1,000,000), approximately US$144,959, their income is reduced by 25% to the taxable income, and enterprise income tax is paid at 20% tax rate, which is essentially resulting in a favorable income tax rate of 5%. While the portion of annual taxable income exceeding RMB1,000,000, approximately US$144,959, but not more than RMB3,000,000, approximately US$434,877, which is essentially resulting in a favorable income tax rate of 10%. The qualifications of small-scale and low-profit enterprises were examined annually by the Tax Bureau. GMB Consulting was eligible to enjoy a preferential tax rate of 5% during the year ended December 31, 2019.

The components of the income tax provision are as follows:

	For the years ended December 31,
	2019	2018
Current
Cayman Islands	$-	$-
BVI	-	-
Hong Kong	-	-
China	1,790,739	993,144
Deferred	-
Cayman Islands	-	-
BVI	-	-
Hong Kong	-	-
China	(201,638)	165,321
Total	$1,589,101	$1,158,465

Reconciliation between the provision for income taxes computed by applying the PRC EIT rate of 25% to income before income taxes and the actual provision of income taxes is as follows:

	For the years ended December 31,
	2019	2018

Profit before income taxes	$10,985,232	$8,810,938
PRC EIT rate	25%	25%
Income taxes computed at statutory EIT rate	$2,746,308	$2,202,734
Reconciling items:
Effect of tax holiday and preferential tax rate(a)	(1,072,447)	(972,088)
Effect of non-deductible expense	4,738	2,674
Super deduction of qualified R&D expenditures	(89,498)	(74,855)
Income tax expense	$1,589,101	$1,158,465
Effective tax rate	14.47%	13.15%

(a)	For years ended December 31, 2019 and 2018, the tax saving as the result of the preferential tax rate amounted to $1,072,447 and $972,088, respectively, and per share effect of the preferential tax rate were $0.06 and $0.06, respectively.

Deferred tax assets

According to PRC tax regulations, net operating losses can be carried forward to offset future operating income for five years. Significant components of deferred tax assets were as follows:

	As of December 31,
	2019	2018
Net operating loss carry forwards	$184,458	$23,431
Provision for doubtful debts	70,095	32,638
Deferred tax assets, gross	254,553	56,069
Less: Valuation allowance	-	-
Deferred tax assets, net	$254,553	$56,069

The Company has accumulated operating loss of approximately $746,141 and $97,205 as of December 31, 2019 and 2018 for income tax purposes available for offsetting against future taxable income. The accumulated operating loss were from several PRC subsidiaries of the Company. These subsidiaries are founded for one or two years thus in business start-up period. Management believes that the realization of the benefits from these losses is highly probable as they are developing well and will started to make profits since 2020. Accordingly, as of December 31, 2019 and 2018, no valuation allowance has been recorded. In making such determination, the Company considered factors including (i) future reversals of existing taxable temporary differences, (ii) future taxable income exclusive of reversing temporary differences and carry forwards, and (iii) tax planning strategies. The amount of the deferred tax asset considered realizable, however, could be adjusted if estimates of future taxable income during the carry forward period are reduced.

The Company evaluates the level of authority for each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. For the fiscal years ended December 31, 2019 and 2018, the Company had no unrecognized tax benefits.

For the Company’s operating subsidiaries, the tax years ended December 31, 2015, through December 31, 2019 remain open for statutory examination by PRC tax authorities.

NOTE 15 – RELATED PARTY BALANCE AND TRANSACTIONS

The following is a list of related parties which the Company has transactions with:

(a)	Mr. Haiping Hu, Chief Executive Officer (“CEO”), Chairman of the Board of Directors.
(b)	Mr. Chenming Qi, Chief Operating Officer and Director of the Company.
(c)	Mr. Haiwei Zuo, a director of the Company.
(d)	Mr. Xuanming Wang, a director of the Company.
(e)	Ms. Hui Qi, an immediate family member of Mr. Chenming Qi.
(f)	Beijing Yihe Business Technology Co., Ltd. (“Yihe Beijing”), a 40% shareholder of GMB (Beijing).

(g)	Ningbo Zhuhai Investment Co., Ltd. (“Zhuhai Investment”), a company controlled by Mr. Haiping Hu.
(h)	Zhifang (Shanghai) Marketing Management Co., Ltd. (“Zhifang Marketing”), 49% shareholder of GMB Consulting.
(i)	Taiyuan Ruihaojia Enterprise Management Consulting Co., Ltd. (“Taiyuan Ruihaojia”), the Company’s director Mr. Xiaoli Chen owns 33% share.
(j)	Bally, Corp. (“Bally”), a company controlled by Mr. Haiping Hu.

a.	Due from related parties

As of December 31, 2019 and 2018, the balances of amount due from related parties were as follows:

		As of December 31,
		2019	2018
Due from related parties
Ms. Hui Qi (e)	(1)	$-	$291,409
Mr. Haiping Hu (a)	(1)	-	262,269
Mr. Chenming Qi (b)	(1)	-	101,993
Mr. Haiwei Zuo (c)	(1)	-	43,711
Mr. Xuanming Wang (d)	(1)	-	21,856
Bally (j)	(2)	12,250	-
Total		$12,250	$721,238

(1)	The balance represented the fund lent to the related parties. These amounts were not interest bearing and are due on June 30, 2019. The balances have been fully repaid in June 2019.

(2)	The balance as of December 31, 2019 represented the audit fees and other professional service fees paid by GIOP on behalf of the related party.

b.	Due to related parties

As of December 31, 2019 and 2018, the balances of amount due to related parties were as follows:

		As of December 31,
		2019	2018
Due to related parties
Yihe Beijing (f)	(1)	$-	$49,442
Zhuhai Investment (g)	(2)	-	18,420
Total		$-	$67,862

(1)	The balance as of December 31, 2018 represented the rental fees paid by the related party on behalf of the Company.

(2)	The balance as of December 31, 2018 represented the rental fees payable for office space lease from the related party.

d.	Related party transactions

The Company rent office spaces from Zhuhai Investment. For the years ended December 31, 2019 and 2018, total rental fee to Zhuhai Investment were $75,009 and $18,420, respectively.

The Company provided member services and comprehensive tailored services to Zhifang Marketing. For the year ended December 31, 2019 and 2018, total revenue from Zhifang Marketing were $95,181 and $92,204, respectively.

The Company also purchased professional services from Zhifang Marketing and Taiyuan Ruihaojia. For the year ended December 31, 2019 and 2018, service costs paid to Zhifang Marketing were $ $291,533 and $1,939, respectively, and service costs paid to Taiyuan Ruihaojia were $90,150 and $111,798, respectively.

NOTE 16 – SHAREHOLDERS’ EQUITY

Ordinary shares

GIOP was established under the laws of the Cayman Islands on February 22, 2019. The authorized number of Ordinary Shares was 500,000,000 with par value of $0.0001 per share. On February 22, 2019, GIOP issued 999,999 new shares to the controlling shareholders and one share to Osiris International Cayman Limited at par $0.0001 per share. On August 8, 2019, GIOP issued an aggregate of 27,000,000 ordinary shares at a price of US$0.0001 per share with total consideration of US$2,800, pro-rata to the shareholders of GIOP as of such date.

On April 2, 2020, the shareholders of the Company unanimously authorize a one-for-0.88 reverse stock split of the Company’s outstanding and issued ordinary shares (the “First Reverse Stock Split”), which became effective on April 3, 2020. Any fractional ordinary share that would have otherwise resulted from the First Reverse Stock Split were rounded up to the nearest full share. The First Reverse Stock Split did not change the par value of the ordinary shares and had no effect on the number of authorized ordinary shares of the Company. As a result of the First Reverse Stock Split, 28,000,000 ordinary shares that were issued and outstanding at April 3, 2020 was reduced to 24,640,000 ordinary shares (taking into account the rounding of fractional shares).

On April 24, 2020, the shareholders of the Company unanimously authorize another one-for-0.68 reverse stock split of the Company’s issued and outstanding ordinary shares (the “Second Reverse Stock Split”), which became effective on April 24, 2020. Any fractional ordinary share that would have otherwise resulted from the Second Reverse Stock Split were rounded up to the nearest full share. The Second Reverse Stock Split did not change the par value of the ordinary shares and had no effect on the number of authorized ordinary shares of the Company. As a result of the Second Reverse Stock Split, 24,640,000 ordinary shares that were issued and outstanding at April 24, 2020 was reduced to 16,800,000 ordinary shares (taking into account the rounding of fractional shares).

The number of shares, share amounts and per share data in the consolidated financial statements and related notes have been retrospectively presented to reflect the nominal share issuance and the Reverse Stock Splits stated above, except for authorized common shares, which were not affected.

Non-controlling interest

Non-controlling interest consists of the following:

	As of December 31,
	2019	2018

GMB(Beijing)	$161,923	$97,576
GMB Culture	130,346	209,929
GMB Linking	4,644	8,137
GMB Consulting	37,654	15,635
GMB Technology	(131,554)	-
Total	$203,013	$331,277

GMB Technology was established by GMB Culture in 2018. On February 16, 2019, GMB Culture transferred 40% of the equity interests to non-controlling shareholders, there is no any increase or decrease in GMB Culture’s additional paid in capital for the equity interest transaction. Before the equity interest transaction, GMB Culture hasn’t paid any capital subscriptions to GMB Technology. Pursuant to the equity interest transfer agreement, their respective capital subscriptions to be paid at any time before the end of each of the respective subscription periods, which is June 21, 2037.

For the fiscal year ended December 31, 2019, SDH made capital contributions of $152,117 to GMB (Beijing) and $8,296 to GMB Culture; and the non-controlling shareholders made capital contributions of $150,881 and $87,247 to GMB(Beijing) and GMB Culture, respectively. For the fiscal year ended December 31, 2018, SDH made capital contributions of $74,730, $193,812 and $9,436 to GMB(Beijing), GMB Culture, and GMB Linking, respectively; and the non-controlling shareholders made capital contributions of $57,701, $60,689 and $8,739 to GMB(Beijing), GMB Culture, and GMB Linking, respectively.

The actual capital contributions made by SDH and the non-controlling shareholders for the fiscal year ended December 31, 2019 and 2018 have no effect on SDH’s equity percentage in its five subsidiaries.

Statutory reserves

In accordance with the Regulations on Enterprises of PRC, the Company’s WFOE, VIE and VIE’s subsidiaries in the PRC are required to provide for statutory reserves, which are appropriated from net profit as reported in the Company’s PRC statutory accounts. They are required to allocate 10% of their after-tax profits to fund statutory reserves until such reserves have reached 50% of their respective registered capital. These reserve funds, however, may not be distributed as cash dividends.

As of December 31, 2019, the statutory reserves of the Company’s WFOE, VIE and VIE’s subsidiaries in the PRC have not reached 50% of their respective registered capital. As of December 31, 2019 and 2018, the balances of the statutory reserves were $1,636,414 and $633,247, respectively.

NOTE 17 – COMMITMENTS AND CONTINGENCIES

Commitments

In December 2019, the Company signed property purchase agreements with third parties to acquire several properties for office space with a total consideration of US$2,637,539. The Company has paid US$1,204,094 as a prepayment as of December 31, 2019. The Company expects to pay the rest of consideration of US$1,433,445 and acquire the ownership of the properties in May 2020.

Contingencies

The Company may be involved in various legal proceedings, claims and other disputes arising from the commercial operations, projects, employees and other matters which, in general, are subject to uncertainties and in which the outcomes are not predictable. The Company determines whether an estimated loss from a contingency should be accrued by assessing whether a loss is deemed probable and can be reasonably estimated. Although the outcomes of these legal proceedings cannot be predicted, the Company does not believe these actions, in the aggregate, will have a material adverse impact on its financial position, results of operations or liquidity. As of December 31, 2019, the Company was not aware of any litigations or lawsuits against it.

NOTE 18 – SEGMENT REPORTING

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments.

The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making decisions, allocating resources and assessing performance. The Company’s CODM has been identified as the CEO, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company.

Based on the management’s assessment, the Company determined that it has only one operating segment and therefore one reportable segment as defined by ASC 280. The Company’s assets are substantially all located in the PRC and substantially all of the Company’s revenue and expense are derived in the PRC. Therefore, no geographical segments are presented.

The following table presents revenue by major revenue type for the years ended December 31, 2019 and 2018, respectively:

	For the years ended December 31,
	2019	2018

Member services	$2,525,084	$5,280,587
Enterprise services
-Comprehensive tailored services	5,733,342	4,732,980
-Sponsorship advertising services	8,288,164	2,520,026
-Consulting services	1,189,169	793,400
Online services	66,304	8,098
Other revenues	123,413	203,908
Revenue, net	$17,925,476	$13,538,999

NOTE 19 – SUBSEQUENT EVENTS

In early January of 2020, a novel coronavirus (“COVID-19”) outbreak took place in Wuhan, China. Subsequently, it has spread rapidly to Asia and other parts of the world. The COVID-19 outbreak has resulted in widespread economic disruptions in China, as well as stringent government measures by the Chinese government to contain its transmissions including quarantines, travel restrictions, and temporary closures of non-essential businesses in China and elsewhere.

Due to the government restrictions, we were prevented from arranging offline activities, resulting in cancellations or postponements of study tours, forums and sponsorship advertising events, which adversely impacted the performance of our member services and enterprise services. To cope with and limit the negative impact COVID-19 outbreak on our business, we have taken some measures, such as shifting our member service activities from offline to online by using remote video and WeChat meeting sessions, providing comprehensive tailored services to clients through online communications and conferences, putting more efforts into promoting our online services and expanding our operation to sell merchandises.

Consequently, our revenues generated from our core business (member services, enterprise services and online services) are estimated to decrease by approximately 20%-25%, compared to the same period of last year. Our total revenue is estimated to have a small increase due to the additional revenue generated from sale of merchandise, and our net income is estimated to decrease by approximately 60%-65%, compared to the same period of last year because a large proportion of our operating expenses are fixed. We also experienced a slow-down in account receivables collection due to the COVID-19 outbreak, although we believe any credit risk of our customers’ default remains low. As of date of issuance of these financial statements, the COVID-19 outbreak in China appears to be generally under control and business activities started to resume under the guidance and support of the government; however, large-scale agglomeration activities are not yet permitted by the government. We expect the aforementioned negative impact to gradually mitigate in the coming seasons when the outbreak becomes more stabilized in China and other regions in the world. Nevertheless, due to the uncertainty on future developments, which cannot be predicted with confidence at this time, we are not able to assess the overall or long term effect the outbreak may have on our financial results and business operations.

The Company evaluated the subsequent event through May 8, 2020, which is the date of the issuance of consolidated financial statements, and concluded that there are no additional reportable subsequent events apart from disclosed in above.

GLOBAL INTERNET OF PEOPLE, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,748,044	$9,439,106
Accounts receivable, net	7,352,432	5,279,266
Inventories, net	2,500,884	3,287,272
Due from related parties	122,116	12,250
Prepaid expenses and other current assets	884,017	1,544,462
TOTAL CURRENT ASSETS	16,607,493	19,562,356

NON-CURRENT ASSETS
Long-term investments	709,220	582,080
Operating lease right-of-use assets	228,244	449,124
Property and equipment, net	2,883,544	168,949
Prepayments for property acquisition	-	1,204,094
Intangible assets, net	4,317,367	4,746,552
Deferred tax assets	385,698	254,553
TOTAL NON-CURRENT ASSETS	8,524,073	7,405,352

TOTAL ASSETS	25,131,566	26,967,708

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	172,166	2,814,662
Income taxes payable	1,621,516	1,866,274
Deferred revenue	422,865	583,520
Operating lease liabilities, current	135,906	263,796
Due to related parties	45,271	-
Accrued expenses and other current liabilities	674,004	1,338,073
TOTAL CURRENT LIABILITIES	3,071,728	6,866,325

NON-CURRENT LIABILITY
Operating lease liabilities, non-current	31,063	104,785
TOTAL CURRENT LIABILITY	31,063	104,785

TOTAL LIABILITES	3,102,791	6,971,110

COMMITMENTS AND CONTINGENCIES

EQUITY
Ordinary shares, 500,000,000 shares authorized; $0.0001 par value, 16,800,000 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively *	1,680	1,680
Additional paid-in capital	4,462,177	4,342,181
Statutory reserves	1,636,414	1,636,414
Retained earnings	16,705,050	14,413,096
Accumulated other comprehensive loss	(914,629)	(599,786)
Total shareholders’ equity attributable to controlling shareholders	21,890,692	19,793,585
Non-controlling interests	138,083	203,013
TOTAL EQUITY	22,028,775	19,996,598

TOTAL LIABILITIES AND EQUITY	$25,131,566	$26,967,708

*	Retrospectively restated for effect of stock reverse splits, see Note 14 for additional information.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

GLOBAL INTERNET OF PEOPLE, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Six months ended June 30,
	2020	2019

REVENUE, NET	$6,506,463	$5,799,093

COSTS AND OPERATING EXPENSES
Service costs	634,314	1,024,777
Cost of goods sold	749,485	-
Selling expenses	475,496	687,282
General and administrative expenses	1,871,146	1,407,761
Research and development expenses	434,836	239,384
Total costs and operating expenses	4,165,277	3,359,204

PROFIT FROM OPERATIONS	2,341,186	2,439,889

OTHER INCOME (EXPENSES)
Investment gains (losses)	8,563	(14,336)
Interest income	129,549	150,892
Other income (expense), net	10,777	(1,092)
Total other income, net	148,889	135,464

PROFIT BEFORE INCOME TAXES	2,490,075	2,575,353

Income taxes provision	271,220	449,598

NET INCOME	2,218,855	2,125,755
Less: net loss attributable to non-controlling interests	(73,099)	(120,399)
NET INCOME ATTRIBUTABLE TO CONTROLLING SHAREHOLDERS	$2,291,954	$2,246,154

OTHER COMPREHENSIVE LOSS
Total foreign current translation adjustment	(306,674)	(34,341)
TOTAL COMPREHENSIVE INCOME	1,912,181	2,091,414
Less: comprehensive loss attributable to non-controlling interest	(73,875)	(116,072)
COMPREHENSIVE INCOME ATTRIBUTABLE TO CONTROLLING SHAREHOLDERS	$1,986,056	$2,207,486

EARNINGS PER SHARE
Basic and diluted	$0.14	$0.13

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
Basic and diluted*	16,800,000	16,800,000

*	Retrospectively restated for effect of stock reverse splits, The, see Note 14 for additional information.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

GLOBAL INTERNET OF PEOPLE, INC.

UNAUDITED CONDENSED CONSOLIDATION STATEMENTS OF CHANGES IN EQUITY

	Ordinary shares		Additional paid-in	Statutory	Retained	Accumulated other comprehensive	Total equity attributable to controlling	Non-controlling	Total
	Shares*	Amount	Capital	reserves	earnings	loss	shareholders	interest	equity
Balance at December 31, 2018	16,800,000	$1,680	$4,342,181	$633,247	$5,669,878	$(317,487)	$10,329,499	$331,277	$10,660,776
Capital contributions from shareholders	-	-	-	-	-	-	-	135,841	135,841
Net income	-	-	-	-	2,246,154	-	2,246,154	(120,399)	2,125,755
Foreign currency translation adjustment	-	-	-	-	-	(38,668)	(38,668)	4,327	(34,341)
Balance at June 30, 2019 (Unaudited)	16,800,000	$1,680	$4,342,181	$633,247	$7,916,032	$(356,155)	$12,536,985	$351,046	$12,888,031

Balance at December 31, 2019	16,800,000	$1,680	$4,342,181	$1,636,414	$14,413,096	$(599,786)	$19,793,585	$203,013	$19,996,598
Capital contributions from shareholders	-	-	119,996	-	-	-	119,996	-	119,996
Net income	-	-	-	-	2,291,954	-	2,291,954	(73,099)	2,218,855
Foreign currency translation adjustment	-	-		-		(314,843)	(314,843)	8,169	(306,674)
Balance at June 30, 2020 (Unaudited)	16,800,000	$1,680	$4,462,177	$1,636,414	$16,705,050	$(914,629)	$21,890,692	$138,083	$22,028,775

*	Retrospectively restated for effect of stock reverse splits, see Note 14 for additional information.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

GLOBAL INTERNET OF PEOPLE, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six months ended June 30,
	2020	2019

Cash flows from operating activities
Net income	$2,218,855	$2,125,755
Adjusted to reconcile net income to cash provided by operating activities
Depreciation and amortization	397,234	16,255
Amortization of operating lease right-of-use assets	158,030	(246,192)
Deferred tax benefits	(135,772)	(83,531)
Investment (gains) losses	(8,563)	14,336
Bad debt expense	579,440	117,402
Changes in operating assets and liabilities:
Accounts receivable, net	(2,893,180)	179,707
Due from related parties	(109,866)	730,002
Operating lease liabilities	(139,814)	246,404
Inventories, net	755,754	-
Prepaid expenses and other current assets	589,053	(844,402)
Accounts payable	(70,005)	(21,775)
Income taxes payable	(218,999)	287,269
Deferred revenue	(165,503)	(1,075,563)
Due to related parties	45,271	(68,686)
Accrued expenses and other current liabilities	(648,908)	(77,203)
Net cash provided by operating activities	353,027	1,299,778

Cash flows from investing activities
Purchase of property and equipment	(1,581,414)	(24,761)
Purchase of intangible asset	(2,549,031)	-
Collection of loans to third parties	54,017	-
Redemption of financial product from financial institution	-	294,950
Net cash (used in) provided by investing activities	(4,076,428)	270,189

Cash flows from financing activities
Proceeds from capital contributions by non-controlling interest	-	135,841
Proceeds from capital contributions by controlling shareholders	119,996	-
Net cash provided by financing activities	119,996	135,841

Effect of foreign exchange rate on cash and cash equivalents	(87,657)	(28,417)
Net (decrease) increase in cash and cash equivalents	(3,691,062)	1,677,391
Cash and cash equivalents, beginning of period	9,439,106	11,658,284
Cash and cash equivalents, end of period	$5,748,044	$13,335,675

Supplemental disclosure of cash flow information
Cash paid for income tax	$625,992	$245,924

Non-cash investing and financing activities
Operating lease right-of-use assets obtained in exchange of operating lease liabilities	$64,402	$72,563
Inventories obtained in exchange for deferred revenue	$12,333	$-
Long term investment obtained in exchange of accounts receivable	$142,209	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

GLOBAL INTERNET OF PEOPLE, INC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND BUSINESS DESCRIPTION

Global Internet of People, Inc. (“GIOP”) is a limited liability company established under the laws of the Cayman Islands on February 22, 2019. It is a holding company with no business operation.

On March 22, 2019, GIOP incorporated Global Mentor Board Information Technology Limited (“GMB HK”), a limited liability company formed in accordance with laws and regulations of Hong Kong. GMB HK is currently not engaging in any active business and merely acting as a holding company of Beijing Mentor Board Union Information Technology Co, Ltd. (“GIOP BJ” or “WFOE”). GIOP BJ or WFOE was incorporated by GMB HK as a Foreign Enterprise in China on June 3, 2019.

Global Mentor Board (Beijing) Information Technology Co., Ltd. (“SDH”) is a limited liability company incorporated on December 5, 2014 under the laws of China. In 2017 and 2018, SDH established several subsidiaries in China, including Global Mentor Board (Hangzhou) Technology Co., Ltd. (“GMB (Hangzhou)”), Global Mentor Board (Shanghai) Enterprise Management Consulting Co., Ltd. (“GMB Consulting”), Linking (Shanghai) Network Technology Co., Ltd. (“GMB Linking”), Shanghai Voice of Seedling Cultural Media Co., Ltd. (“GMB Culture”), which has a majority owned subsidiary Mentor Board Voice of Seedling(Shanghai) Cultural Technology Co., Ltd. (“GMB Technology”), and Shidong (Beijing) Information Technology Co., Ltd. (“GMB (Beijing)”). SDH and its subsidiaries are primarily engaged in providing peer-to-peer knowledge sharing and enterprise services to clients in the PRC.

As described below, GIOP, through a restructuring which is accounted for as a reorganization of entities under common control (the “Reorganization”), became the ultimate parent entity of its subsidiaries and its variable interest entity (“VIE”), SDH. Accordingly, GIOP consolidates SDH’s operations, assets and liabilities. GIOP, its subsidiaries, VIE and VIE’s subsidiaries, are collectively hereinafter referred as the “Company”.

Reorganization

In anticipation of an initial public offering (“IPO”) of its equity securities, GIOP undertook the following Reorganization:

On June 10, 2019, GIOP BJ or WFOE entered into a series of contractual arrangements with the owners of SDH. These agreements include an Exclusive Technical and Consulting Service Agreement, an Exclusive Service Agreement, an Exclusive Option Agreement and Powers of Attorney (collectively “VIE Agreements”). Pursuant to the above VIE Agreements, WFOE has the exclusive right to provide SDH with comprehensive technical support, consulting services and other services in relation to the Principal Business during the term of this Agreement. All the above contractual arrangements obligate WFOE to absorb a majority of the risk of loss from business activities of SDH and entitle WFOE to receive a majority of their residual returns. In essence, WFOE has gained effective control over SDH. Therefore, SDH should be considered as a VIE under the Statement of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810 “Consolidation”.

GIOP together with its wholly-owned subsidiary GMB HK and WFOE and its VIE and VIE’s subsidiaries were effectively controlled by the same shareholders before and after the reorganization and therefore the Reorganization is considered under common control. The consolidation of the Company has been accounted for at historical cost and prepared on the basis as if the Reorganization had become effective as of the beginning of the first period presented in the unaudited condensed consolidated financial statements.

The consolidated financial statements reflect the activities of GIOP and each of the following entities:

Name	Date of Incorporation	Place of incorporation	Percentage of effective ownership	Principal Activities

Wholly owned subsidiaries
Global Mentor Board Information Technology Limited (“GMB HK”)	March 22, 2019	HK	100%	Holding company of WFOE
Beijing Mentor Board Union Information Technology Co, Ltd. (“GIOP BJ” or “WFOE”)	June 3, 2019	PRC	100%	Holding company
Variable Interest Entity (“VIE”) and subsidiaries of VIE
Global Mentor Board (Beijing) Information Technology Co., Ltd. (“SDH” or “VIE”)	December 5, 2014	PRC	VIE	peer-to-peer knowledge sharing and enterprise service platform provider
Global Mentor Board (Hangzhou) Technology Co., Ltd. (“GMB (Hangzhou)”)	November 1, 2017	PRC	100%	Consulting, training and tailored services provider
Global Mentor Board (Shanghai) Enterprise Management Consulting Co., Ltd. (“GMB Consulting”)	June 30, 2017	PRC	51%	Consulting services provider
Linking (Shanghai) Network Technology Co., Ltd. (“Linking”)	December 29, 2017	PRC	51%	network technology development services and technical consulting services provider
Shanghai Voice of Seedling Cultural Media Co.,Ltd. (“GMB Culture”)	June 22, 2017	PRC	51%	cultural and artistic exchanges and planning, conference services provider
Shidong(Beijing)Information Technology Co.,LTD. (“GMB (Beijing)”)	June 19, 2018	PRC	51%	information technology services provider
Mentor Board Voice of Seeding (Shanghai) Cultural Technology Co., Ltd. (“GMB Technology”)	August 29 2018	PRC	51%	Technical services provider

The VIE contractual arrangements

Neither the Company nor the Company’s subsidiaries own any equity interest in SDH. Instead, The Company controls and receives the economic benefits of SDH’s business operation through a series of contractual arrangements. WFOE, SDH and its shareholders entered into a series of contractual arrangements, also known as VIE Agreements, in June 2019. The VIE agreements are designed to provide WFOE with the power, rights and obligations equivalent in all material respects to those it would possess as the sole equity holder of SDH, including absolute control rights and the rights to the assets, property and revenue of SDH.

Each of the VIE Agreements is described in detail below:

Exclusive Technical and Consulting Services Agreement

Pursuant to the Exclusive Technical and Consulting Services Agreement between SDH and WFOE (the “Exclusive Service Agreement”), WFOE provides SDH with technical support, consulting services, business support and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, human resources, and information. For services rendered to SDH by WFOE under the Exclusive Service Agreement, WFOE is entitled to collect a service fee approximately equal to SDH’s earnings before corporate income tax, i.e., SDH’s revenue after deduction of operating costs, expenses and other taxes, subject to adjustment based on services rendered and SDH’s operation needs.

This agreement became effective on June 10, 2019 and will remain effective unless otherwise terminated as required by laws or regulations, or by relevant governmental or regulatory authorities otherwise terminated earlier in accordance with the provisions of this agreement or relevant agreements separately executed between the parties. Nevertheless, this agreement shall be terminated after all the equity interest in SDH held by its shareholders and/or all the assets of SDH have been legally transferred to WFOE and/or its designee in accordance with the Exclusive Option Agreement.

The CEO of WFOE, Mr. Haiping Hu, is currently managing SDH pursuant to the terms of the Exclusive Service Agreement. The Exclusive Service Agreement does not prohibit related party transactions. Upon the establishment of the audit committee at the consummation of this offering, the Company’s audit committee will be required to review and approve in advance any related party transactions, including transactions involving WFOE or SDH.

Equity Pledge Agreement

Under the Equity Pledge Agreement between WFOE, and shareholders of SDH, together holding 100% of the shares of SDH (“SDH Shareholders”), the SDH Shareholders pledged all of their equity interests in SDH to WFOE to guarantee the performance of SDH’s obligations under the Exclusive Service Agreement. Under the terms of the Equity Pledge Agreement, in the event that SDH or the SDH Shareholders breach their respective contractual obligations under the Exclusive Service Agreement, WFOE, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends generated by the pledged equity interests. The SDH Shareholders also agreed that upon occurrence of any event of default, as set forth in the Equity Pledge Agreement, WFOE is entitled to dispose of the pledged equity interests in accordance with applicable PRC laws. The SDH Shareholders further agreed not to dispose of the pledged equity interests or take any actions that would prejudice WFOE’s interests without the prior written consent of WFOE.

The Equity Pledge Agreement is effective until: (1) the secured debt in the scope of pledge is cleared off; and (2) Pledgors transfer all the pledged equity interests to Pledgees according to the Equity Pledge Agreement, or other entity or individual designated by it.

The purposes of the Equity Pledge Agreement are to (1) guarantee the performance of SDH’s obligations under the Exclusive Service Agreement; (2) make sure the SDH Shareholders do not transfer or assign the pledged equity interests, or create or allow any encumbrance that would prejudice WFOE’s interests without WFOE’s prior written consent. In the event SDH breaches its contractual obligations under the Exclusive Service Agreement, WFOE will be entitled to dispose of the pledged equity interests.

Exclusive Option Agreement

Under the Exclusive Option Agreement, the SDH Shareholders irrevocably granted WFOE (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, part or all of their equity interests in SDH or the assets of SDH. The option price to be paid by WFOE to each shareholder of SDH is RMB10 (approximately US$1.45) or the minimum amount to the extent permitted under PRC law at the time when such transfer occurs.

Under the Exclusive Option Agreement, WFOE may at any time under any circumstances, purchase, or have its designee purchase, at its discretion, to the extent permitted under PRC law, all or part of the SDH Shareholders’ equity interests in SDH or the assets of SDH. The Equity Pledge Agreement, together with the Equity Pledge Agreement, the Exclusive Service Agreement, and Powers of Attorney, enable WFOE to exercise effective control over SDH.

The Exclusive Option Agreement remains effective until all the equity or assets of SDH is legally transferred under the name of WFOE and/or other entity or individual designated by it, or unilaterally terminated by WFOE within 30-day prior written notice.

Powers of Attorney

Under each of the Powers of Attorney, the SDH Shareholders authorized WFOE to act on their behalf as their exclusive agent and attorney with respect to all rights as shareholders, including, but not limited to: (a) attending shareholders’ meetings; (b) exercising all the shareholder’s rights, including voting, that shareholders are entitled to under the laws of China and the Articles of Association, including, but not limited to, the sale or transfer or pledge or disposition of shares in part or in whole; and (c) designating and appointing on behalf of shareholders the legal representative, the executive director, supervisor, the chief executive officer, and other senior management members of SDH.

The Powers of Attorney are irrevocable and continuously valid from the date of execution of the Powers of Attorney, so long as the SDH Shareholders own the equity interests of SDH.

Spousal Consent

Pursuant to the Spousal Consent, each spouse of the individual shareholders of SDH irrevocably agreed that the equity interest in SDH held by their respective spouses would be disposed of pursuant to the Equity Interest Pledge Agreement, the Exclusive Option Agreement, and the Powers of Attorney. Each spouse of the shareholders agreed not to assert any rights over the equity interest in SDH held by their respective spouses. In addition, in the event that any spouse obtains any equity interest in SDH through the respective shareholder for any reason, he or she agreed to be bound by the contractual arrangements.

Risks in relation to the VIE structure

GIOP believes that the contractual arrangements with its VIE and their respective shareholders are in compliance with PRC laws and regulations and are legally enforceable. However, uncertainties in the PRC legal system could limit the GIOP’s ability to enforce the contractual arrangements. If the legal structure and contractual arrangements were found to be in violation of PRC laws and regulations, the PRC government could:

●	revoke the business and operating licenses of the Company’s PRC subsidiary and VIE;

●	discontinue or restrict the operations of any related-party transactions between the Company’s PRC subsidiary and VIE;

●	limit the Company’s business expansion in China by way of entering into contractual arrangements;

●	impose fines or other requirements with which the Company’s PRC subsidiary and VIE may not be able to comply;

●	require the Company or the Company’s PRC subsidiary and VIE to restructure the relevant ownership structure or operations; or

●	restrict or prohibit the Company’s use of the proceeds of the additional public offering to finance.

GIOP’s ability to conduct its wisdom sharing and enterprise consulting business may be negatively affected if the PRC government were to carry out any of the aforementioned actions. As a result, GIOP may not be able to consolidate its VIE in its consolidated financial statements as it may lose the ability to exert effective control over the VIE and their respective shareholders and it may lose the ability to receive economic benefits from the VIE. GIOP, however, does not believe such actions would result in the liquidation or dissolution of the Company, its PRC subsidiary and VIE.

Total assets and liabilities presented on the Company’s consolidated balance sheets and revenue, expense, net income presented on consolidated statement of operations and comprehensive income as well as the cash flow from operating, investing and financing activities presented on the consolidated statement of cash flows are substantially the financial position, operation and cash flow of the GIOP’s VIE and VIE’s subsidiaries. GIOP has not provided any financial support to SDH for the six months ended June 30, 2020 and year ended December 31, 2019. The following financial statements of the VIE and VIE’s subsidiaries were included in the consolidated financial statements as of June 30, 2020 and December 31, 2019 and for the six months ended June 30, 2020 and 2019:

	June 30, 2020	December 31, 2019
	(Unaudited)

Cash and cash equivalents	$5,693,174	$9,417,214
Accounts receivable, net	7,352,432	5,279,266
Inventories, net	2,500,884	3,287,272
Due from related parties	152,374	-
Prepaid expenses and other current assets	923,925	1,593,796
Total current assets	16,622,789	19,577,548

Long-term investments	709,220	582,080
Operating lease right-of-use assets	228,244	449,124
Property and equipment, net	2,883,544	168,949
Prepayments for property acquisition	-	1,204,094
Intangible assets, net	4,317,367	4,746,552
Deferred tax assets	385,698	254,553
Total non-current assets	8,524,073	7,405,352

Total assets	25,146,862	26,982,900

Accounts payable	172,166	2,814,662
Income taxes payable	1,621,516	1,866,274
Deferred revenue	422,865	583,520
Operating lease liabilities, current	135,906	263,796
Due to related parties	45,271	-
Accrued expenses and other current liabilities	674,004	1,338,073
Total current liabilities	3,071,728	6,866,325

Operating lease liabilities, non-current	31,063	104,785
Total non-current liability	31,063	104,785
Total liabilities	$3,102,791	$6,971,110

	Six months ended June 30,
	2020	2019
	(Unaudited)	(Unaudited)

Total net revenue	$6,506,463	$5,799,093
Net income	$2,219,183	$2,125,755

	Six months ended June 30
	2020	2019
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$326,694	$1,299,778
Net cash (used in) provided by investing activities	$(4,076,428)	$270,189
Net cash provided by financing activities	$119,996	$135,841

Under the Contractual Arrangements with the consolidated VIEs, GIOP has the power to direct activities of the consolidated VIEs and VIEs’ subsidiaries through the WFOE, and can have assets transferred freely out of the consolidated VIE and VIE’ subsidiaries without restrictions. Therefore, the Company considers that there is no asset of the consolidated VIE and VIE’ subsidiaries that can only be used to settle obligations of the respective VIE and VIE’ subsidiaries except for registered capital of VIE and VIE’ subsidiaries amounting to $4,463,857 and $4,343,861 as of June 30, 2020 and December 31, 2019, respectively, as well as statutory reserves amounting to $1,636,414 as of June 30, 2020 and December 31, 2019, respectively. Since the consolidated VIE and VIE’ subsidiaries are incorporated as limited liability companies under the PRC Law, the creditors of the consolidated VIE and VIE’ subsidiaries do not have recourse to the general credit of GIOP.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and have been consistently applied. The condensed consolidated financial statements do not include all the information and disclosures required in the annual financial statements, and should be read in conjunction with the Company’s consolidated financial statements as at December 31, 2019 and 2018.

Principles of consolidation

The condensed consolidated financial statements include the financial statements of the Company, its subsidiaries, VIE and VIE’s subsidiaries for which the Company is the ultimate primary beneficiary.

A subsidiary is an entity in which the Company, directly or indirectly, controls more than one half of the voting power, has the power to appoint or remove the majority of the members of the board of directors, to cast a majority of votes at the meeting of the board of directors or to govern the financial and operating policies of the investee under a statute or agreement among the shareholders or equity holders.

All transactions and balances between the Company, its subsidiaries, VIE and VIE’s subsidiaries have been eliminated upon consolidation.

Non-controlling interests

Non-controlling interests are recognized to reflect the portion of their equity that is not attributable, directly or indirectly, to the Company as the controlling shareholder. For the Company’s consolidated subsidiaries, VIE and VIE’ s subsidiaries, non-controlling interests represent a minority shareholder’s 49% ownership interest in GMB (Beijing), GMB Culture, which has a subsidiary called GMB Technology, GMB Consulting, GMB Linking as of June 30, 2020 and December 31, 2019.

Non-controlling interests are presented as a separate line item in the equity section of the Company’s Condensed Consolidated Balance Sheets and have been separately disclosed in the Company’s Condensed Consolidated Statements of Operations and Comprehensive Income to distinguish the interests from that of the Company.

Use of estimates

The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances.  Significant estimates required to be made by management, include, but are not limited to, the assessment of the allowance for doubtful accounts, depreciable lives of property and equipment, and realization of deferred tax assets. Actual results could differ from those estimates.

Foreign currency translation

The Company’s principal country of operations is the PRC. The financial position and results of its operations are determined using RMB, the local currency, as the functional currency. The Company’s consolidated financial statements are reported using the U.S. Dollars (“US$” or “$”). The results of operations and the consolidated statements of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income (loss) included in consolidated statements of changes in shareholders’ equity. Gains and losses from foreign currency transactions are included in the Company’s unaudited condensed consolidated statements of operations and comprehensive income.

The value of RMB against US$ and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. Any significant revaluation of RMB may materially affect the Company’s financial condition in terms of US$ reporting. The following table outlines the currency exchange rates that were used in preparing the consolidated financial statements:

	June 30, 2020	December 31, 2019	June 30, 2019
Year/Period-end spot rate	US$1= RMB 7.0795	US$1= RMB 6.9762	US$1= RMB 6.8747
Average rate	US$1= RMB 7.0319	US$1= RMB 6.8985	US$1= RMB 6.7808

Fair value measurements

The Company follows the provisions of ASC 820, Fair Value Measurements and Disclosures. ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2 - Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3 - Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, accounts receivable, due from related parties, short-term investments, prepaid expenses and other current assets, deferred revenue, income taxes payable, accounts payable, due to related parties, accrued expenses and other current liabilities approximate their fair value based on the short-term maturity of these instruments. The Company reports short-term investments at fair value and discloses the fair value of these investments based on level 2.

The Company’s non-financial assets, such as property and equipment would be measured at fair value only if they were determined to be impaired.

Cash and cash equivalents

Cash and cash equivalents include cash on hand and demand deposits in accounts maintained with commercial banks, as well as highly liquid investments which are unrestricted as to withdrawal or use and are readily convertible to known amounts of cash. The interest incomes of highly liquid investments are reported in the Company’s unaudited condensed consolidated statements of operations and comprehensive income. The Company maintains the bank accounts in Mainland China and Hong Kong. Cash balances in bank accounts in Mainland China and Hong Kong are not insured by the Federal Deposit Insurance Corporation or other programs.

Accounts receivable, net

Accounts receivable mainly represent amounts due from clients in the ordinary course of business and are recorded net of allowance for doubtful accounts.

The Company mitigates the associated risks by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is established and recorded based on management’s assessment of historical bad debts, creditworthiness and financial conditions of the clients, current economic trends and changes in client payment patterns. Past due accounts are generally written off against the allowance for bad debts only after all collection attempts have been exhausted and the potential for recovery is considered remote. The allowance was $773,815 and $194,375 as of June 30, 2020 and December 31, 2019, respectively.

Inventories

The inventories as of June 30, 2020 and December 31, 2019 consisting of health service gift cards, learning course gift cards, Chinese tea, latex pillows and health care products, all of which are products available for sale, and are stated at the lower of cost and net realizable value.

Part of the Company’s inventories are obtained through fee exchange arrangements with its customers, which are entered into at the Company’s discretion to receive inventory in exchange of collection of account receivables due from the customers. The Company accounts for these nonmonetary exchanges based on the fair values of the assets involved. The cost of inventories acquired in exchange is initially measured at the fair value of the account receivables the Company surrendered to obtain them.

A valuation allowance is recorded to write down the cost of inventories to the estimated net realizable value, if lower, due to slow-moving or damaged products, which is dependent upon factors such as historical and forecasted consumer demand, and promotional environment. Net realizable value is determined by the estimated selling prices offset by estimated additional cost of goods sold, selling expenses and business taxes. There were no valuation allowance provided for the inventories for the six months ended June 30, 2020 and for the years ended December 31, 2019.

Leases

On January 1, 2019 the Company adopted Accounting Standards Update (“ASU”) 2016-02 (FASB ASC Topic 842). The adoption of Topic 842 resulted in the presentation of operating lease right-of-use assets and operating lease liabilities on the consolidated balance sheet. See Note 10 for additional information.

At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is or contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange of a consideration. To assess whether a contract is or contains a lease, the Company assess whether the contract involves the use of an identified asset, whether it has the right to obtain substantially all the economic benefits from the use of the asset and whether it has the right to control the use of the asset.

The right-of-use assets and related lease liabilities are recognized at the lease commencement date. The Company recognizes operating lease expenses on a straight-line basis over the lease term.

Operating lease right-of-use of assets

The right-of-use of asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and less any lease incentive received.

Operating lease liabilities

Lease liability is initially measured at the present value of the outstanding lease payments at the commencement date, discounted using the Company incremental borrowing rate. Lease payments included in the measurement of the lease liability comprise fixed lease payments, variable lease payments that depend on an index or a rate, amounts expected to be payable under a residual value guarantee and any exercise price under a purchase option that the Company is reasonably certain to exercise.

Lease liability is measured at amortized cost using the effective interest rate method. It is remeasured when there is a change in future lease payments, if there is a change in the estimate of the amount expected to be payable under a residual value guarantee, or if there is any change in the Company assessment of option purchases, contract extensions or termination options.

Short-term leases and leases of low value assets

The Company has elected to not recognize right-of-use assets and lease liabilities for short-term leases that have a lease term of 12 months or less and leases of low value assets. Lease payments associated with these leases are expensed as incurred.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation. Depreciation of property and equipment is provided using the straight-line method over their expected useful lives, as follows:

Electronic equipment	3 years
Furniture, fixtures and equipment	3 years
Vehicle	3 years
Office buildings	30 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of Operation and Comprehensive Income in other income or expenses.

Intangible assets, net

The Company’s intangible assets represent the copyright of course videos purchased from a third party, including but not limited to course videos which cover subjects such as entrepreneurship development, financial service, corporate governance, team management, marketing strategy, etc. Intangible assets are stated at cost less accumulated amortization and amortized on a straight-line basis over their estimated useful lives. The estimated useful lives of intangible assets are determined to be 5 to 10 years in accordance with the period the Company estimates to generate economic benefits from such copyright.

Long-term investment

Investment in equity investees represents the Company’s investments in privately held companies, over which it has significant influence but does not own a majority equity interest or otherwise control. The Company applies the equity method to account for an equity investment, in common stock or in-substance common stock, according to ASC 323 “Investment — Equity Method and Joint Ventures”.

An investment in in-substance common stock is an investment in an entity that has risk and reward characteristics that are substantially similar to that entity’s common stock. The Company considers subordination, risks and rewards of ownership and obligation to transfer value when determining whether an investment in an entity is substantially similar to an investment in that entity’s common stock.

Under the equity method, the Company’s share of the post-acquisition profits or losses of the equity investee is recognized in the consolidated income statements and its share of post-acquisition movements in accumulated other comprehensive income is recognized in shareholders’ equity. When the Company’s share of losses in the equity investee equals or exceeds its interest in the equity investee, the Company does not recognize further losses, unless the Company has incurred obligations or made payments or guarantees on behalf of the equity investee. Investment losses of $5,658 and $14,336 were recorded in the Company’s Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income for the six months ended June 30, 2020 and 2019, respectively.

For other equity investments that do not have readily determinable fair values and over which the Company has neither significant influence nor control through investments in common stock or in-substance common stock, the Company accounts for these investments at cost minus any impairment, if necessary.

The Company continually reviews its investments in equity investees to determine whether a decline in fair value below the carrying value is other than temporary. The primary factors the Company considers in its determination are the length of time that the fair value of the investment is below the Company’s carrying value; the financial condition, operating performance and the prospects of the equity investee. If the decline in fair value is deemed to be other than temporary, the carrying value of the equity investee is written down to fair value. No impairment charges were recorded in investment losses in the Company’s Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income for the six months ended June 30, 2020 and 2019.

Impairment of long-lived assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows. No impairments of long-lived assets were recognized as of June 30, 2020 and December 31, 2019.

Revenue recognition

The Company early adopted the new revenue standard Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, starting January 1, 2017.

The core principle of the new revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation

The Company mainly offers and generates revenue from four kinds of services to its clients in China, member services, enterprise services, online services and other services. Enterprise services include comprehensive tailored services, sponsorship advertising services, and consulting services.

Revenue recognition policies for each type of the Company’s services are discussed as follows:

Member services

The Company offers three tiers of membership services, Platinum, Diamond and Protégé, which differ in membership fees as well as the level of the services provided. Members pay a fixed fee for exchange of the right to participate in organized activities offered by the Company, such as study tours and forums, typically within one-year membership period. Any non-participating activities will expire and not be refunded beyond the agreed-upon period. Each member is entitled to choose from same activities offered by the Company for a total of seven times but different level of membership will receive different level of privileges at each activity, such as seating arrangement or private consultation opportunity etc. The activities for Platinum Members are also open to non-members, who pay a pre-set fee for participating in a single activity, while the Company does not offer Diamond and Protégé services to non-members separately.

Each activity represents a separate performance obligation, which is typically 5 days or less. The Company uses an expected cost plus margin approach to estimate the standalone selling prices of each activity. As Members can benefit from each activity on their own in the same way and there is no material difference in the Company’s delivering costs, such as number of staffs involved and size of each activity. Therefore, membership fees are equally allocated to seven performance obligations when the Company determines transaction price of each performance obligation.

The Company recognizes membership fees as revenue upon completion of each activity as the duration of each activity is short. Membership fees from non-participating activity will be recognized when the agreed-upon period has expired. Membership fees collected in advance are recorded as deferred revenue on the consolidated balance sheets.

Enterprise services

The Company charges its clients service fees for providing enterprise services, which mainly include comprehensive tailored services, sponsorship advertising services and consulting services.

Comprehensive tailored services

The comprehensive tailored services provide tailored packaged services to small and medium business, including conference and salon organization, booth exhibition services, on-site Mentors’ guidance, and other value-added services. The Company typically signs one-year framework agreements and a tailored services contract with the clients, which list the types of tailored services as ordered by the clients to fit their specific needs. Each tailored service is a separate performance obligation under ASC 606, as these performance obligations are distinct, the clients can benefit from each service on their own and the Company’s promises to deliver the services are separately identifiable from each other in the services contract. The performance of each tailored service is usually on a specific date designated by the clients.

The Company establishes a uniform list for the unit price of each type of tailored services with reference to quoted market prices. If no quoted market price is available, the price will be estimated by using an expected cost plus a margin approach.

The Company recognizes the price for each tailored service as revenue when the service has been provided on a specific date designated and the receipt of each tailored services is confirmed by the clients. If a client does not request certain items of the tailored services included in the services contract during the agreed-upon period, the Company will not refund the service fees and the revenue will be recognized upon expiration of service contracts. The tailored services fees collected before providing services are recorded as deferred revenue on the consolidated balance sheets.

Sponsorship advertising service

The Company provides sponsorship advertising service for its clients at certain activities it held, i.e. study tours and forums. The sponsorship advertising services are mainly to display banners with the clients’ information and distribute clients’ brochures through the activities, so that the clients can enhance their corporate and product image.

The fee the Company charges for sponsorship advertising service is depending on multiple specific factors, including number of event participants, location, public interest, etc. The Company considers all factors and determines pricing for each contract separately. The sponsorship advertising fees are recognized as revenue when services have been provided on a specific date designated and receipt of sponsorship advertising services are confirmed by clients. Sponsorship advertising fees collected before providing services are recorded as deferred revenue on the consolidated balance sheets.

Consulting services

The Company provides consulting services to small and medium-sized enterprises by helping them to develop strategies and solutions including: corporate reorganization, product promotion and marketing, industry supply chain integration, corporate governance, financing and capital structure, etc. The consulting services are tailored to meet each client’s specific needs and requirements.

Consulting fees are based on the specifics of the services provided, for instance, time and efforts required, etc. The Company considers comprehensive factors and determines prices with reference to quoted market prices. If no quoted market price is available, price will be estimated by using an expected cost plus a margin approach.

Consulting fees are recognized as revenue when services have been provided and receipt of consulting services is confirmed by clients as the duration of services is short, typically one month or less. Consulting fees collected before providing any service are presented as deferred revenue on the consolidated balance sheets.

Online services

The Company provides two types of online services to the Company’s APP Users, which are questions and answers (Q&A) session with chosen Mentors and online streaming of courses and programs. Top-up credits are paid by Users through the Company’s APP platform, using which Users can purchase the online services.

Users can raise questions to chosen Mentors or Experts with a fixed fee per Q&A session preset by Mentors or Experts. The Q&A session is usually provided by chosen Mentors or Experts within a course of a 72-hour period. The Company charges 30% of the Q&A fees as a facilitator of online services. The Q&A fees are allocated to the Company and chosen Mentors or Experts automatically by the APP on a 30%/70% split upon completion of Q&A sessions. The Company recognizes this online service fees as revenue at completion of Q&A sessions on a net basis, i.e., in the amount of 30% of allocated Q&A fees, as the Company merely provides a platform for its Users and is not the primary obligor of the Q&A session, neither has risks and rewards as principal.

Prior to 2019, most of our online content were free for our User to enjoy because we mainly focused on growing our online knowledge sharing community. In November 2019, we started to implement a new fee structure for our online content., which grants Users the access to view various online courses and programs. Users can subscribe an annual VIP at a rate of RMB299. The VIP grants Users the access right to the Company’s VIP courses and programs over the subscription period. The Company recognizes the VIP annual subscription fees as revenue on a straight-line basis over VIP subscription period. Users can also purchase a-lar-cart courses and programs at a rate from RMB 9.9 to 299 per course or program by top-up credits through the Company’s APP platform. The payment for a-lar-cart course and program is not refundable. After the payment is collected by the Company, the Users obtain unlimited access to the courses and programs they purchased for without limitation. The Company recognizes the fees a-lar-cart courses and programs as revenue at the point of time that Users obtain the access to the courses and programs.

Sale of merchandises

The Company started to sell merchandises since the end of 2019. The merchandises are obtained through fee exchange arrangements with its customers, which are entered into at the Company’s discretion to receive inventory in exchange of collection of account receivables due from the customers or purchased from our customers and third parties. The revenue from sale of merchandises are recognized at the amount to which it expects to be entitled on a gross basis at the point of time when clients obtain the control of the merchandises.

Other services

Other services fees are mainly derived from non-member participation of study tours and forums at the service level of Platinum Members. The Company charges non-members a fixed fee for each Member activity and the price for non-members is determined based on our allocated Member pricing for each activity. Fees are usually collected on site at the date of each activity and revenues are recognized at the completion of such activity.

Service costs

Service costs primarily include (1) the cost of holding activity, such as venue rental fees, conference equipment fees, (2) professional and consulting fees paid to third parties for our activity; (3) the fees paid to Mentors and Experts; (4) labor costs; and (5) amortization cost of copyright. Service costs were $634,314 and $1,024,777 for the six months ended June 30, 2020 and 2019.

Income taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

The Company believes there were no uncertain tax positions at June 30, 2020 and December 31, 2019. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months. The Company is not currently under examination by an income tax authority, nor has been notified that an examination is contemplated.

Recently issued accounting pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued.

In December 2019, the FASB issued ASU No. 2019-12 “Income Taxes (Topic 740)”. The amendments in this Update simplify the accounting for income taxes by removing certain exceptions, providing updated requirements and specifications in certain areas and by making minor codification improvements. The amendments in this Update are effective for public business entities for fiscal years beginning after December 15, 2020, including interim periods within that fiscal year. Early adoption is permitted. The Company does not believe the adoption of this guidance may have a material impact on its financial statements.

NOTE 3 – ACCOUNTS RECEIVABLE, NET

Accounts receivable consisted of the following:

	June 30, 2020	December 31, 2019
	(Unaudited)

Accounts receivable	$8,126,247	$5,473,641
Less: allowance for doubtful accounts	(773,815)	(194,375)
Accounts receivable, net	$7,352,432	$5,279,266

The movement of allowance of doubtful accounts is as follows:

	June 30, 2020	December 31, 2019
	(Unaudited)

Balance at beginning of the period	$(194,375)	$(43,129)
Current period addition	(579,440)	(151,246)
Balance at end of the period	$(773,815)	$(194,375)

NOTE 4 – INVENTORIES, NET

Other than cash purchase, a portion of the Company’s inventories are obtained through fee exchange arrangements with its customers, which are entered into at the Company’s discretion to receive inventory in exchange for collection of accounts receivable due from the customers. These inventories are all commodities available for sale.

Inventories as of June 30, 2020 and December 31, 2019 consist of the following:

	June 30, 2020	December 31, 2019
	(Unaudited)

Healthcare service gift cards	$1,009,097	$1,146,756
Chinese tea	632,133	798,069
Learning course gift cards	474,186	716,723
Latex pillows	126,940	380,561
Healthcare products	217,597	220,819
Others	40,931	24,344
Total	$2,500,884	$3,287,272

NOTE 5 – PREPAID EXPENSES AND OTHER CURRENT ASSETS

	June 30, 2020	December 31, 2019
	(Unaudited)

Deferred offering cost	$448,982	$365,089
Prepaid VAT	16,289	320,739
Interest receivable	161,664	297,191
Other receivables	282,289	418,364
Prepaid expenses	82,996	159,569
Loans to third parties	28,251	82,268
Deposits for operating lease	4,799	44,587
Subtotal	1,025,270	1,687,807
Less: allowance for other receivables	(141,253)	(143,345)
Total	$884,017	$1,544,462

NOTE 6 – LONG-TERM INVESTMENTS

The Company’s long-term investments consist of the following:

	June 30, 2020	December 31, 2019
	(Unaudited)
Equity method investments:
Shidong (Suzhou) Investment Co., Ltd. (“Suzhou Investment”)	$72,171	$78,941
Equity investments without readily determinable fair value:
Shanghai Zhongren Yinzhirun Investment Management Partnership (“Yinzhirun”)	282,506	286,689
Beijing Yunshang E-commerce Co., Ltd. (“Yunshang E-commerce”)	21,188	21,502
Dongguan Zhiduocheng Car Service Co., Ltd. (“Car Service”)	12,713	12,901
Shidong Funeng(Ruzhou) Industry Development Co., Ltd.( “Funeng”)	38,138	38,703
Chengdu Zhongfuze Management LLP(“Zhongfuze”)	70,626	71,672
Shanghai Outu Home Furnishings Co., Ltd. (“Outu”)	70,626	71,672
Taizhoujia Menkou Auto Greengrocer’s Delivery Technology Co., Ltd. (“Taizhoujia”)	70,626	-
Zhejiang Yueteng Information Technology Co., Ltd. (“Yueteng”)	70,626	-
Total	$709,220	$582,080

Equity method investments

Investment in Suzhou Investment

In December 2017, the Company acquired 17% of shareholding of Suzhou Investment with cash consideration of RMB 850,000. As Suzhou Investment’s director is the Company’s high management and the Company can exercise significant influence on Suzhou Investment’s business operation, the Company therefore accounted for this investment under equity methods from December 2017 and share the profit or loss of Suzhou Investment accordingly. For the six months ended June 30, 2020 and 2019, the Company recognized investment losses of $5,658 and $14,336, respectively, according to its share of the post-acquisition losses of Suzhou Investment.

Equity investments without readily determinable fair value

Investment in Yinzhirun

In December 2016, the Company acquired 0.45% of shareholding of Yinzhirun with cash consideration of RMB 2,000,000. The Company does not have significant influence or control over Yinzhirun, and the equity investment does not have readily determinable market value, and therefore accounted for the investment of Yinzhirun at cost minus impairments and plus or minus observable changes in prices.

Investment in Yunshang E-commerce

In March 2017, the Company acquired 1.25% of shareholding interest of Yunshang E-commerce with cash consideration of RMB 150,000. The Company does not have significant influence or control over Yunshang E-commerce, and the equity investment does not have readily determinable market value, and therefore accounted for the investment of Yunshang E-commerce at cost minus impairments and plus or minus observable changes in prices.

Investment in Car Service

In November 2017, the Company acquired 1.5 % of shareholding interest of Car Service with cash consideration of RMB90,000. In May 2019, the shareholding interest the Company held was diluted to 0.98% after Car Service received capital from a new shareholder. The Company does not have significant influence or control over Car Service, and the equity investment does not have readily determinable market value, and therefore accounted for the investment of Car Service at cost minus impairments and plus or minus observable changes in prices.

Investment in Funeng

In August 2019, the Company subscribed capital with cash consideration of RMB 570,000 and acquired 19% of shareholding interest of Funeng. The Company does not have significant influence or control over Funeng, and the equity investment does not have readily determinable market value, and therefore accounted for the investment of Funeng at cost minus impairments and plus or minus observable changes in prices. The Company has paid RMB 270,000 as of June 30, 2020.

Investment in Zhongfuze

In September 2019, the Company acquired 11.11% of partnership share of Zhongfuze with cash consideration of RMB 500,000. The Company does not have significant influence or control over Zhongfuze, and the partnership share investment does not have readily determinable market value, and therefore accounted for the investment of Zhongfuze at cost minus impairments and plus or minus observable changes in prices. The Company has fully paid RMB 500,000 as of June 30, 2020.

Investment in Outu

In December 2019, the Company acquired 15% of shareholding interest of Outu with cash consideration of RMB3,000,000. The Company does not have significant influence or control over Outu, and the equity investment does not have readily determinable market value, and therefore accounted for the investment of Outu at cost minus impairments and plus or minus observable changes in prices. The Company has paid RMB 500,000 as of June 30, 2020.

Investment in Taizhoujia

In June 2020, the Company acquired 5% of shareholding interest of Taizhoujia through nonmonetary transactions with Taizhoujia, which are entered into at the Company’s discretion to receive equity interest in exchange of collection of account receivables due from Taizhoujia of RMB 500,000. The Company accounts for these nonmonetary exchanges based on the fair values of the assets involved. The Company does not have significant influence or control over Taizhoujia, and the equity investment does not have readily determinable market value, and therefore accounted for the investment of Taizhoujia at cost minus impairments and plus or minus observable changes in prices. The cost of equity interest acquired in exchange is initially measured at the fair value of the account receivables the Company surrendered to obtain them.

Investment in Yueteng

In June 2020, the Company acquired 5% of shareholding interest of Yueteng through nonmonetary transactions with Yueteng, which are entered into at the Company’s discretion to receive equity interest in exchange of collection of account receivables due from Yueteng of RMB 500,000. The Company accounts for these nonmonetary exchanges based on the fair values of the assets involved. The Company does not have significant influence or control over Yueteng, and the equity investment does not have readily determinable market value, and therefore accounted for the investment of Yueteng at cost minus impairments and plus or minus observable changes in prices. The cost of equity interest acquired in exchange is initially measured at the fair value of the account receivables the Company surrendered to obtain them.

NOTE 7 – PROPERTY AND EQUIPMENT, NET

Property and equipment, stated at cost less accumulated depreciation, consisted of the following:

	June 30, 2020	December 31, 2019
	(Unaudited)

Office buildings	$2,757,142	$-
Vehicles	95,702	97,119
Electronic equipment	84,527	85,612
Furniture, fixtures and equipment	64,862	65,823
Subtotal	3,002,233	248,554
Less: Accumulated depreciation	(118,689)	(79,605)
Property and equipment, net	$2,883,544	$168,949

Depreciation expense was $39,084 and $16,255 for the six months ended June 30, 2020 and 2019, respectively.

NOTE 8 – INTANGIBLE ASSETS, NET

Intangible assets, stated at cost less accumulated amortization, consisted of the following:

	June 30, 2020	December 31, 2019
	(Unaudited)

Copyrights of course videos	$4,797,269	$4,868,304
Less: accumulated amortization	(479,902)	(121,752)
Intangible assets, net	$4,317,367	$4,746,552

For the six months ended June 30, 2020 and 2019, amortization expense amounted to $358,150 and $nil, respectively. The following is a schedule of future amortization of intangible asset as of June 30, 2020:

Remaining 2020	$361,703
2021	719,853
2022	719,853
2023	719,853
Thereafter	1,796,105
Total	$4,317,367

NOTE 9 – LEASES

The Company’s VIE and VIE’s subsidiaries lease office space under non-cancelable operating lease agreements with expiration dates in 2020 or 2022. The lease terms may include options to extend or terminate the lease when it is reasonably certain the Company will exercise that option. Certain of the arrangements have free rent periods or escalating rent payment provisions. Leases with an initial term of twelve months or less are not recorded on the consolidated balance sheets. The Company recognizes rental expense on a straight-line basis over the lease term.

As of June 30, 2020, the Company’s operating leases had a weighted average remaining lease term of 1.15 years and a weighted average discount rate of 4.75%.

The components of lease expense for the six months ended June 30, 2020 and 2019 were as follows:

		Six months ended June 30
	Statement of Income Location	2020	2019
		(Unaudited)	(Unaudited)
Lease Costs
Operating lease expense	General and administrative expenses	$191,788	$228,203
Total lease expenses		$191,788	$228,203

Maturity of lease liabilities under the non-cancelable operating leases as of June 30, 2020 were as follows:

Operating
(Unaudited)

Remaining 2020	$108,772
2021	63,140
Total lease payments	171,912
Less: interest	(4,943)
Present value of lease liabilities	$166,969

NOTE 10 – DEFERRED REVENUE

The Company generally requires advanced payment before delivery of the services but may grant unsecured short-term credit term to its clients in the ordinary course of business. The details of deferred revenue are as follows:

	June 30, 2020	December 31, 2019
	(Unaudited)

Advance from member services	$367,059	$579,936
Advance from enterprise services	55,806	3,585
Total	$422,865	$583,520

NOTE 11 – ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Components of accrued expenses and other current liabilities are as follows:

	June 30, 2020	December 31, 2019
	(Unaudited)

VAT payable	$390,734	$866,121
Refundable deposits	144,078	289,556
Accrued payroll and welfare	45,259	78,409
Accrued expenses	45,201	24,259
Others	48,732	79,728
Total	$674,004	$1,338,073

NOTE 12 – TAXES

a. Value-Added Tax (“VAT”)

The Company is subject to VAT and related surcharges in China for providing membership services and other in-depth services. The applicable VAT rate is 6% for general taxpayers and 3% for small-scale taxpayer before March 1, 2020, while 1% for small-scale taxpayer from March 1, 2020 to December 31, 2020. The amount of VAT liability is determined by applying the applicable tax rate to the invoiced amount of services provided (output VAT) less VAT paid on purchases made with the relevant supporting invoices (input VAT). VAT liability is recorded in the line item of accrued expenses and other current liabilities on the consolidated balance sheets. Under the commercial practice of the PRC, the Company pays VAT based on tax invoices issued.

All of the tax returns of the Company have been and remain subject to examination by the PRC tax authorities for five years from the date of filing.

b. Income tax

Cayman Islands

Under the current tax laws of the Cayman Islands, the Company is not subject to tax on its income or capital gains. In addition, no Cayman Islands withholding tax will be imposed upon the payment of dividends by the Company to its shareholders.

Hong Kong

In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. From year of assessment of 2018/2019 onwards, Hong Kong profit tax rates are 8.25% on assessable profits up to HK$2,000,000, and 16.5% on any part of assessable profits over HK$2,000,000. However, the Company’s HK subsidiary did not generate any assessable profits arising in or derived from Hong Kong for the six months ended June 30, 2020 and 2019, and accordingly no provision for Hong Kong profits tax has been made in these periods.

China

The Company’s subsidiaries are incorporated in the PRC, and are subject to the PRC Enterprise Income Tax Laws (“EIT Laws”) with the statutory income tax rate of 25% with the following exceptions.

In accordance with the implementation rules of EIT Laws, a qualified “High and New Technology Enterprise” (“HNTE”) is eligible for a preferential tax rate of 15%. The HNTE certificate is effective for a period of three years. An entity could re-apply for the HNTE certificate when the prior certificate expires. SDH obtained its HNTE certificate on October 25, 2017. Therefore, SDH is eligible to enjoy a preferential tax rate of 15% from 2017 to 2019 to the extent it has taxable income under the EIT Law. The NHTE certificate was renewed in December 2020 and will be valid for three years.

In accordance with the notice on the scope of small-scale and low-profit corporate income tax preferential policies of the Ministry of Finance and the State Administration of Taxation, [2018] No. 77, for small-scale and low-profit enterprises whose annual taxable income is less than RMB1,000,000 (including RMB 1,000,000), approximately US$142,209, their income is reduced by 50% to the taxable income, and enterprise income tax is paid at 20% tax rate, which is essentially resulting in a favorable income tax rate of 10%. The qualifications of small-scale and low-profit enterprises were examined annually by the Tax Bureau.

On January 17, 2019, the State Taxation Administration issues the notice on the scope of small-scale and low-profit corporate income tax preferential policies of the Ministry of Finance and the State Administration of Taxation, [2019] No. 13 for small-scale and low-profit enterprises whose annual taxable income is less than RMB1,000,000 (including RMB 1,000,000), approximately US$142,209, their income is reduced by 25% to the taxable income, and enterprise income tax is paid at 20% tax rate, which is essentially resulting in a favorable income tax rate of 5%. While the portion of annual taxable income exceeding RMB1,000,000, approximately US$142,209, but not more than RMB3,000,000, approximately US$426,627, which is essentially resulting in a favorable income tax rate of 10%. The qualifications of small-scale and low-profit enterprises were examined annually by the Tax Bureau. All PRC affiliated entities except SDH and GMB (Hangzhou) met the criteria of small-scale and low-profit enterprises, but incurred loss before income taxes and were not able to enjoy a preferential tax rate during the six months ended June 30, 2019 and 2020. GMB (Hangzhou) realized profit before income taxes and was subject to tax rate of 25% for the six months ended June 30, 2019 and 2020.

(i)	The components of the income tax provision are as follows:

	Six months ended June 30,
	2020	2019
	(Unaudited)	(Unaudited)
Current
Cayman Islands	$-	$-
BVI	-	-
Hong Kong	-	-
China	406,992	533,129
Deferred
Cayman Islands	-	-
BVI	-	-
Hong Kong	-	-
China	(135,772)	(83,531)
Total	$271,220	$449,598

Reconciliation between the provision for income taxes computed by applying the PRC EIT rate of 25% to income before income taxes and the actual provision of income taxes is as follows:

	Six months ended June 30,
	2020	2019
	(Unaudited)	(Unaudited)
Profit before income taxes	$2,490,075	$2,575,353
PRC EIT rate	25%	25%
Income taxes computed at statutory EIT rate	$622,519	$643,838
Reconciling items:
Effect of tax holiday and preferential tax rate	(335,570)	(169,162)
Effect of non-deductible expense	3,207	1,853
Super deduction of qualified R&D expenditures	(18,936)	(26,931)
Income tax expense	$271,220	$449,598
Effective tax rates	10.89%	17.46%

Deferred tax assets

According to PRC tax regulations, net operating losses can be carried forward to offset future operating income for five years. Significant components of deferred tax assets were as follows:

	June 30, 2020	December 31, 2019
	(Unaudited)

Net operating loss carry forwards	$227,773	$184,458
Provision for doubtful debts	157,925	70,095
Deferred tax assets, gross	385,698	254,553
Less: Valuation allowance	-	-
Deferred tax assets, net	$385,698	$254,553

The Company has accumulated operating loss of approximately $917,259 and $746,141 as of June 30, 2020 and December 31, 2019, respectively, for income tax purposes available for offsetting against future taxable income. The accumulated operating loss were from several PRC subsidiaries of the Company. These subsidiaries are founded for one or two years thus in business start-up period. Management believes that the realization of the benefits from these losses is highly probable as they are developing well and will started to make profits since the second half of 2020. Accordingly, as of June 30, 2020 and December 31, 2019, no valuation allowance has been recorded. In making such determination, the Company considered factors including (i) future reversals of existing taxable temporary differences, (ii) future taxable income exclusive of reversing temporary differences and carry forwards, and (iii) tax planning strategies. The amount of the deferred tax asset considered realizable, however, could be adjusted if estimates of future taxable income during the carry forward period are reduced.

The Company evaluates the level of authority for each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. For the six months ended June 30, 2020 and 2019, the Company had no unrecognized tax benefits.

For the Company’s operating subsidiaries, the tax years ended December 31, 2015, through December 31, 2019 remain open for statutory examination by PRC tax authorities.

NOTE 13 – RELATED PARTY BALANCE AND TRANSACTIONS

The following is a list of related parties which the Company has transactions with:

(a)	Mr. Haiping Hu, Chief Executive Officer (“CEO”), Chairman of the Board of Directors.
(b)	Mr. Chenming Qi, Chief Operating Officer and Director of the Company.
(c)	Mr. Haiwei Zuo, a director of the Company.
(d)	Mr. Xuanming Wang, a director of the Company.
(e)	Ms. Hui Qi, an immediate family member of Mr. Chenming Qi.
(f)	Beijing Yihe Business Technology Co., Ltd. (“Yihe Beijing”), a 40% shareholder of GMB (Beijing).
(g)	Ningbo Zhuhai Investment Co., Ltd. (“Zhuhai Investment”), a company controlled by Mr. Haiping Hu.
(h)	Zhifang (Shanghai) Marketing Management Co., Ltd. (“Zhifang Marketing”), 49% shareholder of GMB Consulting.
(i)	Taiyuan Ruihaojia Enterprise Management Consulting Co., Ltd. (“Taiyuan Ruihaojia”), the Company’s director Mr. Xiaoli Chen owns 33% share.
(j)	Bally Corp.(“Bally”), a company controlled by Mr. Haiping Hu.
(k)	GMB Wisdom Sharing Platform Co., Ltd. (“GMB Wisdom”), one of the shareholders of GIOP
(l)	GMB Culture Communication Co., Ltd. (“GMB Culture”), one of the shareholders of GIOP
(m)	GMB Resource Services Co., Ltd. (“GMB Resource”), one of the shareholders of GIOP

a.	Due from related parities

As of June 30, 2020 and December 31, 2019, the balances of amount due from related parties were as follows:

		June 30, 2020	December 31, 2019
		(Unaudited)

Zhifang Marketing(h)	(1)	$26,485	$-
Yihe Beijing(f)	(1)	44,918	-
Bally(j)	(2)	5,168	12,250
GMB Wisdom(k)	(3)	15,182	-
GMB Culture(l)	(3)	15,182	-
GMB Resource(m)	(3)	15,181	-
Total		$122,116	$12,250

(1)	The balance as of June 30, 2020 represented the prepayment of professional services purchased from Zhifang Marketing and Yihe Beijing. The balance will be recognized as service costs when the Company accepts the services from Zhifang Marketing and Yihe Beijing.
(2)	The balance as of June 30, 2020 and December 31, 2019 represented the audit fees and other professional service fees paid by GIOP on behalf of the related party, and has been collected as of the date of issuance of these financial statements.
(3)	The balance as of June 30, 2020 represented minimum cash deposit required by banks paid by SDH on behalf of these shareholders.

b.	Due to related parties

As of June 30, 2020 and December 31, 2019, the balances of amount due to related parties were as follows:

		June 30, 2020	December 31, 2019

Zhuhai Investment(g)	(1)	45,271	-
Total		$45,271	$-

(1)	The balance as of June 30, 2020 represented the rental fees payable for office space lease from the related party.

c.	Related parties transactions

The Company rent office spaces from Zhuhai Investment. For six months ended June 30, 2020 and 2019, total rental fee to Zhuhai Investment were $36,793 and $37,505, respectively.

The Company also purchased professional services from Zhifang Marketing and Yihe Beijing. For the six months ended June 30, 2020 and 2019, service costs to Zhifang Marketing recognized were nil and $52,369, respectively, and service costs to Yihe Beijing recognized were $22,611 and nil, respectively.

NOTE 14 – SHAREHOLDERS’ EQUITY

Ordinary shares

GIOP was established under the laws of the Cayman Islands on February 22, 2019. The authorized number of Ordinary Shares was 500,000,000 with par value of $0.0001 per share. On February 22, 2019, GIOP issued 999,999 new shares to the controlling shareholders and one share to Osiris International Cayman Limited at par $0.0001 per share. On August 8, 2019, GIOP issued an aggregate of 27,000,000 ordinary shares at a price of US$0.0001 per share with total consideration of US$2,800, pro-rata to the shareholders of GIOP as of such date.

On April 2, 2020, the shareholders of the Company unanimously authorize a one-for-zero point eight eight (1 for 0.88) reverse stock split of the Company’s ordinary shares (the “First Reverse Stock Split”), which became effective on April 3, 2020. Any fractional ordinary share that would have otherwise resulted from the First Reverse Stock Split were rounded up to the nearest full share. The First Reverse Stock Split did not change the par value of the ordinary shares and had no effect on the number of authorized ordinary shares of the Company. As a result of the First Reverse Stock Split, 28,000,000 ordinary shares that were issued and outstanding at April 3, 2020 was reduced to 24,640,000 ordinary shares (taking into account the rounding of fractional shares).

On April 24, 2020, the shareholders of the Company unanimously authorize another one-for-zero point six eight (1 for 0.68) reverse stock split of the Company’s ordinary shares (the “Second Reverse Stock Split”), which became effective on April 24, 2020. Any fractional ordinary share that would have otherwise resulted from the Second Reverse Stock Split were rounded up to the nearest full share. The Second Reverse Stock Split did not change the par value of the ordinary shares and had no effect on the number of authorized ordinary shares of the Company. As a result of the Second Reverse Stock Split, 24,640,000 ordinary shares that were issued and outstanding at April 24, 2020 was reduced to 16,800,000 ordinary shares (taking into account the rounding of fractional shares).

The number of shares, share amounts and per share data in the consolidated financial statements and related notes have been retrospectively presented to reflect the nominal share issuance and the Reverse Stock Splits stated above, except for authorized common shares, which were not affected.

Non-controlling interest

Non-controlling interest consist of the following:

	June 30, 2020	December 31, 2019
	(Unaudited)

GMB(Beijing)	$121,565	$161,923
GMB Culture	111,795	130,346
GMB Linking	2,888	4,644
GMB Consulting	28,742	37,654
GMB Technology	(126,907)	(131,554)
Total	$138,083	$203,013

GMB Technology was established by GMB Culture in 2018. On February 16, 2019, GMB Culture transferred 40% of the equity interests to non-controlling shareholders, there is no any increase or decrease in GMB Culture’s additional paid in capital for the equity interest transaction. Before the equity interest transaction, GMB Culture hasn’t paid any capital subscriptions to GMB Technology. Pursuant to the equity interest transfer agreement, their respective capital subscriptions to be paid at any time before the end of each of the respective subscription periods, which is June 21, 2037.

For the six months ended June 30, 2020, the Company made the capital contributions of $83,147 to GMB Culture; and the non-controlling shareholders made the capital contributions of $nil. For the fiscal year ended December 31, 2019, the Company made the capital contributions of $ 152,117 to GMB (Beijing) and $8,296 to GMB Culture, respectively; and the non-controlling shareholders made the capital contributions of $150,881 and $87,247 to GMB(Beijing) and GMB Culture, respectively.

The actual capital contributions made by the Company and the non-controlling shareholders for the six months ended June 30, 2020 and for the fiscal years 2019 have no effect on the Company’s equity percentage in these four subsidiaries.

Statutory reserves

In accordance with the Regulations on Enterprises of PRC, the Company’s WFOE, VIE and VIE’s subsidiaries in the PRC are required to provide for statutory reserves, which are appropriated from annual net profit as reported in the Company’s PRC statutory accounts. They are required to allocate 10% of their after-tax profits to fund statutory reserves until such reserves have reached 50% of their respective registered capital. These reserve funds, however, may not be distributed as cash dividends.

As of June 30, 2020, the statutory reserves of the Company’s WFOE, VIE and VIE’s subsidiaries in the PRC have not reached 50% of their respective registered capital. The balances of the statutory reserves were $1,636,414 as of June 30, 2020 and December 31, 2019, respectively.

NOTE 15 – CONTINGENCIES

The Company may be involved in various legal proceedings, claims and other disputes arising from the commercial operations, projects, employees and other matters which, in general, are subject to uncertainties and in which the outcomes are not predictable. The Company determines whether an estimated loss from a contingency should be accrued by assessing whether a loss is deemed probable and can be reasonably estimated. Although the outcomes of these legal proceedings cannot be predicted, the Company does not believe these actions, in the aggregate, will have a material adverse impact on its financial position, results of operations or liquidity. As of June 30, 2020, the Company was not aware of any litigations or lawsuits against it.

NOTE 16 – SEGMENT REPORTING

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments.

The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making decisions, allocating resources and assessing performance. The Company’s CODM has been identified as the CEO, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company.

Based on the management’s assessment, the Company determined that it has only one operating segment and therefore one reportable segment as defined by ASC 280. The Company’s assets are substantially all located in the PRC and substantially all of the Company’s revenue and expense are derived in the PRC. Therefore, no geographical segments are presented.

The following table presents revenue by major service categories for the six months ended June 30, 2020 and 2019, respectively:

	Six months ended June 30,
	2020	2019
	(Unaudited)	(Unaudited)
Member services	$491,806	$1,129,232
Enterprise services
-Comprehensive tailored services	3,190,371	2,090,700
-Sponsorship advertising services	1,201,415	2,002,324
-Consulting services	199,198	512,525
Online services	191,443	12,385
Sales of merchandises	1,219,296	-
Other services	12,934	51,927
Revenue, net	$6,506,463	$5,799,093

NOTE 17 – SUBSEQUENT EVENTS

The Company evaluated the subsequent event through December 7, 2020, which is the date of the issuance of unaudited condensed consolidated financial statements, and concluded that there are no additional reportable subsequent events.

Until          , 2021 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade shares of our ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

5,600,000 Ordinary Shares

GLOBAL INTERNET OF PEOPLE, INC.

Prospectus dated           , 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated articles of association, which will become effective upon completion of this offering, provide that, to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a) all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former secretary’s or officer’s duties, powers, authorities or discretions; and

(b) without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former secretary or any of our officers in respect of any matter identified in above on condition that the secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the secretary or that officer for those legal costs.

Pursuant to indemnification agreements, the form of which is filed as Exhibit 10.2 to this Registration Statement, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The Underwriting Agreement, the form of which is filed as Exhibit 1.1 to this Registration Statement, will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

On February 22, 2019 and August 8, 2019, we issued an aggregate of 28,000,000 Ordinary Shares in private transactions under the Cayman Island laws. On April 3, 2020, we effected a one-to-0.88 stock split that reduced the number of our outstanding Ordinary Shares to 24,640,000. On April 24, 2020, we effected another stock split at a ratio of one-to-0.68 that reduced the number of our outstanding Ordinary Shares to 16,800,000. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions or pursuant to section 4(a)(2) of the Securities Act regarding transactions not involving a public offering. No underwriters were involved in these issuances of securities.

On February 22, 2019, the Company issued one Ordinary Share to Osiris International Cayman Limited at par value. On the same day, the Company issued an aggregate 999,999 Ordinary Shares to the following shareholders for a total consideration of $99.9999, in connection with entering into the VIE contractual arrangements, in a private transaction under the Cayman Island laws: 406,005 Ordinary Shares to GMB Wisdom Sharing Platform Co., Ltd., an entity 100% controlled by Haiping Hu, our CEO and chairman of the board of directors; 64,600 Ordinary Shares to GMB Information Technology Co., Ltd., an entity 100% controlled by Haiwei Zuo, our director; 41,480 Ordinary Shares to GMB Technology Co., Ltd.; 48,855 Ordinary Shares to GMB Business Communication Co., Ltd.; 35,436 Ordinary Shares to GMB Enterprise Cooperation Development Co., Ltd.; 45,220 Ordinary Shares to GMB Internet Technology Co., Ltd.; 38,573 Ordinary Shares to GMB Project Incubation Services Co., Ltd.; 8,500 Ordinary Shares to Apex Choice Global Limited; 161,481 Ordinary Shares to GMB Culture Communication Co., Ltd.; and 149,850 Ordinary Shares to GMB Resource Services Co., Ltd.

On August 8, 2019, the Company issued 27,000,000 Ordinary Shares to the following shareholders for a total consideration of $2,700, in connection with entering into the VIE contractual arrangements, in a private transaction under the Cayman Island laws, 10,962,135 Ordinary Shares to GMB Wisdom Sharing Platform Co., Ltd., an entity 100% controlled by Haiping Hu, our CEO and chairman of the board of directors; 1,744,200 Ordinary Shares to GMB Information Technology Co., Ltd., an entity 100% controlled by Haiwei Zuo, our director; 1,119,960 Ordinary Shares to GMB Technology Co., Ltd.; 1,319,085 Ordinary Shares to GMB Business Communication Co., Ltd.; 956,772 Ordinary Shares to GMB Enterprise Cooperation Development Co., Ltd.; 1,220,940 Ordinary Shares to GMB Internet Technology Co., Ltd.; 1,041,471 Ordinary Shares to GMB Project Incubation Services Co., Ltd.; 229,500 Ordinary Shares to Apex Choice Global Limited; 4,359,987 Ordinary Shares to GMB Culture Communication Co., Ltd.; and 4,045,950 Ordinary Shares to GMB Resource Services Co., Ltd.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index beginning on page II-6 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes that:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering

(4) To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering.

(5) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed by the Registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions  in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7) For the purposes of determining liability under the Securities Act of 1933 to any purchaser in the initial distributions of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beijing, People’s Republic of China, on February 3, 2021.

GLOBAL INTERNET OF PEOPLE, INC.

By:	/s/ Haiping Hu
Haiping Hu
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Haiping Hu	Chief Executive Officer and Chairman of the Board	February 3, 2021
Name: Haiping Hu	(principal executive officer)

/s/ Chao Liu	Chief Financial Officer	February 3, 2021
Name: Chao Liu	(principal accounting & financial officer)

/s/ Chenming Qi	Chief Operating Officer	February 3, 2021
Name: Chenming Qi

/s/ Haiwei Zuo	Director	February 3, 2021
Name: Haiwei Zuo

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on February 3, 2021.

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President on behalf of Cogency Global Inc.

EXHIBIT INDEX

Description
1.1	Form of Underwriting Agreement**
3.1	Form of Amended and Restated Memorandum and Articles of Association**
3.2	Memorandum and Articles of Association**
4.1	Specimen Certificate for Ordinary Shares**
4.2	Form of Underwriter Warrant**
5.1	Opinion of Conyers Dill & Pearman regarding the validity of the Ordinary Shares being registered**
5.2	Opinion of Hunter Taubman Fischer & Li LLC**
8.1	Opinion of GFE Law Office regarding certain PRC tax matters (included in Exhibit 99.2)
8.2	Opinion of Hunter Taubman Fisher & Li LLC regarding certain federal income tax matters**
10.1	Form of Employment Agreement by and between executive officers and the Registrant**
10.2	Form of Indemnification Agreement by and between executive officers, directors and the Registrant**
10.3	Equity Pledge Agreement dated June 10, 2019, by and among WFOE, SDH, and shareholders of SDH**
10.4	Exclusive Option Agreement, dated June 10, 2019, by and among WFOE, SDH, and shareholders of SDH**
10.5	Exclusive Technical and Consulting Services Agreement, dated June 10, 2019, by and between WFOE and SDH**
10.6	Form of Power of Attorney, by and among WFOE, SDH, and shareholders of SDH**
10.7	Form of Spousal Consent, by and among WFOE, SDH, and certain spouses of shareholders of SDH**
10.8	Strategic Cooperation Agreement, dated May 30, 2016, by and between Beijing Winning at the Frontlines Cultural Exchange Co., Ltd. and GMB (Beijing).**
10.9	Copyright Authorization Agreement, dated May 30, 2016 by and between Beijing Winning at the Frontlines Cultural Exchange Co., Ltd. and GMB (Beijing).**
10.10	Intangible Assets Purchase Agreement, dated November 2, 2019, by and between Beijing Wining at the Frontlines Cultural Exchange Co., Ltd and GMB (Beijing).**
21.1	Principal subsidiaries and consolidated affiliated entities of the Registrant**
23.1	Consent of Friedman LLP**
23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.3	Consent of GFE Law Office (included in Exhibit 99.2)
23.4	Consent of Hunter Taubman Fischer & Li LLC (included in Exhibits 5.2 and 8.2)
99.1	Code of Business Conduct and Ethics of the Registrant**
99.2	Opinion of GFE Law Office, People’s Republic of China counsel to the Registrant, regarding certain PRC law matters and the validity of the VIE agreements**
99.3	Consent of Frost & Sullivan**
99.4	Consent of Ligang Lu**
99.5	Consent of Allen J. Morrison**
99.6	Consent of John G. Nossiff**
99.7	Industry Report by Frost & Sullivan**
99.8	Representation under Item 8.A.4 of Form 20-F**

**	Previously filed